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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Monogram Residential Trust, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common Stock, par value $0.0001 per share, of Monogram Residential Trust, Inc.
(2)	Aggregate number of securities to which transaction applies:
As of June 30, 2017, (A) 167,031,843 outstanding shares of common stock and (B) 1,376,771 shares of common stock subject to issuance pursuant to outstanding restricted stock unit awards and performance restricted stock unit awards.
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
The maximum aggregate value was determined based upon the sum of: (A) 167,031,843 shares of common stock multiplied by $12.00 per share; and (B) 1,376,771 shares of common stock subject to outstanding restricted stock units multiplied by $12.00 per share. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying the sum calculated in the preceding sentence by 0.0001159.
	(4)	Proposed maximum aggregate value of transaction: $2,020,903,368.00
	(5)	Total fee paid: $234,222.70
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION, DATED JULY 28, 2017

5800 Granite Parkway, Suite 1000
Plano, Texas 75024

    •    , 2017

Dear Stockholder:

        You are cordially invited to attend a special meeting of the stockholders of Monogram Residential Trust, Inc., a Maryland corporation ("Monogram"), which we will hold at     •    , on     •    ,    •    , 2017, at     •    , local time.

        At the special meeting, holders of our common stock will be asked to consider and vote on the merger of Monogram with and into GS Monarch Acquisition, LLC, a Delaware limited liability company ("Acquisition Sub"), and other transactions contemplated by the Agreement and Plan of Merger, dated as of July 4, 2017, by and among Monogram, GS Monarch Parent, LLC, a Delaware limited liability company ("Parent"), and Acquisition Sub, a wholly owned subsidiary of Parent, and other related proposals. Parent and Acquisition Sub were formed by a private investment group led by Greystar Real Estate Partners ("Greystar") and including affiliates of APG Asset Management N.V., GIC, and Ivanhoé Cambridge via a newly formed investment fund, Greystar Growth and Income Fund, LP. At the effective time of the merger, Monogram will merge with and into Acquisition Sub, with Acquisition Sub surviving as a wholly owned subsidiary of Parent, and each share of Monogram common stock issued and outstanding immediately prior to such time (other than shares owned by Parent, Acquisition Sub and certain of their affiliates, if any), will be converted into the right to receive $12.00 in cash, without interest.

        Our board of directors has unanimously approved the merger, the merger agreement and the other transactions contemplated by the merger agreement and has declared that the merger and the other transactions contemplated by the merger agreement are advisable and in the best interests of Monogram and its stockholders. The board unanimously recommends that stockholders vote "FOR" the proposal to approve the merger and the other transactions contemplated by the merger agreement.

        The proxy statement describes the merger agreement, the merger and related agreements and provides specific information concerning the special meeting. In addition, you may obtain information about Monogram from documents filed with the Securities and Exchange Commission. We urge you to read the entire proxy statement carefully, including the annexes, as it sets forth the details of the merger agreement and other important information related to the merger.

        Your vote is very important. The merger cannot be completed unless the merger and the other transactions contemplated by the merger agreement are approved by the affirmative vote of the holders of a majority of our outstanding shares of common stock as of the record date for the special meeting. If you fail to vote, it will have the same effect as a vote "AGAINST" approval of the merger and the other transactions contemplated by the merger agreement. Whether or not you plan to attend the special meeting, we ask you to submit a proxy to authorize your shares to be voted in advance of the special meeting by using one of the methods described in the proxy statement. If you hold your shares in "street name," you should instruct your broker, bank, trust or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your broker, bank, trust or other nominee.

        Thank you for your continued support.

Very truly yours,
Mark T. Alfieri Chief Executive Officer, President and Chief Operating Officer

        Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

        This proxy statement is dated    •    , 2017 and is first being mailed to stockholders on or about     •    , 2017.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION, DATED JULY 28, 2017

MONOGRAM RESIDENTIAL TRUST, INC.
5800 Granite Parkway, Suite 1000
Plano, Texas 75024

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the Stockholders of Monogram Residential Trust, Inc.:

        NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of Monogram Residential Trust, Inc., a Maryland corporation ("Monogram"), will be held at     •    , on    •    ,     •    , 2017, at     •    local time, for the following purposes:

  1.
  To consider and vote on a proposal to approve the merger (the "merger") of Monogram with and into GS Monarch Acquisition, LLC, a Delaware limited liability company ("Acquisition Sub"), and the other transactions contemplated by the Agreement and Plan of Merger (as it may be amended from time to time, the "merger agreement"), dated as of July 4, 2017, by and among the Company, GS Monarch Parent, LLC, a Delaware limited liability company ("Parent"), and Acquisition Sub, a wholly owned subsidiary of Parent;

  2.
  To approve, on an advisory (non-binding) basis, specified compensation that may become payable to the named executive officers of Monogram in connection with the merger; and

  3.
  To approve one or more adjournments of the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger and the other transactions contemplated by the merger agreement.

        The holders of our common stock, par value $0.0001 per share, at the close of business on     •    , 2017, are entitled to notice of and to vote at the special meeting or at any adjournment or postponement of the special meeting. All holders of our common stock will vote together as a single class, and each stockholder is entitled to one vote for each share of common stock held on the record date.

        Our board of directors has unanimously approved the merger, the merger agreement and the other transactions contemplated by the merger agreement, and has declared that the merger and the other transactions contemplated by the merger agreement are advisable and in the best interests of Monogram and its stockholders. The board unanimously recommends that stockholders vote "FOR" the proposal to approve the merger and the other transactions contemplated by the merger agreement. The board further unanimously recommends that stockholders vote "FOR" the advisory (non-binding) proposal to approve specified compensation that may become payable to our named executive officers in connection with the merger, and "FOR" the adjournment proposal.

        Your vote is important, regardless of the number of shares of common stock you own. The merger cannot be completed unless the merger and the other transactions contemplated by the merger agreement are approved by the affirmative vote of the holders of a majority of our outstanding shares of common stock as of the record date for the special meeting. If you fail to vote, it will have the same effect as a vote "AGAINST" approval of the merger and the other transactions contemplated by the merger agreement. Whether or not you plan to attend the special meeting in person, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you attend the special meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted. If you hold your shares in "street name," you should instruct your broker, bank, trust or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your broker, bank, trust or other nominee. Your broker, bank, trust or other nominee cannot vote on any of the proposals, including the proposal to approve the merger and the other transactions contemplated by the merger agreement, without your instructions.

BY ORDER OF THE BOARD OF DIRECTORS
Kevin M. Satter Senior Legal Counsel and Secretary

SUMMARY

        This summary discusses the material information contained in this proxy statement, including with respect to the merger agreement, the merger and the other agreements entered into in connection with the merger of Monogram Residential Trust, Inc. with and into GS Monarch Acquisition, LLC, which we refer to as the "merger." We encourage you to read carefully this entire proxy statement, its annexes and the documents referred to in this proxy statement, as this summary may not contain all of the information that may be important to you. The items in this summary include page references directing you to a more complete description of that topic in this proxy statement.

        In this proxy statement, the terms "we," "us," "our," the "Company," and "Monogram" refer to Monogram Residential Trust, Inc., the term "Parent" refers to GS Monarch Parent, LLC, the term "Acquisition Sub" refers to GS Monarch Acquisition, LLC, the term "merger agreement" refers to the Agreement and Plan of Merger, dated as of July 4, 2017, by and among Monogram, Parent and Acquisition Sub, and the term "common stock" refers to the common stock, par value $0.0001 per share, of Monogram.

The Companies (Page 18)

        Monogram Residential Trust, Inc.    Monogram, a Maryland corporation, is a fully integrated self-managed real estate investment trust ("REIT") that invests in, develops and operates high quality multifamily communities offering location and lifestyle amenities. We invest in stabilized operating communities and communities in various phases of development, with a focus on communities in select markets across the United States. These primarily include luxury high-rise, mid-rise, and garden style multifamily communities. Our targeted communities include existing "core" communities, which we define as communities that are already stabilized and producing rental income, as well as communities in various phases of development, redevelopment, lease up or repositioning with the intent to transition those communities to core communities. As of June 30, 2017, our portfolio includes investments in 48 multifamily communities in ten states comprising 13,438 residential units.

        Our principal executive offices are located at 5800 Granite Parkway, Suite 1000, Plano, Texas 75024, and our telephone number at that address is (469) 250-5500. Our website address is www.monogramres.com. The information contained in, or that may be accessed through, our website is not intended to be incorporated into this proxy statement.

        GS Monarch Parent, LLC and GS Monarch Acquisition, LLC.    Parent is a Delaware limited liability company, and Acquisition Sub is a Delaware limited liability company and a wholly owned subsidiary of Parent. Both Parent and Acquisition Sub were formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement, and have not engaged in any business except for activities incidental to their formation and as contemplated by the merger agreement. Parent and Acquisition Sub were formed by a private investment group led by Greystar and including affiliates of APG Asset Management N.V., GIC, and Ivanhoé Cambridge via a newly formed investment fund, Greystar Growth and Income Fund, LP. The address for Parent and Acquisition Sub is c/o Greystar Growth and Income GP, LLC, 18 Broad Street, Third Floor, Charleston, South Carolina 29401, and their telephone number at that address is (843) 579-9400.

        Greystar Real Estate Partners, LLC.    Greystar is a leading, fully integrated multifamily real estate company offering expertise in investment management, development and property management of rental housing properties globally. Headquartered in Charleston, South Carolina with offices throughout the United States, Europe, Latin America and Asia-Pacific, Greystar is the largest operator of apartments in the United States, managing over 415,000 units in over 140 markets globally, with an aggregate estimated value of approximately $80 billion. Greystar also has a robust institutional investment management platform dedicated to managing capital on behalf of a global network of institutional investors with nearly $17 billion in gross assets under management including more than $8 billion of developments that have been completed or are underway. Greystar was founded by Bob Faith in 1993 with the intent to become a provider of world class service in the rental housing real estate business. The principal executive offices of Greystar are located at 18 Broad Street, Third Floor, Charleston, South Carolina 29401, and its telephone number at that address is (843) 579-9400.

        APG Strategic Real Estate Pool LPP U.S. LLC.    APG Strategic Real Estate Pool LPP U.S. LLC is a limited liability company affiliated with APG Asset Management N.V. APG Asset Management N.V. is a Dutch pension capital investor and one of the largest pension fiduciary asset managers worldwide. APG manages €452 billion (April 2017) on behalf of its pension fund clients and their 4.5 million active and retired participants from the public and private sectors representing over 30% of all collective pension plans in the Netherlands. APG is headquartered in Heerlen, The Netherlands at Symphony Building, Gustav Mahlerplein 3, 1082 MS Amsterdam, The Netherlands, and its telephone number at that address is +31 (0)20 60 48000. The principal executive offices of APG are located at 666 Third Avenue, New York, New York 10017, and its telephone number at that address is 917-368-3500.

        Grey Multifamily LLC.    Grey Multifamily LLC is a limited liability company affiliated with GIC Real Estate Private Limited, the real estate investment arm of its parent, GIC Private Limited ("GIC"). GIC is a leading global investment firm with well over USD 100 billion in assets under management. Established in 1981 to secure the financial future of Singapore, the firm manages Singapore's foreign reserves. A disciplined long-term value investor, GIC is uniquely positioned for investments across a wide range of asset classes, including real estate, private equity, equities and fixed income. GIC has investments in over 40 countries and has been investing in emerging markets for more than two decades. Headquartered in Singapore, GIC employs over 1,300 people across 10 offices in key financial cities worldwide. The principal place of business of Grey Multifamily LLC is located at 280 Park Avenue, 9th Floor, New York, New York 10017, and its telephone number at that address is (415) 229-1800.

        IC USA LP.    IC USA LP is a limited partnership affiliated with Ivanhoé Cambridge. Ivanhoé Cambridge, a global real estate industry leader, invests in high-quality properties and real estate companies in select cities around the world. It does so prudently, with a long-term view to generate optimal, risk-adjusted returns. Founded in Quebec in 1953, Ivanhoé Cambridge has built a vertically integrated business across Canada. Internationally, Ivanhoé Cambridge invests alongside key partners and major real estate funds that are leaders in their respective markets. Through subsidiaries and partnerships, Ivanhoé Cambridge holds interests in nearly 800 buildings, primarily in the residential, office, retail and logistics real estate sectors. Ivanhoé Cambridge held approximately C$56 billion in assets as at December 31, 2016. Ivanhoé Cambridge is a real estate subsidiary of the Caisse de dépôt et placement du Québec, one of Canada's leading institutional fund managers. The principal executive offices of IC USA LP are located at 1001 rue du Square Victoria, Suite C-500, Montreal, Quebec, Canada H2Z 2B5, and its telephone number at that address is (514) 841-7600.

The Special Meeting (Page 20)

        The special meeting of stockholders will be held at    •    , on     •    ,    •    , 2017, at    •    local time. At the special meeting, you will be asked to consider and vote on:

  •
  a proposal to approve the merger and the other transactions contemplated by the merger agreement;

  •
  a proposal to approve, on an advisory (non-binding) basis, specified compensation that may become payable to our named executive officers in connection with the merger; and

  •
  a proposal to approve one or more adjournments of the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger and the other transactions contemplated by the merger agreement.

Pursuant to the Maryland General Corporation Law and our bylaws, no other business except those matters included in the notice of the special meeting of stockholders may be acted upon by the stockholders at the special meeting. However, if any other matter should properly come before the special meeting, the persons appointed by you in your proxy will vote on those matters in accordance with the recommendation of the board or, in the absence of such a recommendation, in accordance with their discretion. We are not currently aware of any other business to come before the special meeting.

Record Date and Quorum (Page 20)

        The holders of record of our common stock as of the close of business on     •    , 2017 (the record date for determination of stockholders entitled to notice of and to vote at the special meeting), are entitled to receive notice of and to vote at the special meeting or at any adjournment or postponement of the special meeting. Each stockholder is entitled to one vote for each share of common stock held on the record date. As of the record date, there were    •    shares of common stock outstanding and entitled to vote at the special meeting. The presence at the special meeting, in person or by proxy, of the holders of our common stock entitled to cast a majority of all the votes entitled to be cast as of the close of business on the record date will constitute a quorum, permitting the Company to conduct its business at the special meeting. Abstentions will be counted as shares present for the purposes of determining the presence of a quorum. If a quorum is not present at the special meeting, we expect that the special meeting will be adjourned to a later date.

Voting and Proxies (Page 21)

        Any stockholder of record entitled to vote at the special meeting may submit a proxy by telephone, via the Internet, by returning the enclosed proxy card by mail, or by voting in person at the special meeting. If you intend to submit your proxy by telephone or via the Internet, you must do so no later than the date and time indicated on the applicable proxy card. Even if you plan to attend the special meeting, if you hold shares of common stock in your own name as the stockholder of record, please vote your shares by completing, signing, dating and returning the enclosed proxy card or by using the telephone number printed on your proxy card or by using the Internet voting instructions printed on your proxy card.

        If you are a stockholder of record and you return your signed proxy card but do not indicate how you wish to vote, your shares will be voted "FOR" the proposal to approve the merger and the other transactions contemplated by the merger agreement, "FOR" the proposal to approve, on an advisory (non-binding) basis, specified compensation that may become payable to our named executive officers in connection with the merger, and "FOR" the adjournment proposal.

        If your shares of common stock are held in "street name," you should instruct your broker, bank, trust or other nominee on how to vote such shares of common stock using the instructions provided by your broker, bank, trust or other nominee. If your shares of common stock are held in "street name," you must obtain a legal proxy from such broker, bank, trust or other nominee in order to vote in person at the special meeting. If you fail to provide your broker, bank, trust or other nominee with instructions on how to vote your shares of common stock, your broker, bank, trust or other nominee will not be able to vote such shares at the special meeting.

Required Vote (Page 21)

        For Monogram to complete the merger, the merger and the other transactions contemplated by the merger agreement must be approved by the affirmative vote of the holders of a majority of our outstanding shares of common stock as of the record date for the special meeting. A failure to vote your shares of common stock, an abstention from voting or, if your shares of common stock are held in "street name," failure to give voting instructions to your broker, bank, trust or other nominee, will have the same effect as a vote against the proposal to approve the merger and the other transactions contemplated by the merger agreement.

        Approval of each of the advisory (non-binding) proposal on specified compensation payable to the Company's named executive officers in connection with the merger and the adjournment proposal requires the affirmative vote of a majority of votes cast on such proposal at the special meeting. Under Maryland law, abstentions will not be considered votes cast at the special meeting and, therefore, will have no effect on the voting results for these proposals. If your shares of common stock are held in "street name," failure to give voting instructions to your broker, bank, trust or other nominee will also have no effect on the voting results for these proposals.

Revocation of Proxies (Page 22)

        A stockholder of record may revoke his or her proxy at any time before the vote is taken at the special meeting by:

  •
  submitting a new proxy with a later date, by using the telephone or Internet proxy submission procedures described above, or by completing, signing, dating and returning a new proxy card by mail to the Company;

  •
  attending the special meeting and voting in person; or

  •
  delivering to the Secretary of the Company a written notice of revocation c/o Monogram Residential Trust, Inc., 5800 Granite Parkway, Suite 1000, Plano, Texas 75024, Attn: Secretary.

Attending the special meeting without taking one of the actions described above will not in itself revoke your proxy.

        If you hold your shares in "street name" through a broker, bank, trust or other nominee, you will need to follow the instructions provided to you by your broker, bank, trust or other nominee in order to revoke your voting instructions or submit new voting instructions.

The Merger (Page 24)

        The merger agreement provides that, subject to the satisfaction or waiver of the conditions in the merger agreement, Monogram will merge with and into Acquisition Sub. Acquisition Sub will be the surviving entity (which we refer to as the "surviving entity") in the merger and will continue as a wholly owned subsidiary of Parent.

        If the merger is completed, at the effective time of the merger, each outstanding share of common stock (other than shares owned by Parent, Acquisition Sub and certain of their affiliates, if any) will be automatically converted into the right to receive $12.00 in cash, without interest and less applicable withholding taxes. We refer to this amount as the "merger consideration."

        Upon completion of the merger, shares of Monogram common stock will no longer be listed on any stock exchange or quotation system. You will not own any shares of the surviving entity. The merger agreement is attached as Annex A to this proxy statement. Please read it carefully.

Recommendation of the Board and Reasons for the Merger (Page 35)

        Our board of directors has unanimously approved the merger, the merger agreement and the other transactions contemplated by the merger agreement and has declared that the merger and the other transactions contemplated by the merger agreement are advisable and in the best interests of Monogram and its stockholders. The board unanimously recommends that stockholders vote "FOR" the proposal to approve the merger and the other transactions contemplated by the merger agreement. The board further unanimously recommends that stockholders vote "FOR" the advisory (non-binding) proposal to approve specified compensation that may become payable to our named executive officers in connection with the merger, and "FOR" the adjournment proposal.

        For the factors considered by our board in reaching its decision to approve the merger and the other transactions contemplated by the merger agreement, see "The Merger (Proposal 1)—Reasons for the Merger" beginning on page 32 of this proxy statement.

Opinion of the Company's Financial Advisor (Page 36 and Annex B)

        Monogram retained Morgan Stanley & Co. LLC, which we refer to in this proxy statement as "Morgan Stanley," to act as its financial advisor in connection with the proposed merger. On July 4, 2017, Morgan Stanley rendered to the Monogram board its oral opinion, subsequently confirmed in writing, that, as of July 4, 2017, based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in the written opinion, the merger consideration to be received by the holders of shares of Monogram common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders of Monogram common stock.

        The full text of Morgan Stanley's written opinion to the Monogram board, dated July 4, 2017, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of review undertaken by Morgan Stanley in rendering its opinion, is attached to this proxy statement as Annex B and is incorporated herein by reference. We encourage you to read Morgan Stanley's opinion and the summary of Morgan Stanley's opinion below carefully and in their entirety. The summary of the opinion of Morgan Stanley in this proxy statement is qualified in its entirety by reference to the full text of the opinion. Morgan Stanley's opinion was directed to the Monogram board, in its capacity as such, and addressed only the fairness from a financial point of view, to the holders of shares of our common stock, as of the date of the opinion, of the merger consideration to be received by such holders of Monogram common stock pursuant to the merger agreement, and does not address any other aspects or implications of the merger. Morgan Stanley's opinion was not intended to, and does not, constitute a recommendation to any holder of shares of our common stock as to how to vote at the special meeting to be held in connection with the merger or whether to take any other action with respect to the merger. Morgan Stanley was not requested to opine as to, and its opinion did not in any manner address the relative merits of the transactions contemplated by the merger agreement as compared to other business or financial strategies that might be available to us, nor did it address our underlying business decision to enter into the merger agreement or proceed with any other transaction contemplated by the merger agreement.

Conditions to the Merger (Page 80)

        Each party's obligation to complete the merger is subject to the satisfaction or waiver of the following conditions:

  •
  the approval of the merger and the other transactions contemplated by the merger agreement by the required vote of Monogram stockholders;

  •
  the absence of any temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any court or governmental entity of competent jurisdiction, or law that prohibits or makes illegal the consummation of the merger; and

  •
  the expiration or termination of any applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), if a filing under the HSR Act has been made.

        The respective obligations of Parent and Acquisition Sub to complete the merger are subject to the satisfaction or waiver of the following additional conditions:

  •
  the representations and warranties of the Company made in the merger agreement will be accurate as of the closing date (other than those representations and warranties that were made only as of a specified date, which need only be accurate as of such specified date), except that, subject to certain exceptions, any inaccuracies in the Company's representations and warranties will be disregarded if such inaccuracies (disregarding materiality and material adverse effect qualifiers in the related representations and warranties) have not had and would not reasonably be expected to have a material adverse effect on the Company;

  •
  the Company's performance in all material respects of all obligations required to be performed by it under the merger agreement at or prior to the effective time of the merger;

  •
  since the date of the merger agreement, there will not have occurred any Company material adverse effect; and

  •
  receipt of a tax opinion of the Company's counsel, Goodwin Procter LLP (or such other law firm as may be reasonably acceptable to Parent and the Company), substantially in the form as agreed to between the parties.

        The obligation of the Company to complete the merger is subject to the satisfaction or waiver of the following additional conditions:

  •
  the representations and warranties of Parent and Acquisition Sub made in the merger agreement will be accurate as of the closing date (other than those representations and warranties that were made only as of a specified date, which need only be accurate as of such specified date), except that any inaccuracies in such representations and warranties will be disregarded if such inaccuracies (disregarding materiality and material adverse effect qualifiers in the related representations and warranties) have not had and would not reasonably be expected to have a material adverse effect on Parent; and

  •
  the performance in all material respects by Parent and Acquisition Sub of all obligations required to be performed by them under the merger agreement at or prior to the effective time.

Treatment of Company Equity Awards (Page 65)

        At the effective time of the merger, each Company restricted stock award and each Company time-based restricted stock unit award (each, a "Company RSU Award") that is outstanding immediately prior to the effective time will become fully vested, all restrictions thereon will lapse and all such Company restricted stock awards and Company RSU Awards will be converted automatically into the right to receive an amount in cash (without interest thereon) equal to the product of (1) the total number of shares subject to Company restricted stock awards or Company RSU Awards, in each case, without regard to vesting and (2) $12.00. At the effective time of the merger, each Company performance restricted stock unit award (each, a "Company Performance RSU Award") that is outstanding immediately prior to the effective time will vest based on actual performance achieved by the Company from commencement of the applicable performance period through the date that is 30 days immediately preceding the closing date of the merger in accordance with the terms of the applicable award agreement, and each such Company Performance RSU Award and related agreement will be cancelled and such award converted automatically into the right to receive an amount in cash (without interest thereon) equal to the product of (x) the total number of shares of Monogram common stock subject to such Company Performance RSU Award and (y) $12.00.

Interests of Monogram's Directors and Executive Officers in the Merger (Page 52)

        In considering the recommendation of our board that you vote to approve the merger and the other transactions contemplated by the merger agreement, you should be aware that aside from their interests as stockholders of the Company, the Company's directors and executive officers have interests in the merger that are different from, or in addition to, those of other stockholders of the Company generally. Interests of the Company's directors and executive officers that may be different from or in addition to the interests of Monogram stockholders include:

  •
  The merger agreement provides for the accelerated vesting and cash-out of all Company equity awards.

  •
  The Company's executive officers are parties to severance agreements that provide for severance benefits in the event of certain qualifying terminations of employment in connection with or following the merger.

  •
  In connection with the merger, certain of the Company's executive officers may receive tax gross-up payments from the Company in respect of excise taxes imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"); provided that the tax gross-up payments shall not exceed $3 million in the aggregate.

  •
  The Company's directors and executive officers are entitled to continued indemnification and insurance coverage under the organizational documents of the surviving entity and pursuant to the merger agreement.

These interests are discussed in more detail in the section entitled "The Merger (Proposal 1)—Interests of Monogram's Directors and Executive Officers in the Merger" beginning on page 52. Members of the board were aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the Monogram stockholders approve the merger and the other transactions contemplated by the merger agreement.

Financing (Page 50)

        The Company and Parent estimate that the total amount of funds required to complete the merger and related transactions and pay related fees and expenses will be approximately $3.0 billion. Parent expects this amount to be funded through a combination of the following:

  •
  JPMorgan Chase Bank, National Association, has committed to provide debt financing for the merger in an aggregate principal amount of $2.04 billion, consisting of two separate bridge loans, on the terms and subject to the conditions set forth in a debt commitment letter, dated as of July 4, 2017, and delivered to Greystar Growth and Income Fund, LP in advance of execution of the merger agreement.

  •
  A private investment group led by Greystar Real Estate Partners and including affiliates of APG Asset Management N.V., GIC, and Ivanhoé Cambridge (who, collectively with Greystar, we sometimes refer to as the "Investors/Guarantors") have committed, pursuant to an equity commitment letter dated as of July 4, 2017, to capitalize Parent, at or prior to the effective time, with an aggregate equity contribution in an amount of $1.636 billion, on the terms and subject to the conditions set forth in the equity commitment letter.

        The completion of the merger is not subject to any financing condition, although funding of the debt and equity financing is subject to the satisfaction of the conditions set forth in the commitment letters under which the financing will be provided.

Limited Guarantees (Page 51)

        The Investors/Guarantors have executed a limited guarantee in favor of the Company to guarantee, on a several basis, Parent's obligations to pay any termination fee to the Company under the merger agreement and certain other expense reimbursement and indemnification obligations of Parent under the merger agreement.

PGGM and NPS Joint Ventures (Page 52)

        In connection with the merger, Parent and its affiliates have entered into separate agreements with Monogram's two institutional co-investment joint venture partners with respect to the joint venture partners' interests in such ventures. Concurrently with the closing of the merger, the joint venture with Stichting Depositary PGGM Private Real Estate Fund ("PGGM") will be restructured, and the joint venture interests held by Milky Way Partners, L.P. ("NPS") will be purchased by Parent pursuant to a separate assignable purchase and sale agreement (the "NPS Agreement").

        In the event that Monogram's board effects a change in recommendation in connection with a superior proposal (as described below in "The Merger Agreement—Other Covenants and Agreements—Changes in the Board's Recommendation"), the NPS Agreement will be assignable, and with respect to the PGGM joint venture, Monogram or any successor entity may exercise its purchase options in accordance with the Fourth Amended and Restated Agreement of Limited Partnership of Monogram Residential Master Partnership I LP, as amended, (the "PGGM JV Agreement"), including Monogram's "Special Situation Right" (as defined in the PGGM JV Agreement) in order to purchase the interests of PGGM in the PGGM joint venture.

Acquisition Proposals; No Solicitation (Page 72)

        Under the terms of the merger agreement, we and our subsidiaries are subject to restrictions on our ability to solicit any acquisition proposals (as defined in the section entitled "The Merger Agreement—Other Covenants and Agreements—Acquisition Proposals; No Solicitation"), including, among others, restrictions on our ability to furnish to any third parties any information in connection with any acquisition proposal, or engage in any discussions or negotiations regarding any acquisition proposal, or release any person from any standstill or similar agreement.

        Subject to the terms of the merger agreement, we and our subsidiaries may furnish information to, and engage in discussions or negotiations with, a third party if we receive a written acquisition proposal from such third party that did not result from our breach of our obligations under the no solicitation provisions of the merger agreement, and our board determines in good faith, after consultation with our outside legal counsel and financial advisor, that such acquisition proposal constitutes or could reasonably be expected to lead to a superior proposal (as defined in the section entitled "The Merger Agreement—Other Covenants and Agreements—Acquisition Proposals; No Solicitation").

        Under certain circumstances and subject to certain procedures and restrictions, we are permitted to terminate the merger agreement if our board approves, and concurrently with the termination of the merger agreement, we enter into, a definitive agreement providing for the implementation of a superior proposal (it being understood that such termination will not be effective and we will not enter into any such agreement unless we pay the applicable termination fee (described below under "—Termination Fees") concurrently with such termination).

Termination (Page 81)

        The Company and Parent may terminate the merger agreement by mutual written consent at any time before the effective time of the merger. In addition, either the Company or Parent may terminate the merger agreement if:

  •
  the merger shall not have been consummated on or before December 28, 2017;

  •
  any court or governmental entity of competent jurisdiction has issued a final and non-appealable injunction or similar order enjoining, restraining or otherwise prohibiting the consummation of the transactions contemplated by the merger agreement; or

  •
  if Monogram stockholders vote on and fail to approve the merger and the other transactions contemplated by the merger agreement at the special meeting (or any adjournment or postponement thereof).

        The Company may also terminate the merger agreement:

  •
  if Parent or Acquisition Sub has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the merger agreement which would result in the failure to satisfy a closing condition and such breach has not been timely cured;

  •
  at any time prior to the approval of the merger and the other transactions contemplated by the merger agreement by Monogram stockholders, if (1) the board has authorized the Company to enter into an alternative acquisition agreement with respect to a superior proposal, (2) substantially concurrently with such termination, the Company enters into an alternative acquisition agreement with respect to such superior proposal, and (3) the Company has paid the related termination fee to Parent; or

  •
  if (1) the merger has not been completed as required pursuant to the merger agreement, (2) at the time of such termination, all conditions to Parent's obligation to complete the closing (other than those conditions that are to be satisfied by action taken at the closing) have been satisfied, and (3) the Company is ready, willing and able to complete the merger on such date.

        Parent may also terminate the merger agreement:

  •
  if the Company has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the merger agreement which would result in the failure to satisfy a closing condition and such breach has not been timely cured; or

  •
  if (1) the Company's board of directors has effected a change in recommendation as described above under "The Merger Agreement—Other Covenants and Agreements—Changes in the Board's Recommendation," (2) (A) any acquisition proposal (or any material modification thereof) is first publicly disclosed by the Company or the person making such acquisition proposal and (B) the Company's board of directors has failed to (publicly, if so requested by Parent) reaffirm the board recommendation by the earlier of five business days following the Company's receipt of a written request by Parent to provide such reaffirmation and two business days prior to the Monogram stockholder meeting, or (3) the Company has materially breached any of its obligations under the provisions described in "The Merger Agreement—Other Covenants and Agreements—Acquisition Proposals; No Solicitation" or "The Merger Agreement—Other Covenants and Agreements—Changes in the Board's Recommendation."

Termination Fees (Page 82)

        The Company will be required to pay a termination fee in cash to Parent upon the termination of the merger agreement under certain circumstances. If the merger agreement is terminated (1) by the Company, to enter into an alternative acquisition agreement with respect to a superior proposal, or

(2) by Parent, following a change in recommendation by the board, a failure by the board to reaffirm its recommendation following public disclosure of an acquisition proposal, or a material breach by the Company of the no solicitation provisions of the merger agreement, then, in either case, the Company would be required to pay Parent a termination fee of $25,261,292 if the termination occurs no later than 11:59 p.m. (New York time) on August 3, 2017 (subject to an extension for the completion of matching rights periods in accordance with the no solicitation provision of the merger agreement, provided that the initial superior proposal notice is provided to Parent by the Company on or prior to August 3, 2017). In all other cases in which the Company is obligated to pay a termination fee to Parent, the termination fee will be equal to $65,679,359.

        Parent will be required to pay to the Company a reverse termination fee of $202,090,337 in cash in the event that the Company has terminated the merger agreement due to (1) the breach or failure by Parent or Acquisition Sub to perform any of its representations, warranties, covenants or other agreements contained in the merger agreement which would result in the failure to satisfy a closing condition and such breach has not been timely cured or (2) the merger not being completed as required pursuant to the merger agreement, and at the time of such termination, all conditions to Parent's obligation to consummate the closing (other than those conditions that are to be satisfied by action taken at the closing) have been satisfied and the Company is ready, willing and able to complete the merger on such date.

Material U.S. Federal Income Tax Consequences of the Merger (Page 59)

        If you are a U.S. holder, the receipt of cash in exchange for shares of common stock pursuant to the merger will generally be a taxable transaction for U.S. federal income tax purposes. You should consult your own tax advisors regarding the particular tax consequences to you of the exchange of shares of common stock for cash pursuant to the merger in light of your particular circumstances (including the application and effect of any state, local or foreign income and other tax laws).

No Dissenters' Rights of Appraisal (Page 89)

        Monogram is organized as a corporation under Maryland law. Under the Maryland General Corporation Law, because shares of our common stock were listed on the New York Stock Exchange (which we refer to as the "NYSE") on the record date for determining stockholders entitled to vote at the special meeting, our stockholders who object to the merger do not have any appraisal rights, dissenters' rights or the rights of an objecting stockholder in connection with the merger. In addition, holders of our common stock may not exercise any appraisal rights, dissenters' rights or the rights of an objecting stockholder to receive the fair value of the stockholder's shares in connection with the merger because, as permitted by the Maryland General Corporation Law, our charter provides that stockholders are not entitled to exercise such rights unless our board of directors, upon the affirmative vote of a majority of the board, determines that the rights apply. Our board of directors has made no such determination. However, our stockholders can vote against the merger and the other transactions contemplated by the merger agreement.

Completion of the Merger (Page 64)

        We anticipate completing the merger during the second half of 2017. We cannot predict the exact timing of the completion of the merger or whether the merger will be completed. In order to complete the merger, Monogram stockholders must approve the merger and the other transactions contemplated by the merger agreement at the special meeting and the other closing conditions under the merger agreement must be satisfied or, to the extent legally permitted, waived.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

        The following questions and answers address briefly some questions you may have regarding the special meeting, the merger agreement and the merger. These questions and answers may not address all questions that may be important to you as a Monogram stockholder. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement.

Q:
Why am I receiving this proxy statement?

A:
On July 4, 2017, Monogram entered into the merger agreement providing for the merger of Monogram with and into Acquisition Sub, with Acquisition Sub surviving as a wholly owned subsidiary of Parent. You are receiving this proxy statement in connection with the solicitation of proxies by our board in favor of the proposal to approve the merger and the other transactions contemplated by the merger agreement and the other matters to be voted on at the special meeting.

Q:
What is the proposed transaction?

A:
The proposed transaction is the acquisition of Monogram and its subsidiaries by a private investment group led by Greystar Real Estate Partners ("Greystar") and including affiliates of APG Asset Management N.V., GIC, and Ivanhoé Cambridge, via a newly formed investment fund, Greystar Growth and Income Fund, LP., pursuant to the merger agreement. Once the merger and the other transactions contemplated by the merger agreement have been approved by our stockholders and the other closing conditions under the merger agreement have been satisfied or waived, Monogram will merge with and into Acquisition Sub, with Acquisition Sub surviving as a wholly owned subsidiary of Parent, which is a wholly owned subsidiary of Greystar Growth and Income Fund, LP.

Q:
What will I receive in the merger?

A:
If the merger is completed, you will be entitled to receive $12.00 in cash, without interest and less any applicable withholding taxes, for each share of our common stock that you own. For example, if you own 100 shares of common stock, you will be entitled to receive $1,200 in cash in exchange for your shares of common stock, less any applicable withholding taxes. You will not be entitled to receive shares in the surviving entity or any equity interests in Parent.

Q:
Will I receive any regular quarterly dividends with respect to the common stock that I own?

A:
On May 31, 2017, our board of directors authorized and we declared a regular quarterly dividend of $0.075 per share of common stock for the quarter ended June 30, 2017, which was paid on July 7, 2017 to stockholders of record at the close of business on June 30, 2017. Under the terms of the merger agreement, we may not declare or pay any other dividends to the holders of our common stock during the term of the merger agreement without the prior written consent of Parent, other than dividends reasonably required to maintain our status as a REIT under the Code or to avoid the payment of income or excise tax (with any such additional required dividend resulting in a corresponding decrease to the merger consideration).

Q:
Where and when is the special meeting?

A:
The special meeting will take place at    •    on     •    ,    •    , 2017, starting at    •    , local time.

Q:
What matters will be voted on at the special meeting?

A:
You will be asked to consider and vote on the following proposals:

•
a proposal to approve the merger and the other transactions contemplated by the merger agreement;

•
a proposal to approve, on an advisory (non-binding) basis, specified compensation that may become payable to our named executive officers in connection with the merger; and

•
a proposal to approve one or more adjournments of the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger and the other transactions contemplated by the merger agreement.

Pursuant to the Maryland General Corporation Law and our bylaws, no other business except those matters included in the notice of the special meeting of stockholders may be acted upon by the stockholders at the special meeting. However, if any other matter should properly come before the special meeting, the persons appointed by you in your proxy will vote on those matters in accordance with the recommendation of the board or, in the absence of such a recommendation, in accordance with their discretion. We are not currently aware of any other business to come before the special meeting.

Q:
What vote of our stockholders is required to approve the merger and the other transactions contemplated by the merger agreement?

A:
Approval of the merger and the other transactions contemplated by the merger agreement requires the affirmative vote of the holders of a majority of our outstanding shares of common stock as of the record date for the special meeting. In addition, under the merger agreement, the receipt of such required vote is a condition to the completion of the merger. A failure to vote your shares of common stock, an abstention from voting or, if your shares of common stock are held in "street name," failure to give voting instructions to your broker, bank, trust or other nominee, will have the same effect as a vote against the proposal to approve the merger and the other transactions contemplated by the merger agreement.

As of    •    , 2017, the record date for the special meeting, there were     •    shares of our common stock outstanding and entitled to vote at the special meeting.

Q:
How will our directors and executive officers vote on the proposal to approve the merger and the other transactions contemplated by the merger agreement?

A:
The directors and executive officers of the Company have informed the Company that as of the date of this proxy statement, they intend to vote in favor of the proposal to approve the merger and the other transactions contemplated by the merger agreement, although none of them has an obligation to do so. As of     •    , 2017, the record date for the special meeting, our directors and executive officers owned, in the aggregate,    •    % of the outstanding common stock of the Company entitled to vote at the special meeting.

Q:
What is a quorum?

A:
A quorum will be present if the holders of our common stock entitled to cast a majority of all the votes entitled to be cast as of the close of business on the record date are present in person or represented by proxy at the special meeting. If a quorum is not present at the special meeting, the special meeting may be adjourned or postponed from time to time until a quorum is obtained.

  If you submit a proxy but abstain or fail to provide voting instructions on any of the proposals listed on the proxy card, your shares will be counted for purposes of determining whether a quorum is present at the special meeting.

  If your shares are held in "street name" by your broker, bank, trust or other nominee and you do not tell the broker, bank, trust or other nominee how to vote your shares, these shares will not be counted for purposes of determining whether a quorum is present for the transaction of business at the special meeting.

Q:
What vote of our stockholders is required to approve other matters to be considered at the special meeting?

A:
Approval of each of the advisory (non-binding) proposal on specified compensation payable to the Company's named executive officers in connection with the merger and the adjournment proposal requires the affirmative vote of a majority of votes cast on such proposal at the special meeting. Under Maryland law, abstentions will not be considered votes cast at the special meeting and, therefore, will have no effect on the voting results for these proposals. If your shares of common stock are held in "street name," failure to give voting instructions to your broker, bank, trust or other nominee will also have no effect on the voting results for these proposals.

Q:
How does the board recommend that I vote?

A:
Our board unanimously recommends that Monogram stockholders vote "FOR" the proposal to approve the merger and the other transactions contemplated by the merger agreement. The board further unanimously recommends that stockholders vote "FOR" the advisory (non-binding) proposal to approve specified compensation that may become payable to the named executive officers of the Company in connection with the merger, and "FOR" the adjournment proposal.

Q:
What effects will the merger have on Monogram?

A:
Our common stock is currently registered under the Securities Exchange Act of 1934, as amended (which we refer to as the "Exchange Act"), and is quoted on the NYSE under the symbol "MORE." As a result of the merger, the Company will cease to be a publicly-traded company and will be merged into a subsidiary of Parent. Following the merger, the registration of our common stock and our reporting obligations under the Exchange Act will be terminated. In addition, upon completion of the merger, our common stock will no longer be listed on any stock exchange or quotation system, including the NYSE.

Q:
What happens if the merger is not completed?

A:
If the merger and the other transactions contemplated by the merger agreement are not approved by Monogram stockholders, or if the merger is not completed for any other reason, Monogram stockholders will not receive any payment for their shares of common stock in connection with the merger. Instead, we will remain a public company and shares of our common stock will continue to be listed and traded on the NYSE. Under specified circumstances, the Company may be required to pay Parent a termination fee or reimburse Parent for reasonable out-of-pocket expenses incurred by Parent, Acquisition Sub and their affiliates in connection with the merger agreement.

Q:
What will happen if stockholders do not approve the advisory proposal on specified compensation payable to the Company's named executive officers in connection with the merger?

A:
The approval of this proposal is not a condition to the completion of the merger. The vote on this proposal is an advisory vote and will not be binding on the Company or Parent. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Therefore, regardless of whether Monogram stockholders approve this proposal, if the merger is completed, the specified compensation will still be paid to the Company's named executive officers to the extent payable in accordance with the terms of the merger agreement and pre-existing compensation and severance arrangements.

Q:
What do I need to do now? How do I vote my shares of common stock?

A:
We urge you to read this proxy statement carefully, including its annexes and the documents referred to in this proxy statement. Your vote is important. If you are a stockholder of record, you can ensure that your shares are voted at the special meeting by submitting your proxy by:

•
mail, using the enclosed postage-paid envelope;

•
telephone, using the toll-free number listed on each proxy card; or

•
the Internet, at the address provided on each proxy card.

If you hold your shares in "street name" through a broker, bank, trust or other nominee, you should follow the directions provided by your broker, bank, trust or other nominee regarding how to instruct your nominee to vote your shares. If you fail to provide your broker, bank, trust or other nominee with instructions on how to vote your shares of common stock, your shares will not be voted, which will have the same effect as voting "AGAINST" the proposal to approve the merger and the other transactions contemplated by the merger agreement.

Q:
Can I revoke my proxy?

Yes. You can revoke your proxy at any time before the vote is taken at the special meeting. If you are a stockholder of record, you may revoke your proxy by notifying the Company's Secretary in writing at Monogram Residential Trust, Inc., 5800 Granite Parkway, Suite 1000, Plano, Texas 75024, Attn: Secretary, or by submitting a new proxy by telephone, the Internet or mail, in each case, dated after the date of the proxy being revoked. In addition, you may revoke your proxy by attending the special meeting and voting in person (simply attending the special meeting will not cause your proxy to be revoked). Please note that if you hold your shares in "street name" and you have instructed a broker, bank, trust or other nominee to vote your shares, the above-described options for revoking your voting instructions do not apply, and instead you must follow the instructions received from your broker, bank, trust or other nominee to revoke your voting instructions or submit new voting instructions.

Q:
What happens if I do not vote?

A:
The vote to approve the merger and the other transactions contemplated by the merger agreement is based on the total number of shares of our common stock outstanding on the record date, not just the shares that are voted. If you do not vote, it will have the same effect as a vote "AGAINST" the proposal to approve the merger and the other transactions contemplated by the merger agreement.

Q:
Will my shares held in "street name" or another form of record ownership be combined for voting purposes with shares I hold of record?

A:
No. Because any shares you may hold in "street name" will be deemed to be held by a different stockholder than any shares you hold of record, any shares so held will not be combined for voting purposes with shares you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity. Shares held in an individual retirement account must be voted under the rules governing the account.

Q:
What happens if I sell my shares of common stock before completion of the merger?

A:
If you transfer your shares of common stock, you will have transferred your right to receive the merger consideration in the merger. In order to receive the merger consideration, you must hold your shares of common stock through completion of the merger.

The record date for stockholders entitled to vote at the special meeting is earlier than the closing of the merger. So, if you transfer your shares of common stock after the record date but before the closing of the merger, you will have transferred your right to receive the merger consideration in the merger, but retained the right to vote at the special meeting.

Q:
Should I send in my stock certificates or other evidence of ownership now?

A:
No. After the merger is completed, you will receive a letter of transmittal from the paying agent for the merger with detailed written instructions for exchanging your shares of common stock for the merger consideration. If your shares of common stock are held in "street name" by your broker, bank, trust or other nominee, you may receive instructions from your broker, bank, trust or other nominee as to what action, if any, you need to take to effect the surrender of your "street name" shares in exchange for the merger consideration. Please do not send in your certificates now.

Q:
I do not know where my stock certificate is—how will I get the merger consideration for my shares?

A:
If the merger is completed, the transmittal materials you will receive after the completion of the merger will include the procedures that you must follow if you cannot locate your stock certificate. These procedures will include an affidavit that you will need to sign attesting to the loss of your stock certificate. Parent may also require that you provide indemnity to the surviving entity in order to cover any potential loss.

Q:
What rights do I have if I oppose the merger?

A:
If you are a stockholder of record on the record date, you can vote against the proposal to approve the merger and the other transactions contemplated by the merger agreement. You are not, however, entitled to appraisal rights, dissenters' rights or similar rights of an objecting stockholder under Maryland law or our charter. See "No Dissenters' Rights of Appraisal."

Q:
Will I have to pay taxes on the merger consideration I receive?

A:
If you are a U.S. holder, the receipt of cash in exchange for shares of common stock pursuant to the merger will generally be a taxable transaction for U.S. federal income tax purposes. You should consult your own tax advisors regarding the particular tax consequences to you of the exchange of shares of common stock for cash pursuant to the merger in light of your particular circumstances (including the application and effect of any state, local or foreign income and other tax laws).

Q:
What does it mean if I get more than one proxy card or voting instruction card?

A:
If your shares are registered differently or are held in more than one account, you will receive more than one proxy card or voting instruction card. Please complete and return all of the proxy cards or voting instruction cards you receive (or submit each of your proxies by telephone or the Internet, if available to you) to ensure that all of your shares are voted.

Q:
What is householding and how does it affect me?

A:
The Securities and Exchange Commission (which we refer to as the "SEC") permits companies to send a single set of proxy materials to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if the applicable company provides advance notice and follows certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. Certain brokerage firms may have instituted householding for beneficial owners of common stock held through brokerage firms. If your family has multiple accounts holding our common stock, you may have already received a householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

Q:
Who can help answer my other questions?

A:
If you have additional questions about the merger, or require assistance in submitting your proxy or voting your shares or need additional copies of the proxy statement or the enclosed proxy card, please contact our proxy solicitor, MacKenzie Partners, Inc., at:

MacKenzie Partners, Inc.
105 Madison Avenue
New York, New York 10016
Call Collect: (212) 929-5500
Call Toll-Free: (800) 322-2885
Email: proxy@mackenziepartners.com

  If a broker, bank, trust or other nominee holds your shares, you should also call your broker, bank, trust or other nominee for additional information.

CAUTIONARY STATEMENT CONCERNING
FORWARD-LOOKING STATEMENTS

        This proxy statement, and the documents to which we refer you in this proxy statement, include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which are identified by the use of the words "believe," "expect," "anticipate," "intend," "estimate," "will," "contemplate," "would" and similar expressions that contemplate future events. These statements are only predictions. You should be aware that forward-looking statements involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including, without limitation:

  •
  the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement;

  •
  the failure to obtain the required vote of Monogram stockholders to approve the merger and the other transactions contemplated by the merger agreement;

  •
  the failure to satisfy required closing conditions or complete the merger in a timely manner;

  •
  the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the merger agreement;

  •
  risks related to disruption of management's attention from the Company's ongoing business operations due to the pendency of the merger;

  •
  the effect of the announcement of the merger on our operating results and businesses generally and our relationships with joint venture partners, lenders, tenants, contractors, suppliers and other persons with which we have material business relations;

  •
  potential difficulties in employee retention as a result of the proposed merger;

  •
  the outcome of any legal proceedings that may be instituted against the Company and others relating to the merger agreement;

  •
  the impact of the pending merger on our strategic plans and operations and our ability to respond effectively to competitive pressures, industry developments and future opportunities;

  •
  legislative, regulatory and economic developments; and

  •
  other risks detailed in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and subsequent Quarterly Reports on Form 10-Q. See "Where You Can Find Additional Information."

        You should not place undue reliance on forward-looking statements. We cannot guarantee any future results, levels of activity, performance or achievements. The statements made in this proxy statement are based on the information available to us as of the date of this proxy statement, and you should not assume that the statements made in this proxy statement remain accurate as of any future date. Moreover, except as required by law, we assume no obligation to update forward-looking statements or update the reasons actual results could differ materially from those anticipated in forward-looking statements.

 THE COMPANIES

Monogram Residential Trust, Inc.

        Monogram, a Maryland corporation, is a fully integrated self-managed REIT that invests in, develops and operates high quality multifamily communities offering location and lifestyle amenities. We invest in stabilized operating communities and communities in various phases of development, with a focus on communities in select markets across the United States. These primarily include luxury high-rise, mid-rise, and garden style multifamily communities. Our targeted communities include existing "core" communities, which we define as communities that are already stabilized and producing rental income, as well as communities in various phases of development, redevelopment, lease up or repositioning with the intent to transition those communities to core communities. As of June 30, 2017, our portfolio includes investments in 48 multifamily communities in ten states comprising 13,438 residential units.

        A detailed description of the Company's business is contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016. See "Where You Can Find Additional Information" beginning on page 90.

        Our principal executive offices are located at 5800 Granite Parkway, Suite 1000, Plano, Texas 75024, and our telephone number at that address is (469) 250-5500. Our website address is www.monogramres.com. The information contained in, or that may be accessed through, our website is not intended to be incorporated into this proxy statement.

GS Monarch Parent, LLC and GS Monarch Acquisition, LLC

        Parent is a Delaware limited liability company, and Acquisition Sub is a Delaware limited liability company and a wholly owned subsidiary of Parent. Both Parent and Acquisition Sub were formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement, and have not engaged in any business except for activities incidental to their formation and as contemplated by the merger agreement. Parent and Acquisition Sub were formed by a private investment group led by Greystar and including affiliates of APG Asset Management N.V., GIC, and Ivanhoé Cambridge via a newly formed investment fund, Greystar Growth and Income Fund, LP. The address for Parent and Acquisition Sub is c/o Greystar Growth and Income GP, LLC, 18 Broad Street, Third Floor, Charleston, South Carolina 29401, and their telephone number at that address is (843) 579-9400.

Greystar Real Estate Partners, LLC

        Greystar is a leading, fully integrated multifamily real estate company offering expertise in investment management, development and property management of rental housing properties globally. Headquartered in Charleston, South Carolina with offices throughout the United States, Europe, Latin America and Asia-Pacific, Greystar is the largest operator of apartments in the United States, managing over 415,000 units in over 140 markets globally, with an aggregate estimated value of approximately $80 billion. Greystar also has a robust institutional investment management platform dedicated to managing capital on behalf of a global network of institutional investors with nearly $17 billion in gross assets under management including more than $8 billion of developments that have been completed or are underway. Greystar was founded by Bob Faith in 1993 with the intent to become a provider of world class service in the rental housing real estate business. The principal executive offices of Greystar are located at 18 Broad Street, Third Floor, Charleston, South Carolina 29401, and its telephone number at that address is (843) 579-9400.

APG Strategic Real Estate Pool LPP U.S. LLC

        APG Strategic Real Estate Pool LPP U.S. LLC is a limited liability company affiliated with APG Asset Management N.V. APG Asset Management N.V. is a Dutch pension capital investor and one of the largest pension fiduciary asset managers worldwide. APG manages €452 billion (April 2017) on behalf of its pension fund clients and their 4.5 million active and retired participants from the public and private sectors representing over 30% of all collective pension plans in the Netherlands. APG is headquartered in Heerlen, The Netherlands at Symphony Building, Gustav Mahlerplein 3, 1082 MS Amsterdam, The Netherlands, and its telephone number at that address is +31 (0)20 60 48000. The principal executive offices of APG are located at 666 Third Avenue, New York, New York 10017, and its telephone number at that address is 917-368-3500.

Grey Multifamily LLC

        Grey Multifamily LLC is a limited liability company affiliated with GIC Real Estate Private Limited, the real estate investment arm of its parent, GIC Private Limited ("GIC"). GIC is a leading global investment firm with well over USD 100 billion in assets under management. Established in 1981 to secure the financial future of Singapore, the firm manages Singapore's foreign reserves. A disciplined long-term value investor, GIC is uniquely positioned for investments across a wide range of asset classes, including real estate, private equity, equities and fixed income. GIC has investments in over 40 countries and has been investing in emerging markets for more than two decades. Headquartered in Singapore, GIC employs over 1,300 people across 10 offices in key financial cities worldwide. The principal place of business of Grey Multifamily LLC is located at 280 Park Avenue, 9th Floor, New York, New York 10017, and its telephone number at that address is (415) 229-1800.

IC USA LP

        IC USA LP is a limited partnership affiliated with Ivanhoé Cambridge. Ivanhoé Cambridge, a global real estate industry leader, invests in high-quality properties and real estate companies in select cities around the world. It does so prudently, with a long-term view to generate optimal, risk-adjusted returns. Founded in Quebec in 1953, Ivanhoé Cambridge has built a vertically integrated business across Canada. Internationally, Ivanhoé Cambridge invests alongside key partners and major real estate funds that are leaders in their respective markets. Through subsidiaries and partnerships, Ivanhoé Cambridge holds interests in nearly 800 buildings, primarily in the residential, office, retail and logistics real estate sectors. Ivanhoé Cambridge held approximately C$56 billion in assets as at December 31, 2016. Ivanhoé Cambridge is a real estate subsidiary of the Caisse de dépôt et placement du Québec, one of Canada's leading institutional fund managers. The principal executive offices of IC USA LP are located at 1001 rue du Square-Victoria, Suite C-500, Montreal, Quebec, Canada H2Z 2B5, and its telephone number at that address is (514) 841-7600.

 THE SPECIAL MEETING

Date, Time and Place of the Special Meeting

        This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting to be held at    •    , on     •    ,    •    , 2017, at     •    , local time, or at any adjournment or postponement of such meeting. This proxy statement is first being mailed to our stockholders on or about    •    , 2017.

Purpose of the Special Meeting

        The purpose of the special meeting is for our stockholders to consider and vote upon the proposal to approve the merger and the other transactions contemplated by the merger agreement. Monogram stockholders must approve the merger and the other transactions contemplated by the merger agreement in order for the merger to be completed. A copy of the merger agreement is attached to this proxy statement as Annex A and the material provisions of the merger agreement are described under "The Merger Agreement." Monogram stockholders are also being asked to approve one or more adjournments of the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger and the other transactions contemplated by the merger agreement.

        In addition, in accordance with Section 14A of the Exchange Act, we are providing stockholders with the opportunity to cast an advisory (non-binding) vote on specified compensation that may be payable to its named executive officers in connection with the merger, the value of which is disclosed in the table in the section of the proxy statement entitled "The Merger (Proposal 1)—Interests of Monogram's Directors and Executive Officers in the Merger—Golden Parachute Compensation for the Company's Named Executive Officers." The vote on specified compensation payable in connection with the merger is a vote separate and apart from the vote to approve the merger and the other transactions contemplated by the merger agreement. Accordingly, a stockholder may vote to approve the merger and the other transactions contemplated by the merger agreement and vote not to approve the specified compensation and vice versa. Because the compensation vote is advisory in nature only, it will not be binding on either the Company or Parent. Accordingly, because the Company is contractually obligated to pay the specified compensation, such compensation will be payable, subject only to the conditions applicable to such payment, if the merger is completed and regardless of the outcome of the advisory vote.

Record Date and Quorum

        The holders of record of our common stock as of the close of business on     •    , 2017, the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting. Each stockholder is entitled to one vote for each share of common stock held on the record date. On the record date,     •    shares of common stock were outstanding and entitled to vote at the special meeting.

        The presence at the special meeting, in person or by proxy, of the holders of our common stock entitled to cast a majority of all the votes entitled to be cast as of the close of business on the record date will constitute a quorum, permitting the Company to conduct its business at the special meeting. Abstentions will be counted as shares present for the purposes of determining the presence of a quorum. If a quorum is not present at the special meeting, we expect that the special meeting will be adjourned to a later date. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the special meeting. Because all proposals to be voted on at the special meeting are non-routine and non-discretionary, the Company anticipates that there will not be any broker non-votes in connection with the special meeting. See "—Voting; Proxies; Revocation—Submitting a Proxy or Providing Voting Instructions—Shares Held in "Street Name"" below.

Required Vote

        For the Company to complete the merger, under Maryland law and pursuant to our charter, the merger and the other transactions contemplated by the merger agreement must be approved by the affirmative vote of the holders of a majority of our outstanding shares of common stock as of the record date for the special meeting. A failure to vote your shares of common stock, an abstention from voting or, if your shares of common stock are held in "street name," failure to give voting instructions to your broker, bank, trust or other nominee, will have the same effect as a vote against the approval of the merger and the other transactions contemplated by the merger agreement.

        Approval of each of the advisory (non-binding) proposal on specified compensation payable to the Company's named executive officers in connection with the merger and the adjournment proposal requires the affirmative vote of a majority of votes cast on such proposal at the special meeting. Under Maryland law, abstentions will not be considered votes cast at the special meeting and, therefore, will have no effect on the voting results for these proposals. If your shares of common stock are held in "street name," failure to give voting instructions to your broker, bank, trust or other nominee will also have no effect on the voting results for these proposals.

Voting by the Company's Directors and Executive Officers

        The directors and executive officers of the Company have informed the Company that as of the date of this proxy statement, they intend to vote in favor of the proposal to approve the merger and the other transactions contemplated by the merger agreement, although none of them has an obligation to do so. At the close of business on the record date, our directors and executive officers owned, in the aggregate,    •    % of the outstanding common stock of the Company entitled to vote at the special meeting.

Voting; Proxies; Revocation

        Attendance.    All holders of shares of common stock as of the close of business on     •    , 2017, the record date for voting at the special meeting, including stockholders of record and beneficial owners of common stock registered in the "street name" of a broker, bank, trust or other nominee, are invited to attend the special meeting. If you are a stockholder of record, please be prepared to provide proper identification, such as a driver's license. If you hold your shares in "street name," you will need to provide proof of ownership, such as a recent account statement or voting instruction form provided by your broker, bank, trust or other nominee or other similar evidence of ownership, along with proper identification.

        Voting in Person.    Stockholders of record will be able to vote in person at the special meeting. If you are not a stockholder of record, but instead hold your shares in "street name" through a broker, bank, trust or other nominee, you must provide a proxy executed in your favor from your broker, bank, trust or other nominee in order to be able to vote in person at the special meeting.

        Submitting a Proxy or Providing Voting Instructions.    To ensure that your shares are voted at the special meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the special meeting in person.

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  Shares Held by Record Holder.  If you are a stockholder of record, you may submit a proxy using one of the methods described below.

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  Submit a Proxy by Telephone or via the Internet. This proxy statement is accompanied by a proxy card with instructions for submitting voting instructions. You may vote by telephone by calling the toll-free number or via the Internet by accessing the Internet address as specified on the enclosed proxy card. Your shares will be voted as you direct in the same manner as if you had completed, signed, dated and returned your proxy card, as described below.

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    Submit a Proxy Card. If you complete, sign, date and return the enclosed proxy card by mail so that it is received in time for the special meeting, your shares will be voted in the manner directed by you on your proxy card.

    If you sign, date and return your proxy card without indicating how you wish to vote on a proposal, your proxy will be voted in accordance with our board's recommendation—i.e., in favor of the proposal to approve the merger and the other transactions contemplated by the merger agreement, the advisory (non-binding) proposal to approve specified compensation that may become payable to the named executive officers of the Company in connection with the merger, and the adjournment proposal. If you are a stockholder of record and fail to return your proxy card, unless you attend the special meeting and vote in person, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote against the proposal to approve the merger and the other transactions contemplated by the merger agreement, but will not affect the other proposals.

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  Shares Held in "Street Name".  If your shares of common stock are held in "street name," you will receive instructions from your broker, bank, trust or other nominee that you must follow in order to authorize your shares to be voted. Your broker, bank, trust or other nominee will vote your shares only if you provide instructions on how to vote. Please follow the directions on the voting instruction form sent to you by your broker, bank, trust or other nominee with this proxy statement. If your shares of common stock are held in "street name" and you fail to provide your broker, bank, trust or other nominee with instructions on how to vote your shares of common stock, your broker, bank, trust or other nominee will not be able to vote such shares at the special meeting. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker, bank, trust or other nominee, as the case may be. Brokers who hold shares of common stock in "street name" for a beneficial owner of those shares typically have the authority to vote in their discretion on "routine" proposals when they have not received instructions from the beneficial owner. However, brokers are not allowed to exercise their voting discretion with respect to the approval of matters that are "non-routine," such as the proposals to be voted on at the special meeting, without specific instructions from the beneficial owner. Broker non-votes are shares held by a broker or other nominee that are present in person or represented at the meeting, but with respect to which the broker or other nominee is not instructed by the beneficial owner of such shares to vote on the particular proposal and the broker does not have discretionary voting power on such proposal. Because all proposals for the special meeting are non-routine and non-discretionary, Monogram anticipates that there will not be any broker non-votes in connection with the special meeting.

        Revocation of Proxies.    Any person giving a proxy pursuant to this solicitation has the power to revoke and change it any time before it is voted. If you are a stockholder of record, you may revoke your proxy at any time before the vote is taken at the special meeting by:

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  submitting a new proxy with a later date, by using the telephone or Internet proxy submission procedures described above, or by completing, signing, dating and returning a new proxy card by mail to the Company;

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  attending the special meeting and voting in person; or

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  delivering to the Secretary of the Company a written notice of revocation c/o Monogram Residential Trust, Inc., 5800 Granite Parkway, Suite 1000, Plano, Texas 75024, Attn: Secretary.

Attending the special meeting without taking one of the actions described above will not in itself revoke your proxy. Please note that if you want to revoke your proxy by mailing a new proxy card to the Company or by sending a written notice of revocation to the Company, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by the Company before the special meeting.

        If you hold your shares in "street name" through a bank, broker, trust or other nominee, you will need to follow the instructions provided to you by your bank, broker, trust or other nominee in order to revoke your voting instructions or submit new voting instructions.

Adjournments and Postponements

        Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. We are submitting a proposal for consideration at the special meeting to authorize the named proxies to approve one or more adjournments of the special meeting if there are not sufficient votes to approve the merger and the other transactions contemplated by the merger agreement at the time of the special meeting. The adjournment proposal relates only to an adjournment of the special meeting for purposes of soliciting additional proxies to obtain the requisite stockholder approval to approve the merger and the other transactions contemplated by the merger agreement. Monogram retains full authority to the extent set forth in its bylaws and Maryland law to adjourn the special meeting for any other purpose, or to postpone the special meeting before it is convened, without the consent of any Monogram stockholder.

        If the special meeting is adjourned, we are not required to give notice of the time and place of the adjourned meeting if announced at the meeting at which the adjournment is taken, unless the meeting is adjourned to a date that is more than 120 days after the record date for the special meeting.

        At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting. All proxies will be voted in the same manner as they would have been voted at the original convening of the special meeting, except for any proxies that have been effectively revoked or withdrawn prior to the time the proxy is voted at the reconvened meeting.

Solicitation of Proxies

        Our directors, officers and employees may solicit proxies on our behalf in person, by telephone, email or facsimile. These persons will not be paid additional remuneration for their efforts. Monogram has also retained MacKenzie Partners, Inc. to assist in the solicitation of proxies at a fee estimated not to exceed $20,000, plus reasonable out-of-pocket expenses. We also will request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of common stock that the brokers and fiduciaries hold of record. Upon request, we will reimburse them for their reasonable out-of-pocket expenses. Monogram will pay all expenses of filing, printing and mailing this proxy statement, including solicitation expenses.

Other Information

        You should not return your stock certificate or send documents representing common stock with the proxy card. If the merger is completed, the paying agent for the merger will send you a letter of transmittal and instructions for exchanging your shares of common stock for the merger consideration.

Questions and Assistance

        If you have questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact our proxy solicitor at:

MacKenzie Partners, Inc.
105 Madison Avenue
New York, New York 10016
Call Collect: (212) 929-5500
Call Toll-Free: (800) 322-2885
Email: proxy@mackenziepartners.com

THE MERGER (PROPOSAL 1)

General

        If the merger and the other transactions contemplated by the merger agreement are approved by Monogram stockholders and all other conditions to the closing of the merger are either satisfied or waived, Monogram will be merged with and into Acquisition Sub, with Acquisition Sub surviving the merger as a wholly owned subsidiary of Parent. Upon the completion of the merger, each share of common stock issued and outstanding immediately prior to the effective time of the merger (other than shares owned by Parent, Acquisition Sub and certain of their affiliates, if any) will be converted into the right to receive the merger consideration, without interest and less any applicable withholding taxes.

        Our common stock is currently registered under the Exchange Act and is quoted on the NYSE under the symbol "MORE." As a result of the merger, the Company will cease to be a publicly-traded company and will be merged into a subsidiary of Parent. Following the completion of the merger, the registration of our common stock and our reporting obligations under the Exchange Act will be terminated. In addition, upon the completion of the merger, our common stock will no longer be listed on any stock exchange or quotation system, including the NYSE.

Background of the Merger

        The following chronology summarizes the key meetings and events that led to the signing of the merger agreement. The following chronology does not purport to catalogue every conversation among our board, the Evaluation Committee, members of our management or our representatives and other parties.

        Our senior management and board of directors periodically review, with the assistance of financial and legal advisors, and, when advisable, revise our long-term strategy and objectives in light of developments in real estate markets, capital market conditions and our business and capabilities. Since our transition to a self-managed company, we have considered various potential strategic alternatives with the goal of maximizing stockholder value, including potential acquisitions, dispositions, business combination transactions and transactions in our joint venture investments.

        In 2016, we took steps to reduce general and administrative expenses and completed certain value-creating transactions to strengthen our operating portfolio in connection with the board of directors' evaluation of the Company's long term business plan. Despite this growth, our board of directors recognized that we continued to face challenges as a public company. Our joint venture structure, large development pipeline and smaller scale relative to other public multifamily REITs caused our cost of capital to remain higher than that of our larger peers. Compared to larger public multifamily REITs, our common stock traded at a material discount to our net asset value, or NAV.

        From time to time, Mark T. Alfieri, our Chief Executive Officer, President, Chief Operating Officer and Director met with executives of other entities in the real estate industry, including Greystar, to discuss industry developments and possible opportunities for transactions with such entities.

        On February 19, 2016, Madison International Realty (together with certain affiliates) filed an amended Schedule 13D with the SEC disclosing that Madison International Realty intended, among other possible actions, to approach the Company in connection with the possible negotiated acquisition of a limited number of assets or interests in assets (or the economic rights associated with such assets).

        On March 3, 2016, Snow Park Capital issued a press release disclosing a letter that Snow Park sent to the Company's Board urging the Board to clarify Madison International Realty's role in the Company's asset disposition program, engage an investment bank to assist the Company in exploring strategic alternatives and form a special committee of the Board to oversee these processes.

        In order to more effectively discuss and oversee different options for enhancing value for all stockholders between regularly scheduled meetings of the board of directors, and as a result of litigation brought against the Company by affiliates of Behringer Harvard, the Company's former external advisor, the Company had formed an executive committee of the board of directors (the "Executive Committee") in December 2015. On March 22, 2016, the Executive Committee, then consisting of E. Alan Patton (Chair of the board of directors), Mr. Alfieri, David D. Fitch, Jonathan L. Kempner, Roger D. Bowler, Sami S. Abbasi and Timothy J. Pire (all independent directors other than Mr. Alfieri), met telephonically with representatives of Goodwin Procter LLP ("Goodwin Procter") to discuss the potential engagement of Morgan Stanley & Co. LLC ("Morgan Stanley") as the Company's financial advisor, and the recent activity by Madison and Snow Park. Goodwin Procter led a discussion regarding the duties of directors in the context of their consideration of the Company's strategic alternatives, including a stand-alone strategy, and the potential sale of the Company to, or another strategic transaction with, a third party.

        On March 23, 2016, the board of directors met telephonically to discuss ongoing board refreshment efforts, governance matters and the exploration of strategic alternatives.

        On March 25, 2016, Tammy K. Jones was appointed to the board of directors as an independent director and member of the Executive Committee, effective April 1, 2016.

        On April 20, 2016, W. Benjamin Moreland was appointed to the board of directors as an independent director and member of the Executive Committee, effective May 1, 2016, and on April 26, 2016, the Company announced that Mr. Abbasi and Mr. Bowler would not be standing for re-election to the board of directors at the annual meeting of stockholders to be held on June 29, 2016.

        On May 20, 2016, the Executive Committee formed an evaluation committee (the "Evaluation Committee") consisting of independent directors in connection with the Company's exploration of strategic alternatives. The Evaluation Committee was authorized to consider and evaluate any proposals that might be received by the Company regarding a potential sale transaction, participate in and direct the negotiation of the material terms and conditions of any such transaction, and recommend to the board the advisability of entering into any such transaction or pursuing another strategic alternative. The Evaluation Committee consisted of Mr. Moreland (Chairman), Mr. Fitch, Ms. Jones and Mr. Pire. Throughout the Evaluation Committee's evaluation of a potential sale of the Company, the Evaluation Committee conducted formal meetings, but its members were also in regular informal communication with Goodwin Procter and with each other. In addition, the Evaluation Committee, as well as the board of directors, frequently met in executive session with only the independent directors and, on certain occasions, Goodwin Procter present.

        On June 2, 2016, following prior discussions by the board of directors and the Evaluation Committee, the Evaluation Committee appointed Morgan Stanley as the Company's financial advisor pursuant to a formal engagement letter for the purpose of advising the board of directors in connection with a potential transaction such as the merger and to evaluate whether the consideration to be received in a merger was fair, from a financial point of view, to the holders of the Company's common stock.

        On June 9, 2016, the Executive Committee met telephonically to discuss, together with Goodwin Procter, and representatives of Morgan Stanley, potential strategic opportunities.

        On June 20, 2016, the Company announced that in connection with a review and assessment of its corporate governance policies, on June 17, 2016, the board of directors adopted a resolution to opt out of Section 3-803 and Section 3-804(a) of the Maryland General Corporation Law and filed articles supplementary with the State Department of Assessments and Taxation of Maryland to effect the opt-out. The effect was to prohibit the Company, without the affirmative vote of a majority of the votes cast on the matter by stockholders entitled to vote generally in the election of directors, from classifying its board of directors or from raising the threshold for removal of a director from a majority to two-thirds of the votes entitled to be cast by stockholders generally in the election of directors.

        Between June 29 and July 29, 2016, the board of directors and the Executive Committee met several times with representatives of Goodwin Procter and Morgan Stanley to discuss the Company's on-going efforts to recruit new independent directors to join the board of directors and management's work on updating the Company's long-term outlook.

        During this time, the Executive Committee engaged in general discussions concerning whether and when it might be advisable to approach and explore a potential strategic transaction with third parties, including the scope of any such process, noting the potential disruptions to the Company's business, the risk of leaks that might arise from making contact with other parties, the potential impact on the Company's business of such leaks, including the loss of partners and employees, and the potential need to disclose sensitive, proprietary and confidential information to competitors and potential competitors. Representatives of Morgan Stanley also presented their views on the parties that it considered most likely to have an interest in a potential transaction with the Company, as well as their views on such parties' ability to fund a transaction. Based on the risks discussed, the Executive Committee concluded that the most prudent approach at this time would be to contact a limited number of parties that could make the financial commitment necessary to acquire the Company based on its size and consummate a transaction expeditiously, and the Executive Committee directed the representatives of Morgan Stanley to begin such outreach.

        During the week of August 15, 2016, representatives of Morgan Stanley contacted two potential financial sponsors (Party A and Party B).

        On August 24, 2016, the Company entered into a confidentiality agreement with Party A which included customary non-disclosure provisions and a standstill provision subject to certain exceptions.

        On August 25, 2016, the Company entered into a confidentiality agreement with Party B which included customary non-disclosure provisions and a standstill provision that allowed Party B to make confidential proposals to the Company at any time.

        Also on August 24 and August 25, 2016, the Company provided Party A and Party B and their respective advisors, respectively, with access to a virtual data room containing business and legal due diligence materials. Thereafter, the parties and their advisors had discussions, and the Company provided answers to questions posed by such parties and their respective advisors, regarding the due diligence materials.

        Also on August 25, 2016, the Company provided the interested parties with forecasts for the Company that had been prepared by management.

        On September 19, 2016, the Company received an oral indication of interest from Party A with respect to a potential sale transaction with the Company. The indication of interest included a proposed price of $10.00 per share of Company common stock in cash.

        On September 19, 2016, the Company received an oral indication of interest from Party B with respect to a potential sale transaction with the Company at a price per share of Company common stock in the range of $11.30 to $11.70 in cash.

        On September 21, 2016, the board of directors met with representatives of Goodwin Procter and Morgan Stanley to consider, among other things, the indications of interest from Party A and Party B and to discuss the Company's recent stock price performance and recent performance of the Company's real estate assets, particularly in light of deceleration in rent growth of certain key assets. Representatives of Morgan Stanley then discussed their view of the Company's market positioning and the recent mergers and acquisitions activity levels involving public multifamily REITs.

        On September 23, 2016, the Evaluation Committee, together with the board of director's observer, Scot Sellers and representatives of Morgan Stanley met to discuss the indications of interest from Party A and Party B. Following discussion, the Evaluation Committee unanimously authorized Morgan Stanley to inform Party B that the Company was willing to move forward to negotiate a transaction at a $12.00 per share cash price. The Evaluation Committee also authorized Morgan Stanley to inform Party A that the Company was unwilling to move forward with Party A based on the $10.00 proposed price.

        On September 26, 2016, the Wall Street Journal published an article indicating that the Company was exploring a sale process. Subsequent to the Wall Street Journal article, representatives of Morgan Stanley and the Company received several verbal inquiries that valued the Company between $10.00 and the low $11.00 per share range.

        On September 30, 2016, the board of directors met telephonically to discuss the Company's updated long-term outlook plan, including growth deceleration in the multifamily REIT sector and the risks of diverting management's focus and resources from other strategic opportunities and from operational matters while working to explore a Company strategic transaction.

        Also on September 30, 2016, the Company entered into a confidentiality agreement with its joint venture partner, PGGM, with customary non-disclosure provisions for purposes of protecting discussions between the Company and PGGM regarding the Company's ongoing strategic process.

        On October 4, 2016, representatives of Morgan Stanley received an unsolicited written indication of interest from a private real estate developer and operator (Party C) citing recent speculation in the press that the Company was engaged in a sale process. The letter indicated a proposed transaction structure involving third party investors, an equity raise from unidentified new investors and a mix of cash and stock consideration, which Party C believed would be valued at $12.00 per share to the Company stockholders but no explanation for the estimated valuation was provided. Based on execution risk and proposed relative valuation of the combined company, among other factors, the Evaluation Committee determined not to pursue the non-binding proposal from Party C.

        On October 7, 2016, the board of directors met telephonically, together with members of management and representatives of Morgan Stanley and Goodwin Procter. The representatives from Morgan Stanley described their discussions with Party B, in particular Party B's response to the Company's counter proposal of $12.00 per share in cash. Party B indicated that it was likely at or below the lower end of the $11.30 to $11.70 per share range provided in its September 19, 2016 oral indication of interest based on its concerns regarding the decelerating income environment in the multifamily REIT sector. The members of the Executive Committee also discussed the possibility of terminating the process with respect to a near-term sale of the Company.

        On September 30, 2016 and October 12, 2016, Party A and Party B, respectively, were removed from data room access. Also during this time, representatives of Morgan Stanley, at the direction of the Executive Committee, informed the Parties that the Company would not be moving forward with a transaction and the Company terminated discussions with Party A and Party B.

        On October 19, 2016, because the board of directors had determined at that time to cease pursuing a strategic transaction, the board of directors authorized the termination of the Company's engagement with Morgan Stanley as financial advisor in connection with the Company's consideration of a strategic transaction, and delivered a termination letter to Morgan Stanley.

        From November 2016 through December 2016, the Company focused on a potential shift in its overall business strategy by reducing its presence in certain geographic submarkets to gain greater scale in select high barrier coastal regions, while simultaneously exiting certain submarkets experiencing oversupply from new development resulting in rental concessions and decelerating income growth.

        Also during this time, Mr. Alfieri continued to meet with executives of other entities in the real estate industry to discuss industry developments and possible opportunities in the ordinary course for transactions with such entities.

        On December 21, 2016, Greystar's Founder, Chairman and CEO, Robert A. Faith, contacted Mr. Alfieri to express interest in an exploratory meeting between the parties particularly with respect to the potential acquisition of certain of the Company's real estate assets.

        On January 4, 2017, Mr. Alfieri contacted the members of the Executive Committee to discuss with them Greystar's interest in a potential transaction with the Company.

        On January 9, 2017, the Company entered into a confidentiality agreement with Greystar, which included customary non-disclosure provisions but which did not include a standstill provision since any contemplated transaction between the Company and Greystar at that time related to a real estate level transaction.

        On January 23, 2017, while in attendance at the 2017 National Multifamily Housing Council Annual Meeting, Mr. Alfieri received an unsolicited oral indication of interest from a real estate investment company (Party D). The indication of interest did not include a proposed price, price range or transaction structure. Mr. Alfieri indicated that the Company was primarily focused on executing its business strategy. He noted, however, that if Party D was prepared to make a compelling written offer, the board of directors and the Evaluation Committee would consider it.

        On January 24, 2017 during a meeting in person and over the course of the next month, Mr. Faith and Mr. Alfieri discussed the possibility of an acquisition of the Company by Greystar, but did not discuss valuation, a potential purchase price or any other specific terms. Mr. Alfieri indicated that the Company was primarily focused on executing its business strategy. He noted, however, that if Greystar was prepared to make a compelling written offer, the board of directors and the Evaluation Committee would consider it. Mr. Faith expressed interest in continuing discussions with the Company, but indicated that Greystar would have to discuss a potential transaction and other funding matters with equity financing sources over the course of the next month.

        On January 30, 2017, the Company entered into a confidentiality agreement with Party D, which included customary non-disclosure provisions and a standstill arrangement, including a provision that prohibits Party D from asking the Company to waive such standstill arrangement. In accordance with the merger agreement, the board of directors (or a committee thereof) may waive any standstill provision if the board of directors (or a committee thereof) determines in good faith, after consultation with outside legal counsel, that failure to provide such waiver would reasonably be expected to be inconsistent with its fiduciary duties under applicable law. Following execution of the confidentiality agreement with Party D, the Company provided Party D with due diligence materials relating to the structuring of the Company's joint ventures with NPS and PGGM.

        On March 17, 2017, the Evaluation Committee met with Goodwin Procter and members of management to discuss certain terms of a potential transaction that the Company might consider, including the amount of the termination fee payable by the Company in certain circumstances and whether the company would be permitted to solicit alternative acquisition proposals for a certain period of time after signing a merger agreement or the possibility of a reduced Company termination fee in the event that the Company were to terminate the merger agreement to accept a superior proposal within a specified period from signing the merger agreement. The Evaluation Committee also discussed conditions to completion of any potential transaction, including a lack of a financing condition, and structuring matters relating to the Company's joint venture partners, NPS and PGGM. Following the meeting, the Evaluation Committee informed Mr. Alfieri that he was authorized to inform Greystar that the Company was willing to move forward to negotiate a transaction at not less than a $12.00 per share cash price.

        On March 31, 2017, Goodwin Procter sent J.P. Morgan Securities LLC ("J.P. Morgan"), financial advisor to Greystar, a revised confidentiality agreement based on the evolving possibility of a Company-level transaction with Greystar rather than a transaction regarding certain of the Company's real estate assets.

        Over the course of April 3 to April 20, 2017, Mr. Faith and Mr. Alfieri discussed the progress regarding potential funding sources for Greystar but did not discuss specific details including valuation, a potential purchase price or any other terms.

        On April 20, 2017, the Company and Greystar entered into the revised confidentiality agreement, which agreement included customary non-disclosure and standstill provisions that allow Greystar to make confidential proposals to the Company at any time.

        On May 17, 2017, Mr. Faith informed Mr. Alfieri that Greystar would be continuing to work on funding sources over the course of the next several weeks and remained interested in pursuing a transaction with the Company. Mr. Alfieri informed Mr. Faith that the Company would only be willing to move forward to negotiate a transaction at not less than a $12.00 per share cash price, and that the merger agreement would have to include a customary fiduciary out for the Company's board of directors in addition to a lower than customary Company termination fee in the event that the Company were to terminate the merger agreement to accept a superior proposal within a specified period from signing.

        On May 18, 2017, Mr. Alfieri received a follow-up unsolicited indication of interest from Party D. The indication of interest did not include a proposed price, price range or transaction structure.

        On May 24, 2017, the Company received a written offer from Greystar, through a newly-formed fund backed by APG Asset Management, GIC and Ivanhoe Cambridge, to acquire the Company for $12.00 per share of the Company's common stock in cash, subject to confirmatory due diligence, satisfactory documentation and final board approval. In its letter, Greystar expressed its belief that the offer represented compelling and certain value for the Company's stockholders, considered its interest in the Company to be highly confidential and would be automatically withdrawn in the event that the Company or its joint venture partners made any disclosure of the offer, said that its offer was fully funded, and subject to a mutually agreeable exclusivity period to negotiate a merger agreement, and also that the merger agreement would contain a customary no-shop provision but that Greystar would agree to a reduced Company termination fee of 1.5% of transaction equity value in the event that the Company were to terminate the merger agreement to accept a superior proposal within 21 days of execution of the merger agreement. The offer letter also specified that after the execution of the merger agreement, the Company would not be permitted to pay or declare any dividend on its common stock other than as necessary to maintain REIT status.

        On May 25, 2017, the Executive Committee held a telephonic meeting with representatives of Goodwin Procter and members of management. At the meeting, management and the Executive Committee discussed the Company's long-term outlook, associated business plans, underlying assumptions and timelines and key risks that could affect the Company's ability to achieve the long-term plan. The Executive Committee also discussed with Mr. Alfieri the ongoing talks between the Company and Greystar, including the May 24, 2017 offer, and the recent overture made by Party D. The Executive Committee discussed this contact from Party D and determined to not solicit proposals from other third parties, including Party D, given concerns the Executive Committee had about leaks and the views of management that the price proposed by Greystar likely exceeded the price level that any third party would offer, including compared to the indications of interest previously received from Party A and Party B. The Executive Committee discussed the proposal received relative to the various alternatives available to the Company, the challenges in the industry and sector in which the Company operates and the risks associated with the Company's long term outlook. The Executive Committee also discussed the proposed no-shop provision of the merger agreement and the reduced Company termination fee in the event that the Company were to terminate the merger agreement to accept a superior proposal within 21 days of execution of the merger agreement and the request from Greystar that the parties enter into an exclusivity agreement and that given the risk of leaks that the proposed transaction should be announced as quickly as possible. With respect to the reduced Company termination fee period, the Executive Committee discussed with Goodwin Procter, increasing that period from 21 days following execution of the merger agreement and decreasing the proposed Company termination fee during the period from 1.5% of transaction equity value to 1.25% of transaction equity value. The Executive Committee also agreed to propose a 26-day exclusivity period pursuant to which the parties would negotiate exclusively until June 21, 2017. The Executive Committee further resolved to authorize the Company to contact and re-engage Morgan Stanley to act as the Company's financial advisor in connection with the proposed transaction based on their prior engagement with the Company and continued contact with the Company throughout 2017 regarding potential transaction terms and financing and negotiating strategies. Mr. Alfieri also informed the Executive Committee that management had not discussed the terms of any employment arrangements with Greystar, and the Executive Committee and Goodwin Procter instructed management to continue to avoid any such discussions.

        On May 26, 2017, Greystar and the Company executed an exclusivity agreement pursuant to which the parties agreed to negotiate exclusively until June 21, 2017.

        On May 29, 2017, the Company received a written due diligence request list from Greystar and representatives of Jones Day ("Jones Day"), Greystar's legal counsel, and on May 29, 2017, the Company began to make due diligence materials available to Greystar and Jones Day through a virtual data room. Beginning on May 26, 2017, the respective representatives of the Company and Greystar convened telephone calls to discuss initial due diligence requests.

        On May 29, 2017, representatives of Goodwin Procter had discussions with Jones Day during which such Jones Day confirmed that participation by the Company's management was not a condition to the proposal submitted by Greystar, and there was no intention to engage in discussions regarding management's future compensation or participation in the transaction at that time.

        On May 31, 2017, Goodwin Procter sent a draft merger agreement to representatives of Jones Day. Over the course of the next week and a half, the parties continued the initial due diligence investigation, and Goodwin Procter and Jones Day continued to negotiate the terms of the merger agreement.

        On June 12, 2017, the Evaluation Committee met telephonically with representatives of Goodwin Procter to discuss the status of negotiations with Greystar and the status of the draft merger agreement, including open issues relating to the amount and triggers for the Company and Greystar termination fees and the financing covenants, and the engagement of Morgan Stanley.

        On June 13, 2017, following prior discussions by the Evaluation Committee, the Evaluation Committee re-engaged Morgan Stanley as the Company's financial advisor.

        On June 14 and 15, 2017, Goodwin Procter and Jones Day continued to negotiate the terms of the merger agreement.

        On June 16, 2017, the Evaluation Committee met telephonically with representatives from Goodwin Procter and Morgan Stanley also in attendance. At this meeting, Goodwin Procter led a discussion concerning the duties of the Evaluation Committee and the board of directors in the context of their consideration of strategic alternatives, including a potential sale of the Company. Also at the meeting, representatives of Morgan Stanley reviewed with the board of directors certain financial analyses and valuation perspectives based upon projections prepared by the Company's management, and the Evaluation Committee discussed the proposal received relative to the various alternatives received by the Company previously, and the risks associated with the Company's long term outlook.

The Evaluation Committee also discussed the perspective of the representatives of Morgan Stanley that the $12.00 price proposed by Greystar likely exceeded the price level that any competing financial buyer could reasonably be expected to pay while achieving customary expected returns from such an investment. After a discussion of potential responses to Greystar, the Evaluation Committee decided that making a counter proposal on the dividend cut-off proposal in the May 24, 2017 offer would be the most effective response and resolved and directed Mr. Alfieri to make a counter-proposal to Mr. Faith that in the event that the merger agreement was signed prior to payment of the second quarter cash dividend of $0.075 per share of Company common stock, that the Company would be permitted to pay this dividend as well as a pro rata dividend through the closing date of the proposed merger.

        Later that day, Mr. Alfieri communicated the counter proposal on the dividend to Mr. Faith. Mr. Faith expressed his disappointment and informed Mr. Alfieri that Greystar believed that it had made a very strong bid on valuation. Mr. Faith then said that Greystar was only willing to permit payment of the second quarter dividend but stressed several times that this was Greystar's best and final offer.

        Over the course of the next few days, the parties continued the due diligence investigation, Goodwin Procter and Jones Day continued to negotiate the terms of the merger agreement, and the Evaluation Committee met regularly with representatives of Goodwin Procter and Morgan Stanley to discuss the status of negotiations with Greystar and the status of the draft merger agreement.

        On June 20, 2017, Greystar and the Company executed an exclusivity agreement amendment pursuant to which the parties agreed to extend the exclusively period until June 23, 2017.

        On June 22, 2017, the Evaluation Committee met, together with representatives of Goodwin Procter and Morgan Stanley, to discuss negotiations with Greystar. Representatives from Morgan Stanley provided its updated valuation views and provided a letter to our board regarding any current and historical relationships with Greystar and its equity financing sources. The letter indicated that Morgan Stanley, as a full-service investment bank, has from time to time been engaged to provide financing services for GIC and certain of its portfolio companies during the prior two years. See the section entitled "—Opinion of the Company's Financial Advisor—Other Information" for further information. Representatives from Goodwin Procter discussed the draft merger agreement, particularly the changes proposed by Greystar replacing the Company's right to seek specific performance with the Company's right to receive a higher reverse termination fee if the merger agreement is terminated under certain circumstances, the payment of which would be guaranteed by the Guarantors.

        On June 23, 2017, Mr. Alfieri received a telephone call from Mr. Faith, during which Mr. Faith reiterated Greystar's continued interest in a transaction. During the call, Mr. Faith proposed the Company would receive a substantial reverse termination fee payable if the merger agreement is terminated in certain circumstances in lieu of the Company's right to seek specific performance to require the acquiring entity to complete the merger. Mr. Faith explained that the Guarantors would guarantee the payment of the reverse termination fee.

        On June 23, 2017, Greystar and the Company executed an exclusivity agreement amendment pursuant to which the parties agreed to extend the exclusively period until June 27, 2017, subject to an agreement between the parties to complete due diligence within that period.

        On June 29, 2017, the Company held its annual meeting of stockholders following which Robert S. Aisner and Michael D. Cohen, the directors affiliated with Behringer Harvard, resigned from the board of directors in accordance with the expiration in February 2017 of contractual rights between the Company and Behringer entitling Behringer to designate two nominees to the board of directors.

        On June 30, 2017, Goodwin Procter contacted Jones Day to review a list of open issues with respect to the merger agreement. These items included: (1) certain covenants, including those regarding pre-closing tax transactions and related conditions to closing; (2) the size of the termination fee payable by Parent; and (3) remedies available to the Company in the event of breach by Greystar under certain circumstances. Later that day, Goodwin Procter sent Jones Day a draft of the merger agreement and other transaction documents and engaged in various telephonic discussions to negotiate the unresolved issues in those documents, and the Company facilitated the final due diligence items of Greystar.

        Later on June 30, 2017, Mr. Alfieri received a telephone call from Mr. Faith, during which Mr. Faith agreed to increase the reverse termination fee payable to 10% of the equity value of the transaction, or $202,090,337.

        Also on June 30, 2017, the board of directors and the Evaluation Committee held a joint telephonic meeting, together with Goodwin Procter and Morgan Stanley. Goodwin Procter discussed its negotiations earlier in the day with Jones Day, including the remaining open issues on the merger agreement. Representatives of Morgan Stanley reviewed with the board of directors Morgan Stanley's financial analyses of the consideration proposed in the merger.

        On June 30, 2017, conversations also took place among Mr. Fitch, independent chair of the Compensation Committee of the board of directors, Mr. Pire and Goodwin Procter regarding certain employee benefits and compensation matters to be a part of the merger agreement.

        On July 3, 2017, after the closing of the U.S. stock markets, the Wall Street Journal published an article indicating that an investment group led by Greystar was nearing a deal to buy the Company for $12.00 per share in cash.

        On July 4, 2017, Greystar provided the Company with its executed debt financing commitment letter from J.P. Morgan.

        On July 4, 2017, the board of directors and the Evaluation Committee held a joint telephonic meeting together with members of management and representatives of Goodwin Procter and Morgan Stanley, to discuss and review the draft merger agreement and to consider the proposed transaction. Representatives of Goodwin Procter again reviewed the duties of the directors and the terms of the draft merger agreement. Representatives of Morgan Stanley reviewed with the board of directors Morgan Stanley's financial analyses of the consideration proposed in the merger. Morgan Stanley then rendered its oral opinion, subsequently confirmed in writing by delivery of a written opinion to our board of directors dated July 4, 2017, that as of that date and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in the written opinion, the merger consideration to be received by the holders of shares of our common stock pursuant to the merger agreement was fair from a financial point of view to such holders. Following extensive discussion, and upon recommendation of the Evaluation Committee, the board of directors unanimously adopted resolutions which, among other things, approved and declared advisable and in the best interests of the Company and the stockholders of the Company, the merger, the merger agreement and the other transactions contemplated by the merger agreement and resolved to recommend that the stockholders of the Company vote for the approval of the merger and the other transactions contemplated by the merger agreement.

        Following the board meeting, the parties completed the transaction documents. In the afternoon of July 4, 2017, the parties executed and delivered the merger agreement and other transaction documents and the Company issued a press release announcing the transaction.

Reasons for the Merger

        In reaching its decision to approve the merger, the merger agreement and the other transactions contemplated by the merger agreement and to recommend approval of the merger and the transactions contemplated by the merger agreement to our common stockholders, our board of directors and the

Evaluation Committee consulted with our senior management team, as well as our outside legal and financial advisors, and considered a number of factors, including the following material factors which our board of directors viewed as supporting its decision to approve the merger, the merger agreement and the other transactions contemplated by the merger agreement and to recommend approval of the merger and the transactions contemplated by the merger agreement to our common stockholders:

  •
  the current and historical trading prices for our common stock, and the fact that the cash merger consideration of $12.00 per share represented a premium of approximately 16.7% to the $10.28 volume weighted average closing price over the 12-month period ended July 3, 2017, the last trading day prior to the execution of the merger agreement, a premium of approximately 21.6% to the $9.87 volume weighted average closing price over the 30-day period ended July 3, 2017 and a premium of approximately 22.4% to the closing price of $9.80 on July 3, 2017, the last trading day prior to the public announcement of the merger agreement;

  •
  the course of negotiations between the Company and Greystar resulting in a price per share of our common stock that was higher than the all-cash offers the Company received from Party A and Party B as well as other verbal indications of interests received by the Company over the past year;

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  our board of directors' knowledge of the business, operations, financial condition, earnings and prospects of the company, as well as its knowledge of the current and prospective environment in which the company operates, including economic and market conditions;

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  the belief that the merger is more favorable to our stockholders than other strategic alternatives available to the company, including remaining an independent public company;

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  the risks and uncertainty of remaining an independent public company, given the Company's joint venture structure and smaller scale relative to other public multifamily REITs, which caused our cost of capital to remain higher than that of our larger peers and greater NAV discount as compared to larger public multifamily REITs, which impeded our ability to raise new equity capital;

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  the high multiples of funds from operations at which common stock of REITs, including our common stock, have been trading and the risk that those multiples might not be sustained, which could result in a decline in the trading price of our common stock regardless of our performance;

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  favorable conditions for sale transactions in the real estate markets generally and the multifamily sector specifically, including prices for real estate assets being at or near historical highs while capitalization rates are at or near historical lows, the low interest rate environment and the possibility that interest rates may rise in the near future;

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  the high probability that the merger would be completed based on, among other things, the lack of a financing condition, and the $202,090,337 reverse termination fee payable to the company if the merger agreement is terminated in certain circumstances, which payment is guaranteed by the Guarantors;

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  the terms and conditions of the merger agreement, which were reviewed by our board of directors with our financial and legal advisors, and the fact that such terms were the product of arm's-length negotiations between the parties;

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  Morgan Stanley's oral opinion, subsequently confirmed by delivery of a written opinion to our board of directors, dated July 4, 2017 that, as of that date, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in its written opinion, the merger consideration to be received by the holders of shares of our common stock pursuant to the merger agreement was fair from a financial point of view to such holders (see "—Opinion of the Company's Financial Advisor");

  •
  our ability, under the merger agreement, (1) (a) to pay a lower termination fee of $25,261,292 in connection with a superior proposal if the merger agreement is terminated in connection with the superior proposal and occurs within the first 30 days following the date of the Merger Agreement (subject to an extension for the completion of matching rights periods in accordance with the no-shop provision of the Merger Agreement, provided that the initial superior proposal notice is provided to Greystar by the Company on or prior to the 30th day after the date of the Merger Agreement or (b) $65,679,359 in all other instances, and (2) at any time prior to receipt of the Company stockholder approval, to participate in discussions or negotiations with third parties, under certain circumstances, if our board of directors determines, after consultation with advisors, that failure to do so would be inconsistent with its legal duties and that such acquisition proposal constitutes, or could reasonably be expected to result in, a superior proposal;

  •
  our board of directors' ability, under the merger agreement, to withdraw, modify or amend its recommendation that our common stockholders vote to approve the merger agreement and the merger under certain circumstances, subject to payment of the applicable termination fee;

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  our ability to terminate the merger agreement, under certain circumstances, in order to enter into a definitive agreement providing for a superior proposal if our board of directors determines, after consultation with advisors and after taking into account any changes to the terms of the merger agreement proposed by Parent, that the superior proposal continues to be a superior proposal, upon payment of the applicable termination fee;

  •
  the fact that (1) the $25,261,292 termination fee payable by us in certain circumstances (representing approximately 1.25% of the company's equity value, based on the cash merger consideration) and (2) the $65,679,359 termination fee payable by us in other circumstances (representing approximately 3.25% of the company's equity value, based on the cash merger consideration), were each viewed by our board of directors, after consultation with our legal and financial advisors, as reasonable and not likely to preclude any other party from making a competing acquisition proposal;

  •
  the fact that the all cash merger consideration will provide our stockholders with immediate fair value, in cash, for all of their shares of common stock;

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  the limited number of potential purchasers with the financial ability to acquire us; and

  •
  the fact that the merger would be subject to the approval of our common stockholders, and our common stockholders would be free to reject the merger by voting against the merger for any reason, including if a higher offer were to be made prior to the stockholders meeting (although we may be required to pay a termination fee under certain circumstances if we subsequently were to enter into a definitive agreement relating to, or to consummate, an acquisition proposal).

        Our board of directors and the Evaluation Committee also considered the following potentially negative factors in its consideration of the merger agreement and the merger:

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  the merger would preclude our stockholders from having the opportunity to participate in the future performance of our assets, future potential earnings growth, future potential appreciation of the value of our common stock or future dividends that could be realized depending on our future performance;

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  the significant costs involved in connection with entering into and completing the merger and the substantial time and effort of management required to consummate the merger and related disruptions to the operation of our business;

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  the restrictions on the conduct of our business prior to the completion of the merger, which could delay or prevent us from undertaking business opportunities that may arise pending completion of the merger;

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  the pending merger or failure to complete the merger may cause harm to relationships with our employees, tenants and other business associates and may divert management and employee attention away from the day-to-day operation of our business;

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  our inability to solicit competing acquisition proposals and the possibility that the $25,261,292 or $65,679,359 termination fee payable by us upon the termination of the merger agreement could discourage other potential bidders from making a competing bid to acquire us;

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  the fact that an all cash merger would be taxable to our stockholders for U.S. federal income tax purposes;

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  the fact that, under Maryland law, our stockholders will not be entitled to appraisal rights, dissenters' rights or similar rights of an objecting stockholder in connection with the merger;

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  our inability to seek specific performance to require Parent, Merger Sub or Merger Partnership to complete the merger, and the fact that our exclusive remedy, available if the merger agreement is terminated in certain circumstances, would be limited to a reverse termination fee payable by Parent in the amount of $202,090,337, the payment of which is guaranteed by the Guarantors; and

  •
  the fact that some of our directors and executive officers have interests in the merger that may be different from, or in addition to, our stockholders generally (see "—Interests of Monogram's Directors and Executive Officers in the Merger").

        The foregoing discussion of the factors considered by our board of directors is not intended to be exhaustive, but rather includes the material factors considered by our board of directors. In reaching its decision to approve the merger, the merger agreement and the other transactions contemplated by the merger agreement, our board of directors did not quantify or assign any relative weights to, and did not make specific assessments of, the factors considered, and individual directors may have given different weights to different factors. Our board of directors did not reach any specific conclusion with respect to any of the factors or reasons considered.

        The above factors are not presented in any order of priority. The explanation of the factors and reasoning set forth above contain forward-looking statements and should be read in conjunction with the section of this proxy statement entitled "Cautionary Statement Regarding Forward-Looking Statements."

Recommendation of the Company's Board of Directors

        Our board of directors has unanimously approved the merger, the merger agreement and the other transactions contemplated by the merger agreement, and has declared the merger and the other transactions contemplated by the merger agreement advisable and in the best interests of Monogram Residential Trust, Inc. and our stockholders. Our board of directors recommends that you vote "FOR" the proposal to approve the merger and the merger agreement, "FOR" the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger and "FOR" the proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the merger agreement.

Opinion of the Company's Financial Advisor

        We retained Morgan Stanley to provide us with financial advisory services in connection with the proposed merger. We selected Morgan Stanley to act as our financial advisor based on Morgan Stanley's qualifications, expertise and reputation, and its knowledge of the business and affairs of the Company. As part of this engagement, our board of directors requested that Morgan Stanley evaluate the fairness, from a financial point of view, of the merger consideration to be received by the holders of shares of our common stock pursuant to the merger agreement. On July 4, 2017, at a meeting of our board of directors, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing by delivery of a written opinion to our board of directors dated July 4, 2017, that as of that date and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in the written opinion, the merger consideration to be received by the holders of shares of our common stock pursuant to the merger agreement was fair from a financial point of view to such holders of shares of our common stock.

        The full text of the written opinion of Morgan Stanley, dated as of July 4, 2017, is attached to this proxy statement as Annex B and is hereby incorporated into this proxy statement by reference in its entirety. You should read the opinion in its entirety for a discussion of the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. We encourage you to read the entire opinion and the summary of Morgan Stanley's opinion below carefully and in their entirety. This summary of the opinion of Morgan Stanley set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion. Morgan Stanley's opinion was directed to our board of directors, in its capacity as such, and addresses only the fairness, from a financial point of view, to the holders of shares of our common stock, as of the date of the opinion, of the merger consideration to be received by such holders pursuant to the merger agreement, and does not address any other aspects or implications of the merger. Morgan Stanley's opinion was not intended to, and does not, constitute a recommendation to any holder of shares of our common stock as to how to vote at the special meeting to be held in connection with the merger or whether to take any other action with respect to the merger. Morgan Stanley was not requested to opine as to, and its opinion did not in any manner address the relative merits of the transactions contemplated by the merger agreement as compared to other business or financial strategies that might be available to us, nor did it address our underlying business decision to enter into the merger agreement or proceed with any other transaction contemplated by the merger agreement.

        In connection with rendering its opinion, Morgan Stanley, among other things:

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  reviewed certain publicly available financial statements and other business and financial information of the Company;

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  reviewed certain internal financial statements and other financial and operating data concerning the Company prepared by the management of the Company;

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  reviewed certain financial projections prepared by the management of the Company;

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  discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

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  reviewed the reported prices and trading activity for the Company's common stock;

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  compared the financial performance of the Company and the prices and trading activity of the Company's common stock with that of certain other publicly-traded companies comparable with the Company, and their securities;

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  reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

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  participated in certain discussions and negotiations among representatives of the Company and Parent and certain parties and their financial and legal advisors;

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  reviewed the merger agreement, the draft equity financing and debt financing commitment letters, referred to as the commitment letters, substantially in the form of the drafts dated July 3, 2017, and certain related documents; and

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  performed such other analyses, reviewed such other information and considered such other factors as Morgan Stanley deemed appropriate.

        In arriving at its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to it by the Company, and formed a substantial basis for its opinion. With respect to the financial projections, with the consent of our board of directors, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company, and Morgan Stanley expressed no opinion on such projections or the reasonableness of the assumptions, estimates or judgments on which they were based, and Morgan Stanley assumed that there had not occurred any material change in the assets, liabilities, financial condition, results of operations, business or prospects of the Company or any of its subsidiaries since the most recent dates on which the most recent financial statements and financial projections or other information, financial or otherwise, was made available to Morgan Stanley. In addition, Morgan Stanley assumed that the merger and the Additional Transactions (as defined in the merger agreement) will be consummated in accordance with the terms set forth in the merger agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that Parent will obtain equity and debt financing in accordance with the terms set forth in the commitment letters; however, Morgan Stanley expressed no opinion as to the terms of such equity and debt financing or the terms or conditions upon which it has been or will be obtained, and Morgan Stanley did not express any view on, and its opinion did not address, any other term or aspect of the merger agreement or the transactions contemplated thereby (including the Additional Transactions and any transactions related to joint ventures of the subsidiaries or affiliates of the Company, including any joint venture with PGGM or NPS) or any term or aspect of any other agreement or instrument contemplated by the merger agreement or entered into or amended in connection therewith (including any agreement related to the Additional Transactions and joint ventures of the subsidiaries or affiliates of the Company, including any agreement related to any joint venture with PGGM or NPS). Morgan Stanley also assumed that the definitive merger agreement would not differ in any material respect from the draft thereof furnished to Morgan Stanley. Morgan Stanley assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed merger, no delays, limitations, conditions or restrictions would be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed merger. Morgan Stanley is not a legal, tax or regulatory advisor. Morgan Stanley is a financial advisor only and relied upon, without independent verification, the assessment of the Company and its legal, tax or regulatory advisors with respect to legal, tax and regulatory matters. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company's officers, directors or employees, or any class of such persons, including with respect to any Company compensatory award, relative to the merger consideration to be received by the holders of shares of the Company's common stock in the merger. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of the Company, nor was Morgan Stanley furnished with any such valuations or appraisals. Morgan Stanley's opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, the date of its opinion.

Events occurring after the date of Morgan Stanley's opinion may affect Morgan Stanley's opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm its opinion.

        Morgan Stanley noted in its opinion that, in connection with the preparation of its opinion, it was not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition, business combination or other extraordinary transaction, involving the Company, nor did Morgan Stanley negotiate with any of the parties, other than Parent, which expressed interest to Morgan Stanley in the possible acquisition of the Company or certain of its constituent businesses.

Summary of Financial Analyses of Morgan Stanley

        The following is a summary of the material financial analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion letter to our board of directors dated July 4, 2017. The following summary is not a complete description of the financial analyses performed and factors considered by Morgan Stanley in connection with its opinion, nor does the order of analyses described represent the relative importance or weight given to those analyses. Some of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The analyses listed in the tables and described below must be considered as a whole. Assessing any portion of such analyses and of the factors reviewed, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Morgan Stanley's opinion. Furthermore, mathematical analysis (such as determining an average or median) is not in itself a meaningful method of using the data referred to below.

  Comparable Companies Analysis

        Morgan Stanley reviewed and compared certain publicly available and Company management-provided financial information, ratios and market multiples relating to the Company with equivalent publicly available data for companies that share similar business characteristics with the Company to derive an implied equity value reference range for the Company's common stock. Morgan Stanley reviewed the following publicly traded multifamily REITs:

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  Apartment Investment and Management Company

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  AvalonBay Communities, Inc.

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  Camden Property Trust

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  Equity Residential

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  Essex Property Trust, Inc.

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  Mid-America Apartment Communities, Inc.

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  UDR, Inc.

        For purposes of this analysis, Morgan Stanley analyzed and compared certain statistics for each of these companies for comparison purposes, including the ratios of share price to Wall Street research analyst consensus (referred to as Street consensus) estimated funds from operations and estimated adjusted funds from operations, which are referred to as FFO and AFFO, respectively, for calendar year 2018. Morgan Stanley also analyzed the premium or discount represented by the ratio of share price to Street consensus estimated net asset value per share, which is referred to as NAV per share. The multiples and ratios for each of the comparable companies were calculated using their respective closing prices on July 3, 2017, and were based on the most recent publicly available information and

Street consensus estimates. Morgan Stanley derived a range of multiples or discounts/premiums, as applicable, for each metric using the high and low multiples or discounts/premiums, as applicable, for the applicable comparable companies. Morgan Stanley selected these ranges based on its professional judgment after reviewing the selected companies' ranges for each metric and the historical ranges of the Company for each metric.

        Morgan Stanley then used these multiple ranges to derive separate implied per share equity value reference ranges for the Company using each of the metrics reviewed by applying the range derived from the comparable companies for each metric to the corresponding Company metrics.

        The following table reflects the results of this analysis:

	Range				Implied Per-Share Value Range
	Low		High		Low	High
Price / 2018E FFO	16.7	x	21.2	x	$7.58	$9.62
Price / 2018E AFFO	18.8	x	23.0	x	$9.02	$11.05
Premium / (Discount) to NAV per Share—Street consensus	(9.1)%		6.7%		$10.63	$12.48

        Based on this analysis, Morgan Stanley derived the following selected implied per share equity value reference range for the Company based on the low end and high end of the implied per share equity value reference range for each metric set forth above. This analysis indicated the following implied per-share value reference range for the Company's common stock, as compared to the per-share merger consideration of $12.00:

Implied Per Share Equity Value Reference Range	Per-Share Merger Consideration
$7.58 to $12.48	$12.00

        Morgan Stanley observed that the Company's historical and projected levels of general and administrative, or G&A, expenses were higher than G&A expenses that would be implied for the Company based on a comparison with the comparable companies, Wall Street research, and other factors considered by Morgan Stanley. Morgan Stanley also observed that in calculating AFFO, the Company, like a number of other companies in the real estate industry, adjusted FFO to AFFO by, among other things, adding back non-cash compensation to FFO, but that the comparable companies generally did not add back non-cash compensation in calculating AFFO.

        Accordingly, Morgan Stanley calculated additional implied per share equity value reference ranges for the Company using the Price / 2018E FFO, Price / 2018E AFFO and Premium / (Discount) to NAV per share metrics, but adjusting the Company's 2018E AFFO downward by approximately $0.03 per share for non-cash compensation estimated for calendar year 2018, and adjusting the Street consensus estimated NAV for the Company downward, for the Wall Street research analysts that did not already account for the Company's higher G&A expense, by $2.12 per share, which was Morgan Stanley's mid-point estimate of the net present value, discounted at the midpoint of the Company's weighted average cost of capital of 5.17%, of the estimated capitalized value of the Company's excess G&A expense of $18 million, as of September 30, 2019, applying a nominal capitalization rate to such excess G&A expense of 4.66% based on the midpoint average capitalization rate utilized in the Net Asset Value Analysis for the stabilized operating properties.

        The following table reflects the results of this analysis:

	Range				Implied Per-Share Value Range
	Low		High		Low	High
Price / 2018E FFO	16.7	x	21.2	x	$7.58	$9.62
Price / 2018E Adjusted AFFO	18.8	x	23.0	x	$8.41	$10.30
Premium / (Discount) to Adjusted NAV per Share—Street consensus	(9.1)%		6.7%		$8.95	$10.51

        Based on this analysis, Morgan Stanley derived the following selected implied per share equity value reference range for the Company based on the low end and high end of the implied per share equity value reference range for each metric set forth above. This analysis indicated the following implied per-share value reference range for the Company's common stock, as compared to the per-share merger consideration of $12.00:

Implied Per Share Equity Value Reference Range	Per-Share Merger Consideration
$7.58 to $10.51	$12.00

        No company utilized in the comparable company analysis is identical to the Company. In evaluating comparable companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, which are beyond the Company's control, such as the impact of competition on the Company and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of the Company or the industry, or in the financial markets in general.

  Dividend Discount Analysis

        Morgan Stanley performed a dividend discount analysis of shares of the Company's common stock to derive an implied equity value reference range for the Company's common stock. This analysis, which is also known as the dividend discount model, is a method of estimating the value of the common stock of a company as the sum of the implied present values of distributable cash flow with respect to such common stock during a forecast period plus the present value of the terminal value of such common stock at the end of the forecast period.

        Morgan Stanley calculated a range of implied present values (as of September 30, 2017) of the distributable cash flows that the Company was forecasted to generate as contained in projections prepared by Company management during the twelve months ending September 30, 2018 through the twelve months ending September 30, 2020. In addition, for the periods of the twelve months ending September 30, 2021 through the twelve months ending September 30, 2023, based upon the guidance and direction of Company management to assume an annual growth rate of 4.5% for the Company's Core FFO and 5.0% for the Company's AFFO, Morgan Stanley extrapolated distributable cash flows that the Company was forecasted to generate during such period and calculated a range of implied present values (as of September 30, 2017) of the distributable cash flows during such period. The distributable cash flows for such periods were discounted to present value using a range of discount rates from 5.63% to 7.13%, which was derived by taking a sensitized range of the Company's cost of equity determined utilizing the capital asset pricing model.

        Morgan Stanley then calculated a range of implied terminal values of the Company's common stock as of September 30, 2023 by applying a terminal Core FFO multiple range of 16.3x to 20.0x to the Company's forecasted Core FFO per share for the twelve months ending September 30, 2023 of approximately $0.58. The range of multiples was selected using the low end of the range of 10-year historical average next twelve months FFO multiples of peer multifamily REIT companies (excluding the top and bottom quartiles) as the low end of the range, and the average next twelve months FFO multiple of peer multifamily REIT companies as of July 3, 2017 as the high end of the range. Morgan Stanley discounted the range of estimated terminal values derived from these calculations to present value as of September 30, 2017 using a range of discount rates from 5.63% to 7.13%, which was derived as described above, and then added the resultant implied present values to the implied present value of distributable cash flows as described above. This analysis indicated the following implied per share equity value reference range for the Company, as compared to the per-share merger consideration of $12.00:

Implied Per Share Equity Value Reference Range	Per-Share Merger Consideration
$8.17 to $10.34	$12.00

  Discounted Free Cash Flow Analysis

        Morgan Stanley performed a discounted cash flow, or DCF, analysis to derive an implied equity value reference range for the Company's common stock.

        A DCF analysis is designed to provide an implied value of a company by calculating the present value of estimated future unlevered free cash flows and terminal value of the company. The "unlevered free cash flows" or "free cash flows" refer to a calculation of the future cash flows of an asset without including, in such calculation, any debt-servicing costs. The present value of a terminal value, representing the value of unlevered free cash flows beyond the end of the forecast period, is added to arrive at a total aggregate value. Outstanding debt and preferred equity is subtracted and outstanding cash is added to arrive at an equity value. The equity value is then divided by the fully diluted share count, in order to arrive at an implied value per share of common stock.

        Morgan Stanley calculated a range of implied present values (as of September 30, 2017) of the net free cash flows that the Company was forecasted to generate as contained in projections prepared by Company management during the twelve months ending September 30, 2018 through the twelve months ending September 30, 2020. In addition, for the periods of the twelve months ending September 30, 2021 through the twelve months ending September 30, 2023, based upon the guidance and direction of Company management to assume an annual growth rate of 3.0% for the Company's NOI, G&A and management fees, Morgan Stanley extrapolated net free cash flows that the Company was forecasted to generate during such period and calculated a range of implied present values (as of September 30, 2017) of the net free cash flows during such period. The net free cash flows for such periods were discounted to present value using a range of discount rates from 4.70% to 5.63%, which was derived by taking a sensitized range of the Company's weighted average cost of capital determined utilizing the capital asset pricing model to calculate the Company's cost of equity and utilizing the Company's current weighted average interest rate on its current indebtedness to calculate the Company's cost of debt.

        Morgan Stanley then calculated a range of implied terminal enterprise values of the Company as of September 30, 2023 by applying a range of implied exit capitalization rates of 5.06% to 6.08% to the forecasted net operating income of the Company (excluding the Company's third party asset management and property management fee businesses) for the twelve months ending September 30, 2023, adding the estimated terminal values of the Company's third party asset and property management fee businesses as of September 30, 2023 based on Morgan Stanley's professional judgment, Wall Street research analysts range of multiples, and experience with respect to valuations of these types of businesses. The range of capitalization rates was selected using the low end of the range of 10-year historical average implied capitalization rates of peer multifamily REIT companies (excluding the top and bottom quartiles) and the current average implied exit capitalization rate of peer multifamily REIT companies based on share prices as of July 3, 2017 for the high end of the range). The ranges of EBITDA multiples selected for the Company's third party fee and property management businesses were based on Morgan Stanley's professional judgment, Wall Street research analysts range of multiples, and experience with respect to valuations of these types of businesses.

        Morgan Stanley discounted the range of estimated terminal values derived from these calculations to forecasted present value as of September 30, 2017 using a range of discount rates of 4.70% to 5.63%, which was derived by taking a sensitized range of the Company's weighted average cost of capital determined utilizing the capital asset pricing model, and then added the resultant implied present values to the implied present value of net free cash flows as described above, subtracting forecasted outstanding debt and adding forecasted outstanding cash as of September 30, 2017, and dividing by the number of fully diluted shares, all as provided by the Company's management.

        This analysis indicated the following implied per share equity value reference range for the Company, as compared to the per-share merger consideration of $12.00:

Implied Per Share Equity Value Reference Range	Per-Share Merger Consideration
$9.95 to $13.28	$12.00

        In addition, Morgan Stanley further calculated an implied per share equity value reference range by subtracting the net present value, utilizing the range of the Company's weighted average cost of capital as the discount rate, of the estimated capitalized value of the Company's excess G&A expenses, estimated at $19 million, as of September 30, 2023, applying an implied capitalization rate ranging from 5.06% to 6.08%. The range of implied capitalization rates was selected using the low end of the range of 10-year historical average implied capitalization rates of peer multifamily REIT companies (excluding the top and bottom quartiles) as the low end of the range, and the average implied capitalization rate of peer multifamily REIT companies as of July 3, 2017 as the high end of the range. This resulted in an implied amount of excess G&A expense in an approximate range of $1.43 to $1.79 per share. This analysis indicated the following implied per-share value reference range for the Company's common stock, as compared to the per-share merger consideration of $12.00:

Implied Per Share Equity Value Reference Range	Per-Share Merger Consideration
$8.52 to $11.49	$12.00

  Net Asset Value Analysis

        Morgan Stanley analyzed the value of the Company's common stock as a function of the net value of its assets per share, or NAV per share. Morgan Stanley based its NAV analysis on a combination of market data, estimates of net operating income or asset value provided by Company management, and values negotiated for certain assets with third parties as provided by Company management.

        Morgan Stanley calculated the estimated aggregate value of the Company's operating properties by combining the estimated value of each of the Company's operating properties, which consist of stabilized operating properties, properties under development and recently acquired properties, on an asset-by-asset basis. The value of each stabilized operating property was estimated by applying property-specific capitalization rates to the Company's proportionate share of net operating income forecasted by the Company's management for each property for the twelve months ending September 30, 2018. The value of each development property was estimated by applying the cost of development to date and the expected cost of completion and applying property-specific capitalization rates to those costs and discounting these cash flows to present. The capitalization rates for the operating properties, recently acquired assets, and development assets were selected based on, among other factors, Wall Street research, asset quality, location, current occupancy levels, sales productivity, market positioning and supply/demand dynamics. This approach resulted in a range of average capitalization rates from 4.40% to 4.91% for the stabilized operating property. The value of each property under development was estimated using a DCF approach based on financial forecasts for such properties provided by Company management and reversion capitalization rates and discount rates selected by Morgan Stanley based on, among other factors, Wall Street research, asset quality, location, current occupancy levels, sales productivity, market positioning, supply/demand dynamics, and Morgan Stanley's professional judgment. Based upon these estimated values, Morgan Stanley calculated development value creation at the low end, mid-point and high end was $0, $81 million and $109 million, respectively, or approximately $0.00, $0.48 and $0.65 per share at the low end, mid-point and high end, respectively.

The value of each recently acquired operating property was estimated in a range based upon the property's acquisition cost and estimated upward and downward adjustments to account for implied changes in value that would be expected to be observed from small decreases or increases in the market capitalization rate subsequent to each acquisition. To this estimated aggregate value, Morgan Stanley made various upward and downward adjustments for various factors including, without limitation, tax credits, the Company's property and asset management cash flow, loans receivable, promotes in certain partnerships, cash and cash equivalents, like kind exchange escrow accounts, certain other tangible assets, outstanding debt and preferred equity securities, mark-to-market debt balances, other tangible liabilities and developer put options. All of these assets and liabilities were included in the NAV analysis utilizing the Company's proportionate ownership interest. Morgan Stanley divided the resultant estimates of NAV by the number of fully diluted shares to derive the following implied per-share value reference range for the Company's common stock, as compared to the per-share merger consideration of $12.00:

Implied Per Share Equity Value Reference Range	Per-Share Merger Consideration
$10.89 to $13.26	$12.00

        In addition, Morgan Stanley further calculated an adjusted NAV per share of the Company's common stock by subtracting from the per-share NAV calculated above the estimated capitalized per-share value of the Company's excess G&A expense of approximately $2.02-$2.24 per share. This range was derived utilizing a range of nominal capitalization rates of 4.40% to 4.91%, consistent with the range utilized for the full Company's stabilized operating properties, and a range of discount rates of 4.70% to 5.63% which was consistent with the Company's weighted average cost of capital. This analysis indicated the following implied per share equity value reference range for each share of our common stock, as compared to the per-share merger consideration of $12.00:

Implied Per Share Equity Value Reference Range	Per-Share Merger Consideration
$8.87 to $11.02	$12.00

  Analysis of Selected Precedent Transactions

        Morgan Stanley also performed an analysis of selected precedent transactions involving publicly-traded multifamily REIT companies in precedent transactions that shared certain characteristics with the merger. Based on publicly available information, Morgan Stanley identified the following fifteen publicly announced and completed transactions involving companies that own and operate primarily multifamily properties with a value of greater than $100 million and that have occurred since January 1, 2000:

Selected Precedent Multifamily Sector Transactions

Transaction Completion Date	Acquiror	Target
April 2017	Starwood Capital Group	Milestone Apartments
December 2016	Mid-America Apartment Communities	Post Properties
October 2015	Lone Star Funds	Home Properties
August 2015	Brookfield Asset Management Inc.	Associated Estates Realty Corp.
April 2014	Essex Property Trust	BRE Properties
October 2013	Mid-America Apartment Communities	Colonial Properties Trust
September 2007	Sentinel Omaha LLC	America First Apartment Investors Inc.
October 2007	Tishman Speyer & Lehman Brothers	Archstone Smith Trust
March 2006	Morgan Stanley / Onex Real Estate JV	Town & Country Trust
February 2006	Prime Property Fund	Amli Residential Properties
September 2005	ING Clarion	Gables Residential Trust
April 2005	Colonial Properties Trust	Cornerstone Realty Income Trust
February 2005	Camden Property Trust	Summit Properties
October 2001	Archstone Communities	Charles E. Smith Residential Realty
November 2000	Equity Residential Properties Trust	Grove Property Trust

        Morgan Stanley reviewed the premiums paid to the target companies' unaffected stock prices (defined as the average stock price for the ten trading days ending five trading days prior to the announcement (or public news article or leak was made available to the public) of the transaction for such selected precedent transaction). Based on publicly available information, the overall low and high unaffected stock price premiums paid in all transactions reviewed (excluding the top and bottom quartiles) were 9.2% and 17.4%, respectively, with a midpoint of 13.3%. An implied per share equity value reference range for the Company's common stock was then calculated based on applying those premiums to the closing price of $9.80 per share of the Company's common stock on July 3, 2017, which represents the last unaffected closing price of the Company's common stock. This analysis indicated the following implied per-share value reference range for the Company's common stock, as compared to the per-share merger consideration of $12.00:

Implied Per Share Equity Value Reference Range	Per-Share Merger Consideration
$10.70 to $11.51	$12.00

        No company or transaction utilized as a comparison in the analysis of selected precedent transactions is identical to the Company or directly comparable to the merger in business mix, timing and size. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in the financial and operating characteristics of the Company and other factors that would affect the value of the companies to which the Company is being compared. In evaluating the precedent transactions, Morgan Stanley made judgments and assumptions with regard to industry performance, global business, economic, market and financial conditions and other matters, many of which are beyond the Company's control, such as the impact of competition on the Company and the industry generally, industry growth and the absence of any adverse material change in the financial conditions and prospects of the Company or the industry or the financial markets in general.

  Private Buyer Analysis

        Morgan Stanley performed a hypothetical take-private analysis to determine the prices at which a financial sponsor might effect a leveraged buyout of the Company under current market conditions assuming two different hypothetical buyers: a highly leveraged buyer and a core-plus buyer. A highly leveraged buyer would typically utilize higher leverage but require a higher return, while a core-plus buyer would require lower returns but utilize less leverage. In preparing this analysis, Morgan Stanley utilized the projected unlevered free cash flows included in projections by Company management during the twelve months ending September 30, 2018 through September 30, 2020 and for the periods of the twelve months ending September 30, 2021 through the twelve months ending September 30, 2023, based upon the guidance and direction of Company management, Morgan Stanley assumed an annual growth rate of 3.0% for the Company's NOI, G&A and management fees, in each case adjusted for hypothetical private company G&A savings and certain projected increases in real estate taxes that would expected to be incurred in an acquisition and assumed a range of market capitalization rates at a September 30, 2022 (five-year) exit of 4.91% to 5.41%, adding the estimated terminal values of the Company's third party asset and property management fee businesses as of September 30, 2023 based on Morgan Stanley's professional judgment, Wall Street research analysts range of multiples, and experience with respect to valuations of these types of businesses. In addition, Morgan Stanley assumed: (a) for its analysis of the hypothetical highly leveraged buyer, that (i) the buyer incurs new CMBS debt in connection with the transaction in an aggregate principal amount resulting in a loan-to-value ratio of 75% for the Company, and (ii) that the buyer incurs approximately $71 million in transaction costs and the highly levered buyer targeting a gross internal rate of return of 16.0% to 20.0%; and (b) for its analysis of the hypothetical core-plus buyer, (i) the buyer adjusts its leverage to a loan-to-value ratio of approximately 50% in line with core-plus buyers and (ii) that the buyer incurs transaction costs of $54 million and is targeting a gross internal rate of return of 10.0% to 13.0%. Based upon these assumptions, Morgan Stanley calculated the following implied per-share value reference range for the Company's common stock, as compared to the per-share merger consideration of $12.00:

Implied Per Share Equity Value Reference Range
		Per-Share Merger Consideration
Highly Levered Buyer	Core-Plus Buyer
$9.18 to $11.14	$9.46 to $11.80	$12.00

  Additional Reference Points

        Morgan Stanley also presented to the board of directors a number of reference points with respect the Company and the merger consideration, including the following:

        Historical Stock Price.    Morgan Stanley reviewed the stock price performance of the Company's common stock during the 52 weeks ended on July 3, 2017, reflecting the unaffected price for our common stock. Based on this review, Morgan Stanley noted that the Company common stock had traded in the range, and had a mean trading price and volume weighted average trading price (VWAP), set forth below over the applicable 52-week period, as compared to the merger consideration of $12.00 per share:

52 Weeks Ended July 3, 2017	Per-Share Merger Consideration
Range: $9.63 to $10.82	$12.00
Mean: $10.27	$12.00
VWAP: $10.28	$12.00

        Research Analyst Price Targets and NAV Per Share Estimates.    Morgan Stanley reviewed the most recently available public market trading price targets for shares of the Company's common stock by the eight equity research analysts that provided recent price targets for the Company prior to July 3, 2017. Morgan Stanley reviewed the most recent price target published by the analysts on or prior to such date. These targets reflect each analyst's estimate of the future public market trading price of the Company's common stock at the time the price target was published. Morgan Stanley compared these price targets to the per-share merger consideration of $12.00 per share:

Research Analyst Price Targets	Per Share Merger Consideration
Range: $10.50 to $12.00	$12.00
Consensus Mean: $11.21	$12.00

Morgan Stanley also reviewed equity research analyst estimates of net asset value per share of our common stock. Morgan Stanley reviewed the most recent estimates of net asset value per share published by the same eight analysts prior to July 3, 2017. Morgan Stanley compared these NAV per share estimates to the per-share merger consideration of $12.00 per share:

Research Analyst Per Share NAV Estimates	Per Share Merger Consideration
Range: $10.92 to $12.03	$12.00
Consensus Mean: $11.69	$12.00

        The public market trading price targets and estimates of net asset value per share published by securities research analysts do not necessarily reflect current market trading prices for shares of the Company's common stock and these targets and estimates are subject to uncertainties, including the future financial performance of the Company and future financial market conditions. In addition, the consensus means utilized by Morgan Stanley were derived from publicly available research data providers.

  General

        Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of these analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of the Company.

        In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters. These include, among other things, the impact of competition on the businesses of the Company and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of the Company, or the industry, or in the financial markets in general. Many of these assumptions are beyond the control of the Company. Any estimates contained in Morgan Stanley's analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

        Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness from a financial point of view of the merger consideration to be paid to the holders of shares of our common stock pursuant to the merger agreement, and in connection with the delivery of its opinion as of July 4, 2017 to our board of directors. These analyses do not purport to be appraisals or to reflect the prices at which our common stock might actually trade.

        The merger consideration was determined through arm's-length negotiations between the Company and Parent and was unanimously approved by our board of directors. Morgan Stanley did not recommend any specific form or amount of merger consideration to us or our board of directors, or that any specific merger consideration constituted the only consideration for the merger. Morgan Stanley was not requested to opine as to, and its opinion does not in any manner address, the underlying business decision of the Company to proceed with or effect the merger or the likelihood of consummation of the merger, nor does it address the relative merits of the merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available. Morgan Stanley's opinion was not intended to, and does not, express an opinion or a recommendation as to how any holder of shares of the Company's common stock should vote at the special meeting to be held in connection with the merger, or as to any other action that a holder of shares of the Company's common stock should take relating to the merger.

        Morgan Stanley's opinion and presentation to our board of directors was one of many factors taken into consideration by our board of directors in deciding to approve the merger and the other transactions contemplated by the merger agreement. Consequently, the analyses as described above should not be viewed as determinative of the opinion of our board of directors with respect to the merger consideration or of whether our board of directors would have been willing to agree to a different merger consideration.

        Morgan Stanley's opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with its customary practice. Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Its securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for its own account or the accounts of its customers, in debt or equity securities or loans of Parent or any of its affiliates, the Company or any other company, or any currency or commodity, that may be involved in the merger, or any related derivative instrument.

        Under the terms of its engagement letter, Morgan Stanley provided our board of directors with financial advisory services and a financial opinion, and we have agreed to pay Morgan Stanley an aggregate fee of approximately $25.5 million, of which $2.0 million became payable upon the execution of the merger agreement and the remainder of which will be due upon the consummation of the merger, and to reimburse Morgan Stanley for its reasonable and documented out-of-pocket expenses. In addition, we have agreed to indemnify Morgan Stanley and its affiliates, their respective officers, directors, employees and agents, and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, relating to, arising out of or in connection with Morgan Stanley's engagement.

        In the two years prior to the date of Morgan Stanley's opinion, Morgan Stanley did not receive any financial advisory or financing fees from the Company. During the same period, Morgan Stanley received an aggregate of approximately $2.0 million to $3.0 million in fees for financing services from GIC Real Estate Inc., or GIC (one of the providers of Parent's equity financing pursuant to the equity commitment letter and one of the guarantors providing a limited guarantee in favor of the Company), and certain of GIC's majority controlled affiliates and portfolio companies. Morgan Stanley has advised us that it may also seek to provide financial advisory and financing services to Parent, the Company, the various providers of Parent's equity financing and their respective affiliates in the future and would expect to receive fees for the rendering of those services. The information disclosed in this paragraph is based upon information provided to us by Morgan Stanley.

Projected Financial Information

        Monogram does not, as a matter of course, make public projections as to future performance or earnings beyond the current fiscal year and generally does not make public projections for extended periods due to, among other things, the inherent difficulty of predicting financial performance for future periods and the likelihood that the underlying assumptions and estimates may not be realized. In connection with the evaluation of potential strategic alternatives by our board of directors, however, our management prepared certain unaudited prospective financial information for Monogram based on our long-range plan. The financial projections were not prepared with a view toward public disclosure and, accordingly, do not necessarily comply with published guidelines of the SEC or established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or generally accepted accounting principles ("GAAP"). Our independent registered public accounting firm has not compiled, examined, audited or performed any procedures with respect to the financial projections, and has not expressed any opinion or any other form of assurance regarding this information or its achievability.

        In June 2017, our management prepared a summary of financial projections for the fiscal years ending December 31, 2017 through December 31, 2020 and provided such projections to Morgan Stanley for its use and reliance in connection with preparing its financial analyses and opinion to the board as described above under the heading "—Opinion of the Company's Financial Advisor." In addition, Morgan Stanley prepared extrapolations of these projections for the fiscal years ending December 31, 2021 through December 31, 2023 based upon the guidance and direction of Company management to assume certain annual growth rates with respect to NOI, G&A, management fees, Core FFO and AFFO. The management projections and extrapolations were provided, in varying forms, to our board in connection with their evaluation of the merger and the other transactions contemplated by the merger agreement. These projections and extrapolations were used to calculate distributable cash flows for the twelve months ending September 30, 2018 through September 30, 2023 for purposes of Morgan Stanley's dividend discount analysis and to calculate unlevered net free cash flows for the twelve months ending September 30, 2018 through September 30, 2023 for purposes of Morgan Stanley's discounted free cash flow analysis and private buyer analysis.

        The financial projections shown in the table below are included solely to provide Monogram stockholders access to certain financial projections that were made available to our board and Morgan Stanley in connection with the proposed merger. The financial projections are not included in this proxy statement to influence a Monogram stockholder's decision whether to vote for the merger and the other transactions contemplated by the merger agreement or for any other purpose.

        The financial projections, while presented with numerical specificity, were based on numerous variables and assumptions that necessarily involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions, all of which are difficult or impossible to predict and many of which are beyond our control. The financial projections also reflect assumptions as to certain business decisions that are subject to change. Given that the financial projections cover multiple years, by their nature, they become subject to greater uncertainty with each successive year. Important factors that may affect actual results and the achievability of the financial projections include, but are not limited to, local market conditions, general economic conditions and disruptions in the financial, debt, capital, credit or securities markets, developing industry dynamics, competition, our ability to obtain financing, construction, development and redevelopment costs, changes in business strategy and those risks and uncertainties described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. See also the section entitled "Cautionary Statement Concerning Forward-Looking Statements" in this proxy statement.

        In addition, the financial projections reflect assumptions that are subject to change and are susceptible to multiple interpretations and periodic revisions based on actual results, revised prospects for our business, changes in general business or economic conditions, changes in business strategy or any other transaction or event that has occurred or that may occur and that was not anticipated when the financial projections were prepared. In addition, the financial projections may be affected by our ability to achieve strategic goals, objectives and targets over the applicable period. Accordingly, actual results will differ, and may differ materially, from those contained in the financial projections. The financial projections should be evaluated, if at all, in conjunction with the historical financial statements and other information contained in our public filings with the SEC. In addition, the financial projections do not take into account any circumstances, transactions or events occurring after the date on which the financial projections were prepared and do not give effect to any changes or expenses as a result of the merger or any effects of the merger. Further, the financial projections do not take into account the effect of any failure of the merger to be consummated and should not be viewed as accurate or continuing in that context. There can be no assurance that the financial results in the financial projections will be realized, or that future actual financial results will not materially vary from those estimated in the financial projections.

        Monogram uses financial information that has not been prepared in accordance with GAAP, including NOI, EBITDA, Core FFO and AFFO. We use these non-GAAP financial measures in analyzing our financial results and believe that they enhance investors' understanding of our financial performance and the comparability of our results to prior periods, as well as against the performance of REITs. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Monogram's calculation of non-GAAP financial measures may differ from others in its industry and NOI, EBITDA, Core FFO and AFFO are not necessarily comparable with similar titles used by other companies.

        The following table summarizes our management's financial projections for the fiscal years ending December 31, 2017 through December 31, 2020, plus extrapolations of such estimates for fiscal years ending December 31, 2021 through December 31, 2023 (dollars in millions):

	Management Projections				Extrapolations
	2017E	2018E	2019E	2020E	2021E	2022E	2023E
NOI(1)	125	145	157	164	169	174	179
EBITDA(2)	102	120	130	136	140	145	149
Core FFO(3)	64	77	83	87	91	95	99
AFFO(4)	68	81	88	92	97	101	107
Unlevered Free Cash Flow(5)	–48	116	119	131	135	139	143

(1)
Net Operating Income, or NOI, is calculated as total rental revenue less direct property operating expenses including real estate taxes. NOI does not include property management revenues, interest income, property management expenses, depreciation, interest and other finance expense, corporate general and administrative expenses, overhead allocations and other non-onsite operations. We provide NOI on our proportionate share.

(2)
Earnings Before Interest, Taxes, Depreciation and Amortization, or EBITDA, is a non-GAAP measurement of earnings before interest, taxes, depreciation and amortization and non-recurring items, and is not adjusted for capital expenditures or other recurring cash requirements of our business.

(3)
Funds from Operations, or FFO, is a non-GAAP performance financial measure that is widely recognized as a measure of REIT operating performance. We use FFO as currently defined by NAREIT to be net income (loss), computed in accordance with GAAP excluding gains (or losses) from sales of property (including deemed sales (if any) and settlements of pre-existing relationships), plus depreciation and amortization on real estate assets, impairment write-downs of depreciable real estate or of investments in unconsolidated real estate partnerships, joint ventures and subsidiaries (if any) that are driven by measurable decreases in the fair value of depreciable real estate assets, and after related adjustments for unconsolidated partnerships, joint ventures and subsidiaries and noncontrolling interests. FFO is the amount attributable to our common stockholders. Core FFO is calculated starting from FFO adjusted for loss on early extinguishment of debt, start up and pursuit expenses, fair value adjustments and non-recurring expenses. Core FFO is the amount attributable to our common stockholders.

(4)
Adjusted Core FFO, or AFFO, is calculated starting from Core FFO adjusted for recurring capital expenditures, straight-line rents and stock compensation expense. AFFO is the amount attributable to our common stockholders.

(5)
Unlevered Free Cash Flow is defined as EBITDA less capital expenditures, acquisition costs (net of dispositions) and development costs. 2017E includes the effect of estimated net acquisitions of $88 million and no acquisitions post 2017. 2018E includes estimated unlevered free cash flow of $35 million from the repayment of mezzanine debt investments. Morgan Stanley calculated Unlevered Free Cash Flow for the fiscal years ending December 31, 2017 through December 31, 2020 based on the projections provided by the Company, and Unlevered Free Cash Flow for the fiscal year ending December 31, 2021 through December 31, 2023 based on extrapolated projections.

        The inclusion of selected elements of the financial projections in the tables and accompanying narrative above should not be regarded as an indication that Monogram and/or any of our affiliates, officers, directors, advisors or other representatives consider the financial projections to be predictive of actual future events, and this information should not be relied upon as such. None of Monogram and/or our affiliates, officers, directors, advisors or other representatives gives any Monogram stockholder or any other person any assurance that the financial results in the financial projections will be realized or that actual results will not differ materially from the financial projections and, except as otherwise required by law, Monogram and/or our affiliates, officers, directors, advisors or other representatives undertake no obligation to update or otherwise revise or reconcile the financial projections to reflect circumstances existing after the date on which the financial projections were prepared or to reflect the occurrence of future events, even in the event that any or all of the assumptions and estimates underlying the financial projections are shown to be in error. We have made no representation to Greystar, Parent, Acquisition Sub, Morgan Stanley, their affiliates or any other party concerning the financial projections in the merger agreement or otherwise.

        In light of the foregoing factors and the uncertainties inherent in the financial projections, Monogram stockholders are cautioned not to place undue, if any, reliance on such financial projections.

Financing

        General.    The Company and Parent estimate that the total amount of funds required to complete the merger and related transactions and pay related fees and expenses will be approximately $3.0 billion. Parent expects this amount to be funded through a combination of the following:

  •
  debt financing in an aggregate principal amount of $2.04 billion, consisting of two separate bridge loans; and

  •
  cash equity investments by the Investors/Guarantors in an aggregate amount of $1.636 billion.

        Equity Financing.    On July 4, 2017, each of the Investors/Guarantors entered into an equity commitment letter (the "Equity Commitment Letter") with Parent pursuant to which the Investors/Guarantors committed to contribute (or cause to be contributed) to Parent up to $1.636 billion in cash in the aggregate. The equity commitment of the Investors/Guarantors is subject to the following conditions:

  •
  satisfaction or waiver by Parent of the conditions precedent to Parent's and Acquisition Sub's obligations to complete the merger; and

  •
  the contemporaneous completion of the merger.

        The obligation of each Investor/Guarantor to fund the equity commitment will automatically and immediately terminate (1) with respect to a specific Investor/Guarantor, upon payment by such Investor/Guarantor of all or a portion of its guaranteed obligations pursuant to the Limited Guarantee, and (2) with respect to all of the Investors/Guarantors, upon the earliest to occur of: (A) the closing of the merger, (B) the valid termination of the merger agreement in accordance with its terms or (C) the Company or any person or entity acting in the name of or on behalf of the Company asserting specified prohibited claims against an Investor/Guarantor, Parent, Acquisition Sub or certain related persons.

        Debt Financing.    In connection with the entry into the merger agreement, JPMorgan Chase Bank, National Association (the "Lender"), provided a commitment to Greystar Growth and Income Fund, LP under a commitment letter dated July 4, 2017 (the "Debt Commitment Letter"), which provides for a commitment that adds up to the full amount of the debt financing subject to terms and express conditions. Under the Debt Commitment Letter, the Lender has committed to provide an aggregate principal amount of $2.04 billion in debt financing, consisting of two separate bridge loans.

        The Lender's obligation to provide the debt financing under the Debt Commitment Letter is subject to customary conditions, including, without limitation, the following (subject to certain exceptions and qualifications as set forth in the Debt Commitment Letter):

  •
  the substantially simultaneous closing of the merger in accordance in all material respects with the merger agreement;

  •
  the receipt of certain specified financial statements of the Company and the borrower;

  •
  the execution and delivery of definitive documentation with respect to the debt financing;

  •
  the absence of a Company material adverse effect (as defined in the merger agreement and subject to certain exceptions) since the date of the merger agreement;

  •
  the accuracy of certain specified representations and warranties in the merger agreement and in the definitive documents with respect to the debt financing; and

  •
  the delivery by the Company of documentation and other information reasonably requested by the Lenders.

The commitment of the Lender under the Debt Commitment Letter expires on December 29, 2017, unless extended in writing by the parties. In addition, Greystar Growth and Income Fund, LP may terminate the commitment in its discretion at any time prior to the expiration date.

Limited Guarantee

        Concurrently with the execution of the merger agreement, each of the Investors/Guarantors has executed and delivered a limited guarantee in favor of the Company (the "Limited Guarantee"), pursuant to which each Investor/Guarantor has agreed, subject to the terms and conditions of the Limited Guarantee, to guarantee, on a several basis, the payment of Parent's obligations to pay the

Parent termination fee (as described in more detail under "The Merger Agreement—Termination Fees"), certain expense reimbursement and indemnification obligations of Parent under the merger agreement, and Parent's obligation to pay costs and expenses (including reasonable fees and disbursements of counsel) incurred by the Company relating to any litigation or other proceeding brought by the Company against Parent if Parent fails to pay the Parent termination fee or Parent's expense reimbursement and indemnification obligations, together with interest on the Parent termination fee or Parent's expense reimbursement and indemnification obligations, if the Company prevails in such litigation or proceeding, which are referred to as the "Guaranteed Obligations." The Guaranteed Obligations of each of the Investors/Guarantors are subject to a cap in an amount equal to such Investor/Guarantor's specified percentage share of the Guaranteed Obligations, if and when due pursuant to the merger agreement.

        The Limited Guarantee will terminate upon the earliest to occur of:

  •
  the closing of the merger;

  •
  the valid termination of the merger agreement other than in a circumstance in which the Company is entitled to payment of the Guaranteed Obligations, or the 90th day following any other purported termination of the merger agreement unless the Company shall have made a claim in writing with respect to the Guaranteed Obligation and commenced a proceeding against the Investors/Guarantors alleging that Parent is liable for the Guaranteed Obligation;

  •
  the payment, performance and/or satisfaction in full, or the waiver thereof by the Company, of the Guaranteed Obligations;

  •
  the termination of the Limited Guarantee by mutual written agreement of the parties; and

  •
  with respect to a specific Investor/Guarantor, when such Investor/Guarantor has paid, performed or otherwise satisfied in full its maximum guaranteed percentage of the Guaranteed Obligations.

PGGM and NPS Joint Ventures

        In connection with the merger, Parent and its affiliates have entered into separate agreements with Monogram's two institutional co-investment joint venture partners with respect to the joint venture partners' interests in such ventures. Concurrently with the closing of the merger, the PGGM joint venture will be restructured, and the joint venture interests held by NPS will be purchased by Parent pursuant to a separate assignable purchase and sale agreement.

        In the event that Monogram's board effects a change in recommendation in connection with a superior proposal (as described below in "The Merger Agreement—Other Covenants and Agreements—Changes in the Board's Recommendation"), the NPS Agreement will be assignable, and with respect to the PGGM joint venture, Monogram or any successor entity may exercise its purchase options in accordance with the PGGM JV Agreement, including Monogram's "Special Situation Right" (as defined in the PGGM JV Agreement) in order to purchase the interests of PGGM in the PGGM joint venture.

Interests of Monogram's Directors and Executive Officers in the Merger

        In considering the recommendation of our board that you vote to approve the merger and the other transactions contemplated by the merger agreement, you should be aware that aside from their interests as stockholders of the Company, the Company's directors and executive officers have interests in the merger that are different from, or in addition to, those of other stockholders of the Company generally. Members of the board were aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the Monogram stockholders approve the merger and the other transactions contemplated by the merger agreement. See the sections entitled "Reasons for the Merger" and "Recommendation of the Company's Board of Directors." Monogram stockholders should take these interests into account in deciding whether to vote "FOR" the proposal to approve the merger and the other transactions contemplated by the merger agreement. These interests are described in more detail below, and certain of them are quantified in the narrative and the tables below.

        The Company's directors and executive officers are as follows:

Name	Position
Mark T. Alfieri	Chief Executive Officer, President, Chief Operating Officer and Director
Daniel Swanstrom, II	Executive Vice President and Chief Financial Officer
Margaret M. Daly	Executive Vice President—Property Management
Howard S. Garfield	Senior Vice President—Planning, Chief Accounting Officer, Treasurer and Assistant Secretary
Ross P. Odland	Senior Vice President—Portfolio Management
James J. McGinley, III	Senior Vice President and Chief Development Officer
David D. Fitch	Director
Tammy K. Jones	Director
Jonathan L. Kempner	Director
W. Benjamin Moreland	Director
E. Alan Patton	Chairman of the Board and Director
Timothy J. Pire	Director

Equity-Based Awards

        The following table identifies for each of our executive officers and directors the number of shares subject to his or her outstanding equity awards (Company RSU Awards and Company Performance RSUs) and the value of such equity awards in the merger. Although other employees of the Company currently hold outstanding Company restricted stock awards, our executive officers and directors do not have such awards outstanding. All equity awards, including those held by our executive officers and directors, will be cashed out in connection with the merger, including performance-based awards such as Company Performance RSUs. The following table assumes that the closing of the merger occurs on September 30, 2017. However, Mark Alfieri, Howard Garfield, James McGinley and each of our directors identified on the table below has deferred Company RSU Awards that vested prior to the effective time of the merger and that will be converted into the right to receive merger consideration at the effective time of the merger. The amounts shown do not attempt to forecast any dividends, deferrals or forfeitures. The estimated aggregate amounts set forth below are based on the merger consideration of $12.00 in cash, without interest, for each share of common stock, multiplied by the total number of shares subject to each applicable award.

			Company Performance RSU Awards
	Company RSU Awards
			Number of Company Performance RSU Awards(#)
	Number of Company RSU Awards (#)(1)	Aggregate Payment ($)(2)		Aggregate Payment ($)(3)	Accumulated Dividends ($)(4)	Total Equity Award Consideration ($)
Executive Officers
Mark T. Alfieri	325,696	3,908,352	266,465	3,197,580	39,970	7,145,902
Daniel Swanstrom, II	94,685	1,136,220	108,560	1,302,720	16,284	2,455,224
Howard S. Garfield	66,108	793,296	26,681	320,172	4,002	1,117,470
Margaret M. Daly	59,448	713,376	18,445	221,340	2,767	937,483
Ross P. Odland	42,592	511,104	16,643	199,716	2,496	713,316
James J. McGinley, III	43,949	527,388	21,710	260,520	3,257	791,165
Non-Employee Directors
David D. Fitch	15,932	191,184	—	—	—	191,184
Tammy K. Jones	13,596	163,152	—	—	—	163,152
Jonathan L. Kempner	15,812	189,744	—	—	—	189,744
W. Benjamin Moreland	13,596	163,152	—	—	—	163,152
E. Alan Patton	16,592	199,104	—	—	—	199,104
Timothy J. Pire	13,957	167,484	—	—	—	167,484

(1)
The amounts in this column include the following RSU Awards, which will be granted to our executive officers prior to the closing date of the Merger: Mark T. Alfieri (43,875), Daniel Swanstrom, II (17,875), Margaret M. Daly (3,038), Howard S. Garfield (4,393), Ross P. Odland (2,741), and James J. McGinley, III (3,575).

(2)
The amounts included in this column are equal to (a) the number of Company RSU Awards multiplied by (b) the per share merger consideration of $12.00.

(3)
The amounts included in this column are equal to (a) the number of Company Performance RSU Awards multiplied by (b) the per share merger consideration of $12.00. For purposes of calculating the value of outstanding Company Performance RSU Awards, such awards have been deemed earned at maximum performance in accordance with their terms as of the consummation of the contemplated merger.

(4)
The amounts included in this column are equal to the amount of accumulated dividends that would become payable with respect to the Company Performance RSU Awards, based on quarterly dividends accrued through the second quarter of fiscal year 2017.

Severance and Change in Control Provisions of Employment Arrangements

        The Company has entered into severance agreements with each of Mark T. Alfieri, dated as of December 15, 2014; Daniel Swanstrom, II, dated as of August 21, 2015; Howard S. Garfield, dated as of December 15, 2014 and amended on August 21, 2015; Margaret M. Daly, dated as of December 15, 2014; Ross P. Odland, dated as of December 15, 2014, and James J. McGinley, III, dated as of December 15, 2014 (collectively, the "Severance Agreements"). Our executive officers are entitled to certain severance and change in control benefits pursuant to their Severance Agreements, the material terms of which are described below. The merger will constitute a change in control under these agreements.

        Under each of the Severance Agreements, if the executive's employment is terminated for any reason, the Company will pay the executive the sum of (1) the executive's base salary earned through the date of termination of the executive's employment, (2) unpaid expense reimbursements, (3) unused paid time off accrued through the date of termination, (4) any vested benefits the executive may have under our employee benefit plans through the date of termination, and, (5) except in the case of the executive's termination for "cause" (as defined in the Severance Agreements), any awarded and unpaid cash incentive compensation earned on or before the date of termination (the "Accrued Benefit"). In addition, each executive has the right to additional compensation and benefits depending upon the manner of termination of employment, as summarized below.

        Under each of the Severance Agreements, the Company may terminate the executive's employment with or without "cause" (as defined in the applicable Severance Agreement). In addition, each executive may terminate his or her employment under the applicable Severance Agreement for any reason, including, but not limited to "good reason" (as defined in the applicable Severance Agreement). If the executive's employment is terminated by us without cause or by the executive for good reason (each, a "qualifying termination"), the following terms will apply:

  •
  the Company will pay the executive (1) the Accrued Benefit; (2) the pro rata portion of any cash incentive compensation which would have been earned by the executive during such year of termination had the executive remained employed the entire year; and (3) an amount equal to the product of (x) a "Severance Multiple," equal to 2.6 for Mr. Alfieri, 2.25 for Mr. Swanstrom, 2.0 for Mr. Garfield, 2.0 for Ms. Daly, 2.0 for Mr. Odland, and 2.0 for Mr. McGinley; and (y) the sum of: (A) the executive's annual base salary, plus (B) the average of the annual cash incentive compensation received by the executive each year during the last three years of his or her employment with the Company (provided that for 2015 the annual cash incentive compensation received by Mr. Swanstrom shall be deemed to be 100% of his annual base salary);

  •
  all equity awards with time-based vesting will immediately vest in accordance with their terms, and each equity award with performance vesting which has been granted or would otherwise have been granted to the executive during the applicable performance period/calendar year in the ordinary course will vest at an amount based on our performance from the commencement of the performance period through the end of the performance period, multiplied by a fraction, the numerator of which will be equal to the number of days the executive was employed by us from the commencement of the performance period through the date of termination and the denominator of which will be equal to the total number of days in the performance period; and

  •
  if the executive officer was participating in our group medical, vision and dental plan immediately prior to the date of termination, then we will pay to the executive officer a lump sum payment equal to: (1) 18 times the amount of the monthly employer contribution that we made to an insurer to provide these benefits to the executive and his or her dependents in the month immediately preceding the date of termination, plus (2) the amount we would have contributed to their health reimbursement arrangement for 18 months from the date of termination if the executive had remained employed by us.

        Upon a "change in control" (as defined in the Severance Agreements) of the Company, each Severance Agreement provides that all equity awards with time-based vesting will immediately vest and each equity award with performance vesting which has been granted or would otherwise have been granted to the executive during the applicable performance period/calendar year in the ordinary course will vest, without any proration, based on our achievement of performance goals from the commencement of the performance period through the date that is 30 days immediately preceding the change in control.

        Each of the Severance Agreements also contains customary restrictive covenants including non-competition and non-solicitation provisions that apply during the term of the executive's employment with the Company and for 15 months thereafter.

        Each of the Severance Agreements includes a modified 280G cutback provision that states that, if any severance payments would be subject to an excise tax under Section 4999 of the Code, a formula is applied to determine whether the payments can be reduced so that the excise tax will not apply.

Excise Tax Considerations

        The payments and benefits provided under the severance agreements of our executive officers in connection with a change in control of the Company may be subject to excise tax under Section 4999 of the Code. These payments and benefits also may not be eligible for a federal income tax deduction by us pursuant to Section 280G of the Code.

        The Compensation Committee has considered the impact of the potential golden parachute excise tax on the affected executive officers and has determined that Mr. Alfieri and Mr. Swanstrom would not be subject to a cutback under their Severance Agreements and imposition of the excise tax on them would result in a significant personal tax burden that would deprive them of a substantial portion of the value of their compensatory payments in connection with the merger. Moreover, although Ms. Daly's and Mr. McGinley's severance payments could be reduced under their Severance Agreements, the Compensation Committee has assessed the costs and benefits of making gross-up payments to alleviate the effect of excise tax on all the affected individuals to the Company, its stockholders, the surviving corporation and each of the affected executive officers. The board, upon recommendation of the Compensation Committee, determined that it was in the best interests of the Company's stockholders to mitigate the negative tax impact to the affected executive officers that would otherwise result from the merger, which are expected to bring significant financial benefits to our stockholders. Upon recommendation of the Compensation Committee, the board approved an arrangement whereby, if any of our executive officers would be subject to excise tax under Section 4999 of the Code, the Company may entitle one, some or all such affected executives to receive a tax gross-up payment from the Company; provided that the tax gross-up payments for all executive officers shall not exceed $3 million in the aggregate.

        In addition to such gross-up payments, the Company may take further actions to reduce the amount of any potential "excess parachute payments" (as defined in Section 280G of the Code) to our executive officers. This may include, without limitation, obtaining third-party valuations of restrictive covenants, or the reduction of the payments and benefits due under each agreement, whichever results in the receipt by the executive officer of the greatest amount of the aggregate benefits on an after-tax basis.

Golden Parachute Compensation for the Company's Named Executive Officers

        The information set forth below is intended to comply with Item 402(t) of Regulation S-K regarding specified compensation that is based on or otherwise relates to the merger that is payable or may become payable to each of the Company's named executive officers under the Securities Act of 1933 or Exchange Act. This compensation is referred to as "golden parachute" compensation by the applicable SEC disclosure rules.

        For purposes of this disclosure, the group of executive officers who comprise our named executive officers includes the following individuals: Mark T. Alfieri, our Chief Executive Officer, President, Chief Operating Officer and a director, Daniel Swanstrom, II, our Executive Vice President and Chief Financial Officer, Howard S. Garfield, our Senior Vice President—Planning, Chief Accounting Officer, Treasurer and Assistant Secretary, Margaret M. "Peggy" Daly, our Executive Vice President—Property Management, and James J. McGinley, III, our Senior Vice President and Chief Development Officer.

        The table below sets forth an estimate of the approximate values of "golden parachute" compensation that may become payable to our named executive officers in connection with the merger as described in this proxy statement. The table assumes that the closing of the merger will occur on September 30, 2017, that a qualifying termination of employment occurs immediately following closing of the merger, that no amount of withholding taxes are applicable to any payments set forth in the table, that no payments are delayed for six months to the extent required under Section 409A of the Code and that no payments are subject to reduction to the extent required by the terms of any applicable agreement to account for the application of Section 4999 of the Code to such payments. The amounts set forth in the table are estimates based on the $12.00 per share merger consideration. As a result of these assumptions and estimates, and the additional assumptions and estimates described in the footnotes accompanying this table, the actual amounts, if any, that a named executive officer receives may materially differ from the amounts set forth in the below table. For a narrative description of the terms and conditions applicable to the payments quantified in the table below, see "The Merger Agreement—Treatment of Company Equity Awards" below and "—Severance and Change in Control Provisions of Employment Arrangements" above.

Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Tax Reimbursement ($)(4)	Total ($)
Mark T. Alfieri	3,775,484	7,145,902	18,440	*	10,939,826
Daniel Swanstrom, II	1,690,975	2,455,224	—	*	4,146,199
Howard S. Garfield	1,175,936	1,117,470	7,198	—	2,300,604
Margaret M. Daly	1,038,583	937,483	7,198	—	1,983,264
James J. McGinley, III	835,381	791,165	18,440	*	1,644,986

(1)
The cash amounts payable to each named executive officer consist of: (a) a severance payment, payable in a lump sum, in an amount equal to a "Severance Multiple" times the sum of such named executive officer's (x) annual base salary and (y) average annual cash incentive compensation payable over the preceding three fiscal years (or such lesser period of employment, as applicable); and (b) each named executive officer's target annual cash incentive compensation for the year of termination. The severance multipliers are as follows: Mr. Alfieri—2.6; Mr. Swanstrom—2.25; Mr. Garfield—2.0; Ms. Daly—2.0; and Mr. McGinley—2.0. With respect to Mr. Swanstrom, pursuant to the terms of his severance agreement, his average cash incentive compensation for 2015 is deemed to be 100% of his annual base salary. All cash severance payments are "double-trigger" and would be due in the event of a qualifying termination of employment. The cash severance payments are subject to the executive's timely execution and non-revocation of a general release of claims against the Company. Set forth below are the aggregate values of the cash amounts that are attributable to cash severance and target annual cash incentive compensation, as reflected in the table above.

Name	Cash Severance ($)	Target Annual Cash Incentive Compensation ($)	Total ($)
Mark T. Alfieri	3,025,484	750,000	3,775,484
Daniel Swanstrom, II	1,365,975	325,000	1,690,975
Howard S. Garfield	1,060,436	115,500	1,175,936
Margaret M. Daly	933,583	105,000	1,038,583
James J. McGinley, III	752,881	82,500	835,381
(2)
All unvested equity awards held by the named executive officers will accelerate and be cashed out in connection with closing of the merger. The amounts set forth in the table above include: (a) the aggregate value of all Company RSU Awards and Company Performance RSU Awards held by each named executive officer that would accelerate on a "single-trigger" basis upon the closing of the merger (including the following RSU Awards that will be granted to our executive officers prior to the closing date of the merger: Mark T. Alfieri (43,875), Daniel Swanstrom, II (17,875), Howard S. Garfield (4,393), Margaret M. Daly (3,038) and James J. McGinley, III (3,575)); and (b) the amount of accumulated dividends that would become payable with respect to the Company Performance RSU Awards, based on quarterly dividends accrued through the second quarter of fiscal year 2017. This amount does not include any future quarterly dividends to be paid prior to the closing of the merger. For purposes of calculating the value of outstanding Company Performance RSU Awards held by each named executive officer, such awards have been deemed earned at maximum performance. For additional details regarding the treatment of these equity awards in the merger, see the "The Merger Agreement—Treatment of Company Equity Awards."

Name	Company RSU Awards ($)	Company Performance RSU Awards ($)	Accumulated Dividends ($)	Total ($)
Mark T. Alfieri	3,908,352	3,197,580	39,970	7,145,902
Daniel Swanstrom, II	1,136,220	1,302,720	16,284	2,455,224
Howard S. Garfield	793,296	320,172	4,002	1,117,470
Margaret M. Daly	713,376	221,340	2,767	937,483
James J. McGinley, III	527,388	260,520	3,257	791,165
(3)
Pursuant to the Severance Agreements, if any named executive officer experiences a qualifying termination of employment, then, subject to his or her execution and non-revocation of a general release of claims, such named executive officer is entitled to receive a lump-sum payment equal to: (a) 18 times the amount of the monthly employer benefits contribution for each named executive officer and any dependents in the month immediately preceding the date of termination, plus (b) the amount the Company would have contributed to such executive's health reimbursement arrangement for 18 months from the date of termination if the executive had remained employed. The amounts represented in this column quantify the value of benefits coverage that each named executive officer would be entitled to receive based on the current cost of health insurance premiums. No named executive officer currently receives any contributions to a health reimbursement arrangement, and accordingly, no such amount has been included. All benefits payments are "double-trigger" and would be due in the event of a qualifying termination of employment.

(4)
The amounts reflected in the table set forth above do not include the value of any tax gross-up payments in respect of excise taxes imposed under Section 4999 of the Code. As noted above, the Company may make tax gross-up payments to one or more of the named executive officers provided that the aggregate amount of all such gross-up payments does not exceed $3 million. The actual amounts of any gross-up payments for the named executive officers will not be allocated until immediately prior to closing of the merger. The table includes the full value of all other parachute payments and benefits without giving effect to any reduction pursuant to any cutback provision of the respective Severance Agreements. It is not expected that the amounts payable to Mr. Garfield and Ms. Daly will be subject to excise taxes imposed under Section 4999 of the Code and therefore neither Mr. Garfield nor Ms. Daly will likely receive any portion of the aggregate $3 million in tax gross-up payments.

Material U.S. Federal Income Tax Consequences of the Merger

        The following is a summary of the material U.S. federal income tax consequences of the merger to holders of our common stock whose shares are surrendered in the merger in exchange for the right to receive the merger consideration as described herein. This summary is based on current law, is for general information only and is not tax advice. This summary is based on the Code, applicable Treasury Regulations, and administrative and judicial interpretations thereof, each as in effect as of the date hereof, all of which are subject to change or to different interpretations, possibly with retroactive effect. We have not requested, and do not plan to request, any rulings from the Internal Revenue Service, or IRS, concerning our tax treatment or the tax treatment of the merger, and the statements in this proxy statement are not binding on the IRS or any court. We can provide no assurance that the tax consequences contained in this discussion will not be challenged by the IRS, or if challenged, will be sustained by a court.

        This summary assumes that shares of our common stock are held as capital assets within the meaning of Section 1221 of the Code and does not address all aspects of taxation that may be relevant to particular holders in light of their personal investment or tax circumstances or to persons that are subject to special tax rules and does not address the tax consequences of the merger to holders of restricted stock awards. In addition, this summary does not address the tax treatment of special classes of holders of our common stock, including, for example:

  •
  banks and other financial institutions;

  •
  insurance companies;

  •
  regulated investment companies;

  •
  REITs;

  •
  tax-exempt entities or persons holding our common stock in a tax-deferred or tax advantaged account;

  •
  mutual funds;

  •
  subchapter S corporations;

  •
  dealers in securities or currencies;

  •
  traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

  •
  persons whose functional currency is not the U.S. dollar;

  •
  persons holding shares of our common stock as part of a hedge or conversion transaction or as part of a "straddle" or a constructive sale;

  •
  U.S. expatriates;

  •
  persons subject to the alternative minimum tax;

  •
  holders who acquired shares of our common stock as compensation;

  •
  holders that are properly classified as a partnership or otherwise as a pass-through entity under the Code;

  •
  non-U.S. holders, as defined below, that hold, or at any time have held, more than 10% of any class of our stock (except to the extent specifically set forth below); and

  •
  "controlled foreign corporations," "passive foreign investment companies," or corporations that accumulate earnings to avoid U.S. federal income tax.

        If any entity that is treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of its partners or members generally will depend upon the status of the partner or member and the activities of the entity. If you are a partner of a partnership or a member of a limited liability company or other entity classified as a partnership for U.S. federal income tax purposes and that entity is holding our common stock, you should consult your tax advisors. Moreover, each holder should consult its tax advisors regarding the U.S. federal income tax consequences to it of the merger in light of its own particular situation, as well as any consequences of the merger to such holder arising under the laws of any other taxing jurisdiction.

        For purposes of this section, a "U.S. holder" means a beneficial owner of our common stock that is, for U.S. federal income tax purposes:

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  an individual citizen or resident of the United States;

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  a corporation, or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States or any state or political subdivision thereof;

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  a trust (1) the administration of which is subject to the primary supervision of a U.S. court and with respect to which one or more "United States persons" (as defined under the Code) have the authority to control all substantial decisions, or (2) that was in existence on August 20, 1996, was treated as a United States person on the previous day, and elected to continue to be so treated; or

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  an estate the income of which is subject to U.S. federal income taxation regardless of its source.

        As used in this section, a "non-U.S. holder" means a beneficial owner of shares of our common stock that is not a U.S. holder or an entity treated as a partnership for U.S. federal income tax purposes.

Consequences of the Merger to the Company

        For U.S. federal income tax purposes, we will treat the merger as if we had sold all of our assets to Acquisition Sub in exchange for the merger consideration and then made a liquidating distribution of the merger consideration to our stockholders in exchange for their shares of our common stock. We also will recognize gain as a result of certain restructurings of our subsidiaries immediately prior to the merger as required under the merger agreement. Because as a REIT we are generally entitled to receive a deduction for liquidating distributions and we anticipate that our deemed liquidating distribution will exceed our taxable income recognized as a result of the merger and other transactions contemplated by the merger agreement, we anticipate that we will not be subject to U.S. federal income tax on any gain recognized in connection with the merger and the other transactions contemplated by the merger agreement.

Consequences of the Merger to U.S. Holders of our Common Stock

        General.    The receipt of cash by U.S. holders in exchange for their stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes (and also may be a taxable transaction under applicable state, local and foreign income and other tax laws). In general, a U.S. holder of our common stock will recognize gain or loss for U.S. federal income tax purposes equal to the difference between:

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  the amount of cash received in exchange for our common stock; and

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  the U.S. holder's adjusted tax basis in our common stock.

        Gain or loss will be calculated separately for each block of shares of stock, with a block consisting of shares acquired at the same cost in a single transaction. This gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if at the time of the merger the stock has been held for more than one year. An individual U.S. holder will be subject to tax on net capital gain at a maximum U.S. federal income tax rate of 20%. Additionally, a 3.8% Medicare unearned contribution tax will apply to any gain recognized by individuals, trusts and estates whose income exceeds certain threshold levels. Capital gains of corporate U.S. holders generally are taxable at the regular tax rates applicable to corporations. The deductibility of a capital loss recognized in the exchange is subject to limitations under the Code. In addition, the IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a tax rate of 25% to a portion of capital gain realized by a non-corporate stockholder on the sale of REIT stock that would correspond to the REIT's "unrecaptured Section 1250 gain."

        Special Rule for U.S. Holders Who Have Held our Common Stock Less than Six Months.    A U.S. holder who has held our common stock for less than six months at the time of the merger, taking into account the holding period rules of Section 246(c)(3) and (4) of the Code, and who recognizes a loss on the exchange of our common stock in the merger, will be treated as recognizing a long-term capital loss to the extent of any capital gain dividends received from us, or such holder's share of any designated retained capital gains, with respect to such stock.

Consequences of the Merger to Non-U.S. Holders of our Common Stock

        General.    The U.S. federal income tax consequences of the merger to a non-U.S. holder will depend on various factors, including whether the receipt of the merger consideration is treated as a distribution from us to our stockholders that is attributable to gain from the sale of "United States real property interests." The IRS announced in Notice 2007-55 that it intends to (1) take the position that under current law a non-U.S. holder's receipt of a liquidating distribution from a REIT (including the receipt of cash in exchange for Company stock in the merger, which will be treated as a deemed liquidation for U.S. federal income tax purposes) is generally subject to tax under FIRPTA as a distribution (and not as a sale of our stock) to the extent attributable to gain from the sale of United States real property interests, and (2) issue regulations that will be effective for transactions occurring on or after June 13, 2007, clarifying this treatment. Although legislation effectively overriding Notice 2007-55 has previously been proposed, it is not possible to say if or when any such legislation will be enacted. As a result, the following paragraphs discuss the tax consequences that would arise under Notice 2007-55, and we intend to take the position that the cash received in exchange for our common stock will be subject to tax in accordance with Notice 2007-55 as described in more detail below. In general, the provisions governing the taxation of distributions by REITs can be less favorable to non-U.S. holders than the taxation of sales or exchanges of REIT stock by non-U.S. holders, and non-U.S. holders should consult their tax advisors regarding the application of these provisions.

        Distribution of Gain from the Disposition of U.S. Real Property Interests.    To the extent cash received by non-U.S. holders in the merger is treated as a distribution attributable to gain from the deemed or actual sale of our United States real property interests (which we expect to be a substantial portion of such cash), then such amount will be treated as income effectively connected with a United States trade or business of the non-U.S. holder under Notice 2007-55 and generally will be subject to U.S. federal income tax on a net basis. A corporate non-U.S. holder will also be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty). In addition, 35% (or 20% to the extent provided in Treasury Regulations) of any such amounts paid to a non-U.S. holder will be withheld and remitted to the IRS. Notwithstanding the foregoing, if a non-U.S. holder has not owned more than 10% of our common stock at any time during the one-year period ending on the date of the merger and our common stock is "regularly traded," as defined by applicable Treasury Regulations, on an established securities market located in the United States, the 35% withholding tax described above would not apply, and such non-U.S. holder would instead be subject to the rules described below under "—Taxable Sale of our Common Stock." We believe that our common stock is regularly traded on an established securities market in the United States as of the date of this proxy statement.

        Taxable Sale of our Common Stock.    Subject to the discussion of backup withholding below and of distribution of gain from the disposition of United States real property interests above, to the extent the merger is treated as a taxable sale of our common stock (and not as a distribution subject to Notice 2007-55), a non-U.S. holder should not be subject to U.S. federal income taxation on any gain or loss from the merger unless: (1) the gain is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States, or, if an applicable income tax treaty applies, the gain is attributable to a permanent establishment maintained by the non-U.S. holder in the United States; (2) the non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of the merger and certain other requirements are met; or (3) such shares of stock constitute a "United States real property interest" under the Foreign Investment in Real Property Tax Act of 1980, as amended, or FIRPTA.

        A non-U.S. holder whose gain is effectively connected with the conduct of a trade or business in the United States will generally be subject to U.S. federal income tax on such gain on a net basis in the same manner as a U.S. holder. In addition, a non-U.S. holder that is a corporation may be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty) on such effectively connected gain described in clause (1) of the previous paragraph.

        A non-U.S. holder who is an individual present in the United States for 183 days or more in the taxable year of the merger and who meets certain other requirements will be subject to a flat 30% tax on the gain derived from the merger, which may be offset by United States source capital losses. In addition, the non-U.S. holder may be subject to applicable alternative minimum taxes.

        If a non-U.S. holder's stock constitutes a United States real property interest under FIRPTA, any gain recognized by such holder in the merger (i.e., as a result of merger consideration treated as received in a taxable sale of our common stock and not as a distribution subject to Notice 2007-55) will treated as income effectively connected with a United States trade or business of the non-U.S. holder and generally will be subject to U.S. federal income tax on a net basis in the same manner as a U.S. holder. A non-U.S. holder's shares of common stock generally will not constitute a U.S. real property interest if either (1) we are a "domestically controlled qualified investment entity" at the merger effective time, or (2) both (a) that class of our stock is regularly traded on an established securities market at the date of the merger and (b) the non-U.S. holder holds 10% or less of the total fair market value of that class of stock at all times during the shorter of (x) the five-year period ending with the effective date of the merger and (y) the non-U.S. holder's holding period for the stock. As discussed above, we believe that our common stock is regularly traded on an established securities market as of the date of this proxy statement. A "qualified investment entity" includes a REIT. Assuming we qualify as a REIT, we will be a "domestically controlled qualified investment entity" at the merger effective time if non-U.S. holders held directly or indirectly less than 50% in value of our common stock at all times during the five-year period ending with the merger effective time, determined using certain conventions including a presumption that generally treats persons holding less 5% of our stock during such five-year period as U.S. persons. While we believe that we currently are a domestically controlled REIT, no assurances can be given that the actual ownership of our stock has been or will be sufficient for us to qualify as a "domestically controlled qualified investment entity" at the merger effective time.

        Income Tax Treaties.    If a non-U.S. holder is eligible for treaty benefits under an income tax treaty with the United States, the non-U.S. holder may be able to reduce or eliminate certain of the U.S. federal income tax consequences discussed above, such as the branch profits tax. Non-U.S. holders should consult their tax advisors regarding possible relief under an applicable income tax treaty.

        U.S. Withholding Tax.    As described above, it is unclear whether the receipt of the merger consideration by a non-U.S. holder will be treated as a sale or exchange of our common stock or as a distribution from us that is attributable to gain from the deemed sale of our United States real property interests in the merger. Accordingly, we intend to withhold U.S. federal income tax at a rate of 35% (or 20% to the extent provided in applicable Treasury Regulations) from the portion of the merger consideration that is, or is treated as, attributable to gain from the sale of United States real property interests and paid to a non-U.S. holder unless such holder qualifies for the 10% exception described above. We also reserve the right to withhold on the basis that the receipt of the merger consideration by a non-US holder is treated as a sale or exchange of our common stock and that we are not a domestically controlled REIT, in which case we could withhold at the rate of 15% on the distribution of merger consideration to a non-US holder. We also reserve the right to withhold on the receipt of merger consideration by a non-U.S. holder in excess of amounts we treat as distributions of gain attributable to the sale of United States real property interests on the basis that that we are not a domestically controlled REIT, in which case we could withhold at the rate of 15% on such amounts.

        If a non-U.S. holder holds its stock through a nominee, that nominee may take a contrary position and conclude that withholding (or additional withholding) applies to the merger consideration payable to such non-U.S. holder.

        A non-U.S. holder may be entitled to a refund or credit against the holder's U.S. federal income tax liability, if any, with respect to any amount withheld pursuant to FIRPTA, provided that the required information is furnished to the IRS on a timely basis. Non-U.S. holders should consult their tax advisors regarding withholding tax considerations.

Information Reporting and Backup Withholding

        Backup withholding, currently at a rate of 28%, and information reporting may apply to the cash received pursuant to the exchange of our common stock in the merger. Backup withholding will not apply, however, to a holder who:

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  in the case of a U.S. holder, furnishes a correct taxpayer identification number and certifies that it is not subject to backup withholding on an IRS Form W-9 or successor form;

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  in the case of a non-U.S. holder, furnishes an applicable IRS Form W-8 or successor form; or

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  is otherwise exempt from backup withholding and complies with other applicable rules and certification requirements.

        Backup withholding is not an additional tax and any amount withheld under these rules may be credited against the holder's U.S. federal income tax liability and may entitle the holder to a refund if required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

        Withholding taxes may be imposed under Sections 1471 through 1474 of the Code (such Sections commonly referred to as FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. The application of FATCA to the payment of the merger consideration made to a non-U.S. holder with respect to our common stock pursuant to the merger is not entirely clear. We urge you to consult your tax advisor regarding FATCA and the application of these rules to such payment.

        THE FOREGOING DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF THE POTENTIAL TAX CONSIDERATIONS RELATING TO THE MERGER AND IS NOT TAX ADVICE. THEREFORE, HOLDERS OF OUR COMMON STOCK ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS IN THEIR PARTICULAR CIRCUMSTANCES.

THE MERGER AGREEMENT

        The following is a summary of the material provisions of the merger agreement, a copy of which is attached to this proxy statement as Annex A, and is incorporated by reference into this proxy statement. This summary may not contain all of the information about the merger agreement that is important to you. We encourage you to read carefully the merger agreement in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement.

The Merger

        The merger agreement provides that, subject to the terms and conditions of the merger agreement and in accordance with Maryland law, at the effective time of the merger, the Company will be merged with and into Acquisition Sub and, as a result of the merger, the separate corporate existence of the Company will cease and Acquisition Sub will continue as the surviving entity, such that following the merger, Parent, a wholly owned subsidiary of Greystar Growth and Income Fund, LP, will be the sole member of the surviving entity. As the surviving entity, Acquisition Sub will possess the rights, powers, privileges, immunities and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and Acquisition Sub, all as provided under Maryland law. Following the completion of the merger, our common stock will no longer be traded on the NYSE and will be deregistered under the Exchange Act.

        The closing of the merger will occur as soon as practicable but in any event no later than three business days after all of the conditions set forth in the merger agreement and described under "—Conditions to the Merger" are satisfied or waived, to the extent permitted under the merger agreement, or at such other time as agreed to in writing by the parties unless the merger agreement has been terminated pursuant to its terms.

        The merger will become effective when the articles of merger have been duly filed with the Maryland State Department of Assessments and Taxation and the certificate of merger has been duly filed with the Delaware Secretary of State, or at a later time as agreed to by the parties and specified in the articles of merger and certificate of merger, which may not be more than five business days after the date of filing. The merger is expected to be completed in the second half of 2017. However, the parties cannot predict the exact timing of the completion of the merger or whether the merger will be completed at an earlier or later time, as agreed by the parties, or at all.

Effect of the Merger on Capital Stock

        At the effective time of the merger, each share of our common stock outstanding immediately prior to the effective time of the merger (other than shares owned by Parent, Acquisition Sub and certain of their affiliates, if any) will be converted automatically into and will represent the right to receive $12.00 in cash, without interest and less any applicable withholding taxes.

        At the effective time of the merger, each share that is owned directly by Parent or any direct or indirect wholly owned subsidiaries of Parent (including Acquisition Sub) immediately prior to the effective time of the merger will be cancelled and will cease to exist (such shares are referred to as the "excluded shares") and no consideration will be delivered in exchange for such cancellation.

        At the effective time of the merger, each limited liability company interest of Acquisition Sub existing immediately prior to the effective time of the merger will automatically be converted into and become one limited liability company interest of the surviving entity and will constitute the only existing limited liability company interests of the surviving entity.

Treatment of Company Equity Awards

        Company Restricted Stock and RSU Awards.    At the effective time of the merger, each Company restricted stock award and Company RSU Award that is outstanding immediately prior to the effective time will fully vest, all restrictions thereon will lapse and all such Company restricted stock awards and Company RSU Awards will be converted automatically into the right to receive an amount in cash (without interest thereon) equal to the product of (1) the total number of shares subject to Company restricted stock awards or Company RSU Awards, in each case, without regard to vesting and (2) $12.00.

        Company Performance RSU Awards.    At the effective time of the merger, each Company Performance RSU Award that is outstanding immediately prior to the effective time will vest based on actual performance achieved by the Company from the commencement of the applicable performance period through the date that is 30 days immediately preceding the closing of the merger in accordance with the terms of the applicable award agreement, and each such Company Performance RSU Award and related agreement will be cancelled and such award converted automatically into the right to receive an amount in cash (without interest thereon) equal to the product of (1) the total number of shares of Monogram common stock subject to such Company Performance RSU Award and (2) $12.00.

Payment for the Common Stock and Equity Awards in the Merger

        At or prior to the effective time of the merger, Parent will deposit, or cause to be deposited, with the Company's transfer agent, who shall act as paying agent in the merger, in trust for the benefit of the holders of the common stock (other than the excluded shares), sufficient cash to pay to the holders of the common stock the merger consideration. Promptly after the effective time of the merger and in any event not later than the third business day following the effective time, the paying agent is required to mail to each record holder of shares of common stock that were converted into the merger consideration a letter of transmittal and instructions for use in effecting the surrender of certificates that formerly represented shares of our common stock in exchange for the merger consideration (less any applicable withholding taxes). The paying agent will deliver the merger consideration to each holder of uncertificated or book-entry shares of our common stock upon receipt of an "agent's message" by the paying agent or such other evidence of transfer as the paying agent may reasonably request.

        As promptly as practicable after the effective time of the merger, the holders of Company equity awards will receive a payment from the Company or the surviving entity through its payroll system, payroll provider and/or equity award maintenance systems of all cash amounts described above under "—Treatment of Company Equity Awards." Notwithstanding the foregoing, if any payment owed to a holder of Company equity awards cannot be made through the Company's or the surviving entity's payroll system, payroll provider and/or equity award maintenance systems, then the surviving entity will issue a check for such payment to such holder no later than the second business day following the effective time of the merger.

Representations and Warranties

        The merger agreement contains representations and warranties that: (1) were made only for purposes of the merger agreement and as of specific dates; (2) were solely for the benefit of the parties to the merger agreement; (3) may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts; and (4) may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Monogram stockholders and other investors are not third-party beneficiaries under the merger agreement and should not rely on the representations and warranties or any description of such representations and warranties as characterizations of the actual state of facts or condition of Monogram or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may have changed after the date of the merger agreement, which subsequent information may or may not be fully reflected in public disclosures by Monogram.

        The merger agreement contains representations and warranties of each of the Company and of Parent and Acquisition Sub as to, among other things:

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  organization, existence, good standing and authority to carry on its business as presently conducted, including, as to the Company, with respect to its subsidiaries;

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  power and authority to enter into the merger agreement and to consummate the transactions contemplated by the merger agreement;

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  required regulatory filings and authorizations, consents or approvals of governmental entities;

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  the absence of certain violations, defaults or consent requirements under certain contracts, organizational documents and law, in each case arising out of the execution and delivery of, and consummation of the transactions contemplated by, the merger agreement;

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  the absence of certain litigation, orders and judgments and governmental proceedings and investigations related to Parent and Acquisition Sub or the Company, as applicable; and

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  the absence of any fees owed to investment bankers or brokers in connection with the merger, other than those specified in the merger agreement.

        The merger agreement also contains representations and warranties of the Company as to, among other things:

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  the capitalization of the Company, including the Company's equity awards, and the absence of certain rights to purchase or acquire equity securities of the Company or any of its subsidiaries, the absence of any obligations allowing holders the right to vote with stockholders of the Company, the absence of stockholder agreements or voting trusts to which the Company or any of its subsidiaries is a party and the absence of certain debt obligations;

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  the accuracy of the Company's filings with the SEC and of financial statements included in the SEC filings;

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  the implementation and maintenance of disclosure controls and internal controls over financial reporting and the absence of certain claims, complaints or allegations with respect to such controls;

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  the absence of certain undisclosed liabilities of the Company and its subsidiaries;

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  compliance with laws and possession of necessary permits and authorizations by the Company and its subsidiaries;

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  the Company's employee benefit plans and other agreements with its employees;

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  labor matters related to the Company and its subsidiaries;

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  conduct of the Company's business and the absence of certain changes since December 31, 2016;

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  the payment of taxes, the filing of tax returns and other tax matters related to the Company and its subsidiaries, including the Company's and certain of its subsidiaries' qualification and taxation as a REIT;

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  ownership of or rights with respect to the intellectual property of the Company and its subsidiaries;

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  privacy and security matters, including policies of the Company and its subsidiaries;

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  environmental matters related to the Company and its subsidiaries;

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  real property owned or leased by the Company and its subsidiaries;

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  the Company and its subsidiaries' leases, rent rolls, mezzanine loans, development agreements, construction projects, management agreements and rights agreements;

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  the receipt by the board of a fairness opinion from its financial advisor;

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  insurance policies;

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  the vote of stockholders required to approve the merger and the other transactions contemplated by the merger agreement;

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  material contracts of the Company and its subsidiaries;

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  the Company and its subsidiaries' status under the Investment Company Act of 1940, as amended;

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  action required to exempt the merger and the other transactions contemplated by the merger agreement from any antitakeover laws of the Maryland General Corporation Law and any antitakeover or similar provisions contained in the governing documents of the Company or any of its subsidiaries; and

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  absence of certain related party transactions.

        The merger agreement also contains representations and warranties of Parent and Acquisition Sub, jointly and severally, as to, among other things:

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  the financing that has been committed in connection with the merger;

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  the limited guarantees delivered by the Investors/Guarantors;

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  Parent's ownership of Acquisition Sub and the absence of any previous conduct of business by Acquisition Sub other than in connection with the transactions contemplated by the merger agreement;

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  the absence of any agreements (a) that entitle any Monogram stockholder to receive consideration of a different amount or nature than the merger consideration or pursuant to which any Monogram stockholder has agreed to vote to approve the merger and the other transactions contemplated by the merger agreement or to vote against any superior proposal or (b) pursuant to which any Monogram stockholder or any of Monogram's subsidiaries or joint venture partners has agreed to make an investment in Parent or Acquisition Sub in connection with the merger, in each case that would not terminate concurrently with any termination of the merger agreement;

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  the absence of any contract between Parent or Acquisition Sub and any member of Monogram's management or directors relate in any way to, or are in connection with, the transactions contemplated by the merger agreement; and

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  the solvency of the surviving entity immediately after giving effect to the transactions contemplated by the merger agreement.

        Some of the representations and warranties in the merger agreement are qualified by materiality qualifications or a "Company material adverse effect" or a "Parent material adverse effect" standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct, individually or in the aggregate, would, as the case may be, be material or have a material adverse effect on the Company or Parent).

        For purposes of the merger agreement, a "Company material adverse effect" means any effect, change, fact, event, occurrence, circumstance, condition or development that, individually or taken together with all other effects, changes, facts, events, occurrences, circumstances, conditions or developments, is or would reasonably be expected to become materially adverse to the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole. However, the standard of "Company material adverse effect" excludes any adverse effect resulting from or arising out of one or a combination of the following:

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  changes in the Company's stock price or trading volume;

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  any failure by the Company to meet published revenue, earnings or other financial projections, or any failure by the Company to meet any internal budgets, plans or forecasts of revenue, earnings or other financial projections, in and of itself;

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  changes in general economic conditions in the United States or any other country or region in the world, or changes in conditions in the global economy generally;

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  changes in conditions in the financial markets, credit markets or capital markets in the United States or any other country or region in the world, including (A) changes in interest rates in the United States or any other country and changes in exchange rates for the currencies of any countries and (B) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world;

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  changes in conditions in the multifamily residential real estate industry generally;

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  changes in political conditions in the United States or any other country or region in the world (including the decision by the United Kingdom to leave the European Union);

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  acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country or region in the world;

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  earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters or weather conditions in the United States or any other country or region in the world;

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  the execution or announcement of the merger agreement or the pendency of the transactions contemplated by the merger agreement, including the impact thereof on the relationships, contractual or otherwise, of the Company and its subsidiaries with employees, residents, vendors or partners, or the Company's joint venture partners or the identity of Parent or any of its affiliates as the acquirer of the Company;

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  any action taken, or failure to take action, in each case which Parent has in writing expressly requested or consented to;

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  changes in applicable law, regulation or other legal or regulatory conditions (or the interpretation thereof);

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  changes in United States generally accepted accounting principles ("GAAP") or other accounting standards (or the interpretation thereof);

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  the availability or cost of equity, debt or other financing to Parent or Acquisition Sub; or

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  any stockholder litigation relating to the transactions contemplated by the merger agreement;

provided that, with respect to the third, fourth, fifth, sixth, seventh, eighth, eleventh and twelfth bullet, such effects referred to therein may be taken into account to the extent that the Company is disproportionally affected relative to other similarly situated companies in the multifamily residential real estate industry, in which case only the incremental disproportionate impact or impacts may be taken into account in determining whether or not there has been a Company material adverse effect.

        In addition, a "Company material adverse effect" also means any effect, change, fact, event, occurrence, circumstance, condition or development that would, or would reasonably be expected to, prevent, materially delay or materially impair the ability of the Company to perform its obligations under the merger agreement or to consummate the merger and the other transactions contemplated thereby.

        For the purpose of the merger agreement, a "Parent material adverse effect" means any effect, change, fact, event, occurrence, circumstance, condition or development that, individually or taken together with all other effects, changes, facts, events, occurrences, circumstances, conditions or developments that have occurred prior to the date of determination of the occurrence of the Parent material adverse effect, is or would reasonably be expected to prevent or materially delay the performance by Parent of any of its obligations under the merger agreement or the consummation of the merger or the other transactions contemplated by the merger agreement or any related agreement.

Conduct of Business Pending the Merger

        Except for matters permitted or contemplated by the merger agreement, required by applicable law, or agreed to in writing by Parent, from the date of the merger agreement until the effective time of the merger, the Company will, and will cause each of its subsidiaries to, conduct its business in all material respects in the ordinary course and in a manner consistent with past practice since January 1, 2015, and use its commercially reasonable efforts to:

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  maintain its material assets and properties in their current condition (normal wear and tear excepted);

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  preserve intact in all material respects its current business organization, goodwill, ongoing businesses and significant business relationships;

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  provided it does not require additional compensation, keep available the services of its present officers;

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  maintain all of the material insurance policies held by the Company and any of its subsidiaries as of the date of the merger agreement; and

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  maintain the status of the Company and each subsidiary REIT as a REIT.

        In addition, except as expressly permitted or contemplated by the merger agreement, required by applicable law, or agreed to in writing by Parent, the Company will not, nor will it permit its subsidiaries to:

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  amend the Company's articles of amendment and restatement, the Company's bylaws or other comparable organizational documents of the Company's subsidiaries (in each case, whether by merger, consolidation or otherwise);

  •
  (1) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or otherwise) in respect of, or enter into any contract with respect to the voting of, any capital stock of the Company or any of its subsidiaries, other than (A) the regular, quarterly cash dividend at a rate not in excess of $0.075 per share of Company common stock, declared on May 31, 2017 and paid in accordance with past practice for the second quarter of the Company's fiscal year, (B) dividends or distributions, declared, set aside or paid by any Company subsidiary to the Company or any other subsidiary that is, directly or indirectly, wholly owned by the Company, (C) distributions required for the Company or any subsidiary REIT to maintain its status as a REIT under the Code or avoid the incurrence of any income or excise taxes by the Company or any subsidiary REIT, (D) distributions on preferred shares or units by subsidiary REITs, (E) distributions resulting from the vesting or exercise of Company compensatory awards, and (F) monthly distributions declared, set aside or paid by any Company subsidiary to the venture partners in any joint venture as required by agreement, (2) split, combine or reclassify any capital stock of the Company or any of its subsidiaries, (3) issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of capital stock of the Company or any of its subsidiaries, (4) purchase, redeem or otherwise acquire any Company securities, except for acquisitions of shares of Company common stock by the Company in satisfaction by holders of Company compensatory awards of the applicable exercise price and/or withholding taxes, or (5) enter into any amendment or other modification to the material terms of any indebtedness for borrowed money of the Company or any of its subsidiaries;

  •
  (1) issue, deliver, sell, grant, pledge, transfer, subject to any lien or dispose of any Company securities, other than (A) the issuance of shares of the Company's common stock upon the settlement of Company RSU Awards or Company Performance RSU Awards that are outstanding on the date of the merger agreement, in accordance with the equity award's terms as in effect on the date of the merger agreement or (B) grants or awards of Company securities required to be made pursuant to the terms of existing employment or other compensation agreements or arrangements in effect as of the date of the merger agreement, or (2) amend any term of the Company's employee benefit plan or amend any term of any security of the Company or any of its subsidiaries (in each case, whether by merger, consolidation or otherwise);

  •
  adopt a plan or agreement of, or resolutions providing for or authorizing, complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, each with respect to the Company or any of its subsidiaries;

  •
  increase the salary, wages, benefits, bonuses, severance or termination payments or other compensation payable or to become payable to the Company's current or former directors or executive officers, except for (1) increases required to be made pursuant to the terms of existing employment or other compensation agreements or arrangements in effect as of the date of the merger agreement, (2) increases in salary or wages of not more than $50,000 in the aggregate for any single individual in the ordinary course of business consistent with past practices, or (3) increases required under any Company employee benefit plan or under applicable law;

  •
  acquire any business, assets or capital stock of any person or division thereof, whether in whole or in part (and whether by purchase of stock, purchase of assets, merger, consolidation, or otherwise), other than one or more acquisitions in the ordinary course of business consistent with past practice that, individually, or in the aggregate, involve a purchase price of not more than $1,000,000;

  •
  make or undertake, or enter into any new commitments obligating the Company or any subsidiary of the Company to make or undertake, capital expenditures; provided, however, that the Company and the applicable subsidiaries of the Company may make capital expenditures pursuant to the terms of contracts that have been executed prior to the date of the merger agreement and up to the total amounts set forth in the applicable capital expenditure plans with respect to the Company's properties and on the timetables set forth therein;

  •
  sell, lease, license, mortgage, pledge, transfer, surrender, encumber, divest, cancel, subject to any encumbrance or otherwise dispose of any material assets, licenses, operations, rights or material properties, including the Company's properties, or agree to allow any of the aforementioned, except (1) pursuant to existing contracts, (2) permitted encumbrances incurred in the ordinary course of business consistent with past practices, (3) in connection with capital expenditures permitted under the merger agreement, or (4) sales of certain specified properties but only to the extent such sale is consistent with the terms expressly set forth in the applicable sale agreement or letter of intent or otherwise permitted by the merger agreement;

  •
  change any of the accounting methods used by the Company materially affecting its assets, liabilities or business, except for such changes that are required by GAAP or Regulation S-X promulgated under the Exchange Act or as otherwise specifically disclosed in the documents that the Company files with the SEC;

  •
  (1) incur or assume any indebtedness except (A) for borrowings under the Company's current credit facilities in the ordinary course of business (including to the extent necessary to pay dividends permitted by the merger agreement) or (B) in respect of indebtedness owing by any wholly owned subsidiary of the Company to the Company or another wholly owned subsidiary of the Company, or (2) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person (other than the Company or any of its subsidiaries);

  •
  enter into or amend in any material respect (1) any material contract (other than terminations or renewals in accordance with the terms of any existing material contract), (2) any contract which if entered into prior to the date of the merger agreement would be a material contract, (3) any retail leases of over 5,000 square feet, or (4) residential leases that are not on the form of lease approved for such Company property that have terms of longer than 18 months or less than 30 days or that are for rental rates below rates that are customary for the applicable market and apartment class where the property is located, or amend, modify or terminate any of the existing lease documents where the Company or a subsidiary of the Company is the tenant, sublessee or licensee or enter any new lease, sublease or license agreement (including renewals) where the Company or a subsidiary of the Company is the tenant, sublessee or licensee;

  •
  modify, amend or terminate, or grant any material consent (including any "Major Decision") under, any contract with any subsidiary of the Company, including any joint venture or modify any material relationship between the Company and any subsidiary of the Company, including any joint venture, and including the manner in which the Company and the subsidiaries of the Company own or hold their respective assets;

  •
  (1) other than as otherwise expressly required pursuant to the merger agreement, make any material tax election, enter into any material closing agreement with a tax authority, file any amended federal or state income tax return or other tax return with respect to any material tax or change any material method of accounting for tax purposes or annual tax accounting period, except in each case (A) if required by law, (B) in the ordinary course of business, or (C) if necessary (x) to preserve the Company's or any subsidiary REIT's qualification as a REIT under the Code or (y) to qualify or preserve the status of any subsidiary as a disregarded entity or partnership for United States federal income tax purposes or as a Qualified REIT Subsidiary or a Taxable REIT Subsidiary under the applicable provisions of Section 856 of the Code, as the case may be, or (2) fail to contest tax assessments to the extent customary in the jurisdiction in which the property to which such tax assessment applies is located;

  •
  invest proceeds received in connection with transactions conducted in accordance with Section 1031 of the Code, including purchases of property with funds held by a qualified intermediary or other agent serving in a similar capacity;

  •
  waive, settle or satisfy any rights, claims, liabilities or obligations (absolute, accrued, asserted, unasserted, contingent or otherwise), other than amounts individually not in excess of $750,000, or in the aggregate, not to exceed $2,500,000, in each case, in excess of applicable insurance proceeds;

  •
  fail to maintain in full force and effect material insurance policies or comparable replacement policies covering the Company and its subsidiaries and their respective properties, assets and businesses in a form and amount consistent with past practice; or

  •
  authorize or commit to take any of the actions described above.

        Notwithstanding the foregoing, the Company and its subsidiaries will not be restricted from engaging in any capital call transactions exclusively among the Company and its subsidiaries in the ordinary course of business consistent with past practice.

Other Covenants and Agreements

        Access and Information.    From the date of the merger agreement until the effective time of the merger, upon reasonable notice, the Company will afford Parent and its representatives reasonable access, during normal business hours, to the properties, offices, plants, facilities, personnel, tax returns, books and records of the Company and its subsidiaries, and such other information concerning the Company and its subsidiaries' respective businesses, properties and personnel as Parent may reasonably request. The Company and its subsidiaries will not be required to disclose any information to Parent or its representatives if such disclosure would jeopardize any attorney-client or other legal privilege, or contravene any law, fiduciary duty or contract. Notwithstanding the foregoing, Parent and Acquisition Sub will not, and will cause their respective representatives not to, contact any tenant, supplier or partner of the Company in connection with the merger or any of the other transactions contemplated by the merger agreement without the Company's prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), and any such contact will be arranged by and with a representative of the Company participating.

        Acquisition Proposals; No Solicitation.    As of the date of the merger agreement, the Company agreed to, and to cause its subsidiaries and its and its subsidiaries' officers, directors, employees, consultants, agents, financial advisors, investment bankers, attorneys, accountants and other representatives to, immediately cease and cause to be terminated any existing solicitation of, or discussions or negotiations with, any person that may have been ongoing with respect to an acquisition proposal, and promptly thereafter, to request that all non-public information previously provided by or on behalf of the Company or any of its subsidiaries to any such person be returned or destroyed in accordance with the applicable confidentiality agreement.

        The Company has further agreed that it will not, and it will cause its subsidiaries and its and its subsidiaries' officers, directors, employees, consultants, agents, financial advisors, investment bankers, attorneys, accountants and other representatives not to:

  •
  directly or indirectly, solicit, initiate, or knowingly facilitate or encourage the submission or announcement of any acquisition proposal (including by approving any transaction, or approving any person becoming an "interested stockholder," for purposes of the Maryland General Corporation Law);

  •
  furnish any information regarding the Company or its subsidiaries to any person in connection with, or in response to, an acquisition proposal;

  •
  engage in discussions or negotiations with any person with respect to any acquisition proposal; or

  •
  release or permit the release of any person from, or to waive or permit the waiver or termination of any provision of, any standstill or similar agreement to which any of the Company or any subsidiary of the Company is a party, other than to the extent the Company's board or any committee thereof determines in good faith, after consultation with outside legal counsel, that failure to provide such waiver, release or termination would reasonably be expected to be inconsistent with its fiduciary duties under applicable law.

        Notwithstanding the foregoing, prior to the approval of the merger and the other transactions contemplated by the merger agreement by the Company's stockholders, if the Company receives a written acquisition proposal that did not result from a breach of the obligations described above in "—Acquisition Proposals; No Solicitation" and which the Company's board determines in good faith, after consultation with the Company's outside legal counsel and its financial advisor, that such acquisition proposal either constitutes a superior proposal or could reasonably be expected to lead to a superior proposal, the Company and its representatives may:

  •
  provide information in response to a request therefor by the person who made such acquisition proposal, but only if, prior to providing any material non-public information regarding the Company or its subsidiaries to such person, the Company receives from such person an executed customary confidentiality agreement containing terms not materially less restrictive in the aggregate to the counterparty thereto than the terms of the Company's existing confidentiality agreement with Greystar Real Estate Partners, LLC (which we refer to as an "acceptable confidentiality agreement"); and/or

  •
  engage or participate in any discussions or negotiations with such person who made such acquisition proposal;

if, and only to the extent that, prior to taking any action described in the preceding two bullets, the Company's board determines in good faith after consultation with outside counsel that failure to take such action, in light of such acquisition proposal and the terms of the merger agreement, would reasonably be expected to be inconsistent with the board's fiduciary duties under applicable law.

        "Acquisition proposal" means any bona fide inquiry, proposal or offer relating to:

  •
  the acquisition of 20% or more of any class of the equity interests in the Company (by vote or by value) by any third party;

  •
  any merger, consolidation, business combination, reorganization, share exchange, sale of assets, recapitalization, equity investment, joint venture, liquidation, dissolution or other transaction that would result in any third party acquiring assets (including capital stock of or interest in any subsidiary or affiliate of the Company) representing, directly or indirectly, 20% or more of the net revenues, net income or assets of the Company and its subsidiaries, taken as a whole;

  •
  the acquisition (whether by merger, consolidation, equity investment, share exchange, joint venture or otherwise) by any third party, directly or indirectly, of any class of equity interest in any entity that holds assets representing, directly or indirectly, 20% or more of the net revenues, net income or assets of the Company and its subsidiaries, taken as a whole;

  •
  any tender offer or exchange offer, as such terms are defined under the Exchange Act, that, if consummated, would result in any third party beneficially owning 20% or more of the outstanding shares of the Company's common stock and any other voting securities of the Company (or instruments convertible to or exchangeable for 20% or more of such outstanding shares or securities); or

  •
  any combination of the foregoing.

        "Superior proposal" means a written acquisition proposal (with all of the percentages included in the definition of acquisition proposal increased to 80%) that the Company's board (or any committee thereof that has been duly appointed for the purpose of evaluating the transactions contemplated by the merger agreement and any acquisition proposals) determines in good faith, after consultation with its financial advisor and outside legal counsel, and taking into consideration, among other things, all of the terms, conditions, impact and all legal, financial, regulatory and other aspects of such acquisition proposal and the merger agreement that the board (or a committee thereof) deems relevant (in each case taking into account any revisions to the merger agreement made in writing by Parent prior to the time of such determination), including all legal, financial (including breakup fee provisions) and regulatory aspects of the acquisition proposal and the person making the proposal, would, if consummated, result in a transaction more favorable from a financial point of view to the holders of the Company's common stock than the transactions provided for in the merger agreement.

        If the Company receives an acquisition proposal, then the Company must promptly (and in no event later than 24 hours after receipt of such acquisition proposal) notify Parent in writing of such acquisition proposal (which notification must include the identity of the person making or submitting such acquisition proposal and the material terms and conditions thereof), and shall thereafter keep Parent reasonably informed, on a reasonably current basis, as to the status (including any material developments) of such acquisition proposal, including by providing Parent with copies of any draft agreements or material terms and conditions related thereto. The Company has agreed that it and its subsidiaries will not enter any confidentiality (or similar) agreement subsequent to the date of the merger agreement that prohibits the Company from providing to Parent such material terms and conditions and other information or otherwise complying with the obligations described in this paragraph.

        Changes in the Board's Recommendation.    Neither the Company's board nor any committee thereof may, except as permitted by the provisions described below and in "—Acquisition Proposals; No Solicitation":

  •
  (1) withdraw, modify, amend or qualify, in a manner adverse to Parent and Acquisition Sub, the recommendation that the Company stockholders vote to approve the merger and the other transactions contemplated by the merger agreement (or publicly propose or resolve to so withdraw, modify, amend or qualify the such recommendation); or (2) approve, recommend or declare advisable any acquisition proposal (or publicly propose or resolve to so approve, recommend or declare advisable any acquisition proposal) (we refer to each of the foregoing actions as a "change in recommendation"); or

  •
  cause the Company to enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement, investment agreement or other contract of any kind with respect to an acquisition proposal (other than an acceptable confidentiality agreement) contemplating an acquisition proposal (we refer to any such contract as an "alternative acquisition agreement").

        Notwithstanding anything to the contrary contained in the merger agreement, at any time prior to the time the Company's stockholders approve the merger and the other transactions contemplated by the merger agreement, the Company's board may make a change in recommendation in response to an acquisition proposal if:

  •
  such acquisition proposal did not result from a breach of the provisions described in the first two paragraphs in "—Acquisition Proposals; No Solicitation";

  •
  the Company's board determines in good faith, after consultation with the Company's outside legal counsel and its financial advisor, that (1) such acquisition proposal would, if the merger agreement were not amended or an alternative transaction with Parent were not entered into, constitute a superior proposal, and (2) in light of such acquisition proposal, a failure to make a change in recommendation would reasonably be expected to be inconsistent with the board's fiduciary obligations to the Company's stockholders under applicable law;

  •
  the Company delivers to Parent a written notice (which we refer to as the "superior proposal notice"), four business days in advance of any change in recommendation, stating that the Company's board intends to effect a change in recommendation in connection with a superior proposal or to terminate the merger agreement pursuant to its terms, which superior proposal notice must specify the identity of the party who made such superior proposal and all of the material terms and conditions of such superior proposal and attach a copy of the most current version of the related alternative acquisition agreement;

  •
  during the four business day period commencing on the date of Parent's receipt of such superior proposal notice, the Company will, and will have made its representatives reasonably available to, engage in good faith negotiations with Parent (to the extent Parent desires to negotiate) to make such revisions to the terms of the merger agreement or a possible alternative transaction, in either case, as would permit the Company's board not to effect a change in recommendation in connection with a superior proposal or to terminate the merger agreement pursuant to its terms in response to a superior proposal;

  •
  the Company's board will have considered in good faith any changes to the merger agreement offered in writing by Parent and will have determined in good faith, after consultation with its outside legal counsel and its financial advisor, that (1) the superior proposal would continue to constitute a superior proposal if such changes offered in writing by Parent were to be given effect and (2) the failure to make a change in recommendation would be inconsistent with the board's fiduciary obligations to the Company's stockholders under applicable law; and

  •
  if the Company enters into an alternative acquisition agreement concerning such superior proposal, the Company terminates the merger agreement in accordance with its terms.

The Company will not effect a change in recommendation in connection with a superior proposal, or take any action pursuant to the termination provisions with respect to a superior proposal, prior to the time that is four business days after it has provided the superior proposal notice described above. Further, any amendment to the financial terms or any other material term of such superior proposal will require a new superior proposal notice which will require a new notice period of two business days, and compliance with the provisions described in the foregoing paragraph with respect to such new notice.

        In addition, the Company's board may make a change in recommendation of the type described in clause (1) of the definition thereof in response to a change in circumstances if:

  •
  the board determines in good faith, after consultation with its outside legal counsel, that, in light of such change in circumstances, a failure to effect such a change in recommendation would reasonably be expected to be inconsistent with the board's fiduciary obligations to the Company's stockholders under applicable law;

  •
  such change in recommendation is not effected prior to the fourth business day after Parent receives written notice from the Company confirming that the board intends to effect such change in recommendation;

  •
  during such four business day period, if requested by Parent, the Company engages in good faith negotiations with Parent to amend the merger agreement or enter into an alternative transaction; and

  •
  at the end of such four business day period, the board determines in good faith, after consultation with its outside legal counsel and after taking into account any amendments to the merger agreement that Parent and Acquisition Sub have irrevocably agreed in writing to make as a result of the negotiations contemplated by the previous bullet, that, in light of such change in circumstances, a failure to effect a change in recommendation would be inconsistent with the board's fiduciary obligations to the Company's stockholders under applicable law.

After compliance with the second, third and fourth bullets above with respect to any change in circumstances, the Company shall have no further obligations thereunder, and the Company's board shall not be required to comply with such obligations with respect to any other change in circumstance

        "Change in circumstances" means any material fact, event, change, development or circumstances not known or reasonably foreseeable by the Company's board as of the date of the merger agreement, which fact, event, change, development or circumstances becomes known to the board prior to the time the Company's stockholders approve the merger and the other transactions contemplated by the merger agreement; provided, however, that in no event shall the receipt, existence or terms of an acquisition proposal, or any inquiry, indication of interest, proposal or offer that could reasonably be expected to lead to an acquisition proposal, constitute a change in circumstances.

        Nothing contained in the merger agreement will prohibit the Company or the Company's board from taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act, or from issuing a "stop, look and listen" statement pending disclosure of its position thereunder; provided that if any such disclosure does not reaffirm the board's recommendation that the Company stockholders vote to approve the merger and the other transactions contemplated by the merger agreement or state that the board's recommendation remains unchanged, such disclosure will be deemed to be a change in recommendation and Parent will have the right to terminate the merger agreement as described below under "—Termination."

        Filings and Other Actions.    Pursuant to the terms of the merger agreement and in accordance with applicable law and the Company's governing documents, the Company agreed to duly set a record date for, call, give notice of, and hold a special meeting of its stockholders for the purpose of considering and taking action upon the approval of the merger and the other transactions contemplated by the merger agreement. Unless the Company's board of directors will have effected an adverse recommendation change, the board will make the recommendation that Monogram stockholders vote to approve the merger and the other transactions contemplated by the merger agreement.

        Employee Matters.    Pursuant to the merger agreement, for a period of not less than 12 months from the closing of the merger, Parent will ensure that Greystar or one of its affiliates provides to each employee of the Company or any of its subsidiaries who continues employment with Parent, the surviving entity or Greystar, or one of its affiliates, following the effective time of the merger (which we refer to collectively as "continuing employees"), base pay, bonus and commission targets, severance and other benefits that are substantially not less favorable in the aggregate than as provided to similarly situated employees of Greystar Management Services LLP. Parent will provide to each employee of the Company or any of its subsidiaries who is not a continuing employee (as determined by Parent in its sole discretion) severance pay and benefit terms as agreed upon with Parent.

        Parent will cause Greystar or one of its affiliates to ensure that, as of the effective time of the merger, each continuing employee receives full credit (for all purposes, including eligibility to participate, vesting, benefit accrual, vacation entitlement and severance benefits) for services with the Company or any of its subsidiaries (or predecessor employers to the extent the Company provides such credit) under the comparable employee benefit plans, programs and policies of Greystar or one of its affiliates in which such employees became participants, provided that the foregoing shall not apply with respect to benefit accrual under any defined benefit pension plan or to the extent that its application would result in a duplication of benefits. As of the effective time of the merger, Parent will ensure that Greystar or one of its affiliates provides full credit to each continuing employee for any accrued vacation balance under any applicable Company benefit plan.

        With respect to each health or welfare benefit plan maintained by Greystar or one of its affiliates for the benefit of continuing employees, Parent (1) shall cause to be waived any eligibility waiting periods, any evidence of insurability requirements and the application of any pre-existing condition limitations under such plan and (2) shall cause each continuing employee to be reimbursed for any out-of-pocket expenses (excluding co-payments that do not apply to deductibles) incurred between the effective time of the merger and December 31, 2017 in connection with meeting any individual deductibles and individual out-of-pocket maximums under such plan, provided that (A) such continuing employee has already met the individual deductible and individual out-of-pocket maximum under the applicable Company benefit plan as of the effective time or (B) such continuing employee has not met the individual deductible or individual out-of-pocket maximum under the applicable Company benefit plan as of the effective time and has paid, in the aggregate for 2017, $4,500 (if the continuing employee's out-of-pocket maximum under the applicable Company benefit plan in which he or she participated prior to the effective time is $4,500) or $5,000 (if the continuing employee's out-of-pocket maximum under the applicable Company benefit plan in which he or she participated prior to the effective time is $5,000) in out-of-pocket expenses under the applicable Company benefit plan prior to the effective time and such plan maintained by Greystar or one of its affiliates at and after the effective time.

        Pursuant to the merger agreement, Parent will ensure that Greystar or one of its affiliates pays any annual bonus for 2017 at 100% of target and any commissions for 2017 that have been earned by each employee of the Company or any of its subsidiaries, but have not been paid as of the effective time of the merger.

        Pursuant to the merger agreement, Parent will cause the surviving entity to assume and honor in accordance with their terms all deferred compensation plans, agreements and arrangements, severance and any plans, agreements and arrangements, and all written employment, severance, retention, incentive, change in control and termination agreements (including any change in control provisions therein) applicable to employees of the Company or any of its subsidiaries and in effect immediately prior to the effective time of the merger. If directed by Parent in writing at least ten business days prior to the effective time of the merger, the Company shall use reasonable efforts to effectuate any amendment, consent or assignment needed to ensure that such agreements are transferred to Greystar or one of its affiliates, as applicable, without any liability being incurred by Parent, the surviving entity, Greystar or one of their affiliates.

        If directed by Parent at least ten business days prior to the effective time of the merger, the Company shall terminate any and all Company benefit plans intended to qualify under Section 401(k) of the Code, effective not later than the business day immediately preceding the effective time. In the event that Parent requests that such 401(k) plans be terminated, the Company will provide Parent with evidence that such 401(k) plan(s) have been terminated pursuant to resolutions of the Company board. If directed by Parent in writing at least ten days prior to the effective time of the merger, the Company shall help effectuate any amendment, consent or assignment needed to ensure that the Company benefit plans are transferred to the surviving entity, Greystar or an affiliate, as applicable.

        The Company and Parent (including Greystar and its affiliates) have agreed to cooperate in good faith with the firm engaged to make determinations regarding the application of Sections 280G and 4999 of the Code, each other, and each affected executive, in making such determinations.

        Indemnification of Directors and Officers; Insurance.    For a period of six years following the effective time of the merger, the surviving entity will maintain in effect the exculpation, indemnification and advancement of expenses provisions of the Company's and any Company subsidiary's articles of incorporation and bylaws or similar organizational documents as in effect immediately prior to the effective time of the merger or in any indemnification agreements between the Company and its directors as in effect immediately prior to the effective time of the merger, and will not amend, repeal or otherwise modify any such provisions in any manner adverse to any such individuals. All rights of indemnification with respect to any claim made within that six-year period will continue until the disposition of the action or resolution of the claim. Further, the surviving entity will indemnify and hold harmless each present and former director, officer and employee of the Company or any of its subsidiaries against and from any costs, fees and expenses (including reasonable attorneys' fees and investigation expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, legal proceeding, arbitration, investigation or inquiry, whether civil, criminal, regulatory, legislative administrative or investigative, arising directly or indirectly out of or pertaining directly or indirectly to matters existing or occurring on or prior to the closing date.

        Prior to the closing date, the Company will purchase a "tail" directors' and officers' liability insurance policy for the Company and its subsidiaries and their present and former directors, officers and employees who are currently covered by the directors' and officers' liability insurance coverage currently maintained by the Company that will provide such directors, officers and employees with coverage for six years following the closing date of not less than the existing coverage and have other terms not less favorable to the insured persons than the directors' and officers' liability insurance coverage currently maintained by the Company and its subsidiaries, subject to certain exceptions.

        Financing.    Parent and Acquisition Sub will use reasonable best efforts to obtain the proceeds of the financing on the terms and conditions described in the commitment letters, including:

  •
  maintaining in effect the commitment letters in accordance with their terms (subject to the right to enter into alternate debt financing in certain circumstances);

  •
  promptly negotiating and entering into definitive agreements with respect to the debt financing on the terms and conditions (including, if required, utilizing the "flex" provisions) contained in the Debt Commitment Letter; and

  •
  satisfying (or seeking a waiver of) all conditions to funding in the commitment letters and the definitive agreements thereto and to consummate the financing at or prior to the closing of the merger.

        The Company will use reasonable best efforts to provide, and will cause each of its subsidiaries to use its reasonable best effort to provide, to Parent, Acquisition Sub and each of their subsidiaries and affiliates, in each case at Parent's sole expense, all cooperation reasonably requested by Parent in connection with the arrangement, syndication and consummation of the debt financing (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company or its subsidiaries), including:

  •
  upon reasonable notice, participating in a reasonable number of due diligence sessions, rating agency presentations, meetings and presentations with prospective lenders;

  •
  assisting with, and designating one or more members of senior management of the Company to participate in, the preparation of customary offering and syndication documents and materials in connection with the financing, and providing reasonable and customary authorization letters to the debt financing sources authorizing the distribution of information to prospective lenders and containing customary information;

  •
  furnishing Parent reasonably promptly following Parent's reasonable request with the historical financial statements of the Company as may be required by the debt financing sources in connection with the debt financing;

  •
  reasonably cooperating in with the marketing efforts of Parent and its financing sources for any debt raised by Parent to complete the merger;

  •
  subject to any valid limitations or restrictions set forth in the applicable leases of tenants at the Company's properties, so long as the operations of the properties are not unreasonably disrupted, allowing Parent and its representatives to conduct, at Parent's sole expense, appraisal and environmental and engineering inspections of each of the properties; provided neither Parent nor its representatives may conduct any physically intrusive inspections without the Company's prior written consent and Parent will indemnify and hold harmless the Company and its subsidiaries in connection with any such inspections;

  •
  requesting the Company's independent auditors to cooperate with Parent's independent auditors, participate in accounting due diligence sessions and use reasonable efforts to obtain accountant's comfort letters and consents from the Company's independent auditors;

  •
  assisting in the preparation of, and executing and delivering, financing agreements and related definitive documents, including guarantees (if required) and other certificates and documents as may be requested by Parent;

  •
  cooperating with Parent in seeking from the Company's existing lenders such waivers, consents or payoff letters which may be necessary in connection with the financing; and

  •
  taking all corporate actions, subject to the occurrence of the closing, reasonably requested by Parent to permit the consummation of the financing and to permit the proceeds thereof to be made available at the closing.

        Nothing in the merger agreement will, however, require such cooperation to the extent it would, among other things, unreasonably interfere with the business or operations of the Company or its subsidiaries or otherwise be in conflict with applicable law or would conflict with or violate any agreement or contract to which the Company or any of its subsidiaries is party, or require the Company to pay any commitment or other similar fee or incur any other liability (other than in connection with the authorization and representation letters referred to above) in connection with the financing prior to the closing.

        Pre-Closing Transactions.    The merger agreement provides that the Company and Parent will undertake and consummate certain specified transactions prior to the effective time of the merger, which we refer to as the Additional Transactions. Any breach of the Company's or any of its subsidiary's representations, warranties or covenants under the merger agreement, or any failure to satisfy any closing condition applicable to Parent's and Acquisition Sub's obligations to complete the merger (in each case, subject to certain exceptions), that is attributable to one or more of such Additional Transactions will not be deemed a breach or failure by the Company; provided that failure by the Company to comply with the Additional Transactions in the manner as specifically agreed to between the parties will be taken into account in determining a Company breach.

        Other Covenants.    The merger agreement contains additional agreements between the Company, Parent and Acquisition Sub relating to, among other matters:

  •
  the filing of this proxy statement with the SEC (and cooperation in response to any comments from the SEC with respect to this proxy statement);

  •
  anti-takeover statutes or regulations that become applicable to the transactions contemplated by the merger agreement;

  •
  the coordination of press releases and other public announcements or filings relating to the transactions contemplated by the merger agreement;

  •
  actions to cause the disposition of equity securities of the Company held by each individual who is a director or officer of the Company pursuant to the transactions contemplated by the merger agreement to be exempt pursuant to Rule 16b-3 under the Exchange Act;

  •
  the preparation and filing of all forms, registrations and notices required under, and the seeking of any consents, authorizations or other approvals required under, any law or by any governmental entity in connection with the merger and the other transactions contemplated thereby;

  •
  delivery of resignation letters of the Company's directors;

  •
  certain tax matters;

  •
  transaction litigation; and

  •
  the de-listing of our common stock from the NYSE and the deregistration under the Exchange Act.

Conditions to the Merger

        Each party's obligation to complete the merger is subject to the satisfaction or waiver of the following conditions:

  •
  the approval of the merger and the other transactions contemplated by the merger agreement by the required vote of Monogram stockholders;

  •
  the absence of any temporary restraining order, preliminary or permanent injunction or other order issued by a governmental entity of competent jurisdiction preventing the consummation of the merger, and any law that prohibits or makes illegal the consummation of the merger; and

  •
  the expiration or termination of any applicable waiting period (and any extension thereof) under the HSR Act, if a filing under the HSR Act has been made.

        The respective obligations of Parent and Acquisition Sub to complete the merger are subject to the satisfaction or waiver of the following additional conditions:

  •
  the representations and warranties of the Company made in the merger agreement will be accurate as of the closing date (other than those representations and warranties that were made only as of a specified date, which need only be accurate as of such specified date), except that, subject to certain exceptions, any inaccuracies in the Company's representations and warranties will be disregarded if such inaccuracies (disregarding materiality and material adverse effect qualifiers in the related representations and warranties) have not had and would not reasonably be expected to have a material adverse effect on the Company;

  •
  the Company's performance in all material respects of all obligations required to be performed by it under the merger agreement at or prior to the effective time;

  •
  since the date of the merger agreement, there will not have occurred any Company material adverse effect; and

  •
  receipt of a tax opinion of the Company's counsel, Goodwin Procter LLP (or such other law firm as may be reasonably acceptable to Parent and the Company), substantially in the form as agreed to between the parties.

        The obligation of the Company to complete the merger is subject to the satisfaction or waiver of the following additional conditions:

  •
  the representations and warranties of Parent and Acquisition Sub made in the merger agreement will be accurate as of the closing date (other than those representations and warranties that were made only as of a specified date, which need only be accurate as of such specified date), except that any inaccuracies in such representations and warranties will be disregarded if such inaccuracies (disregarding materiality and material adverse effect qualifiers in the related representations and warranties) have not had and would not reasonably be expected to have a material adverse effect on Parent; and

  •
  the performance in all material respects by Parent and Acquisition Sub of all obligations required to be performed by them under the merger agreement at or prior to the effective time.

None of the Company, Parent or Acquisition Sub may rely, either as a basis for not consummating the merger or terminating the merger agreement and abandoning the merger, on the failure of any condition set forth above to be satisfied if such failure was caused by such party's breach of any provision of the merger agreement.

Termination

        The Company and Parent may terminate the merger agreement by mutual written consent at any time before the effective time of the merger. In addition, either the Company or Parent may terminate the merger agreement if:

  •
  the merger shall not have been consummated on or before December 28, 2017;

  •
  any court or governmental entity of competent jurisdiction has issued a final and non-appealable injunction or similar order enjoining, restraining or otherwise prohibiting the consummation of the transactions contemplated by the merger agreement; or

  •
  if Monogram stockholders vote on and fail to approve the merger and the other transactions contemplated by the merger agreement at the special meeting (or any adjournment or postponement thereof).

        The Company may also terminate the merger agreement:

  •
  if Parent or Acquisition Sub has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the merger agreement which would result in the failure to satisfy a closing condition and such breach has not been timely cured;

  •
  at any time prior to the approval of the merger and the other transactions contemplated by the merger agreement by Monogram stockholders, if (1) the board has authorized the Company to enter into an alternative acquisition agreement with respect to a superior proposal, (2) substantially concurrently with such termination, the Company enters into an alternative acquisition agreement with respect to such superior proposal, and (3) the Company has paid the related termination fee to Parent; or

  •
  if (1) the merger has not been completed as required pursuant to the merger agreement, (2) at the time of such termination, all conditions to Parent's obligation to complete the closing (other than those conditions that are to be satisfied by action taken at the closing) have been satisfied, and (3) the Company is ready, willing and able to complete the merger on such date.

        Parent may also terminate the merger agreement:

  •
  if the Company has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the merger agreement which would result in the failure to satisfy a closing condition and such breach has not been timely cured; or

  •
  if (1) the Company's board of directors has effected a change in recommendation as described above under "—Other Covenants and Agreements—Changes in the Board's Recommendation," (2) (A) any acquisition proposal (or any material modification thereof) is first publicly disclosed by the Company or the person making such acquisition proposal and (B) the Company's board of directors has failed to (publicly, if so requested by Parent) reaffirm the board recommendation by the earlier of five business days following the Company's receipt of a written request by Parent to provide such reaffirmation and two business days prior to the Monogram stockholder meeting or (3) the Company has materially breached any of its obligations under the provisions described in "—Other Covenants and Agreements—Acquisition Proposals; No Solicitation" or "—Other Covenants and Agreements—Changes in the Board's Recommendation."

Termination Fees

        Company Termination Fee.    The Company will be required to pay a termination fee in cash to Parent upon any of the following:

  •
  the merger agreement is terminated by Parent, if (1) the Company's board of directors has effected a change in recommendation; (2) (A) any acquisition proposal (or any material modification thereof) is first publicly disclosed by the Company or the person making such acquisition proposal and (B) the Company's board of directors has failed to (publicly, if so requested by Parent) reaffirm the board recommendation by the earlier of five business days following the Company's receipt of a written request by Parent to provide such reaffirmation and two business days prior to the Monogram stockholder meeting; or (3) the Company has materially breached any of its obligations under the provisions described in "—Other Covenants and Agreements—Acquisition Proposals; No Solicitation" or "—Other Covenants and Agreements—Changes in the Board's Recommendation";

  •
  the merger agreement is terminated by the Company, to enter into an alternative acquisition agreement with respect to a superior proposal; or

  •
  all of the following requirements are satisfied:

  •
  the merger agreement is terminated (1) by Parent or the Company, because of a failure to receive Monogram stockholder approval, or (2) by Parent, if the Company has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the merger agreement which would result in the failure to satisfy a closing condition and such breach has not been timely cured; and

  •
  (1) an acquisition proposal is made directly to the Company's stockholders or is otherwise publicly disclosed or is otherwise communicated to the Company's board and, in each case, not withdrawn before the Company's stockholder meeting and (2) within 12 months after the date of such termination, the Company enters into a definitive agreement with respect to an acquisition proposal or consummates a transaction contemplated by an acquisition proposal (provided that for purposes of this bullet, each reference to "20% or more" in the definition of acquisition proposal shall be deemed to be references to "more than 50%").

        The termination fee will be an amount equal to $65,679,359, except in the event the termination fee becomes payable as the result of the termination of the merger agreement (1) by the Company pursuant to the second bullet under "—Company Termination Fee" on or prior to the end of the Initial Period (defined below) or (2) by Parent pursuant to the first bullet under "—Company Termination Fee" on or prior to the end of the Initial Period, then in either case the termination fee will be an amount equal to $25,261,292. For purposes herein, "Initial Period" means the later of (a) 11:59 p.m. (New York time) on August 3, 2017, and (b) 11:59 p.m. (New York time) on the first day after the end of all "superior proposal notice" periods specified in "—Other Covenants and Agreements—Changes in the Board's Recommendation" (including any subsequent notice periods thereunder) applicable to a superior proposal from a particular person (including as revised or modified); provided, however, that in the case of clause (b), an initial superior proposal notice with respect to such superior proposal shall have been provided on or prior to August 3, 2017. In the event that the Company is obligated to pay the termination fee, the receipt by Parent of the termination fee (together with any expense reimbursement and collection payment obligations under the merger agreement) shall be liquidated damages and the Company shall not have any further liability to Parent, Acquisition Sub or any of their affiliates relating to or arising out of the merger agreement or the failure to complete the merger.

        Parent Termination Fee.    Parent will be required to pay to the Company a reverse termination fee of $202,090,337 in cash in the event that the Company has terminated the merger agreement due to (1) the breach or failure by Parent or Acquisition Sub to perform any of its representations, warranties, covenants or other agreements contained in the merger agreement which would result in the failure to satisfy a closing condition and such breach has not been timely cured or (2) the merger not being completed as required pursuant to the merger agreement, and at the time of such termination, all conditions to Parent's obligation to consummate the closing (other than those conditions that are to be satisfied by action taken at the closing) have been satisfied and the Company is ready, willing and able to complete the merger on such date. Upon payment of the termination fee, plus any expense reimbursement, indemnification and collection payment obligations under the merger agreement, none of Parent, Acquisition Sub and certain related parties will have any further liability or obligation to the Company relating to or arising out of the merger agreement or the failure to complete the merger.

Remedies

        The maximum aggregate liability of Parent and Acquisition Sub for monetary damages in connection with the merger agreement, the Equity Commitment Letter, the Limited Guarantee and the transactions contemplated by the merger agreement will be limited to the Parent termination fee, plus certain expense reimbursement and indemnification obligations of Parent under the merger agreement, and costs and expenses (including reasonable fees and disbursements of counsel) incurred by the Company relating to any litigation or other proceeding brought by the Company against Parent if Parent fails to pay the Parent termination fee or Parent's expense reimbursement and indemnification obligations, together with interest on the Parent termination fee or Parent's expense reimbursement and indemnification obligations, if the Company prevails in such litigation or proceeding. Further, as described under "The Merger (Proposal One)—Limited Guarantee", subject to the terms and conditions of, and limitations set forth in, the Limited Guarantee, the Company may seek payment by the Investors/Guarantors of the Parent termination fee, Parent's expense reimbursement and indemnification obligations and/or the Company's recovery costs, in each case, to the extent payable under the terms of the Limited Guarantee.

        The Company cannot seek specific performance to require Parent or Acquisition Sub to complete the merger and, except with respect to enforcing confidentiality provisions, the Company's sole and exclusive remedy against Parent or Acquisition Sub relating to any breach of the merger agreement or otherwise will be the right to receive the Parent termination fee under the conditions described under "—Termination Fees—Parent Termination Fee." Parent and Acquisition Sub may, however, seek specific performance to require the Company to complete the merger.

Amendments

        At any time prior to the effective time of the merger, the merger agreement may be amended, modified or supplemented by the parties, whether before or after the Monogram stockholder approval has been obtained; however, no amendment may be made that requires further approval of the Monogram stockholders under applicable law without obtaining such further approval.

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER SPECIFIED COMPENSATION (PROPOSAL 2)

        As required by Section 14A of the Exchange Act and the related SEC rules, the Company is required to submit a proposal to Monogram stockholders for a non-binding, advisory vote to approve the payment by the Company of specified compensation to the named executive officers of the Company that is based on or otherwise relates to the merger. This proposal, commonly known as "say-on-golden parachute", gives Monogram stockholders the opportunity to vote, on a non-binding, advisory basis, on the compensation that the named executive officers may be entitled to receive from the Company that is based on or otherwise relates to the merger. This specified compensation is summarized in the table under "The Merger (Proposal 1)—Interests of Monogram's Directors and Executive Officers in the Merger—Golden Parachute Compensation for the Company's Named Executive Officers," including the footnotes to the table.

        Our board encourages you to review carefully the named executive officer specified compensation information disclosed in this proxy statement.

        Our board unanimously recommends that Monogram stockholders approve the following resolution:

        "RESOLVED, that the stockholders of Monogram Residential Trust, Inc. hereby approve, on a non-binding, advisory basis, specified compensation to be paid or that may become payable by the Company to its named executive officers that is based on or otherwise relates to the merger as disclosed pursuant to Item 402(t) of Regulation S-K in the Golden Parachute Compensation table and the footnotes to that table."

        The vote on the named executive officer specified compensation proposal is a vote separate and apart from the vote on the proposal to approve the merger and the other transactions contemplated by the merger agreement. Accordingly, you may vote to approve the merger and the other transactions contemplated by the merger agreement and vote not to approve the named executive officer specified compensation proposal and vice versa. Because the vote on the named executive officer specified compensation proposal is advisory only, it will not be binding on either Monogram or Parent. As a result, if the merger is completed, the specified compensation will be paid or may become payable, subject only to the conditions applicable to such payment, regardless of the outcome of the non-binding, advisory vote of Monogram stockholders.

        The above resolution approving specified compensation of the Company's named executive officers on an advisory basis will require the affirmative vote of the holders of a majority of votes cast on such proposal at the special meeting. Under Maryland law, abstentions will not be considered votes cast at the special meeting and, therefore, will have no effect on the voting results for this proposal. If your shares of common stock are held in "street name," failure to give voting instructions to your broker, bank, trust or other nominee will also have no effect on the voting results for this proposal.

        The board unanimously recommends a vote "FOR" the advisory (non-binding) proposal to approve specified compensation that may become payable to our named executive officers in connection with the merger.

 VOTE ON ADJOURNMENT (PROPOSAL 3)

        Monogram is asking its stockholders to approve a proposal for one or more adjournments of the special meeting, if necessary, to solicit additional proxies if we have not obtained sufficient affirmative stockholder votes to approve the merger and the other transactions contemplated by the merger agreement. If Monogram stockholders approve the adjournment proposal, we could adjourn the special meeting, and any adjourned session of the special meeting, and use the additional time to solicit additional proxies. If, at the special meeting, the number of shares of Monogram common stock present in person or by proxy and voting in favor of the proposal to approve the merger and the other transactions contemplated by the merger agreement is not sufficient to approve that proposal, we may move to adjourn the special meeting in order to enable our directors, officers and employees to solicit additional proxies for the approval of the merger and the other transactions contemplated by the merger agreement. In that event, we will ask Monogram stockholders to vote only upon the adjournment proposal, and not the merger agreement proposal.

        The adjournment proposal relates only to an adjournment of the special meeting for purposes of soliciting additional proxies to obtain the requisite stockholder approval to approve the merger and the other transactions contemplated by the merger agreement. Monogram retains full authority to the extent set forth in its bylaws and Maryland law to adjourn the special meeting for any other purpose, or to postpone the special meeting before it is convened, without the consent of any Monogram stockholder.

        Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of votes cast on such proposal at the special meeting. Under Maryland law, abstentions will not be considered votes cast at the special meeting and, therefore, will have no effect on the voting results for this proposal. If your shares of common stock are held in "street name," failure to give voting instructions to your broker, bank, trust or other nominee will also have no effect on the voting results for this proposal.

        The board unanimously recommends a vote "FOR" the adjournment proposal.

 MARKET PRICE OF THE COMPANY'S COMMON STOCK

        Our common stock has been listed on the NYSE under the symbol "MORE" since November 21, 2014. On July 26, 2017, there were approximately 2,821 holders of record. Certain shares of our common stock are held in "street" name and accordingly, the number of beneficial owners of such shares is not known or included in the foregoing number. The following table sets forth, for the periods indicated, the high and low prices on the NYSE for our common stock and the dividends we declared per share of common stock with respect to the periods indicated.

	Range
			Cash Dividend per Share
Year	High	Low
2015
First Quarter	$10.00	$8.79	$0.075
Second Quarter	$9.79	$8.96	$0.075
Third Quarter	$9.70	$9.03	$0.075
Fourth Quarter	$10.25	$9.12	$0.075
2016
First Quarter	$10.20	$7.67	$0.075
Second Quarter	$10.54	$9.52	$0.075
Third Quarter	$10.90	$9.76	$0.075
Fourth Quarter	$10.88	$9.83	$0.075
2017
First Quarter	$10.97	$9.78	$0.075
Second Quarter	$10.41	$9.55	$0.075
Third Quarter (through July 26, 2017)	$12.00	$9.69	$—

        The closing sale price of our common stock on July 3, 2017, which was the last trading day before the merger was publicly announced, was $9.80 per share. On     •    , 2017, the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price for our common stock was $    •    per share. You are encouraged to obtain current market quotations for our common stock in connection with voting your shares of our common stock.

        On May 31, 2017, our board of directors authorized and we declared a regular quarterly dividend of $0.075 per share of common stock for the quarter ended June 30, 2017, which was paid on July 7, 2017 to stockholders of record at the close of business on June 30, 2017. Under the terms of the merger agreement, we may not declare or pay any other dividends to the holders of our common stock during the term of the merger agreement without the prior written consent of Parent, other than dividends reasonably required to maintain our status as a REIT under the Code or to avoid the payment of income or excise tax (with any such additional required dividend resulting in a corresponding decrease to the merger consideration).

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of our common stock as of July 26, 2017 with respect to:

  •
  each person known by us to own beneficially greater than 5% of the outstanding shares of our common stock;

  •
  each member of our board and each named executive officer; and

  •
  the members of our board and our executive officers as a group.

        We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

        Applicable percentage ownership is based on 167,027,578 shares of common stock outstanding on July 26, 2017. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock issuable upon settlement of restricted stock units that will vest within 60 days of July 26, 2017. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Name of Beneficial Owner	Class of Stock	Amount and Nature of Beneficial Ownership	Percentage of Class
W. Benjamin Moreland(a)(b)	—	—	—
David D. Fitch(a)(b)	Common Stock	9,700	*
Tammy K. Jones(a)(b)	Common Stock	7,470	*
Jonathan L. Kempner(a)(b)	Common Stock	20,000	*
E. Alan Patton(a)(b)	Common Stock	15,000	*
Timothy J. Pire(a)(b)	Common Stock	2,000	*
Mark T. Alfieri(a)(b)	Common Stock	52,812	*
Margaret M. Daly(a)(b)	Common Stock	37,590	*
Howard S. Garfield(a)(b)(c)	Common Stock	100,609	*
Ross P. Odland(a)(b)	Common Stock	32,094	*
James J. McGinley III(a)(b)	Common Stock	12,365	*
Daniel Swanstrom, II(a)(b)	Common Stock	9,582	*
All current directors and executive officers as a group (12 persons)	Common Stock	299,222	*
The Vanguard Group, Inc.(d)	Common Stock	24,992,421	14.96%
FMR LLC(e)	Common Stock	15,755,853	9.43%
Abigail P. Johnson
BlackRock, Inc.(f)	Common Stock	14,196,850	8.50%

*
Represents less than 1%

(a)
The reported shares, as of July 26, 2017, do not reflect the following vested and deferred RSUs: Mr. Moreland - 1,980 RSUs, Mr. Fitch - 15,969 RSUs, Ms. Jones - 1,980 RSUs, Mr. Kempner - 18,462 RSUs, Mr. Patton - 18,462 RSUs, Mr. Pire - 1,980 RSUs, Mr. Alfieri - 185,859 RSUs, Mr. Garfield - 20,710 RSUs and Mr. McGinley - 6,407 RSUs. Each such vested and deferred RSU relates to one share of our common stock and is subject to future vesting and/or settlement provisions.

  (b)
  Address is 5800 Granite Parkway, Suite 1000, Plano, Texas 75024.

  (c)
  Includes 45,706 shares of common stock that are subject to restrictions on disposition in accordance with the amendment to the Severance Agreement between Mr. Garfield and the Company.

  (d)
  The number of shares reported is based solely on a Schedule 13G/A filed by The Vanguard Group, Inc. ("Vanguard") with the SEC on February 10, 2017. The Schedule 13G/A indicates that the reporting entity is a registered investment advisor and has sole voting power with respect to 417,191 shares, shared voting power with respect to 188,815 shares, sole dispositive power with respect to 24,611,960 shares and shared dispositive power with respect to 380,461 shares of common stock. The Schedule 13G/A indicates that Vanguard Fiduciary Trust Company is the beneficial owner of 191,646 shares as the result of serving as investment manager of collective trust accounts and Vanguard Investments Australia, Ltd. is the beneficial owner of 414,360 shares as a result of serving as investment manager of Australian investment offerings, and each entity is a wholly-owned subsidiary of the reporting entity. In addition, the number of shares reported as beneficially owned by Vanguard includes the 12,035,060 shares, representing 7.21% of our outstanding shares of common stock, separately reported as beneficially owned by Vanguard Specialized Funds—Vanguard REIT Index Fund on a Schedule 13G/A filed with the SEC on February 13, 2017. The address of each reporting person/ entity is 100 Vanguard Blvd., Malvern, PA 19355.

  (e)
  The number of shares reported is based solely on a Schedule 13G/A filed jointly by FMR LLC and Abigail P. Johnson with the SEC on February 14, 2017. The Schedule 13G/A indicates that FMR LLC has sole voting power with respect to 7,416,811 shares of common stock and that each of FMR LLC and Abigail P. Johnson has sole dispositive power with respect to all of the shares of common stock reported. The address of each reporting person/ entity is 245 Summer Street, Boston, MA 02210.

  (f)
  The number of shares reported is based solely on a Schedule 13G/A filed by Blackrock, Inc. ("BlackRock") with the SEC on January 25, 2017. The Schedule 13G/A indicates that BlackRock has sole voting power with respect to 13,810,307 shares of common stock and sole dispositive power with respect to all of the shares of common stock reported, and that the address of BlackRock is 55 East 52nd Street, New York, NY 10055.

 NO DISSENTERS' RIGHTS OF APPRAISAL

        We are organized as a corporation under Maryland law. Under the Maryland General Corporation Law, because shares of our common stock were listed on the NYSE on the record date for determining stockholders entitled to vote at the special meeting, our stockholders who object to the merger do not have any appraisal rights, dissenters' rights or the rights of an objecting stockholder in connection with the merger. In addition, holders of our common stock may not exercise any appraisal rights, dissenters' rights or the rights of an objecting stockholder to receive the fair value of the stockholder's shares in connection with the merger because, as permitted by the Maryland General Corporation Law, our charter provides that stockholders are not entitled to exercise such rights unless our board of directors, upon the affirmative vote of a majority of the board, determines that the rights apply. Our board of directors has made no such determination. However, our stockholders can vote against the merger and the other transactions contemplated by the merger agreement.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

        In accordance with Rule 14a-3(e)(1) under the Exchange Act, one proxy statement will be delivered to two or more stockholders who share an address, unless Monogram has received contrary instructions from one or more of the stockholders. Monogram will deliver promptly upon written or oral request a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement should be directed to Monogram Residential Trust, Inc., Attn: Secretary, 5800 Granite Parkway, Suite 1000, Plano, Texas 75024, or by calling (469) 250-5500. In addition, stockholders who share a single address, but receive multiple copies of the proxy statement, may request that in the future they receive a single copy by contacting the Company at the address and phone number set forth in the prior sentence.

SUBMISSION OF STOCKHOLDER PROPOSALS

        We will hold our 2018 annual meeting of stockholders only if the merger is not completed because, if the merger is completed, Monogram will cease to be an independent public company and will merge with and into Acquisition Sub, with Acquisition Sub surviving as a wholly owned subsidiary of Parent, and you will no longer have an ownership interest in Monogram.

        The rules promulgated by the SEC require that any nomination or proposal by a stockholder for inclusion in the proxy materials for the 2018 Annual Meeting of Stockholders must be received by us no later than January 1, 2018. Under such rules, we are not required to include stockholder proposals in our proxy materials unless certain other conditions specified in the rules are met.

        In addition, nominations by stockholders of candidates for director or proposals of other business by stockholders not intended to be included in our proxy materials must be submitted in accordance with our bylaws. Our bylaws currently provide that, in order for a stockholder to bring any business or nominations before the Annual Meeting of Stockholders, certain conditions set forth in Section 2.12 of our bylaws must be complied with, including, but not limited to, delivery of notice, not less than 120 days nor more than 150 days prior to the first anniversary of the mailing of the notice for the Annual Meeting held in the prior year. Accordingly, under our current bylaws, a stockholder nomination or proposal intended to be considered at the 2018 Annual Meeting of Stockholders must be received by us no earlier than December 2, 2017 and not later than January 1, 2018. Our Secretary will provide a copy of our bylaws upon written request and without charge.

 WHERE YOU CAN FIND ADDITIONAL INFORMATION

        The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that we file with the SEC at the following location of the SEC:

Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Company's public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov.

        The Company will make available a copy of its public reports, without charge, upon written request to Monogram Residential Trust, Inc., Attn: Secretary, 5800 Granite Parkway, Suite 1000, Plano, Texas 75024. Each such request must set forth a good faith representation that, as of the record date, the person making the request was a beneficial owner of common stock entitled to vote at the special meeting. In order to ensure timely delivery of such documents prior to the special meeting, any such request should be made promptly to the Company. A copy of any exhibit may be obtained upon written request by a stockholder (for a fee limited to the Company's reasonable expenses in furnishing such exhibit) to Monogram Residential Trust, Inc., Attn: Secretary, 5800 Granite Parkway, Suite 1000, Plano, Texas 75024.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED    •    , 2017. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

ANNEX A

EXECUTION VERSION

 AGREEMENT AND PLAN OF MERGER

BY AND AMONG

GS MONARCH PARENT, LLC,

GS MONARCH ACQUISITION, LLC

AND

MONOGRAM RESIDENTIAL TRUST, INC.

Dated as of July 4, 2017

Exhibit A—Form of Certificate of Formation of the Surviving Entity
Exhibit B—Form of LLC Agreement of the Surviving Entity
Schedule C—Additional Transactions
Schedule D—Form of Goodwin Procter LLP Company Tax Opinion
Schedule E—Form of Company Tax Representations Letter
Schedule F—Form of Subsidiary REIT Tax Representations Letter
Schedule G—Purchase Price Allocation

AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (as may be amended from time to time, this "Agreement") is made and entered into as of July 4, 2017, by and among: GS MONARCH PARENT, LLC, a Delaware limited liability company ("Parent"); GS MONARCH ACQUISITION, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent ("Acquisition Sub"); and MONOGRAM RESIDENTIAL TRUST,  INC., a Maryland corporation (the "Company").

RECITALS

        A.    The Company's outstanding capital stock consists of shares of common stock, par value $0.0001 per share ("Company Common Stock").

        B.    On the terms and subject to the conditions set forth herein and in accordance with the Maryland General Corporation Law (the "MGCL") and the Delaware Limited Liability Company Act (the "DLLCA"), the Company will be merged with and into the Acquisition Sub (the "Merger") with the Acquisition Sub surviving the Merger as a wholly owned Subsidiary of Parent (such Subsidiary, the "Surviving Entity"), whereby each share of Company Common Stock (other than (i) shares of Company Common Stock held by Parent or any direct or indirect wholly owned Subsidiaries of Parent, or (ii) as otherwise provided herein) will be converted into the right to receive the Merger Consideration.

        C.    The Board of Directors of the Company (the "Company Board") (acting upon the recommendation of the Evaluation Committee (as defined below)), has unanimously declared that the Merger and the other transactions contemplated herein are advisable in accordance with the MGCL, and has unanimously resolved to direct that the Merger and the other transactions contemplated herein be submitted for consideration by the stockholders of the Company and to recommend that the stockholders of the Company approve the Merger and the other transactions contemplated herein, in each case, in accordance with the terms of this Agreement.

        D.    All of the members of Parent have, on the terms and subject to the conditions set forth herein, approved this Agreement, the Merger and the other transactions contemplated herein.

        E.    The sole member of Acquisition Sub has, on the terms and subject to the conditions set forth herein, approved this Agreement, the Merger and the other transactions contemplated herein.

        F.     Concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Company's willingness to enter into this Agreement, the Sponsors (as defined below) are severally entering into a limited guarantee in favor of the Company (the "Guarantee") with respect to certain obligations of Parent and Acquisition Sub under this Agreement.

        G.    Concurrently with the execution and delivery of this Agreement, and as an inducement to each party's willingness to enter into this Agreement, the Sponsors are entering into an equity financing commitment letter in favor of Parent (the "Equity Commitment Letter"), pursuant to which the Sponsors have committed, subject to the terms and conditions therein, to invest in Parent the amounts set forth therein.

        H.    In order to facilitate the consummation of the Merger, the Joint Venture Partners (as defined below) are executing certain purchase and sale agreements or joint venture restructuring agreements with Parent or an Affiliate of Parent concurrently with the execution and delivery of this Agreement (the "Joint Venture Restructuring Agreements").

 AGREEMENT

        The parties to this Agreement, intending to be legally bound, agree as follows:

ARTICLE 1
DEFINITIONS

        Section 1.1    Definitions.

          (a)   As used herein, the following terms have the following meanings:

        "1964 Civil Rights Acts" means the Civil Rights Act of 1964.

        "Acceptable Confidentiality Agreement" means a customary confidentiality agreement containing terms not materially less restrictive in the aggregate to the counterparty thereto than the terms of the Confidentiality Agreement (it being understood that such agreement need not contain any "standstill" or similar provisions or otherwise prohibit the making, or amendment, of any Acquisition Proposal); provided, however, that such confidentiality agreement shall contain provisions that permit the Company to comply with the provisions of Article 5.

        "Acquired Companies" means the Company and each of its Subsidiaries, collectively.

        "Acquisition Proposal" means any bona fide inquiry, proposal or offer relating to (i) the acquisition of twenty percent (20%) or more of any class of the equity interests in the Company (by vote or by value) by any Third Party, (ii) any merger, consolidation, business combination, reorganization, share exchange, sale of assets, recapitalization, equity investment, joint venture, liquidation, dissolution or other transaction that would result in any Third Party acquiring assets (including capital stock of or interest in any Subsidiary or Affiliate of the Company) representing, directly or indirectly, twenty percent (20%) or more of the net revenues, net income or assets of the Acquired Companies, taken as a whole, (iii) the acquisition (whether by merger, consolidation, equity investment, share exchange, joint venture or otherwise) by any Third Party, directly or indirectly, of any class of equity interest in any entity that holds assets representing, directly or indirectly, twenty percent (20%) or more of the net revenues, net income or assets of the Acquired Companies, taken as a whole, (iv) any tender offer or exchange offer, as such terms are defined under the Exchange Act, that, if consummated, would result in any Third Party beneficially owning twenty (20%) or more of the outstanding shares of Company Common Stock and any other voting securities of the Company (or instruments convertible to or exchangeable for twenty percent (20%) or more of such outstanding shares or securities), or (v) any combination of the foregoing.

        "ADA" means the Americans with Disabilities Act.

        "ADEA" means the Age Discrimination in Employment Act.

        "Affiliate" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. For purposes of the immediately preceding sentence, the term "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise. For the avoidance of doubt, "Affiliate" of Parent or Merger Sub does not include any of IC USA LP, APG Strategic Real Estate Pool LPP U.S. LLC, or Grey Multifamily LLC.

        "Antitrust Law" means any antitrust, unfair competition, merger or acquisition notification, or merger or acquisition control Law under any applicable jurisdictions, whether federal, state, local or foreign.

        "Acquisition Sub Certificate of Formation" means the Acquisition Sub's Certificate of Formation, as amended, as in effect as of the date hereof.

        "Acquisition Sub LLC Agreement" means the Acquisition Sub's Limited Liability Company Agreement, as amended, as in effect as of the date hereof.

        "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York are authorized or obligated by Law to be closed.

        "Change in Circumstances" means any material fact, event, change, development or circumstances not known or reasonably foreseeable by the Company Board as of the date hereof, which fact, event, change, development or circumstances becomes known to the Company Board prior to the Company Stockholder Approval; provided, however, that in no event shall the receipt, existence or terms of an Acquisition Proposal, or any inquiry, indication of interest, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal, constitute a Change in Circumstances.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Company 10-K" means the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

        "Company Benefit Plan" means each "employee benefit plan," as defined in Section 3(3) of ERISA, and each other stock bonus, stock purchase, stock option, restricted stock, stock appreciation right or other equity or equity-based, deferred-compensation, employment, consulting, retirement, welfare-benefit, bonus, incentive, commission, change in control, retention, severance, separation, vacation, paid time off, or fringe benefit or other benefit or compensation plan, policy, program, contract, arrangement or agreement sponsored, maintained or contributed or required to be contributed to by the Acquired Companies or any member of the Controlled Group or with respect to which the any Acquired Company or any member of the Controlled Group has any Liability.

        "Company Bylaws" means the Amended and Restated Bylaws of the Company, as amended, as in effect as of the date hereof.

        "Company Articles of Amendment and Restatement" means the Company's Articles of Amendment and Restatement, as amended, as in effect as of the date hereof.

        "Company Compensatory Award" means each Company Restricted Stock Award, Company RSU Award and Company Performance RSU Award.

        "Company Equity Incentive Plan" means the Company's Second Amended and Restated Incentive Award Plan.

        "Company Intellectual Property Assets" means all Intellectual Property Assets owned by the Acquired Companies.

        "Company Material Adverse Effect" means, with respect to the Company, (a) any Effect that, individually or taken together with all other Effects, is or would reasonably be expected to become materially adverse to the business, financial condition or results of operations of the Acquired Companies, taken as a whole; provided that in no event shall any of the following, alone or in combination, or any Effect to the extent any of the foregoing results from any of the following, be taken into account in determining whether there shall have occurred a Company Material Adverse Effect: (i) changes in the Company's stock price or trading volume, (ii) any failure by the Company to meet published revenue, earnings or other financial projections, or any failure by the Company to meet any internal budgets, plans or forecasts of revenue, earnings or other financial projections, in and of itself (provided that the exception in this clause (ii) and in clause (i) shall not in any way prevent or otherwise affect a determination that any Effect underlying such failures has resulted in, or contributed to, a Company Material Adverse Effect), (iii) changes in general economic conditions in the United

States or any other country or region in the world, or changes in conditions in the global economy generally, (iv) changes in conditions in the financial markets, credit markets or capital markets in the United States or any other country or region in the world, including (A) changes in interest rates in the United States or any other country and changes in exchange rates for the currencies of any countries and (B) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world, (v) changes in conditions in the multifamily residential real estate industry generally, (vi) changes in political conditions in the United States or any other country or region in the world (including the decision by the United Kingdom to leave the European Union), (vii) acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country or region in the world, (viii) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters or weather conditions in the United States or any other country or region in the world, (ix) the execution or announcement of this Agreement or the pendency of the transactions contemplated by this Agreement, including the impact thereof on the relationships, contractual or otherwise, of the Acquired Companies with employees, residents, vendors or partners, or the Joint Venture Partners or the identity of Parent or any of its Affiliates as the acquirer of the Company, (x) any action taken, or failure to take action, in each case which Parent has in writing expressly requested or consented to, (xi) changes in Law, regulation or other legal or regulatory conditions (or the interpretation thereof), (xii) changes in GAAP or other accounting standards (or the interpretation thereof), (xiii) the availability or cost of equity, debt or other financing to Parent or Acquisition Sub, or (xiv) any Transaction Litigation; provided, further, that, in each of the foregoing clauses (iii), (iv), (v), (vi), (vii), (viii), (xi) and (xii), such effects referred to therein may be taken into account to the extent that the Company is disproportionally affected relative to other similarly situated companies in the multifamily residential real estate industry, in which case only the incremental disproportionate impact or impacts may be taken into account in determining whether or not there has been a Company Material Adverse Effect, or (b) any Effect that would, or would reasonably be expected to, prevent, materially delay or materially impair the ability of the Company to perform its obligations under this Agreement or to consummate the Merger and the other transactions contemplated hereby.

        "Company Performance RSU Award" means each award of restricted stock units outstanding under the Company Equity Incentive Plan that is subject to performance-based vesting.

        "Company Restricted Stock Award" means each award with respect to a share of Company Common Stock outstanding under the Company Equity Incentive Plan that is, at the time of determination, subject to a risk of forfeiture or repurchase by the Company, whether subject to time- or performance-based vesting.

        "Company RSU Award" means each award of restricted stock units outstanding under the Company Equity Incentive Plan that is subject to time-based vesting.

        "Company Termination Fee" means an amount equal to $65,679,359, except in the event the Company Termination Fee becomes payable as the result of the termination of this Agreement (1) by the Company pursuant to Section 7.1(h) on or prior to the end of the Initial Period or (2) by Parent pursuant to Section 7.1(g) on or prior to the end of the Initial Period, then in either case "Company Termination Fee" shall mean $25,261,292.

        "Confidentiality Agreement" means the Confidentiality Agreement, between the Company and Greystar Real Estate Partners, LLC, dated as of April 20, 2017.

        "Contract" means any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, bond, mortgage, indenture, debenture, note, option, warrant, warranty, purchase order, license, permit, franchise, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

        "Controlled Group" means any trade or business (whether or not incorporated) (i) under common control within the meaning of Section 4001(b)(1) of ERISA with the Company or (ii) which together with the Company is treated as a single employer under Section 414(t) of the Code.

        "Davis Bacon Act" means the Davis-Bacon Act of 1931.

        "Debt Financing Sources" means the financial institutions, banks, funds, investors or other entities providing all or any portion of the Debt Financing, including all Affiliates of the foregoing and any provider of alternate or replacement Debt Financing permitted pursuant to Section 5.12.

        "Effect" means any effect, change, fact, event, occurrence, circumstance, condition or development.

        "Encumbrance" means any lien, mortgage, pledge, deed of trust, claims against title, security interest, charge, encumbrance or other adverse claim or interest.

        "Environmental Claims" means any Legal Proceedings or Orders alleging potential responsibility or Liability arising out of (i) the release or threatened release of any Hazardous Materials at any location or (ii) any violation or alleged violation of any Environmental Law.

        "Environmental Law" means any Law concerning pollution or protection of the environment, including any Law relating to the manufacture, handling, transport, use, treatment, storage, disposal or release of any Hazardous Materials.

        "Environmental Permits" means all authorizations, approvals, consents, licenses, permits, certifications, exemptions or registrations required to be obtained by each Acquired Company under applicable Environmental Law.

        "Equal Pay Act" means the Equal Pay Act of 1963.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

        "Evaluation Committee" means the Evaluation Committee of the Company Board.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "FLSA" means the Fair Labor Standards Act.

        "FMLA" means the Family and Medical Leave Act.

        "GAAP" means United States generally accepted accounting principles.

        "Governmental Entity" means any federal, domestic, territorial, state or local governmental authority of any nature (including any government and any governmental agency, instrumentality, tribunal or commission, or any subdivision, department or branch of any of the foregoing) or body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

        "Greystar" means Greystar Real Estate Partners, LLC.

        "Hazardous Materials" means all substances, materials or wastes that are listed, defined, designated, classified or regulated as hazardous, toxic, explosive or radioactive, or as a pollutant or contaminant, under Environmental Law, including petroleum or petroleum distillates, asbestos and polychlorinated biphenyls.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

        "Intellectual Property Assets" means any and all of the following, as they exist throughout the world: (i) patents and patent applications of any kind (collectively, "Patents"); (ii) rights in registered and unregistered trademarks, service marks, trade names, logos and Internet domain names, and registrations and applications for registration of any of the foregoing (collectively, "Marks"); (iii) copyrights in both published and unpublished works, and all copyright registrations and applications (collectively, "Copyrights"); (iv) rights under applicable trade secret Law in any information, including inventions, discoveries and invention disclosures (whether or not patented), compilations, programs, methods, strategies, techniques and processes, in each case that derives independent economic value, actual or potential, from not being generally known or readily ascertainable by others who can obtain economic value from its disclosure or use; and (v) any and all other intellectual property rights under applicable Law.

        "Initial Period" means the later of (a) 11:59 p.m. (New York time) on the 30th day after the date of this Agreement, and (b) 11:59 p.m. (New York time) on the first day after the end of all Superior Proposal Notice periods specified in Section 5.2(d)(i) (including any subsequent notice periods thereunder) applicable to a Superior Proposal from a particular Person (including as revised or modified); provided, however, that in the case of clause (b), an initial Superior Proposal Notice with respect to such Superior Proposal shall have been provided on or prior to the 30th day after the date of this Agreement.

        "IRS" means the Internal Revenue Service.

        "Joint Venture Partners" means PGGM and NPS, which parties have entered into the agreements with the Company set forth on Section 1.1(a) of the Company Disclosure Schedule.

        "Joint Ventures" means the ventures between Subsidiaries of the Company, on the one hand, and Stichting Depositary PGGM Private Real Estate Fund ("PGGM"), Milky Way Partners, L.P. ("NPS"), any subsidiary or affiliate of PGGM or NPS, or certain other co-investment venture partners related thereto, including national or regional real estate developers/owners, on the other hand.

        "Knowledge" or any similar expression used with respect to the Company, means the actual knowledge of the individuals set forth on Section 1.1(b) of the Company Disclosure Schedule.

        "Law" shall mean any federal, state, local or foreign statute, law, regulation, requirement, interpretation, permit, license, approval, authorization, decision, directive, decree, rule, ruling, Order, ordinance, code, policy or rule of common law of any Governmental Entity, including any judicial or administrative interpretation thereof.

        "Legal Proceeding" means any claim, legal action, suit, arbitration or similar proceeding.

        "Liabilities" means any and all debts, liabilities and obligations of any nature whatsoever, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including those arising under any Law, those arising under any Contract or undertaking and those arising as a result of any act or omission.

        "made available to Parent" means that such information, document or material was: (a) publicly available on the SEC EDGAR database prior to the date of this Agreement; or (b) made available for review by Parent or Parent's representatives in the virtual data room maintained by the Company in connection with the Merger as of the day prior to the date of this Agreement.

        "Most Recent Balance Sheet" means the balance sheet of the Company as of December 31, 2016, which is included in the Company 10-K.

        "NYSE" means the New York Stock Exchange.

        "Order" means any writ, judgment, injunction, consent, order, decree, stipulation, award or executive order of or by any Governmental Entity.

        "Organizational Documents" means certificate or articles of incorporation, certificates or articles of formation, by-laws, limited liability company agreements, limited partnership agreements and similar organizational documents, as amended and in effect on the date hereof.

        "Parent Material Adverse Effect" means, with respect to Parent, any Effect that, individually or taken together with all other Effects that have occurred prior to the date of determination of the occurrence of the Parent Material Adverse Effect, is or would reasonably be expected to prevent or materially delay the performance by Parent of any of its obligations under this Agreement or the consummation of the Merger or the other transactions contemplated by the Transaction Documents.

        "Parent Termination Fee" means an amount equal to $202,090,337.

        "Permitted Encumbrances" means (i) real estate taxes, assessments and other governmental levies, fees or charges that are not due and payable as of the Closing Date, or that are being contested in good faith and for which appropriate reserves have been established in accordance with GAAP, (ii) inchoate mechanic's and materialmen's liens for construction in progress, (iii) inchoate mechanics', materialmen's, carrier's, workmen's, repairmen's or other similar liens arising or incurred in the ordinary course of business, the existence of which does not, and would not reasonably be expected to, materially interfere with the present use of any of the Company Properties subject thereto or affected thereby, (iv) zoning, building codes and other land use Law regulating the use or occupancy of real property or the activities conducted thereon that are imposed by any Governmental Entity having jurisdiction over such real property that are not violated by the current use of real property or the operation of the business thereon, (v) conditions, covenants, restrictions, easements and reservations of rights, including rights of way, for sewers, electric lines, telegraph and telephone lines and other similar purposes, and affecting the fee title to any real property owned or leased by the Company (a) which are disclosed on existing title reports listed on Section 1.1(c)(i) of the Company Disclosure Schedules or existing surveys listed on Section 1.1(c)(ii) of the Company Disclosure Schedules or (b) which would be shown on the current title reports and current surveys performed by Parent as of the date of this Agreement and the existence of which does not, and would not reasonably be expected to, materially impair the marketability, value or use and enjoyment of such real property, (vi) liens imposed by Law (excluding those described in clause (i)), (vii) other obligations of a like nature to the obligations described in foregoing clauses (i)-(vi) in each case in the ordinary course of business that do not materially interfere with the present use of any property, are not yet due and payable or are being contested in good faith or for which appropriate reserves have been established in accordance with GAAP, (viii) liens in connection with the Existing Loan Documents, (ix) Liens created by or on behalf of Parent or its successors and assigns, and (x) the Leases and all matters caused or arising by, through or under a landlord under the Leases.

        "Person" means any individual, corporation (including any non-profit corporation), partnership (general or limited), limited liability company, limited liability partnership, trust, joint venture, joint stock company, estate, trust, firm, syndicate, association, unincorporated organization, society or other enterprise, association, organization or entity (including any Governmental Entity).

        "Pre-Closing Acquisitions Payment" means the aggregate amount paid by Parent or its Affiliates to the Company or its Subsidiaries, to the extent such amounts paid to such Subsidiaries are deposited with the Paying Agent, in connection with the Additional Transactions.

        "Sarbanes-Oxley Act" means the Sarbanes-Oxley Act of 2002.

        "SEC" means the United States Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Service Contract Act" means the McNamara—O'Hara Service Contract Act of 1965.

        "Sponsors" means IC USA LP, APG Strategic Real Estate Pool LPP U.S. LLC, Grey Multifamily LLC, an affiliate of GIC Real Estate, Inc., Greystar Growth and Income GP, LLC and Greystar Real Estate Partners, LLC.

        "Subsidiary" of any Person means any corporation, partnership, limited liability company, joint venture or other legal entity (i) of which such Person (either directly or through or together with another Subsidiary of such Person) owns more than 50% of the voting stock, voting rights or value of such corporation, partnership, limited liability company, joint venture or other legal entity, or (ii) the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. For the avoidance of doubt, Monogram Residential Master Partnership I LP shall be deemed a "Subsidiary" of the Company.

        "Subsidiary REIT" means any direct or indirect subsidiary that has an election in effect under Section 856(c) of the Code to be taxed as a REIT or otherwise intends to be taxable as a REIT as of the date hereof, all of which are listed on Section 1.1(d) of the Company Disclosure Schedule.

        "Superior Proposal" means a written Acquisition Proposal (with all of the percentages included in the definition of Acquisition Proposal increased to 80%) that the Company Board (or any committee thereof that has been duly appointed for the purpose of evaluating (i) the transactions contemplated hereunder and (ii) any Acquisition Proposals) determines in good faith, after consultation with its financial advisor and outside legal counsel, and taking into consideration, among other things, all of the terms, conditions, impact and all legal, financial, regulatory and other aspects of such Acquisition Proposal and this Agreement that the Company Board (or a committee thereof) deems relevant (in each case taking into account any revisions to this Agreement made in writing by Parent prior to the time of determination pursuant to Section 5.2(d)), including all legal, financial (including breakup fee provisions) and regulatory aspects of the Acquisition Proposal and the Person making the proposal, would, if consummated, result in a transaction more favorable from a financial point of view to the holders of Company Common Stock than the transactions provided for in this Agreement.

        "Tax" (and, with correlative meaning, "Taxes") means any (i) federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, gross margins, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, ad valorem, or any estimated, payment in lieu of or other tax of any kind whatsoever (including any fee or penalty for the failure to file or timely file any Tax Return), and including any interest, penalty, or addition thereto, whether disputed or not (ii) liability for the payment of any amounts of the type described in clause (i) of this sentence as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group for any taxable period, (iii) liability under any state abandonment or unclaimed property, escheat or similar Law, and (iv) liability for the payment of any amounts of the type described in clause (i), (ii) or (iii) of this sentence as a result of being a transferee of or successor to any person or as a result of any express or implied obligation to indemnify or pay any other Person.

        "Tax Protection Agreements" means any agreement to which the Company or any of its Subsidiaries is a party pursuant to which the Company or any of its Subsidiaries has agreed to (i) maintain a minimum level of debt or continue a particular debt or allocate a certain amount of debt to a particular owner, (ii) retain or not dispose of assets for a period of time that has not since expired, (iii) make or refrain from making Tax elections, and/or (iv) only dispose of assets in a particular manner, in each case for the purpose of preserving Tax deferral with respect to appreciated property contributed to a Subsidiary treated as a partnership for U.S. federal income tax purposes provided, however, that in no event shall any of the operating or partnership agreements with respect to any of the Joint Ventures be deemed a Tax Protection Agreement.

        "Tax Return" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including any information return, claim for refund, reports, schedules, amended return or declaration of estimated Tax.

        "Third Party" means any Person or group (as defined in Section 13(d)(3) of the Exchange Act) other than the Company, Parent, Acquisition Sub or any Affiliates thereof.

        "Transaction Documents" means this Agreement and all other agreements, instruments and documents to be executed and delivered by Parent, Acquisition Sub and the Company pursuant to this Agreement.

        "Transaction Litigation" means any claim or Legal Proceeding (including any class action or derivative litigation) asserted or commenced by, on behalf of or in the name of, against or otherwise involving the Company, the Company Board, any committee thereof and/or any of the Company's directors or officers relating directly or indirectly to this Agreement, the Merger or any of the Transactions (including any such claim or Legal Proceeding based on allegations that the Company's entry into this Agreement or the terms and conditions of this Agreement or any of the Transactions constituted a breach of the fiduciary duties of any member of the Company Board or any officer of the Company).

        "Transactions" means the transactions contemplated by this Agreement, including the Merger.

        "WARN Act" means the United States Worker Adjustment and Retraining Notification Act, as amended, or any state Law requiring advance notice of termination to employees.

        "Walsh Healey Act" means the Walsh—Healey Act of 1936.

        "Willful Breach" means, with respect to any representation, warranty, agreement or covenant, an action or omission where the breaching party knows such action or omission is, or would reasonably be expected to result in, a breach of such representation, warranty, agreement or covenant.

        (b)   Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Acquisition Sub	Preamble
Additional Transactions	Section 5.18(b)
Agreement	Preamble
Alternate Financing	Section 5.12(b)
Alternative Acquisition Agreement	Section 5.2(c)
Articles of Merger	Section 2.3
Assumption Documents	Section 5.21
Assumption Expenses	Section 5.21
Board Recommendation	Section 3.15
Book Entry Share	Section 2.5(a)(i)
Capital Budgets	Section 5.1(g)
Capitalization Date	Section 3.3(a)
Change in Recommendation	Section 5.2(c)
Certificate of Merger	Section 2.3
Closing	Section 2.3
Closing Date	Section 2.3
Company	Preamble
Company Board	Recitals
Company Common Stock	Recitals
Company Disclosure Schedule	Article 3
Company Expenses	Section 7.3(b)

Term	Section
Company Properties	Section 3.6(a)
Company Recovery Costs	Section 7.3(c)Section 7.3(b)
Company SEC Documents	Section 3.4(a)
Company Stock Certificate	Section 2.5(a)(i)
Company Stockholder Approval	Section 3.15
Construction Project	Section 3.6(h)
Continuing Employee	Section 5.7(a)
Debt Commitment Letter	Section 4.6
Debt Financing	Section 4.6
DLLCA	Recitals
Effective Time	Section 2.3
End Date	Section 7.1(b)
Equity Commitment Letter	Recitals
Equity Financing	Section 4.6
Evaluation Material	Section 5.4
Existing Lenders	Section 5.21
Existing Loan Documents	Section 3.7(a)(iii)
Financing	Section 4.6
Financing Commitment Letters	Section 4.6
Financing Indemnitees	Section 5.12(e)
Guarantee	Recitals
Indemnified Party	Section 5.8(f)
Joint Venture Restructuring Agreements	Recitals
Lease Documents	Section 3.6(b)
Leases	Section 3.6(j)
Management Agreement Documents	Section 3.6(i)
Maryland Courts	Section 8.6
Material Contract	Section 3.7(b)
Material Lease	Section 5.1(k)
Merger	Recitals
Merger Certificates	Section 2.3
Merger Consideration	Section 2.5(a)(i)
Mezzanine Loans	Section 3.6(d)
Mezzanine Loan Documents	Section 3.6(d)
MGCL	Recitals
Non-Continuing Employee	Section 5.7(a)
Offering Documents	Section 5.12(c)
Parent	Preamble
Parent Expenses	Section 7.3(c)
Parent Liability Cap	Section 8.12(d)
Parent Recovery Costs	Section 7.3(c)
Parent Related Party	Section 8.12(d)
Paying Agent	Section 2.6(a)
Permits	Section 3.6(f)
Proxy Statement	Section 5.11
Qualified REIT Subsidiary	Section 3.10(d)
Qualifying Income	Section 7.4(a)
Registered Company Intellectual Property Assets	Section 3.20(a)
REIT	Section 3.10(b)
Rent Roll	Section 3.6(j)

Term	Section
Representatives	Section 5.2(a)
Required Financial Information	Section 5.12(c)
Rights	Section 3.3(b)
SDAT	Section 2.3
Severance Pay	Section 5.7(a)
Shares	Section 2.5(a)(i)
Solvent	Section 4.7
Stockholder Meeting	Section 5.11(b)
Superior Proposal Notice	Section 5.2(d)(i)
Surviving Entity	Recitals
Tail Policy	Section 5.8(c)
Takeover Statutes	Section 5.20
Tax Opinion	Section 6.2(e)
Taxable REIT Subsidiary	Section 3.10(d)
Third Party IP Rights	Section 3.20(b)(iv)
Transfer Taxes	Section 5.17(e)

ARTICLE 2
THE MERGER; EFFECTIVE TIME

        Section 2.1    The Merger.     Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, the Company shall be merged with and into the Acquisition Sub, and the separate existence of the Company shall cease. The Acquisition Sub will continue as the Surviving Entity.

        Section 2.2    Effect of the Merger.     The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the MGCL and the DLLCA.

        Section 2.3    Closing; Effective Time.     The closing of the Merger (the "Closing") shall take place at 10:00 a.m., Eastern time, as soon as practicable (and, in any event, within three Business Days) following the satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article 6 (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of those conditions), at the offices of Goodwin Procter LLP, 620 8th Avenue, New York, New York, unless another date, time or place is agreed to in writing by Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date". Upon the terms and subject to the provisions of this Agreement, as soon as practicable on the Closing Date, Acquisition Sub and the Company shall (i) duly execute and file (A) articles of merger (the "Articles of Merger") with the State Department of Assessments and Taxation of Maryland ("SDAT") in accordance with the Laws of the State of Maryland and (B) a certificate of merger with the Secretary of State of the State of Delaware in accordance with the Laws of the State of Delaware (the "Certificate of Merger," and together with the Articles of Merger, the "Merger Certificates") and (ii) make any other filings, recordings or publications required to be made by the Company or Acquisition Sub under the MGCL and the DLLCA. The Merger shall become effective on the date and time at which the Merger Certificates have been filed with, and accepted for record by, the SDAT and the Secretary of State of the State of Delaware or at such other date and time as is agreed between the Parties and specified in the Merger Certificates, which shall not be more than five Business Days after the date of filing (such date and time being hereinafter referred to as the "Effective Time").

        Section 2.4    Articles of Organization and LLC Agreement; Managers.     At the Effective Time, unless otherwise jointly determined by Parent and the Company prior to the Effective Time:

        (a)   the Acquisition Sub Certificate of Formation, as set forth in Exhibit A shall be the certificate of formation of the Surviving Entity until, subject to Section 5.8, amended in accordance with applicable Law;

        (b)   the Acquisition Sub LLC Agreement, as set forth in Exhibit B, shall be the limited liability company agreement of the Surviving Entity until, subject to Section 5.8, amended in accordance with applicable Law; and

        (c)   from and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable Law, (i) the managers of Acquisition Sub immediately prior to the Effective Time shall be the managers of the Surviving Entity and (ii) the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Entity.

        Section 2.5    Conversion of Capital Stock.

        (a)   At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Acquisition Sub, the Company or any holder of Company Common Stock:

            (i)  Each share of Company Common Stock (such shares of Company Common Stock, collectively, the "Shares") issued and outstanding immediately prior to the Effective Time, shall be automatically canceled and converted into the right to receive an amount in cash equal to $12.00 per share of Company Common Stock (the "Merger Consideration"), without interest. At the Effective Time, all of the shares of Company Common Stock shall cease to be outstanding, shall automatically be cancelled and shall cease to exist, and each certificate (a "Company Stock Certificate") formerly representing any of such shares and each non-certificated share represented by book entry (a "Book Entry Share") shall thereafter represent only the right to receive the Merger Consideration, without interest, and each Company Stock Certificate formerly representing shares of Company Common Stock, shall thereafter only represent the right to receive the payment to which reference is made in Section 2.6.

           (ii)  At the Effective Time, each limited liability company interest of Acquisition Sub existing immediately prior to the Effective Time shall automatically be converted into one limited liability company interest of the Surviving Entity.

          (iii)  At the Effective Time, each share of Company Common Stock held by Parent or any direct or indirect wholly owned Subsidiaries of Parent issued and outstanding immediately prior to the Effective Time shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

        (b)   Without duplication of the effects of Section 2.5(a), if, between the date hereof and the Effective Time, the outstanding Company Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the amount of cash into which each share of Company Common Stock is converted in the Merger shall be adjusted to the extent appropriate; provided that nothing in this Section 2.5(b) will be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

        Section 2.6    Payment for Company Common Stock.

        (a)   Prior to the Effective Time, Parent shall select a reputable bank or trust company (that is reasonably satisfactory to the Company) to act as paying agent with respect to the Merger (the "Paying Agent"). At or immediately prior to the Effective Time, and except with respect to Merger

Consideration payable pursuant to Company Compensatory Awards (which are governed by Section 2.7(e)) (i) Parent shall deposit, or shall cause to be deposited, with the Paying Agent (A) cash amounts sufficient to enable the Paying Agent to make payments to which holders of Shares are entitled at the Effective Time pursuant to Section 2.5 less (B) the Pre-Closing Acquisitions Payment, and (ii) each of the Subsidiaries of the Company that received any portion of the Pre-Closing Acquisitions Payment shall pay in cash such portion of the Pre-Closing Acquisitions Payment to the Company, and the Company shall deposit, or shall cause to be deposited, with the Paying Agent a cash amount equal to the Pre-Closing Acquisitions Payment.

        (b)   Within two Business Days after the Effective Time, Parent and the Surviving Entity shall cause the Paying Agent to mail to each Person who was, immediately prior to the Effective Time, a holder of record of Company Common Stock described in Section 2.5 a form of letter of transmittal (mutually approved by Parent and the Company) and instructions for use in effecting the surrender of Company Stock Certificates or Book Entry Shares previously representing such Company Common Stock in exchange for payment therefor. Parent shall ensure that, upon surrender to the Paying Agent of each such Company Stock Certificate or Book Entry Share (or affidavits of loss in lieu of the Company Stock Certificate pursuant to Section 2.11), together with a properly executed letter of transmittal, the holder of such Company Stock Certificate or Book Entry Share (or, under the circumstances described in Section 2.6(e), the transferee of the Company Common Stock previously represented by such Company Stock Certificate or Book Entry Share) shall promptly receive in exchange therefor the amount of cash to which such holder (or transferee) is entitled pursuant to Section 2.5. Exchange of any Book Entry Shares shall be effected in accordance with the Paying Agent's customary procedures with respect to securities represented by book entry.

        (c)   On or after the first anniversary of the Effective Time, the Surviving Entity shall be entitled to cause the Paying Agent to deliver to the Surviving Entity any funds made available by Parent or the Company (pursuant to Section 2.6(a)) to the Paying Agent which have not been disbursed to holders of Company Stock Certificates or Book Entry Shares, and thereafter such holders shall be entitled to look to Parent and the Surviving Entity with respect to the cash amounts payable upon surrender of their Company Stock Certificates or Book Entry Shares. Neither the Paying Agent nor the Surviving Entity shall be liable to any holder of a Company Stock Certificate or Book Entry Share for any amount properly paid to a public official pursuant to any applicable abandoned property or escheat law.

        (d)   If any Company Stock Certificate shall have been lost, stolen or destroyed, then, upon the making of an affidavit of that fact by the Person claiming such Company Stock Certificate to be lost, stolen or destroyed, Parent shall cause the Paying Agent to pay in exchange for such lost, stolen or destroyed Company Stock Certificate the cash amount payable in respect thereof pursuant to this Agreement.

        (e)   In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment may be made with respect to such Company Common Stock to a transferee of such Company Common Stock if the Company Stock Certificate (if applicable) previously representing such Company Common Stock is presented to the Paying Agent, accompanied by all documents reasonably required by the Paying Agent to evidence and effect such transfer and to evidence that any applicable stock transfer taxes relating to such transfer have been paid.

        (f)    The Surviving Entity shall bear and pay all charges and expenses, including those of the Paying Agent, incurred in connection with the payment for Company Common Stock.

        Section 2.7    Company Compensatory Awards.

          (a)    Termination of Company Equity Incentive Plans.    Except as otherwise agreed to by the parties hereto in writing, (i) the Company Equity Incentive Plan shall terminate as of the Effective Time and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of any Acquired Company thereof shall be cancelled as of the Effective Time and (ii) the Company shall ensure that following the Effective Time no participant in the Company Equity Incentive Plan or other plans, programs or arrangements shall have any right thereunder to acquire any equity securities of the Company, the Surviving Entity or any Subsidiary thereof.

          (b)    Company Restricted Stock Awards.    At the Effective Time, pursuant to compensation committee action as authorized under the Company Equity Incentive Plan, each Company Restricted Stock Award that is outstanding immediately prior thereto shall become fully vested and all restrictions and repurchase rights thereon shall lapse and all such Company Restricted Stock Awards shall be converted automatically into the right to receive at the Effective Time an amount in cash (without interest thereon) in dollars equal to the product of (i) the total number of such shares subject to Company Restricted Stock Awards without regard to vesting, excluding for this purpose any shares receiving payment pursuant to Section 2.5, and (ii) the Merger Consideration.

          (c)    Company RSU Awards.    At the Effective Time, each Company RSU Award that is unvested and outstanding immediately prior thereto shall become fully vested in accordance with the applicable award agreement and all such Company RSU Awards and related agreements shall be canceled and such awards converted automatically into the right to receive at the Effective Time an amount in cash (without interest thereon) in dollars equal to the product of (i) the total number of such shares subject to Company RSU Awards without regard to vesting, excluding for this purpose any shares receiving payment pursuant to Section 2.5, and (ii) the Merger Consideration. The cancellation of a Company RSU Award as provided in the immediately preceding sentence shall be deemed a release of any and all rights the holder thereof had or may have had to receive shares of Company Common Stock in respect of such Company RSU Award.

          (d)    Company Performance RSU Awards.    At the Effective Time, each Company Performance RSU Award that is outstanding immediately prior thereto shall become vested based on actual performance achieved by the Company from the commencement of the applicable performance period through the date that is thirty (30) days immediately preceding the Closing in accordance with the terms of the applicable award agreement, and each such Company Performance RSU Award and related agreement shall be cancelled and such award converted automatically into the right to receive at the Effective Time an amount in cash (without interest thereon) in dollars equal to the product of (i) the total number of shares subject to such Company Performance RSU Awards deemed earned based on such actual performance and (ii) the Merger Consideration. The cancellation of a Company Performance RSU Award as provided in the immediately preceding sentence shall be deemed a release of any and all rights the holder thereof had or may have had to receive shares of Company Common Stock in respect of such Company Performance RSU Award.

          (e)    Payment Procedures.    Before the Effective Time, the Company shall take all such lawful actions as may be necessary (which include satisfying the requirements of Rule 16b-3(e) promulgated under the Exchange Act), to provide for and give effect to the transactions contemplated by this Section 2.7, subject in all cases to the requirements of applicable Law, including Section 409A of the Code, and notwithstanding anything to the contrary in this Section 2.7, the Company shall in no event take any action that could reasonably be expected to result in a violation of or a penalty under the requirements of Section 409A of the Code. As promptly as practicable after the Effective Time, the applicable holders of Company Compensatory

  Awards will receive a payment from the Company or the Surviving Entity, through its payroll system, payroll provider and/or equity award maintenance systems, of all amounts required to be paid to such holders in respect of such Company Compensatory Awards that are cancelled and converted pursuant to Section 2.7(b), Section 2.7(c) or Section 2.7(d) as applicable; provided that such payment shall be made at such other time or times following the Effective Time consistent with the terms of the Company RSU Award or Company Performance RSU Award, as applicable, to the extent necessary to avoid the imposition of additional income tax under Section 409A of the Code. All such payments will be less any applicable withholding Taxes. Notwithstanding the foregoing, if any payment owed to a holder of Company Compensatory Awards pursuant to Section 2.7(b), Section 2.7(c) or Section 2.7(d) as applicable, cannot be made through the Company's or the Surviving Entity's payroll system, payroll provider and/or equity award maintenance systems, then the Surviving Entity will issue a check for such payment to such holder, which check will be sent by overnight courier to such holder promptly following the Closing Date (but in no event more than two Business Days thereafter).

        Section 2.8    Appraisal Rights.     No dissenters' or appraisal rights shall be available with respect to the Merger or other transactions contemplated hereby.

        Section 2.9    Further Action.     If, at any time after the Effective Time, any further action is necessary to carry out the purposes of this Agreement, the officers and directors of the Surviving Entity and Parent shall (in the name of Acquisition Sub, in the name of the Company or otherwise) take such action.

        Section 2.10    Withholding of Tax.     Notwithstanding any provision in this Agreement to the contrary, each of Parent, the Surviving Entity, any Affiliate thereof or the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock, and from amounts otherwise payable pursuant to Section 2.7, such amount as Parent, the Surviving Entity, any Affiliate thereof or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign Law. To the extent that amounts are so withheld and paid over to the applicable Governmental Entity, then for all purposes of this Agreement such amounts shall be treated as having been paid to the holder of shares of Company Common Stock or other Person in respect of which such deduction and withholding was made.

        Section 2.11    Lost Company Stock Certificates.     If any Company Stock Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Company Stock Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable and customary amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such lost, stolen or destroyed Company Stock Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Company Stock Certificate the Merger Consideration, without any interest thereon.

        Section 2.12    Tax Treatment.     The parties intend that, for U.S. federal, and applicable state, income tax purposes, the Merger shall be treated as a taxable sale by the Company of all of the Company's assets to Acquisition Sub in exchange for the Merger Consideration to be provided to the stockholders of the Company and the assumption of all of the Company's liabilities, followed by the distribution of such Merger Consideration to the stockholders of the Company in liquidation of the Company pursuant to Section 331 and Section 562 of the Code, and that this Agreement be, and is hereby adopted as, a "plan of liquidation" of the Company for U.S. federal income tax purposes. The parties further intend that, for U.S. federal, and applicable state, income tax purposes, the Additional Transactions shall be treated as described in Schedule C (to the extent described). The parties hereto agree not to take any position (or permit their Affiliates to take any position) on any tax return that is inconsistent with the foregoing for all U.S. federal, and, if applicable, state and local tax purposes.

 ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except (x) as disclosed in the disclosure schedule delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule") (it being acknowledged and agreed that disclosure of any item in any Section or subsection of the Company Disclosure Schedule shall be deemed disclosed with respect to any other Section or subsection of the Company Disclosure Schedule to the extent that the relevance of any disclosed event, item or occurrence in the Company Disclosure Schedule to such other Section or subsection is reasonably apparent on its face as to matters and items that are the subject of the corresponding representation or warranty in this Agreement), and (y) as set forth in the Company SEC Documents filed with the SEC prior to the date of this Agreement to the extent it is reasonably apparent that any such disclosure set forth in such Company SEC Documents would qualify the representations and warranties contained herein, but excluding from such Company SEC Documents any risk factor disclosures, disclosures about market risk or other cautionary, predictive or forward-looking disclosures contained therein (other than those disclosures which relate to specific historical events or circumstances affecting the Company), the Company represents and warrants to each of Parent and Acquisition Sub as follows:

        Section 3.1    Due Organization and Good Standing; Subsidiaries.     Each of the Acquired Companies (a) is a corporation or other entity that is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Law of its jurisdiction of incorporation or organization, as applicable, (b) has full corporate (or, in the case of any Subsidiary that is not a corporation, other) power and authority to own, lease and operate its properties and assets and to conduct its business as presently conducted, and (c) is duly qualified or licensed to do business as a foreign corporation and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except, with respect to clause (c), where the failure to be so qualified or licensed has not had or would not reasonably be expected to have a Company Material Adverse Effect.

        Section 3.2    Organizational Documents.     The Company has made available to Parent (or included as an exhibit to the Company 10-K) complete and correct copies of the articles of amendment and restatement and by-laws (or similar organizational documents) of the Company and each material Subsidiary of the Company, each as amended to date, and each as so delivered is in full force and effect. The Company is not in violation of any of the provisions of the Company Articles of Amendment and Restatement or the Company Bylaws and will not be in violation of any of the provisions of the Company Articles of Amendment and Restatement or Company Bylaws, as the Company Articles of Amendment and Restatement and the Company Bylaws may be amended (subject to Section 5.1(a)) between the date hereof and the Closing Date. None of the material Subsidiaries of the Company is in violation of any of the provisions of its respective Organizational Documents and will not be in violation of any of the provisions of its respective Organizational Documents as may be amended (subject to Section 5.1(a)) between the date hereof and the Closing Date. As of any date following the date hereof, notwithstanding anything in this Agreement to the contrary and notwithstanding anything set forth in the Company Disclosure Schedule, neither the Company nor any of its "significant subsidiaries" (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) has filed for bankruptcy or filed for reorganization under the U.S. federal bankruptcy Law or similar state or federal Law, become insolvent or become subject to conservatorship or receivership.

        Section 3.3    Capitalization.

        (a)   The authorized capital stock of the Company consists of: (i) 875,000,000 shares of Company Common Stock, of which 167,031,843 were issued and outstanding (which includes 154,712 unvested Company Restricted Stock Awards) as of June 30, 2017 (the "Capitalization Date"); and

(ii) 125,000,000 shares of preferred stock, $0.0001 par value per share, of which no shares were issued and outstanding as of the Capitalization Date. As of the Capitalization Date, 1,376,771 shares of Company Common Stock were subject to issuance pursuant to outstanding Company RSU Awards and Company Performance RSU Awards, collectively. From the Capitalization Date through the date of this Agreement, neither the Company nor any of its Subsidiaries has issued any Shares or Rights, other than upon exercise, vesting or settlement of the Incentive Awards outstanding under the Company Stock Plans in accordance with the their terms as of the date hereof. All shares of capital stock of the Company that are subject to issuance, upon issuance prior to the Effective Time in accordance with the terms and subject to the conditions specified in the instruments under which they are issuable (A) are, or upon issuance will be, duly authorized and validly issued and fully paid, nonassessable and free of any preemptive or similar right, purchase option, call or right of first refusal or similar right, and (B) are, to the extent owned directly or indirectly by the Company, owned free and clear of any Encumbrances and transfer restrictions, except for such transfer restrictions of general applicability as may be provided under the Securities Act and other applicable securities Laws. There are no bonds, debentures, notes or other indebtedness of the Acquired Companies, issued and outstanding, having the right to vote (or convertible or exercisable or exchangeable for securities having the right to vote) on any matters on which stockholders of the Company may vote.

        (b)   Section 3.3(b) of the Company Disclosure Schedule sets forth, as of the Capitalization Date, a true and complete list of all holders of Company Compensatory Awards, and, with respect to each, the type of award held, the number of shares of Company Common Stock subject to the Company Compensatory Awards that have already vested prior to the Effective Time and the number of shares of Company Common Stock subject to the Company Compensatory Awards that are expected to become vested in accordance with Section 2.7. At the close of business on the Capitalization Date, there were no other shares of the Company's stock or any securities valued by reference to or convertible into or exchangeable or exercisable for any shares of its capital stock outstanding. Except as set forth in this Section 3.3(b) and Section 3.3(b) of the Company Disclosure Schedule, there are no (i) shares of capital stock or other equity interests or voting securities of the Company authorized, issued or outstanding, (ii) existing options, warrants, calls, preemptive rights, subscription or other rights, agreements, arrangements or commitments of any character, obligating the Company or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or other equity interests or voting security in the Company or any of its Subsidiaries or securities convertible into or exchangeable or exercisable for such shares of capital stock or other equity interests or voting securities, or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, preemptive right, subscription or other right, agreement, arrangement or commitment, (iii) outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock, or the capital stock or other equity interests or voting securities of the Company or of any of its Subsidiaries or (iv) issued or outstanding phantom equity, profit participation rights, performance awards, units, rights to receive shares of Company Common Stock on a deferred basis, or rights to purchase or receive shares of Company Common Stock or other equity interests or voting securities issued or granted by the Company to any current or former director, officer, employee or consultant of the Company (the items referred to in clauses (i) through (iv) of or with respect to any Person, collectively, "Rights"). No Subsidiary of the Company owns any shares of Company Common Stock.

        (c)   The Company has made available to Parent correct and complete copies of all material powers of attorney, custodial agreements or other commitments or agreements (i) that grant the Company a voting proxy with respect to its non-wholly owned Subsidiaries or (ii) grant a third party discretionary authority with respect to Taxes of the Company or any of its Subsidiaries other than with respect to statutory financial and Tax filings made in the ordinary course of business. There are no voting trusts, "poison pills" or other similar "stockholder rights plans," proxies or similar Contracts to which the Company or any of its Subsidiaries is a party with respect to the voting of any shares of capital stock of the Company or any of its Subsidiaries.

        (d)   Section 3.3(d) of the Company Disclosure Schedule sets forth as of the date of this Agreement (i) a correct and complete list of each Subsidiary of the Company, indicating its jurisdiction of incorporation or formation, and (ii) a correct and complete list of each other corporation, partnership, limited liability company or other Person that is not a Subsidiary but in which the Company, directly or indirectly, holds an equity interest. All the outstanding shares of capital stock or voting securities of, or other equity interests in, each Subsidiary of the Company have been validly issued and are owned, directly or indirectly, by the Company, by another Subsidiary of the Company or by the Company and another Subsidiary of the Company, free and clear of all Encumbrances other than Permitted Encumbrances. No such Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or Contracts of any character calling for the purchase or issuance of shares of capital stock or other equity interests of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary. Except as set forth on Section 3.3(d) of the Company Disclosure Schedule, neither the Company nor any Subsidiary of the Company owns, directly or indirectly, any capital stock or voting securities of, or other equity interests in, or has any direct or indirect equity participation or similar interest in, or any interest convertible into or exchangeable or exercisable for, any capital stock or voting securities of, or other equity interests in, any firm, corporation, partnership, company, limited liability company, trust, joint venture, association or other entity, nor is the Company or any Subsidiary of the Company under any current obligation to provide funds, make any loan or capital contribution, or provide any guarantee or credit enhancement or other investment in, or assume any liability or obligation of, any non-wholly owned Subsidiary of the Company (other than routine intercompany cash management practices among Subsidiaries of the Company).

        (e)   Except as set forth on Section 3.3(e) of the Company Disclosure Schedule, all dividends and distributions (including dividend equivalents) on the shares of capital stock of the Company or other securities of the Company or any of its Subsidiaries (other than dividends or distributions between the Company and its Subsidiaries) that have been declared or authorized prior to the date of this Agreement have been paid in full.

        Section 3.4    SEC Filings; Financial Statements.

        (a)   All reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) required to be filed by the Company with the SEC since January 1, 2015 under the Exchange Act or the Securities Act (collectively, the "Company SEC Documents") have been filed with the SEC on a timely basis. As of its respective date (or, if amended or superseded by a subsequent filing prior to the date hereof, then on the date of such amendment or superseding filing): (i) each of the Company SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act (as the case may be); and (ii) none of the Company SEC Documents contained, when filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively), any untrue statement of a material fact or omitted, as the case may be, to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        (b)   The financial statements (including any related notes) contained or incorporated by reference in the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q, Form 8-K or any successor form under the Exchange Act, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments); and (iii) fairly present, in all material respects, the financial position of the Company as of the respective dates thereof and the results of operations of the Company for the periods covered thereby.

No financial statements of any Person other than the Acquired Companies are required by GAAP to be included in the consolidated financial statements of the Company. None of the Company's Subsidiaries is subject to the periodic reporting requirements of the Exchange Act or is otherwise required to file any periodic forms, reports, schedules, statements or other documents with the SEC. Since January 1, 2015, there has been no material change in the Company's accounting methods or principles that would be required to be disclosed in the Company's financial statements in accordance with GAAP, except as described in the notes thereto.

        (c)   The Company maintains effective disclosure controls (as defined by Rule 13a-15 or 15d-15 under the Exchange Act). The Company is in compliance in all material respects with all current listing requirements of the NYSE.

        (d)   None of the Acquired Companies has effected, entered into or created any securitization transaction or "off-balance sheet arrangement" (as defined in Item 303(a) of Regulation S-K under the Exchange Act) where the result, purpose or intended effect of such transaction or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, the Acquired Companies in its published financial statements or other Company SEC Documents.

        (e)   As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Company SEC Documents. There has been no material correspondence between the SEC and the Company since January 1, 2015 that is not set forth in the Company SEC Documents or that has not otherwise been disclosed to Parent prior to the date hereof. To the Knowledge of the Company, none of the Company SEC Documents is the subject of ongoing SEC review.

        (f)    Except as permitted by the Exchange Act, including Sections 13(k)(2) and (3), since the enactment of the Sarbanes-Oxley Act, none of the Acquired Companies has made or permitted to remain outstanding any "extensions of credit" (within the meaning of Section 402 of the Sarbanes-Oxley Act) or prohibited loans to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company.

        (g)   None of the Acquired Companies has liabilities of the type required to be disclosed on a balance sheet prepared in accordance with GAAP or disclosed in the notes thereto, except for: (i) liabilities disclosed in the financial statements (including any related notes) contained in the Company SEC Documents filed and publicly available before the date of this Agreement; (ii) liabilities incurred in the ordinary course of business consistent with past practice since January 1, 2015; (iii) liabilities to perform under contracts entered into by the Acquired Companies; and (iv) liabilities and obligations incurred in connection with the transactions contemplated by this Agreement.

        Section 3.5    Absence of Certain Changes.     Since the date of the Most Recent Balance Sheet through the date hereof, except as disclosed in the Company 10-K or in Company SEC Documents since the date of the Most Recent Balance Sheet through the date hereof, and, except as specifically contemplated by, or as disclosed in, this Agreement, the Acquired Companies have conducted their businesses in all material respects in the ordinary course consistent with past practice and, since and through such dates, there has not been any Company Material Adverse Effect.

        Section 3.6    Properties.

        (a)   The Company or one of its Subsidiaries is the sole record owner of and owns fee simple title to each of the real properties as identified in Section 3.6(a) of the Company Disclosure Schedule, including all buildings, structures and other improvements and fixtures located on or under such real property (the "Company Properties"), which are all of the real estate properties owned by them, in each case, except as provided below, free and clear of Encumbrances, except for Permitted Encumbrances. Except for the Company Properties and the Mezzanine Loans, neither the Company nor any of its Subsidiaries has any interest, direct or indirect, in any other real property.

        (b)   Section 3.6(b) of the Company Disclosure Schedule, sets forth a correct and complete list of all real property that is leased either by the Company or one of its Subsidiaries and sets forth the leases, material amendments, guaranties or other agreements relating thereto (the "Lease Documents"). To the Company's Knowledge, correct and complete copies of the Lease Documents have been provided to Parent, and each Lease Document is valid and binding on the Company or one of its Subsidiaries, as the case may be, and, to the Company's Knowledge, each other party thereto, and in full force and effect except as may be limited by bankruptcy, insolvency, moratorium and other similar Applicable Law affecting creditors' rights generally and by principles of equity. As of the date hereof, neither the Company nor any of its Subsidiaries, is in breach or violation of, or in default (in each case, with or without notice or lapse of time or both) under any of the Lease Documents, and neither the Company nor any Subsidiary of the Company has received or given notice of default under any such agreement which remains uncured, except to the extent such breach, violation or notice has not had and would not reasonably be expected to have a Company Material Adverse Effect.

        (c)   The Company has made available to Parent the most current policies of title insurance or valid marked-up title commitments whereby the title company has committed to issue a title policy in the form marked and all conditions have been marked, to the Company's Knowledge, satisfied evidencing title with respect to each of the Company Properties, a complete list of which policies or valid marked-up title commitments is set forth in Section 3.6(c) of the Company Disclosure Schedule, and no material claim has been made against any such policy which remains pending and which, individually or in the aggregate, would be material to any of the Company Properties. The Company has provided to Parent the most recent survey of each of the Company Properties in its possession, a complete list of which is attached to Section 3.6(c) of the Company Disclosure Schedule.

        (d)   Section 3.6(d) of the Company Disclosure Schedule sets forth a correct and complete list as of the date of this Agreement of all loans held by the Company and any Subsidiary of the Company where such person is a lender or participant in any loan to a third party (the "Mezzanine Loans"), and correct and complete copies of all promissory notes, loan agreements, mortgaged, deeds of trust, security agreements and other material loan documents (including any amendments, modifications, supplements, assignments or other similar documents) evidencing and securing such Mezzanine Loans have been provided to Parent (collectively, the "Mezzanine Loan Documents"). As of the date hereof, neither the Company nor any Company Subsidiary or any other party to any Mezzanine Loan Documents is in breach or violation of, or in default (in each case, with or without notice or the lapse of time, or both) under, any of the Mezzanine Loan Documents and neither the Company nor any Subsidiary of the Company has given any notice of default under any such agreement that remains uncured, except to the extent such breach, violation or notice has not had and would not reasonably be expected to have a Company Material Adverse Effect.

        (e)   Neither the Company nor any Subsidiary of the Company has received any written notice of any violation of any Law or requirement affecting any of the Company Properties issued by any Governmental Authority that have not been cured and which have had or would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        (f)    Each of the Company and the Company Subsidiaries has in effect all material federal, state, local and provincial governmental licenses, authorizations, consents, permits and approvals ("Permits") necessary for it to lawfully own, lease or operate its properties and assets, including all utilities, parking areas, detention ponds, driveways, roads and other means of egress and ingress to and from the Company Properties, and to carry on its business as now conducted, and neither the Company nor the Company Subsidiaries have received any written notice that a violation or default has occurred under any such Permit which remains uncured, except for the absence of Permits and for violations or defaults under Permits that have not had and would not reasonably be expected to have a Company Material Adverse Effect. No suspension or cancellation of any Permits is, to Company's Knowledge, pending or threatened, except for any such suspension or cancellation which would not have, individually or in the aggregate, a Company Material Adverse Effect. The Company and each of its Subsidiaries is and, since January 1, 2015, has been in compliance with the terms of such Permits, except for failures to comply that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        (g)   Neither the Company nor any Subsidiary of the Company has received any written notice to the effect that (i) any condemnation or rezoning proceedings are pending or threatened with respect to any of the Company Properties, or (ii) any Laws including any zoning regulation or ordinance (including with respect to parking), board of fire underwriters rules, building, fire, health or similar law, code, ordinance, order or regulation, has been violated for any Company Property, which, in the case of clauses (i) and (ii) above, would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        (h)   There is no material renovation or construction project currently being performed at any Company Property for which remaining payments to be made in connection therewith exceed $1,000,000 except as disclosed in Section 3.6(h) of the Company Disclosure Schedule (each a "Construction Project"). Section 3.6(h) of the Company Disclosure Schedule sets forth the budgeted costs, the cost to complete and each Material Contract for each Construction Project disclosed thereon. Neither the Company nor any Subsidiary of the Company is in default of any material obligations under any Material Contracts entered into with respect to any Construction Project, and, to the Knowledge of the Company, the general contractors (as applicable) for such Construction Project are not in material default with respect to obligations under any Material Contracts as of the date of this Agreement.

        (i)    Section 3.6(i) of the Company Disclosure Schedule sets forth a correct and complete list of each management agreement pursuant to which any third party manages or operates any Company Property or any material portion thereof on behalf of the Company or any Subsidiary of the Company and identifies the Company Property that is subject to such management agreement, the Company or Subsidiary of the Company that is a party to that management agreement, the date of such management agreement and each material amendment or guaranty binding on the Company or any Company Subsidiary (the "Management Agreement Documents"). Correct and complete copies of all of the Management Agreement Documents have been made available to the Parent. Each of the Management Agreement Documents is valid and binding on the Company or one of its Subsidiaries, as the case may be, and, to the Company's Knowledge, each other party thereto, and in full force and effect, except as may be limited by bankruptcy, insolvency, moratorium and other similar Applicable Law affecting creditors' rights generally and by principles of equity.

        (j)    Section 3.6(j) of the Company Disclosure Schedule lists each lease, sublease or other right of occupancy to which the Company or any Subsidiary of the Company is a party as landlord with respect to each of the applicable Company Properties (the "Leases") and the name of the tenant, unit number, size of unit (or unit type), rent, security and other deposits, lease move in date and lease expiration date, outstanding concessions, and delinquencies/outstanding rent (thereon or on an attached delinquency report) (such information in Section 3.6(j) of the Company Disclosure Schedule, the "Rent Roll"), which Rent Roll is accurate except such discrepancies as would not reasonably be expected to have a Company Material Adverse Effect, and such Rent Roll is the rent roll used by the Company and the Company Subsidiaries in the ordinary course of its business.

        (k)   Except as set forth in Section 3.6(k) of the Company Disclosure Schedule, neither the Company nor any Subsidiary of the Company has granted any option agreements that have not expired, rights of first offer or rights of first refusal with respect to the purchase of a Company Property or any portion thereof or any other unexpired rights in favor of third Persons to purchase or otherwise acquire a Company Property or any portion thereof or entered into any contract for sale or letter of intent to sell any Company Property or any portion thereof or entered into any contract or letter of intent to acquire any real property.

        (l)    Except as set forth in Section 3.6(l) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has commenced, nor are there any pending proceedings (administrative or judicial), including by appeal or certiorari proceeding, with respect to the valuation of any of the Company Properties, the tax rate applicable to any Property or any other increase or decrease in respect of any real property tax; and neither the Company nor any Company Subsidiary has received written or other formal notice of any such proceeding commenced by any applicable taxing authority.

        (m)  To the Company's Knowledge, there (i) are no material structural defects (whether latent or patent) relating to any of the Company Property, (ii) is no Company Property whose building systems are not in working order in any material respect, and (iii) is no physical material damage to any Company Property for which there is no insurance in effect, which, in the case of any of clauses (i), (ii) or (iii), has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        (n)   To the Company's Knowledge, neither the Company nor any Subsidiary of the Company has received written notice that they are in violation of or in default under any reciprocal easement agreements or easement agreements relating to the Company Properties or any home owner's association that remains uncured, and that would have, individually or in the aggregate, a Company Material Adverse Effect.

        (o)   Except as set forth in Section 3.6(o) of the Company Disclosure Schedule, there are no Contracts providing any third party with a right to participate in the profits, equity or other interests in any Company Property except for Contracts with the Joint Venture Partners that are set forth on Section 3.6(o) of the Company Disclosure Schedule.

        Section 3.7    Contracts.

        (a)   Except as set forth in Section 3.7(a) of the Company Disclosure Schedule, and except for this Agreement, as of the date hereof, none of the Acquired Companies is a party to or is bound by any:

            (i)  Contract that is required to be filed by the Company as a "material contract" pursuant to Item 601(b)(10) of Regulation S-K of the Exchange Act) but that is not so filed;

           (ii)  Contract evidencing a capital expenditure in excess of $1,000,000, excluding any payment obligation budgeted for in the Company's 2017 budget or in the budgets of the Joint Ventures; and

          (iii)  indenture, credit agreement, loan agreement, security agreement, guarantee, note, mortgage or other Contract evidencing indebtedness for borrowed money or any guarantee of indebtedness for borrowed money by any Acquired Company in excess of $5,000,000 (the "Existing Loan Documents");

          (iv)  Contract providing for any interest rate cap, interest rate collar, interest rate swap, currency hedging transaction and any other similar transaction to which the Company or any Subsidiary of the Company is a party or obligor;

           (v)  Contract (other than this Agreement), option, right of first offer, right of first refusal or other right for the Company, any of its Subsidiaries or, to the Knowledge of the Company, any other Person, to dispose of or acquire assets or properties after the date hereof (other than sales or acquisitions of personal property and equipment in the ordinary course of business consistent with past practice since January 1, 2015) with a fair market value or purchase price in excess of $1,000,000;

          (vi)  settlement agreement or similar agreement with a Governmental Entity involving future performance by the Company or any of its Subsidiaries in any such case, that is material to the Company and its Subsidiaries, taken as a whole;

         (vii)  Contract requiring payment of commissions (other than apartment leasing commissions or apartment brokerage fees, in each case, incurred in the ordinary course of business consistent with past practice since January 1, 2015) or material tenant improvement costs, allowances or other concessions;

        (viii)  Contract with respect to a partnership, joint venture or other similar Contract or other arrangements related thereto;

          (ix)  Contract that obligates the Company or any of its Subsidiaries to conduct business on an exclusive or preferential basis with any third party or, upon consummation of the Merger, will obligate Parent, the Surviving Entity or any of their respective Affiliates to conduct business on an exclusive or preferential basis with any third party and is not terminable within 90 days without a termination fee or penalty;

           (x)  Contract (including brokerage agreements) that, by its terms, is not terminable within 90 days (without termination fee or penalty) and that may result in total payments by the Company or any Subsidiary of the Company in excess of $1,000,000; or

          (xi)  non-solicitation, non-competition or other similar agreements that contain covenants or restrictions that restrict the Company's or any Subsidiary of the Company's ability to compete in any line of business or with any Person in any geographical area.

        (b)   Each Contract of the type described above in Section 3.7(a), whether or not set forth in Section 3.7(a) of the Company Disclosure Schedule is referred to herein as a "Material Contract". Except Material Contracts that have expired or terminated by their terms, as of the date hereof, all of the Material Contracts are valid and binding on the Acquired Companies, as the case may be, and, to the Knowledge of the Company, each other party thereto, as applicable, and in full force and effect, except as may be limited by bankruptcy, insolvency, moratorium and other similar applicable Law affecting creditors' rights generally and by general principles of equity. As of the date hereof, no Acquired Company has, and to the Knowledge of the Company, none of the other parties thereto have, violated any provision of, or committed or failed to perform any act, and no event or condition exists, which with or without notice, lapse of time or both would constitute a default under the provisions of any Material Contract, except in each case for those violations and defaults which, individually or in the aggregate, have not had or would not reasonably be expected to have a Company Material Adverse Effect, and, as of the date hereof, no Acquired Company has received written notice of any of the foregoing.

        (c)   Section 3.7(a) of the Company Disclosure Schedule sets forth a correct and complete list as of the date of this Agreement of all Material Contracts of the Company and its Subsidiaries. The Company has made available to Parent correct and complete copies of all Material Contracts of the Company and its Subsidiaries, including any amendments thereto.

        Section 3.8    Compliance.     Each of the Acquired Companies is, and since January 1, 2015, has been in compliance with all applicable Laws, except where the failure to comply with such Laws has not had and would not reasonably be expected to have a Company Material Adverse Effect. None of the Acquired Companies has, since January 1, 2015: (a) received any written notice from any Governmental Entity regarding any material violation by any of the Acquired Companies of any applicable Law; or (b) provided any written notice to any Governmental Entity regarding any material violation by the Acquired Companies of any applicable Law, which violation in either case remains outstanding or unresolved as of the date hereof, except for such violations that has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No representation or warranty is made in this Section 3.8 with respect to Tax matters, which shall be addressed exclusively by Section 3.10 (Tax Matters) and Section 3.11 (Employee Benefit Plans), or environmental matters, which shall be addressed exclusively by Section 3.13 (Environmental Matters).

        Section 3.9    Legal Proceedings; Orders.

        (a)   There is no pending (or, to the Knowledge of the Company, threatened), Legal Proceeding against or affecting the Company or any of the Company's Subsidiaries, or any of their respective properties at Law or in equity, (i) with a potential liability of more than $1,000,000, (ii) that is reasonably expected to result in injunctive relief against the Company or any of its Subsidiaries or (iii) that is reasonably expected to result in criminal or civil sanctions against the Company or any of its Subsidiaries before any Governmental Entity.

        (b)   Within the past three years of the date of this Agreement, there have been no material Orders or settlements to which the Company or any of the Company's Subsidiaries is a party or by which any of their assets or properties are bound.

        (c)   There is no, and since January 1, 2015, there has not been, any material inquiry, investigation or review pending or, to the Knowledge of the Company, threatened by any Governmental Entity with respect to the Company or any of the Company's Subsidiaries.

        Section 3.10    Tax Matters.

        (a)   The Company and each Subsidiary (i) has timely filed (or had filed on its behalf) all material Tax Returns required to be filed by it (after giving effect to any filing extension) and all such Tax Returns were and remain correct and complete in all material respects, (ii) has paid (or had paid on its behalf or made adequate provision for in the Most Recent Balance Sheet) all material Taxes that it was required to pay (whether or not shown to be due and owing on any Tax Return), and (iii) withheld and timely paid over to the appropriate Governmental Entity all material Taxes that each was required to withhold and pay over from amounts paid or owing to any employee, creditor, independent contractor, shareholder, equity holder, Affiliate, or other Person, and each has complied in all material respects with all material Tax reporting requirements related to such amounts paid or owing.

        (b)   The Company (i) for each taxable year commencing with its taxable year ended December 31, 2007 through its taxable year ended December 31, 2016, was subject to taxation as a real estate investment trust within the meaning of Section 856 of the Code (a "REIT") and satisfied all requirements to qualify as a REIT for such years, (ii) has operated since January 1, 2017 through the date hereof and will continue to operate until the Effective Time in a manner that will permit it to continue to qualify as a REIT for the taxable year that ends with the Effective Time, and (iii) has not taken or omitted to take any action that could reasonably be expected to result in a successful challenge by the IRS or any other Governmental Entity to its status as a REIT.

        (c)   Each Subsidiary REIT, (i) for each taxable year commencing with its taxable year for which it first elected to be treated as a REIT through its taxable year ended December 31, 2016, was subject to taxation as a REIT and satisfied all requirements to qualify as a REIT for such taxable years, (ii) has operated since January 1, 2017 through the date hereof, and will to continue to operate until the Effective Time, in a manner that will permit it to continue to qualify as a REIT for the taxable year that includes the Effective Time (or, for any Subsidiary REIT whose taxable year ends as a result of an Additional Transaction prior to the Effective Time, for the taxable year so ending), and (iii) has not taken or omitted to take any action that could reasonably be expected to result in a successful challenge by the IRS or any other Governmental Entity to its status as a REIT.

        (d)   Neither the Company nor any Subsidiary REIT own or have owned, directly or indirectly (including through one or more partnerships, joint ventures or other pass-through entities), any stock or any other equity ownership interest in any corporation (including any entity classified as a corporation for federal income tax purposes) representing more than 10% (by vote or value) of the outstanding securities of such corporation within the meaning of Section 856(c)(4)(B)(iv), other than a corporation that, at all times during which the Company or a Subsidiary REIT has held, directly or indirectly, its stock or other equity ownership interest representing more than 10% (by vote or value)

of the outstanding securities of such corporation within the meaning of Section 856(c)(4)(B)(iv), has qualified as a "qualified REIT subsidiary," within the meaning of Section 856(i)(2) of the Code (a "Qualified REIT Subsidiary"), or as a "taxable REIT subsidiary," within the meaning of Section 856(l) of the Code (a "Taxable REIT Subsidiary"), or as a REIT.

        (e)   Each Subsidiary that is not a Subsidiary REIT, a Qualified REIT Subsidiary or a Taxable REIT Subsidiary is treated for U.S. federal income tax purposes as a partnership or disregarded entity, as the case may be, and not as a corporation or an association taxable as a corporation, or a "publicly traded partnership" within the meaning of Section 7704(b) of the Code.

        (f)    Section 3.10(f) of the Company Disclosure Schedule sets forth the federal income tax classification of each Subsidiary of the Company, including for each Subsidiary that is a corporation or an association taxable as a corporation, whether such Subsidiary is a Taxable REIT Subsidiary or a Qualified REIT Subsidiary.

        (g)   Correct and complete copies of all federal and state income Tax Returns as filed for the Company and each Subsidiary with respect to the taxable years commencing on or after January 1, 2013 have been made available to Parent.

        (h)   No audit or other proceeding with respect to any income or other material Taxes due from the Company or any of its Subsidiaries, or any income Tax Return or other material Tax Return of the Company or any of its Subsidiaries, is pending or threatened in writing by any Governmental Entity. Each material assessed deficiency resulting from any material audit or examination relating to Taxes by any Governmental Entity and which is not being contested in good faith has been timely paid and there is no material assessed deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes due and owing by the Company or any of its Subsidiaries (unless being contested in good faith).

        (i)    Neither the Company nor any of its Subsidiaries has agreed to any extension or waiver of the statute of limitations applicable to any income Tax Return or other material Tax Return, or agreed to any extension of time with respect to any income Tax or other material Tax assessment or deficiency, which period (after giving effect to such extension or waiver) has not yet expired.

        (j)    Neither the Company nor any of its Subsidiaries is a party to any material Tax allocation or Tax sharing agreement with any party other than the Company and any of its Subsidiaries, other than customary arrangements under commercial Contracts entered into in the ordinary course of business.

        (k)   Neither the Company nor any of its Subsidiaries is subject to any Tax Protection Agreement.

        (l)    None of the Company nor any of its Subsidiaries hold any asset the disposition of which would be subject to, or rules similar to, Section 1374 of the Code, Treasury Regulation Section 1.337(d)-7 or any other temporary or final regulation under Section 337(d) of the Code.

        (m)  Neither the Company nor any Subsidiary has incurred any liability for Taxes under Sections 856(c), 856(g), 857(b), 860(c) or 4981 of the Code, Treasury Regulations Sections 1.337(d)-5, 1.337(d)-6, or 1.337(d)-7, or any rules similar to Section 1374 of the Code, in each case that have not been paid. Neither the Company nor any of its Subsidiaries have engaged in any "prohibited transactions" within the meaning of Section 857(b)(6) of the Code. Neither the Company nor any of its Subsidiaries have engaged in any transaction that would give rise to "redetermined rents," "redetermined deductions," or "excess interest," in each case as defined in Section 857(b)(7) of the Code.

        (n)   There are no material Encumbrances for unpaid Taxes on the assets of the Company or any of its Subsidiaries, except Encumbrances for current Taxes not yet due and payable or that are being contested in good faith.

        (o)   Neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated group of corporations within the meaning of section 1504 of the Code (other than a group the common parent of which is the Company or a Taxable REIT Subsidiary) or (ii) has any liability for Taxes of any Person (other than the Company and its Subsidiaries) under Treasury Regulation section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee, as a successor or by contract.

        (p)   Neither the Company nor any Subsidiary REIT has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the Effective Time or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with transactions contemplated by this Agreement.

        (q)   To the Company's Knowledge, the Company is, and has been at all times since its formation, "domestically controlled" within the meaning of Section 897(h)(4)(B) of the Code, as then in effect.

        (r)   Each Subsidiary REIT is, and has been at all times since its formation been, "domestically controlled" within the meaning of Section 897(h)(4)(B) of the Code, as then in effect.

        Section 3.11    Employee Benefit Plans.

        (a)   Section 3.11(a) of the Company Disclosure Schedule sets forth a correct and complete list of each material Company Benefit Plan, other than any agreement, understanding or arrangement under which a single individual who is not an officer or director of any of the Acquired Companies is eligible to receive compensation and/or benefits totaling less than $50,000 per year.

        (b)   With respect to each Company Benefit Plan, a complete and correct copy of each of the following documents (if applicable) has been made available to Parent: (i) the most recent plan documents and all amendments thereto and all related trust agreements or documentation pertaining to other funding vehicles, (ii) the most recent summary plan description, and all related summaries of material modifications thereto, (iii) the IRS Forms 5500 (including schedules and attachments) and financial statements as filed for the past two years, and (iv) the most recent IRS determination or opinion letter issued with respect to each Company Benefit Plan intended to be qualified under Section 401(a) of the Code.

        (c)   None of the Acquired Companies nor any member of the Controlled Group maintains, sponsors, contributes to or is required to contribute to or has any Liability under or with respect to, and at no time in the past has had an obligation to contribute to, any (i) "multiemployer plan" as defined in Section 3(37) of ERISA, (ii) "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA) subject to the funding requirements of Section 412 of the Code or Title IV of ERISA, (iii) "multiple employer plan" (within the meaning of Section 210 of ERISA or Section 413(c) of the Code), (iv) "multiple employer welfare arrangement" (as such term is defined in Section 3(40) of ERISA), or (v) plan, program, contract, policy, arrangement or agreement that provides for material post-retirement or post-termination health, life insurance or other welfare type benefits except as required under Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code and for which the beneficiary pays the entire cost of coverage. None of the Acquired Companies has any Liability by reason of at any time being considered a single employer with any other Person under Section 414 of the Code.

        (d)   Each Company Benefit Plan that is intended to qualify under Section 401 of the Code has either received a current favorable determination or opinion letter from the IRS as to its qualified status or has applied (or has time remaining in which to apply) to the IRS for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or IRS pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination or has been established under an IRS pre-approved plan for which an IRS opinion letter has been obtained by the plan sponsor and, to the Knowledge of the Company, nothing has occurred, whether by action or failure to act, that has adversely affected or would reasonably be expected to adversely affect the qualification of such Company Benefit Plan.

        (e)   The Company Benefit Plans have been maintained, funded and administered in accordance with their terms and applicable Law, except where the failure to so maintain, fund and administer has not had or would not reasonably be expected to have a Company Material Adverse Effect. With respect to each Company Benefit Plan, all required payments, premiums, contributions, distributions, reimbursements or accruals for all periods (or partial periods) ending prior to or as of the Effective Time shall have been made in all material respects and all contributions, assessments, premiums, and other payments for any period ending on or before the Effective Time that are not yet due have been made or properly accrued in all material respects.

        (f)    There are no pending or, to the Knowledge of the Company, threatened in writing any suits, actions, disputes, claims (other than routine claims for benefits), arbitrations, audits, investigations, administrative or other proceedings relating to any Company Benefit Plan, nor, to the Knowledge of the Company, is there any basis for one, that, in either case, would reasonably be expected to have a Company Material Adverse Effect.

        (g)   Except as set forth on Section 3.11(g) of the Company Disclosure Schedule, the transactions contemplated by this Agreement (either alone or in connection with any other event) will not cause the acceleration of, vesting in, increase of or payment of, any benefits or compensation under any Company Benefit Plan and will not otherwise accelerate or materially increase any Liability under any Company Benefit Plan (other than as required by Law under non-U.S. jurisdictions).

        (h)   There have been no prohibited transactions or breaches of any of the duties imposed on "fiduciaries" (within the meaning of Section 3(21) of ERISA) by ERISA with respect to the Company Benefit Plans that could result in any Liability or excise tax under ERISA or the Code being imposed on the Acquired Companies that could reasonably be expected to have a Company Material Adverse Effect.

        (i)    With respect to each group health plan benefiting any current or former employee of the Acquired Companies or any member of the Controlled Group that is subject to Section 4980B of the Code, the Acquired Companies and each member of the Controlled Group has complied in all material respects with the continuation coverage requirements of Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA.

        (j)    The Acquired Companies have reserved all rights necessary to amend or terminate each of the Company Benefit Plans that is an "employee benefit plan" as defined in Section 3(3) of ERISA without the consent of any other person.

        (k)   Excluding any Company Benefit Plans that by their terms permit directors and consultants as participants, no Company Benefit Plan provides benefits to any individual who is not a current or former employee of the Acquired Companies, or the dependents or other beneficiaries of any such current or former employee.

        (l)    Except as set forth on Section 3.11(l) of the Company Disclosure Schedule, no amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of the Acquired Companies or any of its affiliates who is a "disqualified individual" (as such term is defined in Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Company Benefit Plan currently in effect would be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code.

        (m)  All Company Benefit Plans subject to Section 409A of the Code comply in both form and operation with Section 409A of the Code and the rules and regulations thereunder, and, to the Knowledge of the Company, no amount that is payable (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement will be includible in the gross income of any employee, officer or director of the Acquired Companies as a result of the operation of Section 409A of the Code and the rules and regulations thereunder.

        (n)   No Company Benefit Plan is subject to the laws of any jurisdiction outside the United States.

        Section 3.12    Labor Matters.

        (a)   As of the date of this Agreement, the Acquired Companies are, and for the last three years have been, in compliance with all applicable Law governing labor or employment, except where the failure to so comply has not and would not reasonably be expected to have a Company Material Adverse Effect.

        (b)   The employees of the Acquired Companies currently are not, represented by a labor union or works council and there is not, to the Knowledge of the Company, any attempt to organize any employees of the Acquired Companies. To the Knowledge of the Company, no strike, slowdown, picketing, work stoppage or other material labor dispute by the employees of the Acquired Companies is being threatened.

        (c)   No Legal Proceeding by any Company employee for unpaid wages, bonuses, commissions, employment withholding taxes, penalties, unpaid overtime, child labor or record keeping violations is pending or, to the Knowledge of the Company, threatened under the FLSA, the Davis Bacon Act, the Walsh Healey Act or the Service Contract Act, or any other Law. No discrimination, harassment and/or retaliation Legal Proceeding by any Company employee, is pending or, to the Knowledge of the Company, threatened against the Acquired Companies or any employee, officer or director of the Company under the 1964 Civil Rights Act, the Equal Pay Act, the ADEA, the ADA, the FMLA, the FLSA, ERISA or any other federal labor or employment Law or comparable state fair employment practices act. To the Knowledge of the Company, no wrongful discharge, retaliation, libel, slander or other Legal Proceeding by any Company employee that arises out of the employment relationship between the Acquired Companies and their respective employees is pending or, to the Knowledge of the Company, is threatened against the Acquired Companies under any applicable Law.

        (d)   To the Knowledge of the Company, no employee of the Acquired Companies is in violation, in any material respect, of any material term of any non-disclosure agreement, non-competition agreement or any other restrictive covenant agreement with a former employer relating to the right of any such employee to be employed by the Acquired Companies because of the nature of the business conducted by the Acquired Companies or to the use of trade secrets or proprietary information of others.

        (e)   Within the past two years, none of the Acquired Companies has implemented any plant closing or layoff of employees that (in either case) violated the WARN Act.

        Section 3.13    Environmental Matters.     Except for such matters as are set forth on Section 3.13 of the Company Disclosure Schedule: (a) each of the Acquired Companies is in compliance in all material respects with all applicable Environmental Laws and possesses and is in compliance in all material respects with all required Environmental Permits, (b) there are no material Environmental Claims pending or threatened in writing against the Acquired Companies, (c) none of the Acquired Companies has received any written claim or written notice of violation from any Governmental Entity alleging that such Acquired Company is in material violation of, or has material liability under, any Environmental Law, the subject of which remains unresolved, and (d) except as would not reasonably be expected to have a Company Material Adverse Effect, there has been no release of any Hazardous Materials at any Owned Real Property that requires investigation or remediation pursuant to Environmental Law and which remains unresolved, or that would reasonably be expected to result in an Environmental Claim against the Acquired Companies. All material environmental reports, assessments and audits in the possession of the Acquired Companies have been made available to Parent. This Section 3.13 contains the sole and exclusive representations and warranties of the Company with respect to environmental matters, Environmental Laws or Hazardous Materials.

        Section 3.14    Insurance.     From January 1, 2015 through the date hereof, none of the Acquired Companies has received any written communication notifying the Company of any (a) premature cancellation or invalidation of any material insurance policy held by any Acquired Company (except with respect to policies that have been replaced with similar policies), (b) written refusal of any coverage or rejection of any material claim under any material insurance policy held by the Acquired Companies, or (c) material adjustment in the amount of the premiums payable with respect to any material insurance policy held by the Company. As of the date hereof, there is no pending material claim by any Acquired Company against any insurance carrier under any insurance policy held by any Acquired Company.

        Section 3.15    Authority; Binding Nature of Agreement.     The Company has the requisite corporate power and authority to enter into and to perform its obligations under this Agreement and, subject to approval of the Merger and the other transactions contemplated by this Agreement by the affirmative vote of holders of Shares entitled to cast a majority of all the votes entitled to be cast on the matter (the "Company Stockholder Approval"), to consummate the transactions contemplated hereby. At a meeting duly called and held, the Company Board (acting upon the recommendation of the Evaluation Committee) has unanimously adopted resolutions (a) approving and declaring advisable this Agreement and the Merger and the other transactions contemplated by this Agreement, (b) approving the execution, delivery and performance of this Agreement and, subject to obtaining the Company Stockholder Approval, the consummation by the Company of the transactions contemplated hereby, including the Merger, (c) directed that, subject to the terms and conditions of this Agreement, the Merger be submitted to the stockholders of the Company for their approval, and (d) resolved to, subject to the terms and conditions of this Agreement, recommend the approval of the Merger by the stockholders of the Company (the "Board Recommendation"). The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger have been duly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement other than, with respect to consummation of the Merger, obtaining the Company Stockholder Approval. This Agreement has been duly executed and delivered on behalf of the Company and, assuming the due authorization, execution and delivery of this Agreement on behalf of Parent and Acquisition Sub, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

        Section 3.16    Vote Required.     The Company Stockholder Approval is the only vote or consent of the holders of any class or series of capital stock of the Company necessary to approve this Agreement or the Merger or the other transactions contemplated hereby.

        Section 3.17    Non-Contravention; Consents.     The execution and delivery of this Agreement by the Company, the consummation by the Company of the Merger will not: (a) cause a violation of any of the provisions of the Organizational Documents of any Acquired Company; (b) cause a violation by any Acquired Company of any applicable Law; or (c) except as would not have a Company Material Adverse Effect, (i) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default) under any Material Contract, (ii) require a consent or result in the loss of a benefit under any Material Contract, (iii) give rise to any right of termination, cancellation, amendment or acceleration of, any Material Contract, or (iv) result in the creation of any Encumbrance (other than Permitted Encumbrances) upon any of the properties or assets of the Company or any of its Subsidiaries under any Material Contract. Except as may be required by the Exchange Act, the MGCL, the listing requirements of the NYSE, the HSR Act or other applicable Antitrust Laws, none of the Acquired Companies is required to make any filing with or to obtain any consent from any Person at or prior to the Effective Time in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the Merger, except where the failure to make any such filing or obtain any such consent would not reasonably be expected to have a Company Material Adverse Effect.

        Section 3.18    Opinion of Financial Advisor.     The Company Board has received the opinion of Morgan Stanley & Co. LLC, to the effect that, as of the date of the opinion, based upon and subject to the various matters, assumptions, procedures, factors, qualifications and limitations set forth in the opinion, the Merger Consideration to be received by the holders of Company Common Stock pursuant to this Agreement is fair, from a financial point of view, to the holders of Company Common Stock.

        Section 3.19    Brokers.     No broker, finder or investment banker (other than Morgan Stanley & Co. LLC) is entitled to any brokerage, finder's or other similar fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Company.

        Section 3.20    Intellectual Property.

        (a)   Section 3.20(a) of the Company Disclosure Schedule sets forth a correct and complete list of all Patents, registered Marks and registered Copyrights that are owned by the Company or a Company Subsidiary ("Registered Company Intellectual Property Assets").

        (b)   Except as set forth in Section 3.20(b) of the Company Disclosure Schedule and as would not reasonably be expected to have a Company Material Adverse Effect:

            (i)  the Company or a Company Subsidiary exclusively owns the Company Intellectual Property Assets, free and clear of all Encumbrances, except Permitted Encumbrances;

           (ii)  all Registered Company Intellectual Property Assets have been duly maintained (including the payment of maintenance fees) and are not expired, cancelled or abandoned and, to the Knowledge of the Company, are valid and enforceable, except for issuances, registrations or applications that the Company or applicable Company Subsidiary has permitted to expire or has cancelled or abandoned in its reasonable business judgment;

          (iii)  (A) the Company or one of its Subsidiaries owns all right, title, and interest in, or has the right to use, pursuant to a license or otherwise, all Intellectual Property required to operate the Company's and its Subsidiaries' businesses as presently conducted and (B) all such licenses or other rights to use are free and clear of all Encumbrances, except Permitted Encumbrances;

          (iv)  there are no pending or, to the Knowledge of the Company, threatened claims against the Company or a Company Subsidiary alleging that the operation of the business of the Company or the applicable Company Subsidiary as currently conducted infringes the rights of any Person in or to any Intellectual Property Assets ("Third Party IP Rights") or that any of the Company Intellectual Property Assets are invalid or unenforceable;

           (v)  to the Knowledge of the Company, the operation of the business of the Company and the Company Subsidiaries as currently conducted does not infringe the rights of any Person in or to any Third Party IP Rights; and

          (vi)  to the Knowledge of the Company, there is no infringement by any Person of any of the Company Intellectual Property Assets.

        Section 3.21    Takeover Statutes.     The Company Board and the Company have taken all necessary action to ensure that Takeover Statutes and any antitakeover or similar provisions contained in the governing documents of the Company or any of its Subsidiaries do not, and will not, apply to the

Merger or the Additional Transactions, provided that such Additional Transactions are consummated in accordance with Schedule C hereto.

        Section 3.22    Investment Company Act.     Neither the Company nor any of its Subsidiaries is required to be registered as an investment company under the Investment Company Act of 1940, as amended.

        Section 3.23    Related Party Transactions.     Except for compensation or other employment arrangements in the ordinary course of business, as of the date hereof, no director, officer or, to the Knowledge of the Company, other Affiliate of the Company or any of its Subsidiaries is a party to any Contract or transaction with the Company or any of its Subsidiaries or which is pertaining to the business of the Company or any of its Subsidiaries or has any interest in any property, real or personal or mixed, tangible or intangible, used in or pertaining to the business of the Company or any of its Subsidiaries, in each case that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION SUB

        Parent and Acquisition Sub hereby jointly and severally represent and warrant to the Company that:

        Section 4.1    Corporate Organization and Good Standing.     Parent is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Law of the State of Delaware and Acquisition Sub is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Law of the State of Delaware, and each of Parent and Acquisition Sub has full corporate or limited liability company power and authority to own, lease and operate its properties and assets and to conduct its business as presently conducted and is duly qualified or licensed to do business as a foreign corporation or company and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except in each case as would not reasonably be expected to have a Parent Material Adverse Effect. Parent is not "closely held" within the meaning of Section 856(h) of the Code, and Parent's ownership of any Subsidiary REIT will not result in any Subsidiary REIT becoming "closely held" within the meaning of Section 856(h) of the Code during the taxable year of such Subsidiary REIT that includes the Closing.

        Section 4.2    Legal Proceedings; Orders.

        (a)   As of the date hereof, there is no Legal Proceeding pending (or, to the knowledge of Parent, threatened) against Parent or Acquisition Sub that would reasonably be expected to have a Parent Material Adverse Effect.

        (b)   Neither Parent nor Acquisition Sub is a party or subject to any Order that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

        (c)   As of the date hereof, to the knowledge of Parent, there is no pending or threatened investigation by any Governmental Entity with respect to Parent, Acquisition Sub or any other Affiliate of Parent that would reasonably be expected to have a Parent Material Adverse Effect.

        Section 4.3    Authority; Binding Nature of Agreement.

        (a)   Parent has the requisite power and authority to enter into and to perform its obligations under this Agreement. The board of directors of Parent has (i) determined that the transactions contemplated by this Agreement are fair to, and in the best interests of, Parent, and (ii) authorized and approved the execution, delivery and performance of this Agreement by Parent. The execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of Parent, and no other proceedings on the part of Parent are necessary to authorize this Agreement. This Agreement has been duly executed and delivered on behalf of Parent and, assuming the due authorization, execution and delivery of this Agreement on behalf of the Company, constitutes the valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to (A) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (B) rules of law governing specific performance, injunctive relief and other equitable remedies.

        (b)   Acquisition Sub is a newly formed, wholly-owned Subsidiary of Parent and has the requisite limited liability company power and authority to enter into and to perform its obligations under this Agreement. The sole member of Acquisition Sub has (i) determined that the transactions contemplated by this Agreement are fair to, and in the best interests of, Acquisition Sub and its member, (ii) declared that this Agreement is advisable, and (iii) authorized and approved the execution, delivery and performance of this Agreement by Acquisition Sub. The execution and delivery of this Agreement by Acquisition Sub and the consummation by Acquisition Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary limited liability company action on the part of Acquisition Sub, and no other limited liability company proceedings on the part of Acquisition Sub are necessary to authorize this Agreement other than, with respect to the Merger, the filing and acceptance for record, of the Articles of Merger with the SDAT. This Agreement has been duly executed and delivered by Acquisition Sub and, assuming the due authorization, execution and delivery of this Agreement on behalf of the Company, constitutes the valid and binding obligation of Acquisition Sub, enforceable against Acquisition Sub in accordance with its terms, subject to (A) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (B) rules of law governing specific performance, injunctive relief and other equitable remedies.

        Section 4.4    Non-Contravention; Consents.     Except for violations and defaults that would not adversely affect Parent's or Acquisition Sub's ability to perform any of its obligations under, or consummate any of the transactions contemplated by, this Agreement, the execution and delivery of this Agreement by Parent and Acquisition Sub, and the consummation of the transactions contemplated by this Agreement, will not: (i) cause a violation of any of the provisions of the Organizational Documents of Parent or Acquisition Sub; (ii) cause a violation by Parent or Acquisition Sub of any Law applicable to Parent or Acquisition Sub; or (iii) cause a default on the part of Parent or Acquisition Sub under any material Contract to which Parent or Acquisition Sub is a party. Except as may be required by the Exchange Act, the MGCL, the DLLCA, the HSR Act or other applicable Antitrust Laws, neither Parent nor Acquisition Sub, nor any of Parent's other Affiliates, is required to make any filing with or to obtain any consent from any Person at or prior to the Effective Time in connection with the execution and delivery of this Agreement by Parent or Acquisition Sub or the consummation by Parent or Acquisition Sub of any of the transactions contemplated by this Agreement, except where the failure to make any such filing or obtain any such consent would not adversely affect Parent's or Acquisition Sub's ability to perform any of its obligations under, or consummate any of the transactions contemplated by, this Agreement. No vote of Parent's equityholders is necessary to adopt this Agreement or to approve any of the transactions contemplated by this Agreement.

        Section 4.5    Not an Interested Stockholder.     None of Parent nor Parent's Affiliates, within the past five years, has been, an "interested stockholder" or an affiliate of an "interested stockholder" of the Company (as such term is defined in the MGCL).

        Section 4.6    Available Funds.     Parent has received and accepted, and has delivered to the Company true, correct and complete fully executed copies of (i) the Equity Commitment Letter from the Sponsors to invest, subject to the terms and conditions therein, cash in the aggregate amount set forth therein (being collectively referred to as the "Equity Financing"), and (ii) a commitment letter (together with all exhibits, schedules, and annexes thereto) from the Debt Financing Sources and any fee letters (subject to customary redactions of fee and other economic amounts) (collectively, the "Debt Commitment Letter" and, together with the Equity Commitment Letter, the "Financing Commitment Letters") to provide, on the terms and subject only to the conditions expressly stated therein, debt financing in the amounts set forth therein (being collectively referred to as the "Debt Financing" and, together with the Equity Financing, the "Financing"). As of the date hereof, none of the Financing Commitment Letters has been withdrawn, terminated, repudiated, rescinded, supplemented, amended or modified and no terms thereunder have been waived. As of the date hereof, Parent or Acquisition Sub has fully paid any and all commitment fees or other fees in connection with the Financing Commitment Letters that are required to be paid as of the date hereof. The net proceeds contemplated by the Equity Commitment Letter and the Debt Commitment Letter (both before and after giving effect to any "flex" provisions contained in the Debt Commitment Letter) will, in the aggregate be sufficient for Parent and Acquisition Sub and the Surviving Entity to pay all amounts required to be paid in connection with the Merger and the transactions contemplated in this Agreement and Financing Commitment Letters, including payment of the Merger Consideration, repayment or refinancing of debt of the Company and its Subsidiaries contemplated by this Agreement or the Debt Commitment Letter, and payment of any other fees and expenses and obligations required to be paid or satisfied by Parent or Acquisition Sub at the Closing in connection with the transactions contemplated by this Agreement and the Financing. The Financing Commitment Letters are, as to Parent and Acquisition Sub, enforceable against Parent and Acquisition Sub in accordance with their terms, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar applicable Laws affecting creditors' rights generally and by general principles of equity. As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach under any of the Financing Commitment Letters. As of the date hereof, Parent does not have any reason to believe (both before and after giving effect to any "flex" provisions contained in the Debt Commitment Letter) that any of the conditions to the funding of the full amount of the Financing at the Closing will not be satisfied on a timely basis at the Closing or that the full amount of the Financing will not be available to Parent or Acquisition Sub on the Closing Date. The Financing Commitment Letters contain all of the conditions precedent and other conditions and contingencies to the obligations of the parties thereunder to make the full amount of the Financing available to Parent on the terms therein. There are no side letters or other written agreements, arrangements or understandings to which Parent or any of its Affiliates is a party related (directly or indirectly) to the Financing other than as expressly set forth in the Financing Commitment Letters. The Equity Commitment Letter provides, and will continue to provide, that the Company is a third party beneficiary thereof as set forth therein. The obligations of Parent and Acquisition Sub to consummate the Merger at Closing upon satisfaction of the conditions precedent set forth in Section 6.1 and Section 6.2 are not contingent on Parent's or Acquisition Sub's ability to obtain the Financing.

        Section 4.7    Solvency.     Assuming (a) satisfaction of the conditions to Parent's obligation to consummate the Merger, and after giving effect to the transactions contemplated by this Agreement, including the Financing and the payment of the Merger Consideration, (b) any repayment or refinancing of debt contemplated in this Agreement or the Financing Commitment Letters, (c) the accuracy of the representations and warranties of the Company set forth in Article 3 hereof, (d) payment of all amounts required to be paid in connection with the consummation of the transactions contemplated by this Agreement, and (e) payment of all related fees and expenses, each of Parent and the Surviving Entity will be Solvent as of the Effective Time and immediately after the consummation of the transactions contemplated by this Agreement. For purposes of this Agreement, the term "Solvent" when used with respect to any Person, means that, as of any date of determination (x) the amount of the "fair saleable value" of the assets of such Person will, as of such date, exceed (i) the value of all "liabilities of such Person, including contingent and other liabilities," as of such date, as such quoted terms are generally determined in accordance with applicable Laws governing determinations of the insolvency of debtors, and (ii) the amount that will be required to pay the probable liabilities of such Person on its existing debts (including contingent and other liabilities) as such debts become absolute and mature, (y) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date, and (z) such Person will be able to pay its liabilities, including contingent and other liabilities, as they mature. For purposes of this definition, "not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged" and "able to pay its liabilities, including contingent and other liabilities, as they mature" means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due.

        Section 4.8    Guarantee.     Parent has furnished the Company with a duly executed, true, complete and correct copy of the Guarantee. The Guarantee is in full force and effect. The Guarantee is (a) a legal, valid and binding obligation of the Sponsors and (b) enforceable in accordance with its respective terms against such Sponsors. As of the date hereof, there is no breach or default under the Guarantee by the Sponsors, and no event has occurred that would constitute a breach or default (or with notice or lapse of time or both would constitute a breach or default) thereunder by the Sponsors.

        Section 4.9    Acquisition Sub.     All of the authorized membership interests of Acquisition Sub are, and at the Effective Time will be, owned by Parent and such membership interests are validly issued and outstanding. Acquisition Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, and, prior to the Effective Time, Acquisition Sub will have engaged in no business and have no Liabilities or obligations other than in connection with the transactions contemplated by this Agreement.

        Section 4.10    Absence of Certain Agreements; Joint Venture Partner Agreements.     As of the date hereof, neither Parent, Acquisition Sub nor any of their Affiliates has entered into any agreement, arrangement or understanding (in each case, whether oral or written), or authorized, committed or agreed to enter into any agreement, arrangement or understanding (in each case, whether oral or written), (a) pursuant to which any stockholder of the Company would be entitled to receive, in respect of any share of Company Common Stock, consideration of a different amount or nature than the Merger Consideration or pursuant to which any stockholder of the Company has agreed to vote to adopt this Agreement or has agreed to vote against any Superior Proposal or (b) pursuant to which any stockholder of the Company or any of its Subsidiaries or Joint Venture Partners has agreed to make an investment in, or contribution to, Parent or Acquisition Sub in connection with the transactions contemplated by this Agreement, in each case that would not terminate and be void concurrently with any termination of this Agreement pursuant to Section 7.1. As of the date hereof, there are no agreements, arrangements or understandings (in each case, whether oral or written) between Parent or Acquisition Sub, on the one hand, and any member of the Company's management or directors, on the other hand, that relate in any way to, or are in connection with, the transactions contemplated by this Agreement.

        Section 4.11    Brokers.     No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Acquisition Sub or any of their respective directors, officers or employees, for which the Company may become liable.

ARTICLE 5
COVENANTS

        Section 5.1    Interim Operations of the Company.     The Company agrees that, during the period from the date hereof through the earlier of the Effective Time or the date of termination of this Agreement pursuant to Section 7.1, except (i) to the extent Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld, delayed or conditioned), (ii) as set forth in Section 5.1 of the Company Disclosure Schedule, (iii) as may be expressly contemplated or permitted pursuant to this Agreement, or (iv) as required by applicable Law: (x) the Company shall, and shall cause each of its Subsidiaries to, conduct its business in all material respects in the ordinary course and in a manner consistent with past practice since January 1, 2015, and use its commercially reasonable efforts to (A) maintain its material assets and properties in their current condition (normal wear and tear excepted), (B) preserve intact in all material respects its current business organization, goodwill, ongoing businesses and significant business relationships, (C) provided it does not require additional compensation, keep available the services of its present officers, (D) maintain all of the material insurance policies held by any Acquired Company as of the date hereof, and (E) maintain the status of the Company and each Subsidiary REIT as a REIT; (y) the Company shall cause each Subsidiary that is taxable as a partnership for U.S. federal income tax purpose to make a timely and valid election pursuant to Section 754 of the Code to the extent any such Subsidiary does not already have such a valid election in effect, and (z) without limiting the generality of the foregoing, the Company shall not, nor shall it permit any of its Subsidiaries to, do any of the following:

        (a)   amend the Company Articles of Amendment and Restatement, the Company Bylaws or other comparable Organizational Documents of the Company's Subsidiaries (in each case, whether by merger, consolidation or otherwise);

        (b)   (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or otherwise) in respect of, or enter into any Contract with respect to the voting of, any capital stock of any Acquired Company, other than (A) the regular, quarterly cash dividend at a rate not in excess of $0.075 per share of Company Common Stock, declared on May 31, 2017 and paid in accordance with past practice for the second quarter of the Company's fiscal year (which, for the avoidance of doubt, shall be paid during the third quarter of the Company's fiscal year and prior to Closing), (B) dividends or distributions, declared, set aside or paid by any Company Subsidiary to the Company or any Company Subsidiary that is, directly or indirectly, wholly owned by the Company, (C) distributions required for the Company or any Subsidiary REIT to maintain its status as a REIT under the Code or avoid the incurrence of any income or excise Taxes by the Company or any Subsidiary REIT pursuant to Section 5.16, (D) distributions on preferred shares or units by Subsidiary REITs, (E) distributions resulting from the vesting or exercise of Company Compensatory Awards set forth on Section 3.3(a) of the Company Disclosure Letter, and (F) monthly distributions declared, set aside or paid by any Company Subsidiary to the venture partners in any Joint Venture as required by agreement, (ii) split, combine or reclassify any capital stock of the Company or any of its Subsidiaries, (iii) except as otherwise provided in Section 5.1(c), issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of capital stock of any Acquired Company, (iv) purchase, redeem or otherwise acquire any Company securities, except for acquisitions of shares of Company Common Stock by the Company in satisfaction by holders of Company Compensatory Awards of the applicable exercise price and/or withholding taxes, or (v) enter into any amendment or other modification to the material terms of any indebtedness for borrowed money of the Acquired Companies;

        (c)   (i) issue, deliver, sell, grant, pledge, transfer, subject to any lien or dispose of any Company securities, other than (A) the issuance of shares of Company Common Stock upon the settlement of Company RSU Awards or Company Performance RSU Awards that are outstanding on the date of this Agreement, in accordance with the equity award's terms as in effect on the date of this Agreement or

(B) grants or awards of Company securities required to be made pursuant to the terms of existing employment or other compensation agreements or arrangements in effect as of the date hereof, or (ii) amend any term of the Company Benefit Plan or amend any term of any security of the Acquired Companies (in each case, whether by merger, consolidation or otherwise);

        (d)   adopt a plan or agreement of, or resolutions providing for or authorizing, complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, each with respect to the Acquired Companies;

        (e)   increase the salary, wages, benefits, bonuses, severance or termination payments or other compensation payable or to become payable to the Company's current or former directors or executive officers, except for (i) increases required to be made pursuant to the terms of existing employment or other compensation agreements or arrangements in effect as of the date hereof, (ii) increases in salary or wages of not more than $50,000 in the aggregate for any single individual in the ordinary course of business consistent with past practices, or (iii) increases required under any Company Benefit Plan or under applicable Law;

        (f)    acquire any business, assets or capital stock of any Person or division thereof, whether in whole or in part (and whether by purchase of stock, purchase of assets, merger, consolidation, or otherwise), other than one or more acquisitions in the ordinary course of business consistent with past practice that, individually, or in the aggregate, involve a purchase price of not more than $1,000,000;

        (g)   make or undertake, or enter into any new commitments obligating the Company or any Subsidiary of the Company to make or undertake, capital expenditures; provided, however, that the Company and the applicable Subsidiaries of the Company may make capital expenditures pursuant to the terms of Contracts that have been executed prior to the date hereof and up to the total amounts set forth in the applicable capital expenditure plans set forth in Section 5.1(g) of the Company Disclosure Schedule (the "Capital Budgets") with respect to the Company Properties and on the timetables set forth therein;

        (h)   sell, lease, license, mortgage, pledge, transfer, surrender, encumber, divest, cancel, subject to any Encumbrance or otherwise dispose of any material assets, licenses, operations, rights or material properties, including the Company Properties, or agree to allow any of the aforementioned, except (i) pursuant to existing Contracts, (ii) Permitted Encumbrances incurred in the ordinary course of business consistent with past practices, (iii) in connection with capital expenditures permitted under Section 5.1(g), or (iv) sales of Company Properties disclosed on Section 5.1(h) of the Company Disclosure Schedule but only to the extent such sale is consistent with the terms expressly set forth in the applicable sale agreement or letter of intent listed on Section 5.1(h) of the Company Disclosure Schedule or otherwise permitted therein;

        (i)    change any of the accounting methods used by the Company materially affecting its assets, liabilities or business, except for such changes that are required by GAAP or Regulation S-X promulgated under the Exchange Act or as otherwise specifically disclosed in the Company SEC Documents;

        (j)    (i) incur or assume any indebtedness except (A) for borrowings under the Company's current credit facilities in the ordinary course of business (including to the extent necessary to pay dividends permitted by Section 5.1(b)) or (B) in respect of indebtedness owing by any wholly owned Subsidiary of the Company to the Company or another wholly owned Subsidiary of the Company, or (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person (other than any Acquired Company);

        (k)   enter into or amend in any material respect (i) any Material Contract (other than terminations or renewals in accordance with the terms of any existing Material Contract), (ii) any Contract which if entered into prior to the date hereof would be a Material Contract, (iii) any retail Leases of over 5,000 square feet (each, a "Material Lease"), or (iv) residential Leases that are not on the form of lease approved for such Company Property that have terms of longer than 18 months or less than 30 days or that are for rental rates below rates that are customary for the applicable market and apartment class where the Property is located, or amend, modify or terminate any of the Lease Documents or enter any new lease, sublease or license agreement (including renewals) where the Company or a Subsidiary of the Company is the tenant, sublessee or licensee;

        (l)    modify, amend or terminate, or grant any material consent (including any "Major Decision") under, any Contract with any Subsidiary of the Company, including any Joint Venture or modify any material relationship between the Company and any Subsidiary of the Company, including any Joint Venture, and including the manner in which the Company and the Subsidiaries of the Company own or hold their respective assets;

        (m)  except as set forth on Section 5.1(m) of the Company Disclosure Schedule, (i) other than as otherwise expressly required pursuant to this Agreement, make any material Tax election, enter into any material closing agreement with a Tax authority, file any amended federal or state income Tax Return or other Tax Return with respect to any material Tax or change any material method of accounting for Tax purposes or annual Tax accounting period, except in each case (A) if required by Law, (B) in the ordinary course of business, or (C) if necessary (x) to preserve the Company's or any Subsidiary REIT's qualification as a REIT under the Code or (y) to qualify or preserve the status of any Subsidiary as a disregarded entity or partnership for United States federal income tax purposes or as a Qualified REIT Subsidiary or a Taxable REIT Subsidiary under the applicable provisions of Section 856 of the Code, as the case may be, or (ii) fail to contest Tax assessments to the extent customary in the jurisdiction in which the property to which such Tax assessment applies is located;

        (n)   other than as set forth on Section 5.1(n) of the Company Disclosure Schedule, invest proceeds received in connection with transactions conducted in accordance with Section 1031 of the Code, including purchases of property with funds held by a qualified intermediary or other agent serving in a similar capacity;

        (o)   except as set forth on Section 5.1(o) of the Company Disclosure Schedule, waive, settle or satisfy any rights, claims, liabilities or obligations (absolute, accrued, asserted, unasserted, contingent or otherwise), other than amounts individually not in excess of $750,000, or in the aggregate, not to exceed $2,500,000, in each case, in excess of applicable insurance proceeds;

        (p)   fail to maintain in full force and effect material insurance policies or comparable replacement policies covering the Company and its Subsidiaries and their respective properties, assets and businesses in a form and amount consistent with past practice; or

        (q)   authorize, commit or agree to take any of the foregoing actions.

        Notwithstanding the foregoing (i) nothing contained in this Agreement shall give to Parent or Acquisition Sub, directly or indirectly, rights to control or direct the operations of the Acquired Companies prior to the Effective Time and (ii) the Company and each Subsidiary will take, and cause each Subsidiary to take, any actions, or forbear from taking any actions, as necessary to ensure that the Company and each Subsidiary REIT will be classified as a REIT for the taxable year of such entity that includes the Closing Date, and will take, and cause each of its Subsidiaries to take, any action which is consistent with such REIT qualification for such taxable year or any prior taxable year; provided that (a) the Company shall not be required to take (or forbear from taking) any action to preserve REIT status where the failure to qualify as a REIT is attributable to any Additional Transactions and (b) the failure of any entity to satisfy the distribution requirements of Section 857(a) for any period beginning after December 31, 2016 shall not be deemed a breach of this Section 5.1 or of any other obligation of the Company or a Subsidiary REIT to maintain REIT status. Nothing in Section 5.1 shall restrict the

Company and its Subsidiaries from engaging in any capital call transactions exclusively among the Company and its Subsidiaries in the ordinary course of business consistent with past practice.

        Section 5.2    No Solicitation.

        (a)   The Company shall, and shall cause each of its Subsidiaries and each of their respective officers, directors, employees, consultants, agents, financial advisors, investment bankers, attorneys, accountants and other representatives (collectively "Representatives") to immediately cease and cause to be terminated any existing solicitation of, or discussions or negotiations with, any Person that may be ongoing with respect to an Acquisition Proposal, and promptly following the date hereof, the Company shall request that all non-public information previously provided by or on behalf of the Company or any of its Subsidiaries to any such Person be returned or destroyed in accordance with the applicable confidentiality agreement. The Company will not, and shall cause each of its Subsidiaries and each of its and their Representatives not to (i) directly or indirectly, solicit, initiate, or knowingly facilitate or encourage the submission or announcement of any Acquisition Proposal (including by approving any transaction, or approving any Person becoming an "interested stockholder," for purposes of the MGCL), (ii) furnish any information regarding the Company or its Subsidiaries to any Person in connection with, or in response to, an Acquisition Proposal, (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal, or (iv) release or permit the release of any Person from, or to waive or permit the waiver or termination of any provision of, any standstill or similar agreement to which any of the Company or any Subsidiary of the Company is a party, other than to the extent the Company Board or any committee thereof determines in good faith, after consultation with outside legal counsel, that failure to provide such waiver, release or termination would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law.

        (b)   Notwithstanding anything to the contrary contained in Section 5.2(a), prior to the receipt of the Company Stockholder Approval, if the Company receives a written Acquisition Proposal that did not result from a breach of this Section 5.2 and which the Company Board determines in good faith, after consultation with the Company's outside legal counsel and its financial advisor, that such Acquisition Proposal either constitutes a Superior Proposal or could reasonably be expected to lead to a Superior Proposal, the Company and its Representatives may: (i) provide information in response to a request therefor by the Person who made such Acquisition Proposal, but only if, prior to providing any material non-public information regarding the Company or its Subsidiaries to such Person, the Company receives from such Person an executed Acceptable Confidentiality Agreement; and/or (ii) engage or participate in any discussions or negotiations with such Person who made such Acquisition Proposal, if, and only to the extent that, prior to taking any action described in clause (i) or (ii), the Company Board determines in good faith after consultation with outside counsel that failure to take such action, in light of such Acquisition Proposal and the terms of this Agreement, would reasonably be expected to be inconsistent with the Company Board's fiduciary duties under applicable Law. Prior to or concurrent with providing any material non-public information to such Person making such Acquisition Proposal, the Company shall make such material non-public information available to Parent (to the extent such material non-public information has not been previously made available by the Company to Parent or Parent's representatives).

        (c)   Neither the Company Board nor any committee thereof shall, except as permitted by this Section 5.2: (i) withdraw, modify, amend or qualify, in a manner adverse to Parent and Acquisition Sub, the Board Recommendation (or publicly propose or resolve to so withdraw, modify, amend or qualify the Board Recommendation); (ii) approve, recommend or declare advisable any Acquisition Proposal (or publicly propose or resolve to so approve, recommend or declare advisable any Acquisition Proposal) (any action described in clause "(i)" or clause "(ii)" being referred to as a "Change in Recommendation"); or (iii) cause the Company to enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement, investment agreement or other Contract of any kind with respect to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement entered into in compliance with Section 5.2(b)) contemplating an Acquisition Proposal (any such contract, an "Alternative Acquisition Agreement").

        (d)   Notwithstanding anything to the contrary contained in this Agreement, at any time prior to the Company Stockholder Approval, the Company Board may:

            (i)  make a Change in Recommendation in response to an Acquisition Proposal if: (A) such Acquisition Proposal did not result from a breach of Section 5.2(a); (B) the Company Board determines in good faith, after consultation with the Company's outside legal counsel and its financial advisor, that (1) such Acquisition Proposal would, if this Agreement were not amended or an alternative transaction with Parent were not entered into, constitute a Superior Proposal, and (2) in light of such Acquisition Proposal, a failure to make a Change in Recommendation would reasonably be expected to be inconsistent with the Company Board's fiduciary obligations to the Company's stockholders under applicable Law; (C) the Company delivers to Parent a written notice (the "Superior Proposal Notice"), four Business Days in advance of any Change in Recommendation, stating that the Company Board intends to effect a Change in Recommendation in connection with a Superior Proposal or to terminate this Agreement pursuant Section 7.1(h), which Superior Proposal Notice shall specify the identity of the party who made such Superior Proposal and all of the material terms and conditions of such Superior Proposal and attach a copy of the most current version of the related Alternative Acquisition Agreement; (D) during the four Business Day period commencing on the date of Parent's receipt of such Superior Proposal Notice, the Company shall, and shall have made its representatives reasonably available to, engage in good faith negotiations with Parent (to the extent Parent desires to negotiate) to make such revisions to the terms of this Agreement or a possible alternative transaction, in either case, as would permit the Company Board not to effect a Change in Recommendation in connection with a Superior Proposal or to terminate this Agreement pursuant to Section 7.1(h) in response to a Superior Proposal; (E) the Company Board shall have considered in good faith any changes to this Agreement offered in writing by Parent and shall have determined in good faith, after consultation with its outside legal counsel and its financial advisor, that (1) the Superior Proposal would continue to constitute a Superior Proposal if such changes offered in writing by Parent were to be given effect and (2) the failure to make a Change in Recommendation would be inconsistent with the Company Board's fiduciary obligations to the Company's stockholders under applicable Law; and (F) if the Company enters into an Alternative Acquisition Agreement concerning such Superior Proposal, the Company terminates this Agreement in accordance with Section 7.1(h); provided, that the Company will not effect a Change in Recommendation in connection with a Superior Proposal, or take any action pursuant to Section 7.1(h) with respect to a Superior Proposal, prior to the time that is four Business Days after it has provided the Superior Proposal Notice; provided, further, that it being understood and agreed that any amendment to the financial terms or any other material term of such Superior Proposal shall require a new Superior Proposal Notice, which shall require a new notice period of two Business Days, and compliance with this Section 5.2(d) with respect to such new notice; or

           (ii)  make a Change in Recommendation of the type described in clause (i) of the definition thereof in response to a Change in Circumstances if: (A) the Company Board determines in good faith, after consultation with its outside legal counsel, that, in light of such Change in Circumstances, a failure to effect such a Change in Recommendation would reasonably be expected to be inconsistent with the Company Board's fiduciary obligations to the Company's stockholders under applicable Law; (B) such Change in Recommendation is not effected prior to the fourth Business Day after Parent receives written notice from the Company confirming that the Company Board intends to effect such Change in Recommendation; (C) during such four Business Day period, if requested by Parent, the Company engages in good faith negotiations with Parent to amend this Agreement or enter into an alternative transaction; and (D) at the end of such four Business Day period, the Company Board determines in good faith, after consultation with its outside legal counsel and after taking into account any amendments to this Agreement that Parent and Acquisition Sub have irrevocably agreed in writing to make as a result of the negotiations contemplated by clause "(C)" above, that, in light of such Change in Circumstances, a failure to effect a Change in Recommendation would be inconsistent with the Company Board's fiduciary obligations to the Company's stockholders under applicable Law; provided, however, that after compliance with clauses "(B)" through "(D)" of this Section 5.2(d)(ii) with respect to any Change in Circumstances, the Company shall have no further obligations under clauses "(B)" through "(D)" of this Section 5.2(d)(ii), and the Company Board shall not be required to comply with such obligations with respect to any other Change in Circumstances.

        (e)   If the Company receives an Acquisition Proposal, then the Company shall promptly (and in no event later than twenty-four (24) hours after receipt of such Acquisition Proposal) notify Parent in writing of such Acquisition Proposal (which notification shall include the identity of the Person making or submitting such Acquisition Proposal and the material terms and conditions thereof), and shall thereafter keep Parent reasonably informed, on a reasonably current basis, as to the status (including any material developments) of such Acquisition Proposal, including by providing Parent with copies of any draft agreements or material terms and conditions related thereto. The Company agrees that it and its Subsidiaries will not enter any confidentiality (or similar) agreement subsequent to the date of this Agreement that prohibits the Company from providing to Parent such material terms and conditions and other information or otherwise complying with this Section 5.2.

        (f)    Nothing contained in this Section 5.2 shall prohibit the Company or the Company Board from taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act, or from issuing a "stop, look and listen" statement pending disclosure of its position thereunder; provided that if any such disclosure does not reaffirm the Board Recommendation or state that the Board Recommendation remains unchanged, such disclosure will be deemed to be a Change in Recommendation and Parent will have the right to terminate this Agreement as set forth in Section 7.1(h).

        Section 5.3    Filings; Other Action.

        (a)   Each of the Company, Parent and Acquisition Sub shall: (i) in the event that a filing is required pursuant to the HSR Act with respect to the Merger, promptly (and in no event later than the date that is ten (10) Business Days after the date hereof) make and effect all registrations, filings and submissions required to be made or effected by it pursuant to the HSR Act with respect to the Merger; (ii) use commercially reasonable efforts to obtain all consents and approvals required from third parties in connection with the transactions contemplated by this Agreement; and (iii) use reasonable best efforts to cause to be taken, on a timely basis, all other actions necessary or appropriate for the purpose of consummating and effectuating the transactions contemplated by this Agreement; provided, however, that in no event shall the Company be required to pay, prior to the Effective Time, any fee, penalty or other consideration to any Person for any consent or approval required for the consummation of any of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, if a filing with a Governmental Entity is made, each of Parent and Acquisition Sub (A) shall promptly provide all information requested by any Governmental Entity in connection with the Merger or any of the other transactions contemplated by this Agreement and (B) shall use commercially reasonable efforts to promptly take, and cause its Subsidiaries to take, all actions and steps necessary to obtain any clearance or approval required to be obtained from the U.S. Federal Trade Commission, the U.S. Department of Justice, any state attorney general, any foreign competition authority or any other Governmental Entity in connection with the transactions contemplated by this Agreement; provided, however, that nothing in this Agreement shall require Parent, Acquisition Sub or any of their Affiliates to: (i) propose, negotiate, commit to or effect, by consent decree, hold separate order or otherwise (A) the sale, divesture, license or other disposition of any asset or business of Parent, Acquisition Sub or any of their Affiliates or (B) the sale, divesture, license or other disposition, contemporaneously with or subsequent to the Effective Time, of any asset or business of the Company or its Subsidiaries; (ii) permit the Company and its Subsidiaries to sell, divest, license or otherwise dispose any of its or their assets or businesses prior to the Effective Time; (iii) terminate, relinquish, modify, transfer, assign, restructure, or waive existing agreements, collaborations, relationships, ventures, contractual rights, obligations or other arrangements of Parent, Acquisition Sub or Company or their respective Subsidiaries; or (iv) undertake any other behavioral undertakings including but not limited to creating or consenting to create any relationships, ventures, contractual rights, obligations, or other arrangements of Parent, Acquisition Sub or Company or their respective Subsidiaries or, in each case, to enter, or offer to enter, into agreements and stipulate to the entry of an order or decree or file appropriate applications with any Governmental Entity in connection with any of the foregoing or in the case of actions by or with respect to the Company or its Subsidiaries or its or their businesses or assets, to consent to such action by the Company in any such case of (i)-(iv). Parent shall pay all filing fees under the HSR Act and other applicable Antitrust Laws, and the Company shall not be required to pay any fees or make any other payments to any Governmental Entity in connection with any filings under the HSR Act or such other filings as may be required under applicable Antitrust Laws in connection with the Merger or the other transactions contemplated by this Agreement.

        (b)   Without limiting the generality of anything contained in Section 5.3, subject to applicable Law, each party hereto shall: (i) give the other parties prompt written notice of the making or commencement of any request, inquiry, investigation, action or Legal Proceeding by or before any Governmental Entity with respect to the Merger or any of the other transactions contemplated by this Agreement; (ii) keep the other parties informed as to the status of any such request, inquiry, investigation, action or Legal Proceeding; and (iii) promptly inform the other parties of any communication to or from the U.S. Federal Trade Commission, the U.S. Department of Justice or any other Governmental Entity regarding the Merger. Each party hereto will consult and cooperate with the other parties and will consider in good faith the views of the other parties in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any such request, inquiry, investigation, action or Legal Proceeding. In addition, except as may be prohibited by any Governmental Entity or by applicable Law, in connection with any such request, inquiry, investigation, action or Legal Proceeding, each party hereto will, to the extent practicable, permit authorized representatives of the other parties to be present at each meeting or conference relating to such request, inquiry, investigation, action or Legal Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Entity in connection with such request, inquiry, investigation, action or Legal Proceeding.

        (c)   In the event that any litigation or other administrative or judicial action or Legal Proceeding is commenced challenging the Merger or any of the other transactions contemplated by this Agreement and such litigation, action or Legal Proceeding seeks, or would reasonably be expected to seek, to prevent the consummation of the Merger or the other transactions contemplated by this Agreement, Parent and Acquisition Sub shall, subject to Section 5.3(a), take any and all commercially reasonable action to resolve any such litigation, action or Legal Proceeding and each of the Company, Parent and Acquisition Sub shall cooperate with each other and use its respective best efforts to contest any such litigation, action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger or the other transactions contemplated by this Agreement.

        (d)   Neither Parent nor Acquisition Sub shall, nor shall they permit their respective Subsidiaries to, acquire or agree to acquire any rights, assets, business, Person or division thereof (through acquisition, license, joint venture, collaboration or otherwise), if such acquisition, would reasonably be expected to increase the risk of not obtaining any applicable clearance, consent, approval or waiver under Antitrust Laws with respect to the Merger or the other transactions contemplated by this Agreement.

        Section 5.4    Access.     Upon reasonable advance written notice, the Company shall afford Parent's Representatives reasonable access, during normal business hours throughout the period prior to the Effective Time, to the Company Properties and the Acquired Companies' offices, plants, facilities, personnel, Tax Returns and books and records, and such other information concerning their respective businesses, properties and personnel as Parent may reasonably request; provided, however, that the Acquired Companies shall not be required to permit any inspection or other access, or to disclose any information, that in the reasonable judgment of the Company could: (a) result in the disclosure of any trade secrets of third parties; (b) violate any obligation of the Acquired Companies with respect to confidentiality, non-disclosure or privacy (provided that the Company shall use commercially reasonable efforts to secure the consent of any third party or enter into a joint defense agreement if necessary to permit the disclosure of applicable information to Parent and its Representatives); (c) jeopardize protections afforded the Company under the attorney-client privilege or the attorney work product doctrine; (d) violate any Laws; or (e) materially interfere with the conduct of the Acquired Companies' business; provided, further, however, that in such instances the Company shall inform Parent of the general nature of the information being withheld and, upon Parent's request, reasonably cooperate with Parent to provide such information, in whole or in part, in a manner that would not result in any of the outcomes described in the foregoing clauses (a) through (e). No investigation pursuant to this Section 5.4 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto. All requests for access pursuant to this Section 5.4 must be directed to the General Counsel of the Company or another person designated in writing by the Company. Notwithstanding anything herein to the contrary, Parent and Acquisition Sub shall not, and shall cause their respective Representatives not to, contact any tenant, supplier or partner of the Company in connection with the Merger or any of the other transactions contemplated by this Agreement without the Company's prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), and Parent and Acquisition Sub acknowledge and agree that any such contact shall be arranged by and with a Representative of the Company participating. All information obtained by Parent and its Representatives pursuant to this Section 5.4 shall be treated as "Evaluation Material" (as defined in the Confidentiality Agreement) of the Acquired Companies for purposes of, the Confidentiality Agreement.

        Section 5.5    Interim Operations of Acquisition Sub.     During the period from the date hereof through the earlier of the Effective Time or the date of termination of this Agreement, Acquisition Sub shall not engage in any activities of any nature except as provided in or contemplated by this Agreement. Notwithstanding anything herein to the contrary, Parent and Acquisition Sub shall not, and shall cause their respective Representatives not to, contact any tenant, supplier or partner of the Company in connection with the Merger or any of the other transactions contemplated by this Agreement without the Company's prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), and Parent and Acquisition Sub acknowledge and agree that any such contact shall be arranged and supervised by Representatives of the Company.

        Section 5.6    Publicity.     The Company and Parent shall consult with each other before issuing any press release or making any other public announcements or scheduling a press conference or conference calls with investors or analysts, with respect to this Agreement or the transactions contemplated by the Transaction Documents and shall not issue any such press release or make any such other public announcement without the consent of the other parties hereto, which consent shall not be unreasonably withheld, conditioned or delayed; provided that (a) a party hereto may, without the prior consent of the other parties hereto, issue any press release or make any public statement as may be required by Law or the applicable rules of NYSE if it has used its commercially reasonable efforts to consult with the other parties hereto and to obtain such parties' consent but has been unable to do so prior to the time such press release or public statement is so required to be issued or made, and (b) the Company will not be obligated to engage in such consultation or obtain any such consent with respect to any communication (i) that is principally directed to employees, partners, vendors or tenants so long as such communications are consistent with previous releases, public disclosures or public statements made jointly by the parties (or individually, if approved the other party), or (ii) relating to an Acquisition Proposal, Superior Proposal, Change in Recommendation (in each case, in accordance with Section 5.2) or "stop-look-and-listen" communication or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act.

        Section 5.7    Other Employee Benefits.

        (a)   For a period of not less than 12 months after the Closing Date, Parent shall ensure that Greystar or one of its Affiliates provides to each employee of the Acquired Companies who continues employment with Parent, the Surviving Entity or Greystar or one of its Affiliates following the Effective Time (each, a "Continuing Employee") with base pay, bonus and commission targets, severance and other benefits that are substantially not less favorable in the aggregate than as provided to similarly situated employees of Greystar Management Services LLP. Parent shall provide to each employee of the Acquired Companies who is not a Continuing Employee (as determined by Parent in its sole discretion) (each, a "Non-Continuing Employee") severance pay and benefit terms ("Severance Pay") set forth in Section 5.7(a) of the Company Disclosure Schedule in accordance with the terms set forth in Section 5.7(a) of the Company Disclosure Schedule. To the extent that the termination of employment of some or all Non-Continuing Employees occurs on or following the Closing Date results in or contributes to the existence of a qualifying event under any WARN Act, Parent shall be responsible for all notice and payment requirements under such WARN Act.

        (b)   Parent shall cause Greystar or one of its Affiliates to ensure that, as of the Effective Time, each Continuing Employee receives full credit (for all purposes, including eligibility to participate, vesting, benefit accrual, vacation entitlement and severance benefits) for service with the Acquired Companies (or predecessor employers to the extent the Company provides such past service credit) under the comparable employee benefit plans, programs and policies of Greystar or one of its Affiliates in which such employees became participants; provided, however, that the foregoing shall not apply with respect to benefit accrual under any defined benefit pension plan or to the extent that its application would result in a duplication of benefits. For the avoidance of doubt, Parent shall ensure that Greystar or one of its Affiliates provides full credit to each Continuing Employee for the accrued vacation balance of such Continuing Employee. As of the Effective Time, Parent shall ensure that Greystar or one of its Affiliates credits Continuing Employees with the amount of vacation time that such employees had accrued under any applicable Company Benefit Plan as of the Effective Time. With respect to each health or welfare benefit plan maintained by Greystar or one of its Affiliates for the benefit of Continuing Employees, Parent (i) shall cause to be waived any eligibility waiting periods, any evidence of insurability requirements and the application of any pre-existing condition limitations under such plan and (ii) shall cause each Continuing Employee to be reimbursed for any out-of-pocket expenses (excluding co-payments that do not apply to deductibles) incurred between the Effective Time and December 31, 2017 in connection with meeting any individual deductibles and individual out-of-pocket maximums under such plan, provided that (A) such Continuing Employee has already met the individual deductible and individual out-of-pocket maximum under the applicable Company Benefit Plan as of the Effective Time or (B) such Continuing Employee has not met the individual deductible or individual out-of-pocket maximum under the applicable Company Benefit Plan as of the Effective Time and has paid, in the aggregate for 2017, $4,500 (if the Continuing Employee's out-of-pocket maximum under the applicable Company Benefit Plan in which he or she participated prior to the Effective Time is $4,500) or $5,000 (if the Continuing Employee's out-of-pocket maximum under the applicable Company Benefit Plan in which he or she participated prior to the Effective Time is $5,000) in out-of-pocket expenses under the applicable Company Benefit Plan prior to the Effective Time and such plan maintained by Greystar or one of its Affiliates at and after the Effective Time.

        (c)   Parent shall ensure that Greystar or one of its Affiliates pay any annual bonus for 2017 at 100% of target and any commissions for 2017 that have been earned by each employee of the Acquired

Companies, but have not been paid as of the Effective Time, at such time as they would have otherwise been paid under the Company's bonus plan, unless otherwise provided on Schedule 5.7(a) attached to Section 5.7(a) of the Company Disclosure Schedule.

        (d)   Parent shall cause the Surviving Entity to assume and honor in accordance with their terms all deferred compensation plans, agreements and arrangements, severance and separation pay plans, agreements and arrangements, and all written employment, severance, retention, incentive, change in control and termination agreements (including any change in control provisions therein) applicable to employees of the Acquired Companies and in effect immediately prior to the Effective Time. If directed by Parent in writing at least ten Business Days prior to the Effective Time, the Company shall use reasonable efforts to effectuate any amendment, consent or assignment needed to ensure that such agreements are transferred to Greystar or one of its Affiliates, as applicable, without any liability being incurred by Parent, the Surviving Entity, Greystar or one of their Affiliates.

        (e)   If directed by Parent in writing at least ten Business Days prior to the Effective Time, the Company shall terminate any and all Company Benefit Plans intended to qualify under Section 401(k) of the Code, effective not later than the Business Day immediately preceding the Effective Time. In the event that Parent requests that such 401(k) plan(s) be terminated, the Company shall provide Parent with evidence that such 401(k) plan(s) have been terminated pursuant to resolutions of the Company Board (the form and substance of which shall be subject to review and reasonable approval by Parent). Furthermore, if directed by Parent in writing at least ten Business Days prior to the Effective Time, the Company shall help effectuate any amendment, consent or assignment needed to ensure that the Company Benefit Plans (other than the agreements described in Section 5.7(d)) are transferred to the Surviving Entity, Greystar or an Affiliate, as applicable.

        (f)    The Company and Parent (including Greystar and its Affiliates) agree to comply with the Code Section 280G-related obligations set forth on Section 5.7(a) of the Company Disclosure Schedule.

        (g)   Nothing in this Section 5.7 or elsewhere in this Agreement is intended nor shall be construed to (i) be treated as an amendment to any particular Company Benefit Plan, (ii) prevent Parent from amending or terminating any of its benefit plans in accordance their terms, (iii) create a right in any employee to employment with Parent, the Surviving Entity, or any of their Affiliates, (iv) create any third-party beneficiary rights in any employee of any Acquired Company with respect to the compensation, terms and conditions of employment and/or benefits that may be provided to any Continuing Employee by Parent or the Company or under any benefit plan which Parent, the Company or the Surviving Entity or an Affiliate may maintain.

        Section 5.8    Indemnification; Directors' and Officers' Insurance.

        (a)   From and after the Effective Time until the sixth anniversary of the Effective Time, the Acquired Companies and the Surviving Entity shall, and Parent shall cause the Acquired Companies and the Surviving Entity to, fulfill and honor in all respects the obligations of the Acquired Companies in respect of rights of indemnification, exculpation from liability and advancement of expenses for all acts or omissions or alleged actions or omissions occurring at or prior to the Effective Time, whether asserted or claimed before, at or after the Effective Time, existing in favor of any Indemnified Party pursuant to (i) each indemnification agreement in effect between any Acquired Company and any Indemnified Party and (ii) any indemnification, exculpation from liability or advancement of expenses provision set forth in the Organizational Documents of the Acquired Companies as in effect on the date hereof. Without limiting the foregoing, from and after the Effective Time until the sixth anniversary of the Effective Time, unless otherwise required by Law, the Organizational Documents of the Surviving Entity shall contain the provisions with respect to indemnification, exculpation from liability and advancement of expenses set forth in the Acquired Companies' Organizational Documents on the date hereof and, from and after the Effective Time until the sixth anniversary of the Effective

Time, such provisions shall not be amended, repealed or otherwise modified in any manner that could adversely affect the rights thereunder of any Indemnified Party.

        (b)   Without limiting the provisions of Section 5.8(a), during the period commencing at the Effective Time and ending on the sixth anniversary thereof, the Acquired Companies and the Surviving Entity shall, and Parent shall cause the Acquired Companies, and the Surviving Entity to, indemnify and hold harmless each Indemnified Party against and from any costs, fees and expenses (including reasonable attorneys' fees and investigation expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, Legal Proceeding, arbitration, investigation or inquiry, whether civil, criminal, regulatory, legislative administrative or investigative, to the extent such claim, Legal Proceeding, arbitration, investigation or inquiry arises directly or indirectly out of or pertains directly or indirectly to (i) any action or omission or alleged action or omission in such Indemnified Party's capacity as a director, officer, employee or agent of any Acquired Company to the extent such action or omission, or alleged action or omission, occurred prior to, at or after the Effective Time) or (ii) any of the transactions contemplated by this Agreement; provided, however, that if, at any time prior to the sixth anniversary of the Effective Time, any Indemnified Party delivers to Parent or the Surviving Entity a written notice asserting a claim for indemnification under this Section 5.8(b), then the claim asserted in such notice shall survive the sixth anniversary of the Effective Time until such time as such claim is fully and finally resolved. In addition, from and after the Effective Time, Parent shall, and shall cause the Acquired Companies, and the Surviving Corporation to, advance, prior to the final disposition of any claim, Legal Proceeding, arbitration, investigation or inquiry for which indemnification may be sought under this Agreement, promptly following request by an Indemnified Party therefor, all costs, fees and expenses (including reasonable attorneys' fees and investigation expenses) incurred by such Indemnified Party in connection with any such claim, Legal Proceeding, arbitration, investigation or inquiry; provided that the Indemnified Party shall have made an undertaking to repay such expenses if it is ultimately determined that such Indemnified Party was not entitled to indemnification under this Section 5.8(b).

        (c)   From the Effective Time until the sixth anniversary of the Effective Time, the Acquired Companies and the Surviving Entity shall, and Parent shall cause the Acquired Companies, and the Surviving Entity to, cause to be maintained in effect, for the benefit of the Indemnified Parties, at least the current level and scope of directors' and officers' liability insurance coverage as set forth in the Company's current directors' and officers' liability insurance policies in effect as of the date hereof with respect to any action or omission or alleged action or omission occurring before or at the Effective Time, including with respect to any of the transactions contemplated by this Agreement; provided that Parent and the Surviving Entity shall not be required to pay an annual premium for the D&O Insurance in excess of 250% of the annual premium paid as of the date hereof by the Company for such insurance; provided, further, that if the annual premiums of such insurance coverage at any time exceed such amount, Parent or the Surviving Entity shall obtain a policy which, in its good faith determination, provides the greatest coverage available for a cost not exceeding such amount. Notwithstanding anything to the contrary, the Company may obtain a prepaid "tail" policy (the "Tail Policy") prior to the Effective Time, which policy provides the Indemnified Parties with directors' and officers' liability insurance for a period ending no earlier than the sixth anniversary of the Effective Time with respect to any action or omission or alleged action or omission occurring before or at the Effective Time, including with respect to any of the transactions contemplated by this Agreement; provided that payment for insurance coverage provided by such Tail Policy shall not exceed 250% of the annual premium paid as of the date hereof by the Company. The Acquired Companies and the Surviving Entity shall, and Parent shall cause the Acquired Companies, and the Surviving Entity to, cause any such Tail Policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored. Any such Tail Policy will satisfy Parent's obligations under this Section 5.8(c) to obtain or provide directors' and officers' liability insurance.

        (d)   In the event any of Parent, any Acquired Company or the Surviving Entity or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or Surviving Entity or Entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of such Acquired Company or the Surviving Entity, as the case may be, assume the obligations set forth in this Section 5.8.

        (e)   The rights of each Indemnified Party under this Section 5.8 shall be in addition to, and not in limitation of, any other rights such Indemnified Party may have under the Organizational Documents of the Company or the Surviving Entity, under any other indemnification arrangement, under the MGCL, the DLLCA or otherwise. This Section 5.8 shall survive the Effective Time and shall also survive consummation of the Merger and the Effective Time. This Section 5.8 is intended to benefit, and may be enforced by, the Indemnified Parties and their respective heirs, Representatives, successors and assigns, and shall be binding on all successors and assigns of Parent and the Surviving Entity. Section 5.8 may not be amended, altered or repealed after the Effective Time without the prior written consent of the affected Indemnified Party.

        (f)    For purposes of this Agreement, each individual who is or was an officer or director of the Company or any Subsidiary at any time prior to the Effective Time shall be deemed to be an "Indemnified Party."

        Section 5.9    Section 16 Matters.     Prior to the Effective Time, the Company shall, and shall be permitted to, take all such steps as may reasonably be necessary to cause the transactions contemplated by this Agreement, including any dispositions of shares of Company Common Stock (including any shares subject to Company Restricted Stock Awards, Company RSU Awards or Company Performance RSU Awards) by each Person who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 under the Exchange Act.

        Section 5.10    Transaction Litigation.     Subject to the exceptions set forth on Section 5.1(o)(2) of the Company Disclosure Schedule, the Company shall promptly advise Parent in writing of any Transaction Litigation and shall keep Parent informed on a reasonably prompt basis regarding any such Transaction Litigation, and the Company shall give Parent the opportunity to (a) participate in the defense of any Transaction Litigation, and (b) consult with counsel to the Company regarding the defense, settlement or compromise with respect to any such Transaction Litigation. For purposes of this Section 5.10, "participate" means that Parent will be kept reasonably apprised of proposed strategy and other significant decisions with respect to the Transaction Litigation (to the extent that the attorney-client privilege between the Company and its counsel is not undermined or otherwise adversely affected), and Parent may offer comments or suggestions with respect to such Transaction Litigation which the Company shall consider in good faith, but Parent will not be afforded any decision making power or other authority over such Transaction Litigation; provided that the Company shall not settle or compromise or agree to settle or compromise any Transaction Litigation without Parent's prior written consent (which consent shall not be unreasonably withheld or delayed), subject to Section 5.1(o)(2) of the Company Disclosure Schedule. Following the Effective Time, the Indemnified Parties may continue to retain counsel retained prior to the Effective Time to defend any Transaction Litigation; provided, however, that, in no event shall Parent be required to retain more than one pre-Effective Time counsel for all the Indemnified Parties as a group, unless required by conflicts of interest between or among the Indemnified Parties.

        Section 5.11    Preparation of Proxy Statement; Stockholders' Meeting; Vote of Parent.     (a) As promptly as reasonably practicable after the execution of this Agreement, and, in any event, within 30 calendar days after the date of this Agreement, the Company shall prepare and file a proxy statement in preliminary form for the Stockholder Meeting (together with any amendments thereof or supplements thereto and any other required proxy materials, the "Proxy Statement"). The Company will prepare and provide to Parent a draft of the preliminary Proxy Statement, as promptly as practicable after the date of this Agreement, and, in any event, within 25 calendar days of execution of this Agreement, which will have been reviewed and approved for filing by all Persons required by the Company. The Company agrees, as to it and its Subsidiaries, that at the date of mailing to its stockholders and at the time of the Stockholders Meeting (a) the Proxy Statement will comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder and (b) none of the information supplied by it or any of its Subsidiaries for inclusion or incorporation by reference in the Proxy Statement will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall promptly, and in any event, within 48 hours, notify Parent of the receipt of all comments of the SEC with respect to the Proxy Statement and of any request by the SEC for any amendment or supplement thereto or for additional information and will promptly provide to Parent copies of all correspondence between the Company and/or any of its Representatives and the SEC with respect to the Proxy Statement. Subject to Section 5.3 and applicable attorney-client privilege, the Company and Parent will each use its reasonable best efforts to promptly provide responses to the SEC with respect to all comments received on the Proxy Statement by the SEC and the Company will cause the definitive Proxy Statement to be mailed (i) if the SEC provides comments to the preliminary Proxy Statement, as promptly (and in any event within five Business Days) after the date the SEC staff advises that it has no further comments thereon or that the Company may commence mailing the Proxy Statement or (ii) if, within 10 calendar days after the filing of the preliminary Proxy Statement, the Company has not received comments to the preliminary Proxy Statement, no later than the 5th Business Day after such 10th calendar day. Without limiting the generality of the foregoing, each of Parent and Acquisition Sub shall cooperate, and shall cause their Affiliates to cooperate, with the Company in connection with the preparation and filing of the Proxy Statement, including promptly furnishing to the Company in writing upon request any and all information relating to Parent, Acquisition Sub and their respective Affiliates as may be required, or otherwise reasonably requested by the Company, to be set forth in the Proxy Statement under applicable Law. Parent shall ensure that such information supplied by it and its Affiliates in writing for inclusion in the Proxy Statement will not, on the date it is first mailed to stockholders of the Company and at the time of the Stockholder Meeting or filed with the SEC (as applicable), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto), or responding to any comments of the SEC with respect thereto, the Company shall provide Parent with a reasonable opportunity to review and comment on such document or response and shall consider Parent's comments in good faith. Notwithstanding the foregoing, the Company assumes no responsibility with respect to information supplied in writing by or on behalf of Parent or Acquisition Sub or their Affiliates for inclusion or incorporation by reference in the Proxy Statement.

        (b)   Subject to Section 5.11(a), as promptly as reasonably practicable following the clearance of the Proxy Statement by the SEC, the Company shall, in accordance with applicable Law and the Company's governing documents, duly set a record date for, call, give notice of, convene and hold a special meeting of the Company's stockholders (including any adjournments and postponements thereof, the "Stockholder Meeting") for the purpose of considering and taking action upon the matters requiring stockholder approval; provided that (i) the Stockholder Meeting shall be held as promptly as practicable (and in any event not more than 45 days) after the date of mailing of the Proxy Statement and (ii) the Company will not postpone or adjourn the Stockholder Meeting except (A) to the extent required by Law, (B) with the written consent of Parent, which may be withheld in its sole discretion,

(C) to allow additional solicitation of votes in order to obtain the Company Stockholder Approval, (D) for the absence of a quorum, or (E) after consultation with Parent, to ensure that any necessary supplement or amendment to the Proxy Statement is provided to the holders of shares of Company Common Stock within a reasonable amount of time in advance of the Stockholder Meeting. Unless the Company Board shall have effected a Change in Recommendation pursuant to Section 5.2(d), the Company shall include in the Proxy Statement the recommendation of the Company Board that the stockholders of the Company vote in favor of the approval of the Merger and the other transactions contemplated by this Agreement, and shall take all lawful action to solicit such approval of the Merger and such other transactions contemplated by this Agreement. Unless this Agreement has been terminated, the Company's obligation to call, give notice of and hold the Stockholder Meeting in accordance with Section 5.11 shall not be limited or otherwise affected by the making, commencement, disclosure, announcement or submission of any Superior Proposal or other Acquisition Proposal, by any Change in Circumstances or any Change in Recommendation. Without limiting the generality of the foregoing, the Company agrees that, unless this Agreement is terminated in accordance with Section 7.1, (x) the Company shall use its reasonable best efforts to cause the definitive Proxy Statement to be mailed to the Company's stockholders and to solicit from the Company's stockholders proxies in favor of the approval of the Merger and this Agreement in accordance with this Section 5.11 and shall take all other action necessary or advisable to secure the Company Stockholder Approval, and (y) the Company shall not submit any Acquisition Proposal to a vote of the stockholders (other than the Merger).

        Section 5.12    Financing.

        (a)   Each of Parent and Acquisition Sub shall use, and shall cause its Subsidiaries to use, its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to arrange, obtain and consummate the Financing on the terms and conditions (including, to the extent required, the full exercise of any "flex" provisions) described in the Financing Commitment Letters, and shall not permit any amendment, supplement, replacement or modification to be made to, or any waiver of any provision under, the Financing Commitment Letters if such amendment, supplement, replacement modification or waiver (i) with respect to the Financing Commitment Letters, reduces (or could have the effect of reducing) the aggregate amount of the Financing (including by increasing the amount of fees to be paid or original issue discount unless (A) the Debt Financing or the Equity Financing is increased by a corresponding amount or the Debt Financing is otherwise made available at Closing to fund such fees or original issue discount and (B) after giving effect to such reduction and any of the transactions referred to in clause (A) above, the representation and warranty set forth in Section 4.6 shall be true and correct in all material respects), or (ii) imposes new or additional conditions or otherwise expands, amends or modifies any of the conditions to the Financing in a manner that makes them more onerous to satisfy on the Closing Date, or (iii) expands, amends or modifies any other provision of the Financing Commitment Letters, in a manner that would reasonably be expected to delay or prevent or make less likely the funding of the full amount of the Financing (or satisfaction of the conditions to the Financing) on the Closing Date (provided that, subject to compliance with the other provisions of this Section 5.12(a), Parent and Acquisition Sub may amend the Debt Commitment Letter to add additional lenders, arrangers, bookrunners and agents and, subject to compliance with Section 5.12(b) below, Parent may replace all or any part of the Debt Financing with Alternate Financing). Parent shall promptly deliver to the Company copies of any amendment, supplement, waiver, consent, modification or replacement in respect of the Debt Commitment Letter and, at the written request of the Company, provide the Company with such information and documentation as shall be reasonably requested by the Company to allow the Company to monitor the progress of such financing activities (subject to compliance by Parent with any confidentiality provisions or restrictions set forth in the Debt Commitment Letter or the definitive documents relating to the Debt Financing). Subject in each case to Parent's obligation and right with respect to Alternate Financing set forth in Section 5.12(b) below, Parent and Acquisition

Sub shall not agree to the withdrawal, termination, repudiation, reduction or rescission of any commitment in respect of the Debt Financing without the prior written consent of the Company, and shall not release or consent to the termination of the obligations of the financing sources under the Debt Commitment Letter. For purposes of Section 4.6 and this Section 5.12, (x) references to "Financing" shall include the financing contemplated by the Financing Commitment Letters as permitted to be amended, modified, supplemented or replaced by this Section 5.12(a), and includes any Alternate Financing permitted pursuant to Section 5.12(b), (y) references to "Debt Financing" shall include the debt financing contemplated by the Debt Commitment Letter as permitted to be amended, modified, supplemented or replaced by this Section 5.12(a), and includes any Alternate Financing permitted pursuant to Section 5.12(b) and (z) references to "Debt Commitment Letter" shall include such documents as permitted to be amended, modified, supplemented or replaced by this Section 5.12(a) and Section 5.12(b) .

        (b)   Each of Parent and Acquisition Sub shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange and obtain the Financing on the terms (including the market "flex" provisions) and subject only to the conditions set forth in the Financing Commitment Letters, including using reasonable best efforts (i) to maintain in effect the Financing Commitment Letters (subject to the right to enter into Alternate Financing set forth below); (ii) to promptly negotiate and enter into on the Closing Date definitive agreements with respect to the Debt Financing on the terms and conditions (including, as necessary, agreeing to any requested changes to the commitments thereunder in accordance with any "flex" provisions) contained in the Debt Commitment Letter; and (iii) to satisfy (or seek a waiver of) all conditions to funding in the Debt Commitment Letter and such definitive agreements thereto and in the Equity Commitment Letter and to consummate the Financing at or prior to the Closing. Parent and Acquisition Sub shall give the Company prompt written notice (and in any event within two Business Days) (A) of any breach or default by any party to any of the Financing Commitment Letters or definitive agreements related to the Financing of which Parent or Acquisition Sub becomes aware, (B) of the receipt of any written notice from any Debt Financing Source with respect to any material dispute or disagreement between or among any parties to any of the Financing Commitment Letters or definitive agreements related to the Financing with respect to the obligation to fund the Financing or the amount of the Financing to be funded at Closing, and (C) if at any time for any reason Parent or Acquisition Sub believes in good faith that it will not be able to obtain all or any portion of the Financing on the terms and conditions, in the manner or from the sources contemplated by any of the Financing Commitment Letters or definitive agreements related to the Financing. Upon the request by the Company, Parent and Acquisition Sub shall promptly provide any information reasonably requested by Company relating to any circumstance referred to in the immediately preceding sentence, except to the extent providing such information is protected by attorney-client privilege. Upon (x) the occurrence of any circumstance referred to in clause (A), (B) or (C) of the second preceding sentence, (y) if any portion of the Debt Financing otherwise becomes unavailable and such portion is required to pay all amounts required to be paid in connection with the Merger and the transactions contemplated by this Agreement (including to fund the Merger Consideration, repay or refinance the debt of the Company and its Subsidiaries contemplated by this Agreement or the Debt Commitment Letter, and all other fees, expenses and other amounts contemplated to be paid by Parent, Acquisition Sub or the Surviving Entity pursuant to this Agreement and the Financings), or (z) Parent elects or desires to replace all or any portion of the Debt Financing, in each case, Parent and Acquisition Sub shall use their reasonable best efforts to arrange and obtain in replacement thereof alternative financing (any such financing, "Alternate Financing") from alternative sources in an amount sufficient to consummate the Merger, the Financing and the transactions contemplated by this Agreement and the Financing Commitment Letters (including payment of the Merger Consideration, repayment or refinancing of debt of the Company and its Subsidiaries contemplated by this Agreement or the Debt Commitment Letter, and all other fees, expenses and other amounts contemplated to be paid by Parent, Acquisition Sub or the

Surviving Entity pursuant to this Agreement and the Financing) with terms and conditions that are in compliance with Section 5.12(a) of this Agreement as promptly as reasonably practicable following the occurrence of such event. Parent shall deliver to the Company true, correct and complete copies of all agreements, arrangements or understandings (including engagement letters, side letters and fee letters (subject to customary redaction of fee and other economic amounts)) related to any such alternative Debt Financing. Upon the entry into any commitment letters or definitive documentation relating to any such Alternate Financing, all references in this Agreement to "Debt Commitment Letter" and "Debt Financing" shall be and shall be deemed to be a reference to such terms as they relate to such Alternate Financing.

        (c)   Prior to the Closing Date, the Company shall use its reasonable best efforts to provide, and shall cause each of its Subsidiaries to use its reasonable best efforts to provide, to Parent, Acquisition Sub and each of their Subsidiaries and Affiliates, in each case at Parent's sole expense, all cooperation reasonably requested by Parent in connection with the arrangement, syndication and consummation of the Debt Financing (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company or its Subsidiaries), including using reasonable best efforts to (i) upon reasonable notice, participate in a reasonable number of due diligence sessions, rating agency presentations, meetings and presentations with prospective lenders (but not more than one primary bank meeting), (ii) assisting with, and designating one or more members of senior management of the Company to participate in, the preparation of customary offering and syndication documents and materials, including bank information memoranda, bank syndication material and packages, lender and investor presentations, rating agency materials and presentations and similar documents and materials, in connection with the Financing, and providing reasonable and customary authorization letters to the Debt Financing Sources authorizing the distribution of information to prospective lenders and containing customary information (all such documents and materials, collectively, the "Offering Documents"), (iii) furnish Parent reasonably promptly following Parent's reasonable request with the historical financial statements of the Company as may be required by the Debt Financing Sources in connection with the Debt Financing (subject to the immediately following proviso, the "Required Financial Information"); provided, that, in no event will the Required Financial Information be deemed to include or shall the Company otherwise be required to provide projections, pro forma financial statements or pro forma adjustments related to the Debt Financing, (iv) reasonably cooperating in with the marketing efforts of Parent and its financing sources for any debt raised by Parent to complete the Merger, (v) subject to any valid limitations or restrictions set forth in the applicable leases of tenants at the Company Properties, so long as the operations of the Company Properties are not unreasonably disrupted, allowing Parent and its Representatives to conduct, at Parent's sole expense, appraisal and environmental and engineering inspections of each of the Company Properties; provided neither Parent nor its Representatives shall conduct any physically intrusive inspections without the Company's prior written consent; provided further, that Parent subject to and in accordance with Section 5.2(e) below shall indemnify and hold harmless the Company and the applicable Subsidiaries of the Company as a result of Parent's or its Representatives' inspection of the Company Properties, (vi) requesting the Company's independent auditors to cooperate with Parent's independent auditors, participate in accounting due diligence sessions and use reasonable efforts to obtain accountant's comfort letters and consents from the Company's independent auditors, (vii) assisting in the preparation of, and executing and delivering, Financing Agreements and related definitive documents, including guarantees (if required) and other certificates and documents as may be requested by Parent, (viii) cooperating with Parent in seeking from the Company's existing lenders such waivers, consents or payoff letters which may be necessary in connection with the Financing, and (ix) taking all corporate actions, subject to the occurrence of the Closing, reasonably requested by Parent to permit the consummation of the Financing and to permit the proceeds thereof to be made available at the Closing. Notwithstanding anything to the contrary in this Section 5.12(c), (1) nothing will require cooperation to the extent it would interfere unreasonably with the business or operations of the Company or its Subsidiaries or otherwise be in conflict with applicable law or would conflict with or violate any agreement or Contract to which the Company or any of its Subsidiaries is party, (2) (x) nothing will require the Company or its Subsidiaries or their respective directors, officers, managers or employees to execute, deliver or enter into, or perform any agreement, document, certificate or instrument with respect to the Debt Financing (other than with respect to the authorization and representation letters referred to above) and (y) no obligation of the Company or any of its Subsidiaries under any certificate, document, contract (other than with respect to the authorization and representation letters referred to above) will be effective until the Closing and, none of the Company or any of its Subsidiaries will be required to pay any commitment or other similar fee or incur any other liability (other than in connection with the authorization and representation letters referred to above) in connection with the Financing, prior to the Closing; and (3) none of the board of directors (or equivalent bodies) of the Company or any Subsidiary thereof will be required to adopt or enter into any resolutions or take similar action approving the Financing (except that concurrently with the Closing the boards (or their equivalent bodies) of the Company and Subsidiaries of the Company may adopt resolutions or take similar actions that do not become effective until the Closing). For the avoidance of doubt, the parties hereto acknowledge and agree that the provisions contained in this Section 5.12(c) represent the sole obligation of the Company and its Subsidiaries and their respective Affiliates with respect to cooperation in connection with the Debt Financing.

        (d)   The Company hereby consents to the use of its and its Subsidiaries' logos in connection with the Financing; provided that such logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries.

        (e)   Parent shall reimburse the Company promptly upon demand for all reasonable costs and expenses (including reasonable attorneys' and accountants' fees) incurred by the Company or any of its Subsidiaries or representatives in connection with the cooperation of the Company and its Subsidiaries contemplated by this Section 5.12 and shall indemnify and hold harmless the Company, its Subsidiaries and their respective Affiliates and representatives (collectively, the "Financing Indemnitees") from and against any and all costs, expenses, losses, damages, claims, judgments, fines, claims, losses, penalties, damages, interest, awards and liabilities directly or indirectly suffered or incurred by any of them in connection with the arrangement and consummation of the Financing (including any alternate financing) and any information used in connection therewith. This Section 5.12(e) shall survive the consummation of the Merger and the Closing and any termination of this Agreement, and is intended to benefit, and may be enforced by, the Financing Indemnitees and their respective heirs, executors, estates, personal representatives, successors and assigns who are each third party beneficiaries of this Section 5.12(e).

        Section 5.13    Confidentiality.     Parent and the Company hereby acknowledge and agree to continue to be bound by the Confidentiality Agreement. All information provided by or on behalf of the Company or its Subsidiaries pursuant to this Agreement (including in connection with the any Debt Financing) will be kept confidential in accordance with the Confidentiality Agreement, provided, however, that Parent and Acquisition Sub will be permitted to disclose such information to Sponsors and to any financing sources or prospective financing sources that may become parties to the Debt Financing (and, in each case, to their respective counsel and auditors) so long as each such Person (a) agrees for the benefit of the Company to be bound by the Confidentiality Agreement as if a party thereto or (b) is subject to other confidentiality undertakings reasonably satisfactory to the Company and of which the Company is a third-party beneficiary.

        Section 5.14    Director Resignations.     Prior to the Closing, the Company shall deliver to Parent resignations executed by each director of the Company in office immediately prior to the Effective Time, which resignations shall be effective at the Effective Time.

        Section 5.15    Acquisition Sub Expenditure; Parent Distributions.     From the date hereof until the Effective Time, Parent shall cause Acquisition Sub to not expend funds other than in connection with the Merger and the transactions contemplated by this Agreement and the payment of related expenses.

        Section 5.16    Distribution by Company of REIT Taxable Income.     Notwithstanding anything to the contrary in this Agreement, prior to the Closing Date, any of the Company and its Subsidiary REITs may declare and pay a dividend to its stockholders distributing cash in such amounts determined by the Company in its sole discretion to be required to be distributed in order for the Company or the Subsidiary REIT to qualify as a REIT for such year and to avoid to the extent reasonably possible the incurrence of income or excise tax by the Company or the Subsidiary REIT. If the Company declares a dividend pursuant to the immediately preceding sentence, the Merger Consideration shall be decreased by an amount equal to the per share amount of such distribution.

        Section 5.17    Certain Tax Matters.

        (a)   Parent and Acquisition Sub covenant and agree with the Company that for all relevant tax purposes Parent, the Surviving Entity and the Company, and their respective Affiliates, will treat the Merger and the Additional Transactions consistent with Section 2.12, Schedule C and Schedule G.

        (b)   Each of Parent, Acquisition Sub, and the Surviving Entity covenants and agrees that from and after the Closing it (and/or its Affiliates) will take all actions or forbear from taking such actions, or will cause the applicable Subsidiary REIT to take all actions or forbear from taking such actions, as necessary to ensure that each Subsidiary REIT will be classified as a REIT for the taxable year of such entity that includes the Effective Time or that ends with an Additional Transaction, including by causing each Subsidiary REIT to satisfy the distribution requirements of Section 857(a) of the Code for such taxable year and will not take or permit any of its Affiliates to take, any action which is inconsistent with such REIT qualification for such taxable year or any prior taxable year. Each of Parent and Acquisition Sub, the Surviving Entity, covenants and agrees that from and after the Closing it will not take any action, or permit its Affiliates to take any action, including the allocation of purchase price, that is inconsistent with the Company's status as a REIT for any taxable year ending on or before the Effective Time.

        (c)   Except as may be required by applicable Law, Parent and Acquisition Sub, the Surviving Entity and the Company covenant and agree that Tax Returns of the Company and the Company Subsidiaries (including withholdings and withholding Tax Returns) shall be prepared on a basis consistent with: (i) Section 2.12; (ii) the principle that the Company qualifies as a REIT for its taxable years ended on or after December 31, 2007 through the taxable year of the Company ending with the Effective Time; (iii) the principle that each Subsidiary REIT qualifies or has qualified as a REIT beginning with the first taxable year for which it elected to be a REIT, and will continue to qualify as a REIT for its taxable year that includes the Effective Time or that ends with an Additional Transaction; and (iv) subject to the foregoing, in accordance with the other provisions of this Agreement.

        (d)   Except as may be required by applicable Law, Parent shall not and shall not permit its Subsidiaries or any of its Affiliates to take any position on any Tax Return that is inconsistent with (i) the past practice of the applicable Subsidiary, (ii) the Company's status as a REIT for its taxable years ended on or after December 31, 2007 through the taxable year of the Company ending with the Effective Time or (iii) the status of any Subsidiary REIT as a REIT for the period beginning with the first taxable year for which the Subsidiary REIT elected to be a REIT through its taxable year that includes the Effective Time or that ends with an Additional Transaction.

        (e)   All transfer, stamp, documentary, sales, use, registration, value-added and other similar Taxes (including all applicable real estate transfer Taxes) incurred in connection with this Agreement and the transactions contemplated hereby ("Transfer Taxes") will be borne by Parent. Parent and the Company shall cooperate in the preparation and filing in a timely manner all necessary documents (including all Tax Returns) with respect to such Transfer Taxes, shall provide satisfactory evidence satisfactory that such Transfer Taxes have been paid and shall cooperate in attempting to minimize the amount of Transfer Taxes.

        (f)    On the Closing Date, prior to the Closing, the Company shall deliver to Parent the fully executed Tax Opinion.

        (g)   On or before the Closing Date, the Company and each Subsidiary REIT shall have filed its U.S. federal income Tax Return for the taxable year ended December 31, 2016.

        Section 5.18    Additional Transactions.     The Company and Parent shall undertake and consummate the transactions set forth on Schedule C (the "Additional Transactions") prior to the Effective Time. Notwithstanding any other provision of this Agreement, any breach of the Company's or any of its Subsidiary's representations, warranties or covenants under this Agreement (other than as required pursuant to Section 5.17(f)), or any failure to satisfy any condition set forth in Section 6.2 (other than a failure to satisfy any condition by reason of failing to comply with Section 5.17(f)), that is attributable to one or more Additional Transactions shall not be deemed a breach or failure by the Company; provided that failure by the Company to comply with the Additional Transactions, solely to the extent expressly set forth on Schedule C, shall be taken into account in determining a Company breach.

        Section 5.19    Stock Exchange Delisting; Deregistration.     Prior to the Effective Time, the Company and, following the Effective Time, Parent and the Surviving Entity, shall use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, necessary, proper or advisable on its part under applicable Law and rules and policies of the New York Stock Exchange to cause the delisting of the Company and of the shares of Company Common Stock from the New York Stock Exchange as promptly as practicable after the Effective Time and the deregistration of the shares of Company Common Stock under the Exchange Act as promptly as practicable after such delisting.

        Section 5.20    Takeover Statutes.     The Company and its Subsidiaries shall not take any action that would cause the transactions contemplated by this Agreement, including the Merger, to be subject to requirements imposed by any takeover statute. If any "moratorium," "control share acquisition," "fair price," "supermajority," "affiliate transactions" or "business combination statute or regulation" or other similar anti-takeover provisions under the MGCL or similar Laws of any jurisdiction (each, a "Takeover Statute") may become, or may purport to be, applicable to this Agreement, the Merger or any other transactions contemplated by this Agreement, each of the Company and Parent shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.

        Section 5.21    Existing Loans.     Promptly following Parent's request, the Company shall deliver to each of its and the Company Subsidiaries' lenders under the Existing Loan Documents (and any other party whose consent is required under the Existing Loan Documents) (the "Existing Lenders") a notice prepared by Parent, in form and substance reasonably approved by the Company, requesting that such Existing Lender deliver to Parent a written statement or documents (the "Assumption Documents") (i) confirming (A) the amount of the existing Indebtedness under such Existing Loan Document, (B) the date to which interest and principal has been paid, and (C) the amount of any escrows being held by such Existing Lender under the Existing Loan Documents; and (ii) consenting to (A) the assumption of the existing indebtedness under such Existing Loan and the consummation of the Merger and the other transactions contemplated by this Agreement, and (B) the modifications of the Existing Loan Documents that Parent may reasonably request after the date hereof; provided that the Company shall be informed and consent to any such request or modification; provided, further, that, in the event Parent requests Assumption Documents in accordance with this Section 5.21, (x) the receipt of (or failure to receive) such Assumption Documents from all or any portion of the Existing Lenders shall in no event be a condition to Parent's and Merger Acquisition's obligations to consummate the transactions contemplated by this Agreement, including the Merger, or otherwise affect Parent's and Acquisition Sub's obligations to pay the amounts to be paid by Parent or the Surviving Entity under

Section 2.6 and Section 2.7 of the Agreement and the consummation of the Merger shall not be delayed or postponed as a result of the receipt of (or failure to receive) such Assumption Documents from all or any portion of the Existing Lenders and (y) the Assumption Documents will be effective as of or immediately prior to and conditioned on the occurrence of the Effective Time. Parent shall pay all fees and expenses payable in connection with the Assumption Documents, including premiums for any endorsements to or re-date of the title insurance policy previously issued to the Existing Lenders, servicing fees, rating agency fees, assignment and assumption fees, attorneys' fees and disbursements and processing fees required to be paid to the Existing Lenders as a condition to issuance of the Assumption Documents (collectively, the "Assumption Expenses"). If applicable, Parent shall, promptly upon request by the Company, reimburse the Company for any reasonable out-of-pocket Assumption Expenses incurred by the Company or any of the Company Subsidiaries under this Section 5.21.

ARTICLE 6
CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER

        Section 6.1    Conditions to the Obligations of Each Party.     The obligation of each party hereto to consummate the Merger is subject to the satisfaction or, to the extent permitted by applicable Law, waiver of, on or prior to the Closing, of the following conditions:

        (a)   the Company Stockholder Approval shall have been obtained;

        (b)   no temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Merger shall have been issued by any Governmental Entity of competent jurisdiction and remain in effect, and there shall not be any Law enacted or deemed applicable to the Merger that makes consummation of the Merger illegal; and

        (c)   the applicable waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have expired or been terminated, if a filing under the HSR Act shall have been made.

        Section 6.2    Conditions to the Obligations of Parent and Acquisition Sub.     The obligation of Parent and Acquisition Sub to consummate the Merger is subject to the satisfaction, at or prior to Closing, of the following conditions:

        (a)   (i) the representations and warranties of the Company set forth in the Agreement that are qualified by reference to Company Material Adverse Effect shall be true and correct as of the date of the Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall have been true and correct as of such earlier date); (ii) the representations and warranties of the Company set forth in the Agreement that are not qualified by reference to Company Material Adverse Effect (other than the representations and warranties set forth in Section 3.3(a), Section 3.3(b) (other than the first sentence of Section 3.3(b)), Section 3.3(d) (Capitalization), Section 3.5 (Absence of Certain Changes), Section 3.15 (Authority; Binding Nature of Agreement), Section 3.19 (Brokers), Section 3.21 (Takeover Statutes), and the second sentence of Section 3.2 (Organizational Documents)), shall be true and correct as of the date of the Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall have been true and correct as of such earlier date); provided, however, that notwithstanding anything in this Agreement to the contrary, the condition set forth in this clause (a)(ii) shall be deemed to have been satisfied even if any representations and warranties of the Company are not so true and correct if the failure of such representations and warranties of the Company to be so true and correct, individually or in the aggregate, shall not have resulted in a Company Material Adverse Effect; (iii) the representations and warranties of the Company set forth in Section 3.3(b) (other than the first sentence of Section 3.3(b)) (Capitalization), Section 3.3(d) (Capitalization), Section 3.15 (Authority; Binding Nature of Agreement), Section 3.19 (Brokers),

Section 3.21 (Takeover Statutes) and the second sentence of Section 3.2 (Organizational Documents) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date); (iv) the representations and warranties set forth in Section 3.3(a) (Capitalization) shall, except for any de minimis inaccuracies, be true and correct in all respects as of the date of the Agreement and as of the Closing Date, as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall have been true and correct as of such earlier date subject to the foregoing exception); and (v) the representations and warranties set forth in Section 3.5 (Absence of Certain Changes) shall be true and correct in all respects both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date;

        (b)   the Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date;

        (c)   Parent shall have received at the Closing a certificate signed on behalf of the Company by the Chief Executive Officer or the Chief Financial Officer of the Company certifying that the conditions set forth in Section 6.2(a) and Section 6.2(b) and been satisfied;

        (d)   since the date of this Agreement, there shall not have occurred any Company Material Adverse Effect; and

        (e)   Parent shall have the received tax opinion of Goodwin Procter LLP (or such other nationally recognized REIT counsel as may be reasonably acceptable to Parent and the Company), substantially in the form of Schedule D to this Agreement (which opinion shall be subject to customary assumptions, qualifications and representations, including representations made by the Company and its Subsidiaries in form and substance as set forth on Schedule E, and which may contain such changes or modifications from the language set forth on such exhibits as may be mutually agreeable to Parent and the Company, such agreement not to be unreasonably withheld) (collectively, the "Tax Opinion").

        Section 6.3    Conditions to the Obligations of the Company.     The obligation of the Company to consummate the Merger is subject to the satisfaction, at or prior to Closing, of the following conditions:

        (a)   the representations and warranties of Parent and Acquisition Sub set forth in this Agreement shall be true and correct on the date hereof and on the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall have been true and correct as of such earlier date), except where the failure of such representations and warranties to be so true and correct (disregarding all qualifications or limitations as to "materiality" or words of similar import) would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect;

        (b)   Parent and Acquisition Sub shall each have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date; and

        (c)   the Company shall have received at the Closing a certificate signed on behalf of Parent by the Chief Executive Officer or the Chief Financial Officer of Parent certifying that the conditions set forth in Section 6.3(a) and Section 6.3(b) have been satisfied.

        Section 6.4    Frustration of Closing Conditions.     Neither Parent nor Acquisition Sub, on the one hand, nor the Company, on the other hand, may rely on the failure of any condition set forth in Section 6.1, Section 6.2 or Section 6.3, as the case may be, to be satisfied (or to be able to be satisfied) to excuse it from its obligation to effect the Merger if such failure (or inability to be satisfied) was caused by such party's failure to comply with or perform its obligations under this Agreement.

 ARTICLE 7
TERMINATION

        Section 7.1    Termination.     This Agreement may be terminated and the Merger may be abandoned at any time prior to the Closing (notwithstanding any approval of this Agreement by the stockholders of the Company):

        (a)   by mutual written agreement of the Company and Parent;

        (b)   by Parent or the Company upon prior written notice to the other party, if the Closing Date has not occurred on or before December 28, 2017 (the "End Date"); provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose material breach of any provision of this Agreement has been the cause of, or resulted in, the failure of the Merger to be consummated by the End Date;

        (c)   by Parent or the Company upon prior written notice to the other party, if any Governmental Entity of competent jurisdiction shall have issued a final and non-appealable Order enjoining, restraining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement; provided, however, that the party seeking to terminate this Agreement shall have used its reasonable best efforts to have such Order lifted if and to the extent required by Section 5.2(f);

        (d)   by Parent or the Company upon written notice to the other party, if the Company Stockholder Approval has not been obtained by reason of the failure to obtain the required vote upon a final vote taken at the Stockholder Meeting (or any adjournment or postponement thereof);

        (e)   by Parent, upon written notice to the Company, in the event of a breach by the Company of any representation, warranty, covenant or other agreement contained herein that (i) would result in any condition set forth in Section 6.2 not being satisfied and (ii) has not been cured prior to the earlier of the End Date or the 30th day following Parent's delivery of written notice describing such breach to the Company; provided, however, that Parent shall not be entitled to terminate this Agreement pursuant to this Section 7.1(e) if either Parent or Acquisition Sub is in breach of its obligations under this Agreement such that the Company would be entitled to terminate this Agreement pursuant to Section 7.1(f);

        (f)    by the Company, upon written notice to Parent, in the event of a breach by Parent or Acquisition Sub of any representation, warranty, covenant or other agreement contained herein that (i) would result in any condition set forth in Section 6.3 not being satisfied and (ii) has not been cured prior to the earlier of the End Date or the 30th day following the Company's delivery of written notice describing such breach to Parent; provided, however, that the Company shall not be entitled to terminate this Agreement pursuant to this Section 7.1(f) if the Company is in breach of its obligations under this Agreement such that Parent would be entitled to terminate this Agreement pursuant to Section 7.1(e);

        (g)   by Parent, upon written notice to the Company, if: (i) the Company Board shall have effected a Change in Recommendation; (ii) (A) any Acquisition Proposal (or any material modification thereof) is first publicly disclosed by the Company or the Person making such Acquisition Proposal (or any of their respective representatives) and (B) the Company Board shall have failed to (publicly, if so requested by Parent) reaffirm the Board Recommendation by the earlier of (1) five Business Days following the Company's receipt of a written request by Parent to provide such reaffirmation (it being understood that Parent shall not be entitled to make such request on more than one occasion per Acquisition Proposal and twice in the aggregate unrelated to any Acquisition Proposal) and (2) two Business Days prior to the Stockholder Meeting (provided that for purposes of this clause (2), the Company shall have received Parent's written request no later than the fourth Business Day prior to the date of the Stockholder Meeting); or (iii) the Company shall have materially breached any of its obligations under Section 5.2;

        (h)   by the Company, upon written notice to Parent, if prior to the Company Stockholder Approval the Company Board shall have effected a Change in Recommendation in respect of a Superior Proposal in accordance with Section 5.2, and concurrently therewith the Company enters into a definitive agreement with respect to such Superior Proposal and, prior to or concurrently with terminating this Agreement, pays the Company Termination Fee in accordance with Section 7.3(b); or

        (i)    by the Company, upon written notice to Parent, if (i) the conditions set forth in Section 6.1 and Section 6.2 (other than those conditions that by their nature are to be satisfied by actions taken at the Closing; provided that each such condition is then capable of being satisfied at a Closing on such date) have been satisfied or waived, (ii) the Company has irrevocably notified Parent in writing that the Company is ready, willing and able to consummate the Merger, and (iii) Parent and Acquisition Sub fail to consummate the Merger within three Business Days after the delivery by the Company to Parent of such notice and the Company stood ready, willing and able to effect the Closing through the end of such three Business Day period.

        Section 7.2    Effect of Termination.     If this Agreement is terminated pursuant to Section 7.1, this Agreement shall be of no further force or effect without liability of any party (or any representative of such party) to each other party hereto; provided, however, that the provisions of (i) this Section 7.2, (ii) the last sentence of Section 5.4, (iii) the last sentence of Section 5.3(a), (iv) Section 5.12(e), (v) Section 5.21, (vi) Section 5.6, (vii) Section 5.13, (viii) Section 7.3, (ix) Section 7.4, and (x) Article 8 shall survive any termination hereof pursuant to Section 7.1. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, none of Parent, Acquisition Sub or the Company shall be relieved or released from any liabilities or damages (which the parties hereto acknowledge and agree shall not be limited to reimbursement of expenses or out-of-pocket costs, and may include, to the extent proven, the benefit of the bargain lost by such party or such party's equity holders (taking into consideration relevant matters, including the Merger Consideration, other combination opportunities and the time value of money), which shall be deemed to be damages of the Company, which may be pursued only by the Company) arising out of its Willful Breach of any provision of this Agreement, subject only, with respect to any such Liabilities of the Company, to Section 7.3(b), and with respect to any such Liabilities of Parent and Acquisition Sub, to Section 8.12(d). For the avoidance of doubt, (a) the Confidentiality Agreement shall survive the termination of this Agreement and shall remain in full force and effect in accordance with its terms, and (b) the Guarantee shall survive the termination of this Agreement and shall remain in full force and effect in accordance with its terms. Notwithstanding anything to the contrary provided in this Agreement, including in the foregoing provisions of this Section 7.2, nothing shall relieve any party for fraud.

        Section 7.3    Expenses; Termination Fee.

        (a)   Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

        (b)   In the event that:

            (i)  this Agreement is terminated pursuant to Section 7.1(g);

           (ii)  this Agreement is terminated pursuant to Section 7.1(h); or

          (iii)  this Agreement is terminated pursuant to Section 7.1(d) or Section 7.1(e) and (A) an Acquisition Proposal is made directly to the Company's stockholders or is otherwise publicly disclosed or is otherwise communicated to the Company Board and, in each case, not withdrawn before the Stockholder Meeting and (B) within 12 months after the date of such termination, the Company enters into a definitive agreement with respect to an Acquisition Proposal or consummates a transaction contemplated by an Acquisition Proposal (provided that for purposes of this subsection (iii), each reference to "20% or more" in the definition of Acquisition Proposal shall be deemed to be references to "more than 50%");

then the Company shall pay Parent the Company Termination Fee by wire transfer of same-day funds (x) in the case of Section 7.3(b)(i), within three Business Days after such termination, (y) in the case of Section 7.3(b)(ii), immediately prior to the termination of this Agreement pursuant to Section 7.1(h) and (z) in the case of Section 7.3(b)(iii), on the earlier of (1) the date the Company enters into a definitive agreement with respect to an Acquisition Proposal and (2) the date the Company consummates a transaction contemplated by an Acquisition Proposal. For the avoidance of doubt, any payment made by the Company under this Section 7.3(b) shall be payable only once with respect to Section 7.3(b) and not in duplication, even though such payment may be payable under one or both provisions hereof. In the event that Parent shall receive full payment pursuant to this Section 7.3(b), the receipt of the Company Termination Fee (together with any Company Expenses and Company Recovery Costs, as applicable) shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by Parent, Acquisition Sub, any of their respective Affiliates or any other Person in connection with this Agreement (and the termination hereof), the transactions contemplated by this Agreement (and the abandonment thereof) or any matter forming the basis for such termination and except for the obligations of the Company pursuant to this Section 7.3(b) and Section 8.12(a) (collectively, the "Company Expenses"), the Company shall have no further liability, whether pursuant to a claim at law or in equity, to Parent, Acquisition Sub or any of their respective Affiliates in connection with this Agreement (and the termination hereof), the transactions contemplated by this Agreement (and the abandonment thereof) or any matter forming the basis for such termination, and none of Parent, Acquisition Sub, any of their respective Affiliates or any other Person shall be entitled to bring or maintain any Legal Proceeding against the Company or any of its Subsidiaries or Affiliates for damages or any equitable relief arising out of or in connection with this Agreement (other than equitable relief to require payment of the Company Termination Fee and/or any Company Expenses), any of the transactions contemplated by this Agreement or any matters forming the basis for such termination; provided that if the Company fails to pay the Company Termination Fee or any Company Expenses required to be paid hereunder, and Parent and/or Acquisition Sub commences a Legal Proceeding which results in a final, non-appealable judgment against the Company for the Company Termination Fee or any portion thereof, then the Company shall pay Parent and Acquisition Sub their costs and expenses (including reasonable attorney's fees and disbursements) in connection with such suit, together with interest on the Company Termination Fee and/or Company Expenses at the "prime rate" as published in The Wall Street Journal, Eastern Edition, in effect on the date such payment was required to be made through the date of payment (calculated daily on the basis of a year of 365 days and the actual number of days elapsed, without compounding) (the "Company Recovery Costs").

        (c)   In the event that this Agreement is terminated pursuant to Section 7.1(f) or Section 7.1(i), then Parent shall pay the Company the Parent Termination Fee by wire transfer of same-day funds on the first Business Day following such termination. For the avoidance of doubt, any payment by Parent under this Section 7.3(c) shall be payable only once with respect to Section 7.3(c) and not in duplication. In the event that the Company shall receive full payment pursuant to this Section 7.3(c), the receipt of the Parent Termination Fee (together with any Parent Expenses and Parent Recovery Costs, as applicable) shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by the Company in connection with this Agreement (and the termination hereof), the transactions contemplated by this Agreement (and the abandonment thereof) or any matter forming the basis for such termination, and except for the obligations of Parent and Acquisition Sub pursuant to Section 5.12(e), Section 5.21, this Section 7.3(c) and Section 8.12(a) (collectively, the "Parent Expenses"), neither Parent nor Acquisition Sub shall have any further liability, whether pursuant to a claim at law or in equity, to the Company or any of its Affiliates under this Agreement (and the termination hereof), the transactions contemplated by this Agreement (and the abandonment thereof) or any matter forming the basis for such termination, and neither the Company nor any of its Affiliates or any other Person shall be entitled to bring or maintain any Legal Proceeding against Parent or Acquisition Sub for damages or any equitable relief arising out of or in connection with this

Agreement, any of the transactions contemplated by this Agreement or any matters forming the basis for such termination (other than equitable relief to require payment of the Parent Termination Fee and/or any Parent Expenses); provided that if Parent fails to pay the Parent Termination Fee and/or any Parent Expenses and the Company commences a Legal Proceeding which results in a final, non-appealable judgment against Parent for the Parent Termination Fee and/or any Parent Expenses, or any portions thereof, then Parent shall pay the Company its costs and expenses (including reasonable attorney's fees and disbursements) in connection with such suit, together with interest on the Parent Termination Fee and/or Parent Expenses at the "prime rate" as published in The Wall Street Journal, Eastern Edition, in effect on the date such payment was required to be made through the date of payment (calculated daily on the basis of a year of 365 days and the actual number of days elapsed, without compounding) (the "Parent Recovery Costs").

        Section 7.4    Payment of Amount or Expense.

        (a)   In the event that Parent is obligated to pay the Company the Parent Termination Fee, plus the Parent Expenses and the Parent Recovery Costs set forth in Section 7.3, Parent shall pay to the Company from the Parent Termination Fee, plus the Parent Expenses and the Parent Recovery Costs deposited into escrow in accordance with the next sentence, an amount equal to the lesser of (i) the Parent Termination Fee, plus the Parent Expenses and the Parent Recovery Costs and (ii) the sum of (1) the maximum amount that can be paid to the Company without causing the Company to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A) through (H) or 856(c)(3)(A) through (I) of the Code ("Qualifying Income"), as determined by the Company's independent certified public accountants, plus (2) in the event the Company receives either (A) a letter from the Company's counsel indicating that the Company has received a ruling from the IRS described in Section 7.4(b)(ii) or (B) an opinion from the Company's outside counsel as described in Section 7.4(b)(ii), an amount equal to the Parent Termination Fee, plus the Parent Expenses and the Parent Recovery Costs less the amount payable under clause (1) above. To secure Parent's obligation to pay these amounts, Parent shall deposit into escrow an amount in cash equal to the Parent Termination Fee, plus any Parent Expenses and the Parent Recovery Costs with an escrow agent selected by Parent and on such terms (subject to Section 7.4(b)) as shall be mutually agreed upon by the Company, Parent and the escrow agent. The payment or deposit into escrow of the Parent Termination Fee, plus the Parent Expenses and the Parent Recovery Costs pursuant to this Section 7.4(a) shall be made at the time Parent is obligated to pay the Company such amount pursuant to Section 7.3 by wire transfer.

        (b)   The escrow agreement shall provide that the Parent Termination Fee, plus the Parent Expenses and the Parent Recovery Costs in escrow or any portion thereof shall not be released to the Company unless the escrow agent receives any one or combination of the following: (i) a letter from the Company's independent certified public accountants indicating the maximum amount that can be paid by the escrow agent to the Company without causing the Company to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income or a subsequent letter from the Company's accountants revising that amount, in which case the escrow agent shall release such amount to the Company, or (ii) a letter from the Company's counsel indicating that the Company received a ruling from the IRS holding that the receipt by the Company of the Parent Termination Fee, plus the Parent Expenses and the Parent Recovery Costs should either constitute Qualifying Income or should be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code (or alternatively, indicating that the Company's outside counsel has rendered a legal opinion to the effect that the receipt by the Company of the Parent Termination Fee, plus the Parent Expenses and the Parent Recovery Costs should either constitute Qualifying Income or should be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code), in which case the escrow agent shall release the remainder of the Parent Termination Fee, plus the Parent Expenses and the Parent Recovery Costs to the Company.

Parent agrees to amend this Section 7.4 at the request of the Company in order to (x) maximize the portion of the Parent Termination Fee, plus the Parent Expenses and the Parent Recovery Costs that may be distributed to the Company hereunder without causing the Company to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code, (y) improve the Company's chances of securing a favorable ruling described in this Section 7.4(b) or (z) assist the Company in obtaining a favorable legal opinion from its outside counsel as described in this Section 7.4(b). The escrow agreement shall also provide that any portion of the Parent Termination Fee, plus the Parent Expenses and the Parent Recovery Costs held in escrow for five years shall be released by the escrow agent to Parent. Parent shall not bear any cost of or have liability resulting from the escrow agreement.

ARTICLE 8
MISCELLANEOUS PROVISIONS

        Section 8.1    Amendment.     Prior to the Effective Time, this Agreement may be amended with the mutual agreement of the Company and Parent at any time, whether before or after the Company Stockholder Approval has been obtained; provided, however, that after the Company Stockholder Approval has been obtained, no amendment may be made that pursuant to applicable Law requires further approval or adoption by the stockholders of the Company without such further approval or adoption. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        Section 8.2    Tax Objectives.     Notwithstanding anything to the contrary in this Agreement including Section 8.1 hereof, in the event that Parent notifies the Company at any time that it wishes to amend the terms of this Agreement in order to achieve its tax planning objectives, the Company shall promptly execute any reasonable amendments proposed by Parent to achieve such objectives, if such amendments do not (a) cause the Company to incur a material amount of costs (other than legal expenses) that will not be reimbursed by Parent, (b) materially delay the Closing, (c) reduce the Merger Consideration, (d) introduce additional conditions to the Closing in Article 6 (provided that the amendments may amend certain conditions in Article 6) to reflect any revised tax structure, (e) introduce additional representations, warranties or covenants except as required in order to effect Parent's tax objectives, or (f) become effective prior to the Business Day immediately preceding the Closing. Notwithstanding any other provision of this Agreement, any breach of the Company's or any of its Subsidiary's representations, warranties or covenants under this Agreement (other than as required pursuant to Section 5.17(f)), or any failure to satisfy any condition set forth in Section 6.2 (other than a failure to satisfy any condition by reason of failing to comply with Section 5.17(f)), that is attributable to any amendment pursuant to this Section 8.2 shall not be deemed a breach or failure by the Company.

        Section 8.3    Waiver.     No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given; provided, however, that after the Company Stockholder Approval has been obtained, no waiver may be made that pursuant to applicable Law requires further approval or adoption by the stockholders of the Company without such further approval or adoption.

        Section 8.4    No Survival of Representations and Warranties.     None of the representations and warranties of the Company or of Parent and Acquisition Sub, in each case, contained in this Agreement, or contained in any certificate, schedule or document delivered pursuant to this Agreement or in connection with any of the transactions contemplated by this Agreement, shall survive the Effective Time.

        Section 8.5    Entire Agreement.     This Agreement, the Confidentiality Agreement, the exhibits and schedules to this Agreement, the Company Disclosure Schedule, the Equity Commitment Letter and the Guarantee constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof. Without limiting the generality of the foregoing: (a) Parent and Acquisition Sub acknowledge and agree that the Company has not made and is not making any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except as provided in Article 3 (including the Company Disclosure Schedule), that they are not relying and have not relied on any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except as provided in Article 3 (including the Company Disclosure Schedule), and that no employee, agent, advisor or other representative of the Company has made or is making any representations or warranties whatsoever regarding the subject matter of this Agreement; (b) without limiting the foregoing, Parent and Acquisition Sub acknowledge and agree that neither the Company nor any of its representatives has made any representation or warranty, whether express or implied, as to the accuracy or completeness of any information regarding the Company or its Affiliates furnished or made available to Parent or Acquisition Sub and its representatives except as expressly set forth in this Agreement, and neither the Company nor any other Person shall be subject to any liability to Parent or Acquisition Sub or any other Person resulting from the Company's making available to Parent or Acquisition Sub or Parent's or Acquisition Sub's use of such information, or any information, documents or material made available to Parent or Acquisition Sub in any due diligence materials provided to Parent or Acquisition Sub, including in the "data room," management presentations (formal or informal) or in any other form in connection with the transactions contemplated by this Agreement; (c) without limiting the foregoing, Parent and Acquisition Sub acknowledge and agree that the Company has not made and is not making any representations or warranties whatsoever regarding any forecasts, projections, estimates or budgets discussed with, delivered to or made available to Parent, or otherwise regarding the future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company or the future business and operations of the Company; and (d) the Company acknowledges and agrees that Parent and Acquisition Sub have not made and are not making any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except as provided in Article 4, that it is not relying and has not relied on any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except as provided in Article 4, and that no representative of Parent or Acquisition Sub has made or is making any representations or warranties whatsoever regarding the subject matter of this Agreement.

        Section 8.6    Applicable Law; Jurisdiction.     This Agreement is made under, and shall be construed and enforced in accordance with, the Laws of the State of Maryland applicable to agreements made and to be performed solely therein, without giving effect to principles of conflicts of law. Each of the Parties hereby irrevocably and unconditionally consents to and submits to the exclusive jurisdiction of the Circuit Court for Baltimore City (Maryland), Business and Technology Case Management Program (the "Maryland Court") for any litigation arising out of this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such court), waives any objection to the laying of venue of any such litigation in the Maryland Court and agree not to plead or claim in the Maryland Court that such litigation brought therein has been brought in any inconvenient forum. Each of the Parties hereby irrevocably and unconditionally agrees to request and/or consent to the assignment of any such proceeding to the Maryland Court's Business and Technology Case Management Program. Nothing in this Agreement shall limit or affect the rights of any Party to pursue appeals from any judgments or order of the Maryland Court as provided by Law. Each of the Parties agrees, (a) to the extent such Party is not otherwise subject to service of process in the State of Maryland, to appoint and maintain an agent in the State of Maryland as such Party's agent for acceptance of legal process, and (b) that service of process may also be made on such Party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to (a) or (b) above shall have the same legal force and effect as if served upon such Party personally within the State of Maryland.

        Section 8.7    Assignability; Parties in Interest.     This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties hereto and their respective successors and assigns. This Agreement shall not be assignable by any party without the express written consent of the other parties hereto, and any attempt to make any such assignment without such consent shall be null and void. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except for the provisions of Article 2 concerning payment of the Merger Consideration, Section 5.8, Section 5.12(e) and Section 5.21, which provisions shall inure to the benefit of the Persons or entities benefiting therefrom who shall be third-party beneficiaries thereof and who may enforce the covenants contained therein; provided, however, that, prior to the Effective Time, the rights and remedies conferred on the Company's equity holders pursuant to Article 2 concerning payment of the Merger Consideration may only be enforced by the Company acting on the behalf of the Company's equity holders (including holders of Company Compensatory Awards).

        Section 8.8    Notices.     Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date delivered or sent if delivered in person or sent by facsimile transmission or email (provided confirmation of facsimile transmission or email is obtained), (b) on the fifth Business Day after dispatch by registered or certified mail, or (c) on the next Business Day if transmitted by nationally recognized overnight courier, in each case as follows:

  if to Parent, Acquisition Sub or the Surviving Entity, to:

    c/o Greystar Growth and Income GP, LLC
    18 Broad Street, Third Floor
    Charleston, South Carolina 29401
    Attention: J. Derek Ramsey
    Facsimile: (843) 579-9420
    E-mail: dramsey@greystar.com

  with a copy to (which shall not constitute notice) to:

    Jones Day
    901 Lakeside Avenue
    Cleveland, Ohio 44114
    Attention: James P. Dougherty
    Facsimile: (216) 579-0212
    E-mail: jpdougherty@jonesday.com

    and

    Jones Day
    77 West Wacker Drive
    Chicago, IL 60601-1692
    Attention: Robert C. Lee
    Facsimile: (312) 782-8585
    E-mail: rclee@JonesDay.com

  if to the Company, (prior to the Merger), to:

    Monogram Residential Trust, Inc.
    5800 Granite Parkway, Suite 1000
    Plano, Texas 75024
    Attention: Mark T. Alfieri
    Facsimile: (469) 828-6504
    E-mail: MAlfieri@monogramres.com

  with a copy to (which shall not constitute notice) to:

    Goodwin Procter LLP
    100 Northern Avenue
    Boston, Massachusetts 02210

    Attention:    Gilbert G. Menna
                         Blake Liggio
    Facsimile:    (617) 523-1231

    E-mail:        gmenna@goodwinlaw.com
                         bliggio@goodwinlaw.com

        Section 8.9    Severability.     Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

        Section 8.10    Counterparts.     This Agreement may be executed and delivered (including by facsimile or other form of electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

        Section 8.11    Parent Guarantee.     Parent shall cause Acquisition Sub to comply in all respects with each of the representations, warranties, covenants, obligations, agreements and undertakings made or required to be performed by Acquisition Sub in accordance with the terms of this Agreement the Merger, and the other transactions contemplated by this Agreement. As a material inducement to the Company's willingness to enter into this Agreement and perform its obligations hereunder, Parent hereby unconditionally guarantees full performance and payment by Acquisition Sub of each of the covenants, obligations and undertakings required to be performed by Acquisition Sub under this Agreement and the transactions contemplated by this Agreement, subject to all terms, conditions and limitations contained in this Agreement, and hereby represents, acknowledges and agrees that any such breach of any such representation and warranty or default in the performance of any such covenant, obligation, agreement or undertaking of Acquisition Sub shall also be deemed to be a breach or default of Parent, and the Company shall have the right, exercisable in its sole discretion, to pursue any and all available remedies it may have arising out of any such breach or nonperformance directly against either or both of Parent and Acquisition Sub in the first instance, subject to all terms, conditions and limitations contained in this Agreement.

        Section 8.12    Specific Performance; Parent Liability Cap.

        (a)   The parties hereto agree that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such harm. The parties hereto agree that unless and until this Agreement is terminated in accordance with Section 7.1 and any dispute over the right to termination has been finally resolved, (i) Parent and Acquisition Sub shall be entitled to seek an injunction or injunctions from a court of competent jurisdiction as set forth in Section 8.6 to prevent breaches of this Agreement by the Company and to enforce specifically the terms and provisions of this Agreement without bond or other security being required, this being in addition to any remedy to which they are entitled pursuant to Section 7.2 or Section 7.3, and (ii) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement, including the Merger, and without that right, neither Parent nor Acquisition Sub would have entered into this Agreement. The Company agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief permitted by this Agreement on the basis that (x) Parent or Acquisition Sub has an adequate remedy at Law or (y) an award of specific performance is not an appropriate remedy for any reason at Law or equity. Any of Parent or Acquisition Sub seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Agreement will not be required to provide any bond or other security in connection with any such order or injunction. In any Legal Proceeding seeking monetary damages against a party or to compel a party to specifically perform its obligations hereunder, the non-prevailing party in such Legal Proceeding (after a final, non-appealable judgment of a court of competent jurisdiction) shall promptly reimburse the prevailing party its costs and expenses (including reasonable attorneys' fees and disbursements) in connection with such Legal Proceeding.

        (b)   The parties hereto agree that the Company shall not be entitled to an injunction, specific performance or other equitable relief to prevent and/or remedy a breach of this Agreement by Parent or Acquisition Sub or to enforce specifically the terms and provisions hereof and that the Company's sole and exclusive remedy relating to a breach of this Agreement by Parent or Acquisition Sub or otherwise shall be the remedy set forth in Section 7.3(c); provided, however, that the Company shall be entitled to seek specific performance to prevent any breach by Parent of Section 5.13.

        (c)   Notwithstanding the foregoing, for the avoidance of doubt, while Parent and Acquisition Sub may concurrently seek (i) specific performance or other equitable relief and (ii) payment of the Company Termination Fee if, as and when required pursuant to Section 7.3(b), under no circumstances shall Parent or Acquisition Sub, as applicable, directly or indirectly, be permitted or entitled to receive (A) both a grant of specific performance or other equitable relief, on the one hand, and payment of any monetary damages whatsoever or the payment of all or any portion of the Company Termination Fee, on the other hand, or (B) both payment of any monetary damages, on the one hand, and payment of all or any portion of the Company Termination Fee, on the other hand.

        (d)   The maximum aggregate liability of Parent and Acquisition Sub for monetary damages in connection with this Agreement, the Equity Commitment Letter, the Guarantee and the transactions contemplated by this Agreement shall be limited to the Parent Termination Fee plus the Parent Expenses and the Parent Recovery Costs (collectively, the "Parent Liability Cap"), and, except for the Company's right to payment of the Parent Termination Fee, Parent Expenses and Parent Recovery Costs, by Parent pursuant to the terms of this Agreement or by the Sponsors pursuant to the terms of the Guarantee, shall be the sole and exclusive remedies (whether at law, in equity, in contract, in tort or otherwise) of the Company and its Affiliates against Parent, Acquisition Sub, the Sponsors, the Debt Financing Sources and any of their respective former, current and future direct or indirect equityholders, controlling persons, stockholders, directors, officers, employees, agents, Representatives, Affiliates, members, managers, general or limited partners or assignees (each, a "Parent Related

Party"). In no event shall the Company seek or permit to be sought on behalf of the Company any monetary damages, including consequential, indirect, or punitive damages, from Parent, Acquisition Sub, the Sponsors, the Debt Financing Sources or any of Parent Related Parties in connection with this Agreement or the transactions contemplated by this Agreement other than payment of the Parent Termination Fee, the Parent Expenses and the Parent Recovery Costs, in each case pursuant to the terms of this Agreement, and upon payment of such amounts, none of Parent, Acquisition Sub, the Sponsors, the Debt Financing Sources or any Parent Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement, the Guarantee, the Equity Commitment Letter or in respect of any other document or theory of law or equity, in contract, in tort or otherwise; provided, however, subject to the terms and conditions of, and limitations set forth in, the Guarantee, the Company may seek payment by the Sponsors of the Parent Termination Fee, Parent Expenses and/or the Company Recovery Costs, in each case, to the extent payable under the terms of the Guarantee. Notwithstanding anything herein to the contrary and for the avoidance of doubt, nothing in this Section 8.12 nor Section 7.3 shall limit in any way any fraud remedies or the remedies of the parties under the Confidentiality Agreement.

        Section 8.13    Waiver of Jury Trial.     EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        Section 8.14    Construction.

        (a)   For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

        (b)   The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

        (c)   As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

        (d)   Except as otherwise indicated, all references in this Agreement to "Sections," "Exhibits," "Annexes" and "Schedules" are intended to refer to Sections of this Agreement and Exhibits, Annexes and Schedules to this Agreement.

        (e)   All references in this Agreement to "$" are intended to refer to U.S. dollars.

[Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

MONOGRAM RESIDENTIAL TRUST, INC.
By:	/s/ MARK T. ALFIERI
	Name:	Mark T. Alfieri
	Title:	Chief Executive Officer
GS MONARCH PARENT, LLC
By:	/s/ A. JOSHUA CARPER
	Name:	A. Joshua Carper
	Title:	Vice President and Secretary
GS MONARCH ACQUISITION, LLC
By:	/s/ A. JOSHUA CARPER
	Name:	A. Joshua Carper
	Title:	Vice President and Secretary

 EXHIBIT A

Form of Certificate of Formation of Surviving Entity

GS MONARCH ACQUISITION, LLC

CERTIFICATE OF FORMATION

OF

LIMITED LIABILITY COMPANY

        FIRST:    The name of the Limited Liability Company is: GS Monarch Acquisition, LLC.

        SECOND:    The address of the Limited Liability Company's registered office and the name and address of the registered agent for service of process is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle.

        THIRD:    The Limited Liability Company shall exist for a period of perpetual existence from and after the date the Delaware Secretary of State issues a Certificate of Formation, unless dissolved earlier by law.

[Signature on the following page.]

AA-1

        IN WITNESS WHEREOF, the undersigned, being an authorized individual of the Limited Liability Company, has executed, signed and acknowledged this Certificate of Formation this 28th day of June 2017.

/s/ JOSH CARPER Authorized Individual

AA-2

EXHIBIT B

Form of LLC Agreement of Surviving Entity

LIMITED LIABILITY COMPANY AGREEMENT

OF

GS MONARCH ACQUISITION, LLC

dated as of

June 28, 2017

LIMITED LIABILITY COMPANY AGREEMENT

OF

GS MONARCH ACQUISITION, LLC

        This Limited Liability Company Agreement (together with the schedules and exhibits attached hereto, this "Agreement") of GS Monarch Acquisition, LLC, a Delaware limited liability company (the "Company"), is entered into by GS Monarch Parent, LLC, a Delaware limited liability company (the "Member"). Capitalized terms used and not otherwise defined herein have the meanings set forth on Schedule A hereto.

PRELIMINARY STATEMENTS

        A.    The Company was formed as a limited liability company pursuant to the Act by filing a certificate of formation in the office of the Secretary of State for the State of Delaware on June 28, 2017.

        B.    The Member is the current record owner of all of the membership interests of the Company.

AGREEMENT

        The Member adopts the following as its "limited liability company agreement" (as that term is used in the Act):

        Section 1.    Name.

        The name of the limited liability company is GS Monarch Acquisition, LLC.

        Section 2.    Principal Business Office.

        The principal business office of the Company shall be located at 18 Broad Street, Suite 300, Charleston, South Carolina 29401 or such other location as may be determined by the Member.

        Section 3.    Registered Office.

        The address of the registered office of the Company in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, and thereafter shall be such place or such other place as the Member may designate.

        Section 4.    Registered Agent.

        The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust System, 1209 Orange Street, Wilmington, DE 19801 and thereafter shall be such person or such other person as the Board may designate.

        Section 5.    Member.

        (a)   The mailing address of the Member is set forth on Schedule B attached hereto.

        (b)   The Member may act by written consent.

        Section 6.    Certificates.

        (a)   The Member or an Officer shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business.

        (b)   Certificates representing the membership interests of the Company shall not be issued. Membership interests shall be evidenced by entries on Schedule B. All membership interests shall be "securities" as defined in Division 8, Section 8102(a)(15) of the Uniform Commercial Code as adopted and in effect in the State of Delaware and shall be governed by such Division in all respects.

        Section 7.    Purposes.

        The purpose to be conducted or promoted by the Company is to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of the State of Delaware.

        Section 8.    Powers.

        The Company, and the Board of Managers and the Officers of the Company on behalf of the Company shall have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

        Section 9.    Management.

          (a)    Board of Managers.    The business and affairs of the Company shall be managed by or under the direction of a Board of one or more Managers. The Member may determine at any time in its sole and absolute discretion the number of Managers to constitute the Board. The authorized number of Managers may be increased or decreased by the Member at any time in its sole and absolute discretion, upon notice to all Managers. The initial number of Managers shall be two. Each Manager elected, designated or appointed shall hold office until a successor is elected and qualified or until such Manager's earlier death, resignation, expulsion or removal (with or without cause). Managers need not be a Member.

        The initial Managers of the Company shall be as follows:

J. Derek Ramsey
A. Joshua Carper

          (b)    Powers.    The Board of Managers shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise.

          (c)    Meeting of the Board of Managers.    The Board of Managers of the Company may hold meetings, both regular and special, within or outside the State of Delaware. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board. Special meetings of the Board may be called by the President on not less than one day's notice to each Manager by telephone, facsimile, mail, telegram or any other means of communication, and special meetings shall be called by the President or Secretary in like manner and with like notice upon the written request of any one or more of the Managers.

          (d)    Quorum: Acts of the Board.    At all meetings of the Board, a majority of the Managers shall constitute a quorum for the transaction of business and, except as otherwise provided in any other provision of this Agreement, the act of a majority of the Managers present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the Managers present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee, as the case may be.

          (e)    Electronic Communications.    Members of the Board, or any committee designated by the Board, may participate in meetings of the Board, or any committee, by means of telephone conference or similar communications equipment that allows all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting. If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.

          (f)    Committees of Managers.

              (i)  The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Managers of the Company. The Board may designate one or more Managers as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

             (ii)  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

            (iii)  Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

          (g)    Compensation of Managers; Expenses.    The Board shall have the authority to fix the compensation of Managers. The Managers may be paid their expenses, if any, of attendance at meetings of the Board, which may be a fixed sum for attendance at each meeting of the Board or a stated salary as Manager. No such payment shall preclude any Manager from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

          (h)    Removal of Managers.    Unless otherwise restricted by law, any Manager or the entire Board of Managers may be removed or expelled, with or without cause, at any time by the Member, and, any vacancy caused by any such removal or expulsion may be filled by action of the Member.

          (i)    Managers as Agents.    To the extent of their powers set forth in this Agreement, the Managers are agents of the Company for the purpose of the Company's business, and the actions of the Managers taken in accordance with such powers set forth in this Agreement shall bind the Company.

        Section 10.    Officers.

        The Officers of the Company may be chosen by the Board and, if so chosen, shall consist of at least (a) a President and/or a Chief Executive Officer and (b) a Secretary. The Board of Managers may also choose a Treasurer and one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person. The Board may appoint such other Officers and agents as it shall deem necessary or advisable who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The salaries of all Officers and agents of the Company shall be fixed by or in the manner prescribed by the Board. The Officers of the Company shall hold office until their successors are chosen and qualified. Any Officer elected or appointed by the Board may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board. Any vacancy occurring in any office of the Company shall be filled by the Board. Notwithstanding any provision to this Agreement, any Officer, acting alone, is authorized to execute and deliver any document on behalf of the Company without the consent of any other person or entity.

        The initial Officers of the Company shall be as follows:

J. Derek Ramsey	President and Chief Executive Officer
A. Joshua Carper	Vice President and Secretary

        Section 11.    Limited Liability.

        Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and neither the Member nor any Manager shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or Manager of the Company.

        Section 12.    Capital Contributions.

        The Member is not required to make any capital contribution to the Company. However, the Member may make capital contributions to the Company at any time upon the written consent of such Member. The provisions of this Agreement, including this Section 12, are intended solely to benefit the Member and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor of the Company shall be a third-party beneficiary of this Agreement) and the Member shall not have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement.

        Section 13.    Allocation of Profits and Losses.

        The Company's profits and losses shall be allocated to the Member.

        Section 14.    Distributions.

        Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Board. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to the Member on account of its interest in the Company if such distribution would violate the Act or any other applicable law.

        Section 15.    Books and Records.

        The Board shall keep or cause to be kept complete and accurate books of account and records with respect to the Company's business. The books of the Company shall at all times be maintained by the Board. The Member and its duly authorized representatives shall have the right to examine the Company books, records and documents during normal business hours. The Company, and the Board on behalf of the Company, shall not have the right to keep confidential from the Member any information that the Board would otherwise be permitted to keep confidential from the Member pursuant to Section 18-305 of the Act. The Company's books of account shall be kept using the method of accounting determined by the Member. The Company's independent auditor, if any, shall be an independent public accounting firm selected by the Member.

        Section 16.    Reports.

        The Board shall, after the end of each fiscal year, use reasonable efforts to cause the Company's independent accountants, if any, to prepare and transmit to the Member as promptly as possible any such tax information as may be reasonably necessary to enable the Member to prepare its federal, state and local income tax returns relating to such fiscal year.

        Section 17.    Exculpation and Indemnification.

        (a)   To the maximum extent that Delaware law in effect from time to time permits limitation of the liability of members, managers or officers of a limited liability company, neither the Member nor any present or former officer, director or Manager of the Company or a predecessor of the Company and no employee, representative, agent or affiliate of the Member (collectively, the "Covered Persons") shall be liable to the Company or any other Person who has an interest in or claim against the Company for money damages. Neither the amendment nor repeal of this Section 17(a), nor the adoption or amendment of any other provision of this Agreement or any other governing document of the Company inconsistent with this Section 17(a), shall apply to or affect in any respect the applicability of the provisions of this Section 17(a) with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

        (b)   The Company shall indemnify, to the fullest extent permitted by Delaware law, as applicable from time to time, the Covered Persons, whether serving or having served, the Company or at its request any other entity, for any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) relating to any action alleged to have been taken or omitted in such capacity as a Director or officer. The Company shall pay or reimburse all reasonable expenses incurred by a Covered Person, whether serving or having served, the Company or at its request any other entity, in connection with any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) in which the Covered Person is a party, in advance of the final disposition of the proceeding, to the fullest extent permitted by, and in accordance with the applicable requirements of, Delaware law, as applicable from time to time. The Company may indemnify any other Persons, including a Person who served a predecessor of the Company as an officer or director, permitted to be indemnified by Delaware law, as applicable from time to time, if and to the extent indemnification is authorized and determined to be appropriate, in each case in accordance with applicable law. No amendment of this Agreement or other governing documents of the Company or repeal of any of its or their provisions shall limit or eliminate any of the benefits provided to Covered Persons under this Section 17(b) in respect of any act or omission that occurred prior to such amendment or repeal.

        (c)   A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

        (d)   To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company or any other Covered Person. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Member to replace such other duties and liabilities of such Covered Person.

        (e)   The foregoing provisions of this Section 17 shall survive any termination of this Agreement.

        Section 18.    Permitted Pledges and Assignments.

        The Member shall be permitted to pledge any or all of its membership interests, including all economic rights, control rights and status rights as a Member, to any lenders to the Member or the Company or any agent acting on such lenders' behalf, and any sale, assignment or transfer of such membership interests pursuant to any such lenders' (or agent's) exercise of remedies in connection with any such pledge shall be permitted under this Agreement with no further action or approval required hereunder. Notwithstanding anything contained herein to the contrary, upon the exercise of remedies in connection with such pledge, any such purchaser, assignee or transferee of such membership interests shall have the right, as set forth in the applicable pledge agreement, and without further approval of any Member, shall become a Member under this Agreement, shall have the rights of a Member to participate in the management of the Company, including the exercise of voting rights of the Member granting such pledge, and shall be entitled to exercise all of the rights and powers of a Member under this Agreement without the taking of any further action on the part of such purchaser, assignee or transferee and without complying with any other procedures set forth in this Agreement, and following such exercise of remedies the Member shall cease to be a Member and shall have no further rights or obligations under this Agreement. The execution and delivery of this Agreement by the Member shall constitute any necessary approval of the Member under the Act to the foregoing provisions of this Section 18. Notwithstanding anything contained herein to the contrary and so long as any of the membership interest is subject to a pledge, this Section 18 may not be amended or modified in any manner adverse to the pledgee without the pledgee's prior written consent.

        Section 19.    Admission of Additional Members.

        One or more additional members of the Company may be admitted to the Company with the written consent of the Member.

        Section 20.    Dissolution.

        (a)   The Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (i) other than pursuant to Section 18, the retirement, resignation or dissolution of the Member or the occurrence of any other event which terminates the continued membership of the Member in the Company unless the business of the Company is continued in a manner permitted by the Act or (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

        (b)   The bankruptcy (as defined in Section 18-801 of the Act) of the Member shall not cause the Member to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution.

        (c)   In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

        (d)   The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company shall have been distributed to the Member in the manner provided for in this Agreement and (ii) the Certificate of Formation shall have been canceled in the manner required by the Act.

        Section 21.    Waiver of Partition; Nature of Interest.

        Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, the Member hereby irrevocably waives any right or power that the Member might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company. The Member shall not have any interest in any specific assets of the Company, and the Member shall not have the status of a creditor with respect to any distribution pursuant to Section 14 hereof. The interest of the Member in the Company is personal property.

        Section 22.    Benefits of Agreement; No Third-Party Rights.

        Except as set forth in Section 18, none of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of the Member. Nothing in this Agreement shall be deemed to create any right in any Person (other than Covered Persons) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person.

        Section 23.    Severability of Provisions.

        Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

        Section 24.    Entire Agreement.

        This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

        Section 25.    Governing Law.

        This Agreement shall be governed by and construed under the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

        Section 26.    Amendments.

        This Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by the Member.

        Section 27.    Rules of Construction.

        Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. The words "include" and "including" shall be deemed to be followed by the phrase "without limitation." The terms "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision. The Section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All Section, paragraph, clause, Exhibit or Schedule references not attributed to a particular document shall be references to such parts of this Agreement.

        IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of June 28, 2017.

MEMBER:
GS MONARCH PARENT, LLC
By:	/s/ JOSH CARPER
	Name:	A. Joshua Carper
	Title:	Vice President and Secretary

SCHEDULE A

Definitions

        When used in this Agreement, the following terms not otherwise defined herein have the following meanings:

        "Act" means the Delaware Limited Liability Company Act, as amended from time to time.

        "Board" or "Board of Managers" means the Board of Managers of the Company.

        "Certificate of Formation" means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware on June 28, 2017, as amended or amended and restated from time to time.

        "Covered Persons" has the meaning set forth in Section 17(a).

        "Managers" means the Managers elected to the Board of Managers from time to time by the Member. A Manager is hereby designated as a "manager" of the Company within the meaning of the Act

        "Officer" means an officer of the Company described in Section 10.

        "Person" means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any governmental authority.

SCHEDULE B

Member

Name	Mailing Address	Membership Interests
GS Monarch Parent, LLC	GS Monarch Parent, LLC c/o Greystar Real Estate Partners, LLC 18 Broad Street, Suite 300, Charleston, South Carolina 29401 Attention: Josh Carper, Vice President and Secretary	100

ANNEX B

Morgan Stanley

July 4, 2017

Board of Directors
Monogram Residential Trust, Inc.
5800 Granite Parkway, Suite 1000
Plano, TX 75024

Members of the Board:

        We understand that Monogram Residential Trust, Inc. ("Monogram" or the "Company"), GS Monarch Parent, LLC (the "Buyer") and GS Monarch Acquisition, LLC, a wholly owned subsidiary of the Buyer ("Acquisition Sub"), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated July 3, 2017 (the "Merger Agreement"), which provides, among other things, for the merger of the Company with and into Acquisition Sub (the "Merger" and, together with all the other transactions contemplated under the Merger Agreement, the "Transaction"). Pursuant to the Merger, Acquisition Sub will survive as a wholly owned subsidiary of the Buyer, and each outstanding share of common stock, par value $0.0001 per share, of the Company (the "Company Common Stock"), other than shares held by the Buyer or any direct or indirect wholly owned subsidiaries of the Buyer, will be converted into the right to receive $12.00 per share in cash (the "Consideration"). The terms and conditions of the Transaction are more fully set forth in the Merger Agreement.

        You have asked for our opinion as to whether the Consideration to be received by the holders of shares of the Company Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders of shares of the Company Common Stock.

        For purposes of the opinion set forth herein, we have:

  1)
  Reviewed certain publicly available financial statements and other business and financial information of the Company;

  2)
  Reviewed certain internal financial statements and other financial and operating data concerning the Company prepared by the management of the Company;

  3)
  Reviewed certain financial projections prepared by the management of the Company;

  4)
  Discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

  5)
  Reviewed the reported prices and trading activity for the Company Common Stock;

  6)
  Compared the financial performance of the Company and the prices and trading activity of the Company Common Stock with that of certain other publicly-traded companies comparable with the Company, and their securities;

  7)
  Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

  8)
  Participated in certain discussions and negotiations among representatives of the Company and the Buyer and certain parties and their financial and legal advisors;

  9)
  Reviewed the Merger Agreement, the draft equity financing and debt financing commitment letters substantially in the form of the drafts dated July 3, 2017 (the "Commitment Letters") and certain related documents; and

  10)
  Performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

        We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company, and formed a substantial basis for this opinion. With respect to the financial projections, with your consent, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company and we express no opinion on such projections or the reasonableness of the assumptions, estimates or judgments on which they are based, and we have assumed that there has not occurred any material change in the assets, liabilities, financial condition, results of operations, business or prospects of the Company or any of its subsidiaries since the most recent dates on which the most recent financial statements and financial projections or other information, financial or otherwise, was made available to us. In addition, we have assumed that the Merger and the Additional Transactions (defined in the Merger Agreement) will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that the Buyer will obtain equity and debt financing in accordance with the terms set forth in the Commitment Letters; provided, however, we express no opinion as to the terms of such equity and debt financing or the terms or conditions upon which it is obtained and we do not express any view on, and this opinion does not address, any other term or aspect of the Merger Agreement or the transactions contemplated thereby (including the Additional Transactions and any transactions related to joint ventures of the subsidiaries or affiliates of the Company, including any joint venture between PGGM (defined in the Merger Agreement) and NPS (defined in the Merger Agreement)) or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection therewith (including any agreement related to the Additional Transactions and joint ventures of the subsidiaries or affiliates of the Company, including any agreement related to any joint venture between PGGM and NPS). We have also assumed that the definitive Merger Agreement will not differ in any material respect from the draft thereof furnished to us. Morgan Stanley has assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. We are not legal, tax or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of the Company and its legal, tax or regulatory advisors with respect to legal, tax and regulatory matters. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company's officers, directors or employees, or any class of such persons, including with respect to any Company Compensatory Award (as defined in the Merger Agreement), relative to the Consideration to be received by the holders of shares of the Company Common Stock in the Transaction. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such valuations or appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

        In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition, business combination or other extraordinary transaction, involving the Company, nor did we negotiate with any of the parties, other than the Buyer, which expressed interest to Morgan Stanley in the possible acquisition of the Company or certain of its constituent businesses. Our opinion does not address the underlying business decision of the Company or the Board of Directors to engage in the Transaction or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company.

        We have acted as financial advisor to the Board of Directors of the Company in connection with the Transaction and will receive a fee for our services, a substantial portion of which is contingent upon the closing of the Merger. In the two years prior to the date hereof, we have provided financing services for the Company and certain providers of the Buyer's equity financing pursuant to the Commitment Letters and have received fees in connection with such services, all of which have been previously disclosed to you. Morgan Stanley may also seek to provide financial advisory and financing services to the Buyer, the Company, the various providers of the Buyer's equity financing and their respective affiliates in the future and would expect to receive fees for the rendering of these services.

        Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of the Company, or any other company, or any currency or commodity, that may be involved in the Transaction, or any related derivative instrument.

        This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Company and may not be used for any other purpose or disclosed without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Company is required to make with the Securities and Exchange Commission in connection with the Transaction if such inclusion is required by applicable law. In addition, Morgan Stanley expresses no opinion or recommendation as to how the shareholders of the Company should vote at the shareholders' meeting to be held in connection with the Merger.

        Based on and subject to the foregoing, we are of the opinion on the date hereof that the Consideration to be received by the holders of shares of the Company Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders of shares of the Company Common Stock.

Very truly yours,
MORGAN STANLEY & CO. LLC
By:	/s/ SETH WEINTROB Seth Weintrob Managing Director

PRELIMINARY COPY – SUBJECT TO COMPLETION

MONOGRAM RESIDENTIAL TRUST, INC. 5800 GRANITE PARKWAY, SUITE 1000 PLANO, TEXAS 75024

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MONOGRAM RESIDENTIAL TRUST, INC.

The Board of Directors recommends that you vote FOR each of the following proposals:

1.    To approve the merger of Monogram Residential Trust, Inc. with and into GS Monarch Acquisition, LLC and the other transactions contemplated by that certain Agreement and Plan of Merger, dated as of July 4, 2017 (as may be amended from time to time, the “merger agreement”), by and among Monogram Residential Trust, Inc., GS Monarch Parent, LLC, and GS Monarch Acquisition, LLC.

		☐ For	☐ Against	☐ Abstain

2. To approve, on an advisory (non-binding) basis, specified compensation that may become payable to the named executive officers of Monogram Residential Trust, Inc. in connection with the merger.		☐ For	☐ Against	☐ Abstain

3.    To approve one or more adjournments of the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger and the other transactions contemplated by the merger agreement.

		☐ For	☐ Against	☐ Abstain

NOTE: To vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournment or postponement thereof in the discretion of the proxy holder.

		For address change/comments, mark here. (see reverse for instructions)		☐

		Please indicate if you plan to attend this meeting.	☐ Yes	☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer..

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement are available at www.proxyvote.com.

PRELIMINARY COPY – SUBJECT TO COMPLETION

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PRELIMINARY COPY – SUBJECT TO COMPLETION MONOGRAM RESIDENTIAL TRUST, INC.
PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD •, 2017
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The stockholder hereby appoints Howard S. Garfield and Mark T. Alfieri, or either of them individually, and each of them, with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and to vote, as provided on the other side of this ballot, all shares of the Monogram Residential Trust, Inc. common stock that the undersigned is entitled to vote as of the record date and, in their discretion, to vote upon such other business that may properly come before the Special Meeting of Stockholders of the Company to be held at [location], on •, 2017 at • central time, or at any adjournment or postponement thereof, with all powers that the undersigned would possess if present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the accompanying proxy statement, and revokes any proxy heretofore given with respect to such meeting. When shares are held in joint tenants or tenants in common, the signature of one shall bind all unless the Secretary of the Company is given written notice to the contrary and furnished with a copy of the instrument of order that so provides. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by authorized person.

If this proxy is executed but no direction is given, the votes entitled to be cast by the stockholder will be cast “FOR” the approval of the merger and the other transactions contemplated by the merger agreement, “FOR” the approval of the specified compensation that may become payable to our named executive officers in connection with the merger, and “FOR” the approval of one or more adjournments of the Special Meeting, if necessary, to solicit additional proxies if we have not obtained sufficient affirmative stockholder votes to approve the merger and the other transactions contemplated by the merger agreement.

This proxy will be voted in the discretion of the proxies on any matter other than the proposals set forth on the other side of this ballot that is properly brought before the Special Meeting or any adjournment or postponement thereof.

Continued and to be signed on reverse side

Address Changes/Comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)